___________________________________________________________________





                    WELLS FARGO ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)

                         POOLING AND SERVICING AGREEMENT

                           Dated as of March 28, 2002

                                 $948,741,054.96

                       Mortgage Pass-Through Certificates
                                  Series 2002-7





        _________________________________________________________________

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01     Definitions...................................................
Section 1.02     Acts of Holders...............................................
Section 1.03     Effect of Headings and Table of Contents......................
Section 1.04     Benefits of Agreement.........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01     Conveyance of Mortgage Loans..................................
Section 2.02     Acceptance by Trustee.........................................
Section 2.03     Representations and Warranties of the Master Servicer and
                  the Seller...................................................
Section 2.04     Execution and Delivery of Certificates........................
Section 2.05     Designation of Certificates; Designation of Startup Day and
                  Latest Possible Maturity Date................................
Section 2.06     Optional Substitution of Mortgage Loans.......................


                                   ARTICLE III
                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01     Certificate Account...........................................
Section 3.02     Permitted Withdrawals from the Certificate Account............
Section 3.03     Advances by Master Servicer and Trustee.......................
Section 3.04     Trustee to Cooperate;
                  Release of Owner Mortgage Loan Files.........................
Section 3.05     Reports to the Trustee; Annual Compliance Statements..........
Section 3.06     Title, Management and Disposition of Any REO Mortgage Loan....
Section 3.07     Amendments to Servicing Agreements,
                  Modification of Standard Provisions..........................
Section 3.08     Oversight of Servicing........................................
Section 3.09     Termination and Substitution of Servicing Agreements..........
Section 3.10     Application of Net Liquidation Proceeds.......................
Section 3.11     Act Reports...................................................


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01     Distributions.................................................
Section 4.02     Allocation of Realized Losses.................................
Section 4.03     Paying Agent..................................................
Section 4.04     Statements to Certificateholders;
                  Report to the Trustee and the Seller.........................
Section 4.05     Reports to Mortgagors and the Internal Revenue Service........
Section 4.06     Calculation of Amounts; Binding Effect of Interpretations
                  and Actions of Master Servicer...............................
Section 4.07     Determination of LIBOR........................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01     The Certificates..............................................
Section 5.02     Registration of Certificates..................................
Section 5.03     Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 5.04     Persons Deemed Owners.........................................
Section 5.05     Access to List of Certificateholders' Names and Addresses.....
Section 5.06     Maintenance of Office or Agency...............................
Section 5.07     Definitive Certificates.......................................
Section 5.08     Notices to Clearing Agency....................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01     Liability of the Seller and the Master Servicer...............
Section 6.02     Merger or Consolidation of the Seller or the Master Servicer..
Section 6.03     Limitation on Liability of the Seller, the Master Servicer
                  and Others...................................................
Section 6.04     Resignation of the Master Servicer............................
Section 6.05     Compensation to the Master Servicer...........................
Section 6.06     Assignment or Delegation of Duties by Master Servicer.........
Section 6.07     Indemnification of Trustee and Seller by Master Servicer......


                                   ARTICLE VII

                                     DEFAULT

Section 7.01     Events of Default.............................................
Section 7.02     Other Remedies of Trustee.....................................
Section 7.03     Directions by Certificateholders and
                  Duties of Trustee During Event of Default....................
Section 7.04     Action upon Certain Failures of the
                  Master Servicer and upon Event of Default....................
Section 7.05     Trustee to Act; Appointment of Successor......................
Section 7.06     Notification to Certificateholders............................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01     Duties of Trustee.............................................
Section 8.02     Certain Matters Affecting the Trustee.........................
Section 8.03     Trustee Not Required to Make Investigation....................
Section 8.04     Trustee Not Liable for Certificates or Mortgage Loans.........
Section 8.05     Trustee May Own Certificates..................................
Section 8.06     The Master Servicer to Pay Fees and Expenses..................
Section 8.07     Eligibility Requirements......................................
Section 8.08     Resignation and Removal.......................................
Section 8.09     Successor.....................................................
Section 8.10     Merger or Consolidation.......................................
Section 8.11     Authenticating Agent..........................................
Section 8.12     Separate Trustees and Co-Trustees.............................
Section 8.13     Appointment of Custodians.....................................
Section 8.14     Tax Matters; Compliance with REMIC Provisions.................
Section 8.15     Monthly Advances..............................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01     Termination upon Purchase by the
                  Seller or Liquidation of All Mortgage Loans..................
Section 9.02     Additional Termination Requirements...........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01    Amendment.....................................................
Section 10.02    Recordation of Agreement......................................
Section 10.03    Limitation on Rights of Certificateholders....................
Section 10.04    Governing Law; Jurisdiction...................................
Section 10.05    Notices.......................................................
Section 10.06    Severability of Provisions....................................
Section 10.07    Special Notices to Rating Agencies............................
Section 10.08    Covenant of Seller............................................
Section 10.09    Recharacterization............................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01    Cut-Off Date..................................................
Section 11.02    Cut-Off Date Aggregate Principal Balance......................
Section 11.03    Original Group I-A Percentage.................................
Section 11.04    Original Group II-A Percentage................................
Section 11.05    Original Principal Balances of the Classes of Class A
                  Certificates.................................................
Section 11.05(a) Original Notional Amount......................................
Section 11.06    Original Aggregate Non-PO Principal Balance...................
Section 11.07    Original Subordinated Percentage..............................
Section 11.08    Original Class B Principal Balance............................
Section 11.09    Original Group I Subordinated Principal Balance...............
Section 11.10    Original Group II Subordinated Principal Balance..............
Section 11.11    Original Principal Balances of the Classes of Class B
                  Certificates.................................................
Section 11.12    (a) Original Class I-B-1 Fractional Interest..................
Section 11.13    (a) Original Class I-B-2 Fractional Interest..................
Section 11.14    (a) Original Class I-B-3 Fractional Interest..................
Section 11.15    (a) Original Class I-B-4 Fractional Interest..................
Section 11.16    (a) Original Class I-B-5 Fractional Interest..................
Section 11.17    Closing Date..................................................
Section 11.18    Right to Purchase.............................................
Section 11.19    Wire Transfer Eligibility.....................................
Section 11.20    Single Certificate............................................
Section 11.21    Servicing Fee Rate............................................
Section 11.22    Master Servicing Fee Rate.....................................

                                    EXHIBITS
                                    --------

EXHIBIT A-I-A-1       -    Form of Face of Class I-A-1 Certificate
EXHIBIT A-I-A-2       -    Form of Face of Class I-A-2 Certificate
EXHIBIT A-I-A-3       -    Form of Face of Class I-A-3 Certificate
EXHIBIT A-I-A-4       -    Form of Face of Class I-A-4 Certificate
EXHIBIT A-I-A-5       -    Form of Face of Class I-A-5 Certificate
EXHIBIT A-I-A-6       -    Form of Face of Class I-A-6 Certificate
EXHIBIT A-I-A-7       -    Form of Face of Class I-A-7 Certificate
EXHIBIT A-I-A-8       -    Form of Face of Class I-A-8 Certificate
EXHIBIT A-I-A-9       -    Form of Face of Class I-A-9 Certificate
EXHIBIT A-I-A-10      -    Form of Face of Class I-A-10 Certificate
EXHIBIT A-I-A-11      -    Form of Face of Class I-A-11 Certificate
EXHIBIT A-I-A-12      -    Form of Face of Class I-A-12 Certificate
EXHIBIT A-I-A-13      -    Form of Face of Class I-A-13 Certificate
EXHIBIT A-I-A-14      -    Form of Face of Class I-A-14 Certificate
EXHIBIT A-I-A-15      -    Form of Face of Class I-A-15 Certificate
EXHIBIT A-A-PO        -    Form of Face of Class A-PO Certificate
EXHIBIT A-I-A-R       -    Form of Face of Class I-A-R Certificate
EXHIBIT A-I-A-LR      -    Form of Face of Class I-A-LR Certificate
EXHIBIT A-II-A-1      -    Form of Face of Class II-A-1 Certificate
EXHIBIT A-II-A-2      -    Form of Face of Class II-A-2 Certificate
EXHIBIT A-II-A-3      -    Form of Face of Class II-A-3 Certificate
EXHIBIT A-II-A-4      -    Form of Face of Class II-A-4 Certificate
EXHIBIT A-II-A-5      -    Form of Face of Class II-A-5 Certificate
EXHIBIT A-II-A-6      -    Form of Face of Class II-A-6 Certificate
EXHIBIT I-B-1         -    Form of Face of Class I-B-1 Certificate
EXHIBIT I-B-2         -    Form of Face of Class I-B-2 Certificate
EXHIBIT I-B-3         -    Form of Face of Class I-B-3 Certificate
EXHIBIT I-B-4         -    Form of Face of Class I-B-4 Certificate
EXHIBIT I-B-5         -    Form of Face of Class I-B-5 Certificate
EXHIBIT I-B-6         -    Form of Face of Class I-B-6 Certificate
EXHIBIT II-B-1        -    Form of Face of Class II-B-1 Certificate
EXHIBIT II-B-2        -    Form of Face of Class II-B-2 Certificate
EXHIBIT II-B-3        -    Form of Face of Class II-B-3 Certificate
EXHIBIT II-B-4        -    Form of Face of Class II-B-4 Certificate
EXHIBIT II-B-5        -    Form of Face of Class II-B-5 Certificate
EXHIBIT II-B-6        -    Form of Face of Class II-B-6 Certificate
EXHIBIT C             -    Form of Reverse of Series 2002-7 Certificates
EXHIBIT D             -    Reserved
EXHIBIT E             -    Custodial Agreement
EXHIBIT F-1A          -    Schedule of Type 1 Mortgage Loans in Loan Group I
EXHIBIT F-1B          -    Schedule of Type 1 Mortgage Loans in Loan Group II
EXHIBIT F-2A          -    Schedule of Other Servicer Mortgage Loans in Group I
EXHIBIT F-2B          -    Schedule of Other Servicer Mortgage Loans in Group II
EXHIBIT G             -    Request for Release
EXHIBIT H             -    Affidavit Pursuant to Section 860E(e)(4) of the
                           Internal Revenue Code of 1986, as amended, and for
                           Non-ERISA Investors
EXHIBIT I             -    Letter from Transferor of Residual Certificates
EXHIBIT J             -    Transferee's Letter (Class [I-B-4] [I-B-5] [I-B-6]
                           [II-B-4] [II-B-5] [II-B-6] Certificates)
EXHIBIT K             -    Reserved
EXHIBIT L             -    Servicing Agreements
EXHIBIT M             -    Form of Special Servicing Agreement
SCHEDULE I            -    Applicable Unscheduled Principal Receipt Period

            This Pooling and Servicing Agreement, dated as of March 28, 2002 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer and FIRST UNION NATIONAL BANK, as Trustee.

                        W I T N E S S E T H  T H A T:
                        - - - - - - - - - -  - - - -

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01      DEFINITIONS.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Accretion Termination Date: For (a) the Class I-A-9 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class I-A-8 Certificates has been reduced to zero or (ii) the applicable Subordination Depletion Date, (b) the Class I-A-11 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class I-A-10 Certificates has been reduced to zero or (ii) the applicable Subordination Depletion Date and (c) the Class I-A-13 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class I-A-9 and Class I-A-12 Certificates have been reduced to zero or (ii) the applicable Subordination Depletion Date.

            Accrual Certificates: The Class I-A-9, Class I-A-11 and Class I-A-13 Certificates.

            Accrual Distribution Amount: As to any Distribution Date prior to the applicable Accretion Termination Date and each Class of Accrual Certificates, an amount equal to the sum of (i) the Group I-A Interest Percentage of such Class of Accrual Certificates of the Current Group I-A Interest Distribution Amount and (ii) the Group I-A Interest Shortfall Percentage of such Class of Accrual Certificates of the amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph second clause (A) of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the applicable Accretion Termination Date, zero.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates of a Group, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus
(ii) the applicable Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates of such Group with higher numerical designations.

            Adjustment Amount: For a Group for any Distribution Date, the difference between (A) the sum of the Group I-A Principal Balance or the Group II-A Principal Balance, as applicable, and the Group I-B Principal Balance or the Group II-B Principal Balance, as applicable, as of the related Determination Date and (B) the sum of (i) the sum of the Group I-A Principal Balance or the Group II-A Principal Balance, as applicable, and the Group I-B Principal Balance or the Group II-B Principal Balance, as applicable, as of the Determination Date succeeding such Distribution Date and (ii) the aggregate amount that would have been distributed to all Classes and the Component of such Group as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of (x) Class I-B-1 Optimal Principal Amount, Class I-B-2 Optimal Principal Amount, Class I-B-3 Optimal Principal Amount, Class I-B-4 Optimal Principal Amount, Class I-B-5 Optimal Principal Amount and Class I-B-6 Optimal Principal Amount or (y) Class II-B-1 Optimal Principal Amount, Class II-B-2 Optimal Principal Amount, Class II-B-3 Optimal Principal Amount, Class II-B-4 Optimal Principal Amount, Class II-B-5 Optimal Principal Amount and Class II-B-6 Optimal Principal Amount, as applicable.

            Aggregate Current Bankruptcy Losses: For a Loan Group with respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the related Loan Group during a period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Group I-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group I-A Certificates.

            Aggregate Group II-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group II-A Certificates.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: For each Loan Group as to any Distribution Date, the sum of (a) the Master Servicing Fee with respect to the Mortgage Loans in such Loan Group for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full on the Mortgage Loans in such Loan Group remitted to the Master Servicer and (c) the aggregate amount of Month End Interest with respect to the Mortgage Loans in such Loan Group remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class I-A-1 Certificates, Class I-A-2 Certificates, Class I-A-3 Certificates, Class I-A-4 Certificates, Class I-A-6 Certificates, Class I-A-7 Certificates, Class I-A-8 Certificates, Class I-A-9 Certificates, Class I-A-10 Certificates, Class I-A-11 Certificates, Class I-A-12 Certificates, Class I-A-13 Certificates, Class I-A-14 Certificates, Class I-A-15 Certificates, Class II-A-1 Certificates, Class II-A-2 Certificates, Class II-A-3 Certificates, Class II-A-5 Certificates, Class II-A-6 Certificates, Class I-B-1 Certificates, Class I-B-2 Certificates, Class I-B-3 Certificates, Class II-B-1 Certificates, Class II-B-2 Certificates and Class II-B-3 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trustee.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class A-LPO Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-A-PO and Exhibit C hereto.

            Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

            Class A-PO Component: Each of the Class I-A-PO Component or Class II-A-PO Component.

            Class A-PO Deferred Amount: For a Group and any Distribution Date prior to the applicable Subordination Depletion Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amount for such Group for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates with respect to such Class A-PO Component of such Group on such prior Distribution Dates pursuant to Paragraph third clause (A) or clause (B), as applicable, of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan in the related Loan Group which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Discount Mortgage Loan and (B) the sum of (x) the sum of such Class A-PO Component's PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class A-PO Certificates with respect to such Class A-PO Component for such Group on prior Distribution Dates pursuant to Paragraph fourth clause (A) or clause (B), as applicable, of Section 4.01(a)(i). On and after the applicable Subordination Depletion Date, the Class A-PO Deferred Amount for each Group will be zero. No interest will accrue on any Class A-PO Deferred Amount.

            Class I-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-1 and Exhibit C hereto.

            Class I-A-1 Certificateholder: The registered holder of a Class I-A-1 Certificate.

            Class I-A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-2 and Exhibit C hereto.

            Class I-A-2 Certificateholder: The registered holder of a Class I-A-2 Certificate.

            Class I-A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-3 and Exhibit C hereto.

            Class I-A-3 Certificateholder: The registered holder of a Class I-A-3 Certificate.

            Class I-A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-4 and Exhibit C hereto.

            Class I-A-4 Certificateholder: The registered holder of a Class I-A-4 Certificate.

            Class I-A-4 Pass-Through Rate: With respect to the Distribution Date occurring in April 2002, 2.200% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trustee on the applicable Rate Determination Date, equal to 0.350% plus LIBOR subject to a minimum rate of 0.350% and a maximum rate of 8.500%.

            Class I-A-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-5 and Exhibit C hereto.

            Class I-A-5 Certificateholder: The registered holder of a Class I-A-5 Certificate.

            Class I-A-5 Interest Accrual Amount: As to any Distribution Date,
(i) the product of (A) 1/12th of the Class A Pass-Through Rate for the Class I-A-5 Certificates and (B) the Notional Amount as of such Distribution Date minus (ii) the sum of (A) the Group I-A Interest Percentage of the Class I-A-5 Certificates of the interest portion of any Realized Losses allocated to the Group I-A Certificates on or after the applicable Subordination Depletion Date pursuant to Section 4.02(c) and (B) the Group I-A Interest Percentage of the Class I-A-5 Certificates of any Non-Supported Interest Shortfall or Relief Act Shortfall allocated to the Group I-A Certificates with respect to such Distribution Date.

            Class I-A-5 Pass-Through Rate: With respect to the Distribution Date occurring in April 2002, 6.300% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trustee on the applicable Rate Determination Date, equal to 8.150% minus LIBOR subject to a minimum rate of 0.000% and a maximum rate of 8.150%.

            Class I-A-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-6 and Exhibit C hereto.

            Class I-A-6 Certificateholder: The registered holder of a Class I-A-6 Certificate.

            Class I-A-7 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-7 and Exhibit C hereto.

            Class I-A-7 Certificateholder: The registered holder of a Class I-A-7 Certificate.

            Class I-A-8 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-8 and Exhibit C hereto.

            Class I-A-8 Certificateholder: The registered holder of a Class I-A-8 Certificate.

            Class I-A-9 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-9 and Exhibit C hereto.

            Class I-A-9 Certificateholder: The registered holder of a Class I-A-9 Certificate.

            Class I-A-10 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-10 and Exhibit C hereto.

            Class I-A-10 Certificateholder: The registered holder of a Class I-A-10 Certificate.

            Class I-A-11 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-11 and Exhibit C hereto.

            Class I-A-11 Certificateholder: The registered holder of a Class I-A-11 Certificate.

            Class I-A-12 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-12 and Exhibit C hereto.

            Class I-A-12 Certificateholder: The registered holder of a Class I-A-12 Certificate.

            Class I-A-13 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-13 and Exhibit C hereto.

            Class I-A-13 Certificateholder: The registered holder of a Class I-A-13 Certificate.

            Class I-A-14 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-14 and Exhibit C hereto.

            Class I-A-14 Certificateholder: The registered holder of a Class I-A-14 Certificate.

            Class I-A-14 Loss Amount: With respect to any Determination Date after the applicable Subordination Depletion Date, the amount, if any, by which the Principal Balance of the Class I-A-14 Certificates would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

            Class I-A-15 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-15 and Exhibit C hereto.

            Class I-A-15 Certificateholder: The registered holder of a Class I-A-15 Certificate.

            Class I-A-15 Loss Allocation Amount: With respect to any Determination Date after the applicable Subordination Depletion Date the lesser of (a) the Principal Balance of the Class I-A-15 Certificates with respect to such Determination Date prior to any reduction for the Class I-A-15 Loss Allocation Amount and (b) the Class I-A-14 Loss Amount.

            Class I-A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class I-A-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class I-A-L6 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class I-A-LR Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit I-A-LR and Exhibit C hereto.

            Class I-A-LR Certificateholder: The registered holder of the Class I-A-LR Certificate.

            Class I-A-LUR Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class I-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group I Mortgage Loan;

            (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Group I Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date occurs over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group I Mortgage Loan; and

      (II) the Class I-A-PO Recovery for such Distribution Date.

            Class I-A-PO Recovery: As to any Distribution Date prior to the applicable Subordination Depletion Date, the lesser of (a) the Class A-PO Deferred Amount for the Class I-A-PO Component for such Distribution Date (calculated without regard to the Class I-A-PO Recovery for such Distribution
Date) and (b) an amount equal to the sum as to each Group I Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Group I Mortgage Loan and (y) the amount of the Recovery with respect to such Group I Mortgage Loan. As to any Distribution Date on or after the applicable Subordination Depletion Date, the amount determined in accordance with clause
(b) above.

            Class I-A-R Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-R and Exhibit C hereto.

            Class I-A-R Certificateholder: The registered holder of the Class I-A-R Certificate.

            Class II-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-1 and Exhibit C hereto.

            Class II-A-1 Certificateholder: The registered holder of a Class II-A-1 Certificate.

            Class II-A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-2 and Exhibit C hereto.

            Class II-A-2 Certificateholder: The registered holder of a Class II-A-2 Certificate.

            Class II-A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-3 and Exhibit C hereto.

            Class II-A-3 Certificateholder: The registered holder of a Class II-A-3 Certificate.

            Class II-A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-4 and Exhibit C hereto.

            Class II-A-4 Certificateholder: The registered holder of a Class II-A-4 Certificate.

            Class II-A-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-5 and Exhibit C hereto.

            Class II-A-5 Certificateholder: The registered holder of a Class II-A-5 Certificate.

            Class II-A-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-6 and Exhibit C hereto.

            Class II-A-6 Certificateholder: The registered holder of a Class II-A-6 Certificate.

            Class II-A-6 Priority Amount: For any Distribution Date, the lesser of (i) the Principal Balance of the Class II-A-6 Certificates and (ii) the sum of (A) the product of (1) the Class II-A-6 Priority Percentage, (2) the Shift Percentage and (3) the Group II Scheduled Principal Amount and the Group II Unscheduled Principal Amount.

            Class II-A-6 Priority Percentage: The Principal Balance of the Class II-A-6 Certificates divided by the Group II Aggregate Non-PO Principal Balance.

            Class II-A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class II-A-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class II-A-L5 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class II-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group II Mortgage Loan;

            (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Group II Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date occurs over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group II Mortgage Loan; and

      (II) the Class II-A-PO Recovery for such Distribution Date.

            Class II-A-PO Recovery: As to any Distribution Date prior to the applicable Subordination Depletion Date, the lesser of (a) the Class A-PO Deferred Amount for the Class II-A-PO Component for such Distribution Date (calculated without regard to the Class II-A-PO Recovery for such Distribution
Date) and (b) an amount equal to the sum as to each Group II Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the amount of the Recovery with respect to such Group II Mortgage Loan. As to any Distribution Date on or after the applicable Subordination Depletion Date, the amount determined in accordance with clause
(b) above.

            Class A Certificate: Any of the Group I-A Certificates or Group II-A Certificates.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Pass-Through Rate: As to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, 5.400% per annum. As to the Class I-A-4 Certificates, the Class I-A-4 Pass-Through Rate. As to the Class I-A-5 Certificates, the Class I-A-5 Pass-Through Rate. As to the Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-R, Class I-A-LR and Class II-A-3 Certificates, 6.500% per annum. As to the Class II-A-1 Certificates, 5.875% per annum. As to the Class II-A-2 Certificates, 6.250% per annum. As to the Class II-A-5 and Class II-A-6 Certificates, 6.000% per annum. The Class II-A-4 and Class A-PO Certificates are not entitled to interest and do not have Class A Pass-Through Rates.

            Class A Unpaid Interest Shortfall: For a Group, as to any Distribution Date and any Class of Class A Certificates of such Group, the amount, if any, by which the aggregate of the Group I-A Interest Shortfall Amounts or Group II-A Interest Shortfall Amounts, as applicable, for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class (or in the case of a Class of Accrual Certificates prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second clause (A) or (B), as applicable, of Section 4.01(a)(i).

            Class I-B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit I-B-1 and Exhibit C hereto.

            Class I-B-1 Certificateholder: The registered holder of a Class I-B-1 Certificate.

            Class I-B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-1 Certificates pursuant to Paragraphs fifth clause (A), sixth clause (A) and eighth clause (A) of Section 4.01(a)(i).

            Class I-B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class I-B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class I-B-1 Certificates on such Distribution Date pursuant to Paragraph fifth clause (A) of Section 4.01(a)(i).

            Class I-B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) the Group I Class I-B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class I-B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class I-B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class I-B-1 Percentage of the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group I Mortgage Loan; and

      (II) the Group I Class I-B-1 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class I-B-1 Optimal Principal Amount will equal the lesser of (A) the Class I-B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class I-B-1 Certificates.

            Class I-B-1 Principal Balance: As to the first Determination Date, the Original Class I-B-1 Principal Balance. As of any subsequent Determination Date, the Original Class I-B-1 Principal Balance less the sum of all amounts previously distributed in respect of the Class I-B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh clause (A) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment; provided, however, if the Class I-B-1 Certificates are the most subordinate Group I-B Certificates outstanding, the Class I-B-1 Principal Balance will equal the difference, if any, between the Group I Adjusted Pool Amount as of the preceding Distribution Date less the Group I-A Principal Balance as of such Determination Date.

            Class I-B-1 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-1 Certificates pursuant to Paragraph seventh clause (A) of Section 4.01(a)(i).

            Class I-B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class I-B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class I-B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth clause (A) of Section 4.01(a)(i).

            Class I-B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit I-B-2 and Exhibit C hereto.

            Class I-B-2 Certificateholder: The registered holder of a Class I-B-2 Certificate.

            Class I-B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-2 Certificates pursuant to Paragraphs eighth clause (A), ninth clause (A) and tenth clause (A) of Section 4.01(a)(i).

            Class I-B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class I-B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class I-B-2 Certificates on such Distribution Date pursuant to Paragraph eighth clause (A) of Section 4.01(a)(i).

            Class I-B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) the Group I Class I-B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class I-B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class I-B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class I-B-2 Percentage of the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group I Mortgage Loan; and

      (II) the Group I Class I-B-2 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class I-B-2 Optimal Principal Amount will equal the lesser of (A) the Class I-B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class I-B-2 Certificates.

            Class I-B-2 Principal Balance: As to the first Determination Date, the Original Class I-B-2 Principal Balance. As of any subsequent Determination Date, the Original Class I-B-2 Principal Balance less the sum of all amounts previously distributed in respect of the Class I-B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth clause (A) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment; provided, however, if the Class I-B-2 Certificates are the most subordinate Group I-B Certificates outstanding, the Class I-B-2 Principal Balance will equal the difference, if any, between the Group I Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group I-A Principal Balance and the Class I-B-1 Principal Balance as of such Determination Date.

            Class I-B-2 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-2 Certificates pursuant to Paragraph tenth clause (A) of Section 4.01(a)(i).

            Class I-B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class I-B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class I-B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth clause (A) of Section 4.01(a)(i).

            Class I-B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit I-B-3 and Exhibit C hereto.

            Class I-B-3 Certificateholder: The registered holder of a Class I-B-3 Certificate.

            Class I-B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-3 Certificates pursuant to Paragraphs eleventh clause (A), twelfth clause (A) and thirteenth clause (A) of
Section 4.01(a)(i).

            Class I-B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class I-B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class I-B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh clause (A) of Section 4.01(a)(i).

            Class I-B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) the Group I Class I-B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class I-B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class I-B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class I-B-3 Percentage of the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group I Mortgage Loan; and

      (II) the Group I Class I-B-3 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class I-B-3 Optimal Principal Amount will equal the lesser of (A) the Class I-B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class I-B-3 Certificates.

            Class I-B-3 Principal Balance: As to the first Determination Date, the Original Class I-B-3 Principal Balance. As of any subsequent Determination Date, the Original Class I-B-3 Principal Balance less the sum of all amounts previously distributed in respect of the Class I-B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth clause (A) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment; provided, however, if the Class I-B-3 Certificates are the most subordinate Group I-B Certificates outstanding, the Class I-B-3 Principal Balance will equal the difference, if any, between the Group I Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group I-A Principal Balance, the Class I-B-1 Principal Balance and the Class I-B-2 Principal Balance as of such Determination Date.

            Class I-B-3 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-3 Certificates pursuant to Paragraph thirteenth clause (A) of Section 4.01(a)(i).

            Class I-B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class I-B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class I-B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth clause (A) of Section 4.01(a)(i).

            Class I-B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit I-B-4 and Exhibit C hereto.

            Class I-B-4 Certificateholder: The registered holder of a Class I-B-4 Certificate.

            Class I-B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-4 Certificates pursuant to Paragraphs fourteenth clause (A), fifteenth clause (A) and sixteenth clause (A) of Section 4.01(a)(i).

            Class I-B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class I-B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class I-B-4 Certificates on such Distribution Date pursuant to Paragraph tenth of Section 4.01(a)(i).

            Class I-B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) the Group I Class I-B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class I-B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class I-B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class I-B-4 Percentage of the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group I Mortgage Loan; and

      (II) the Group I Class I-B-4 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class I-B-4 Optimal Principal Amount will equal the lesser of (A) the Class I-B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class I-B-4 Certificates.

            Class I-B-4 Principal Balance: As to the first Determination Date, the Original Class I-B-4 Principal Balance. As of any subsequent Determination Date, the Original Class I-B-4 Principal Balance less the sum of all amounts previously distributed in respect of the Class I-B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph fourteenth clause (A) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment; provided, however, if the Class I-B-4 Certificates are the most subordinate Group I-B Certificates outstanding, the Class I-B-4 Principal Balance will equal the difference, if any, between the Group I Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group I-A Principal Balance, the Class I-B-1 Principal Balance, the Class I-B-2 Principal Balance and the Class I-B-3 Principal Balance as of such Determination Date.

            Class I-B-4 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-4 Certificates pursuant to Paragraph sixteenth clause (A) of Section 4.01(a)(i).

            Class I-B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class I-B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class I-B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth clause (A) of Section 4.01(a)(i).

            Class I-B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit I-B-5 and Exhibit C hereto.

            Class I-B-5 Certificateholder: The registered holder of a Class I-B-5 Certificate.

            Class I-B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-5 Certificates pursuant to Paragraphs seventeenth clause (A), eighteenth clause (A) and nineteenth clause
(A) of Section 4.01(a)(i).

            Class I-B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class I-B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class I-B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth clause (A) of Section 4.01(a)(i).

            Class I-B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) the Group I Class I-B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class I-B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class I-B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class I-B-5 Percentage of the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group I Mortgage Loan; and

      (II) the Group I Class I-B-5 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class I-B-5 Optimal Principal Amount will equal the lesser of (A) the Class I-B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class I-B-5 Certificates.

            Class I-B-5 Principal Balance: As to the first Determination Date, the Original Class I-B-5 Principal Balance. As of any subsequent Determination Date, the Original Class I-B-5 Principal Balance less the sum of all amounts previously distributed in respect of the Class I-B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth clause (A) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment; provided, however, if the Class I-B-5 Certificates are the most subordinate Group I-B Certificates outstanding, the Class I-B-5 Principal Balance will equal the difference, if any, between the Group I Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group I-A Principal Balance, the Class I-B-1 Principal Balance, the Class I-B-2 Principal Balance, the Class I-B-3 Principal Balance and the Class I-B-4 Principal Balance as of such Determination Date.

            Class I-B-5 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-5 Certificates pursuant to Paragraph nineteenth clause (A) of Section 4.01(a)(i).

            Class I-B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class I-B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class I-B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth clause (A) of Section 4.01(a)(i).

            Class I-B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit I-B-6 and Exhibit C hereto.

            Class I-B-6 Certificateholder: The registered holder of a Class I-B-6 Certificate.

            Class I-B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-6 Certificates pursuant to Paragraphs twentieth clause (A), twenty-first clause (A) and twenty-second clause (A) of Section 4.01(a)(i).

            Class I-B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class I-B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class I-B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth clause (A) of Section 4.01(a)(i).

            Class I-B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) the Group I Class I-B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class I-B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class I-B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class I-B-6 Percentage of the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group I Mortgage Loan; and

      (II) the Group I Class I-B-6 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class I-B-6 Optimal Principal Amount will equal the lesser of (A) the Class I-B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class I-B-6 Certificates.

            Class I-B-6 Principal Balance: As to the first Determination Date, the Original Class I-B-6 Principal Balance. As of any subsequent Determination Date, the Original Class I-B-6 Principal Balance less the sum of all amounts previously distributed in respect of the Class I-B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second clause (A) of Section 4.01(a)(i); provided, however, if the Class I-B-6 Certificates are outstanding, the Class I-B-6 Principal Balance will equal the difference, if any, between the Group I Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group I-A Principal Balance, the Class I-B-1 Principal Balance, the Class I-B-2 Principal Balance, the Class I-B-3 Principal Balance, the Class I-B-4 Principal Balance and the Class I-B-5 Principal Balance as of such Determination Date.

            Class I-B-6 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-6 Certificates pursuant to Paragraph twenty-second clause (A) of Section 4.01(a)(i).

            Class I-B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class I-B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class I-B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first clause (A) of Section 4.01(a)(i).

            Class I-B-L Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class II-B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit II-B-1 and Exhibit C hereto.

            Class II-B-1 Certificateholder: The registered holder of a Class II-B-1 Certificate.

            Class II-B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-1 Certificates pursuant to Paragraphs fifth clause (B), sixth clause (B) and eighth clause (B) of Section 4.01(a)(i).

            Class II-B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class II-B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class II-B-1 Certificates on such Distribution Date pursuant to Paragraph fifth clause (B) of Section 4.01(a)(i).

            Class II-B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) the Group II Class II-B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class II-B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class II-B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class II-B-1 Percentage of the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group II Mortgage Loan; and

      (II) the Group II Class II-B-1 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class II-B-1 Optimal Principal Amount will equal the lesser of (A) the Class II-B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class II-B-1 Certificates.

            Class II-B-1 Principal Balance: As to the first Determination Date, the Original Class II-B-1 Principal Balance. As of any subsequent Determination Date, the Original Class II-B-1 Principal Balance less the sum of all amounts previously distributed in respect of the Class II-B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh clause (B) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment; provided, however, if the Class II-B-1 Certificates are the most subordinate Group II-B Certificates outstanding, the Class II-B-1 Principal Balance will equal the difference, if any, between the Group II Adjusted Pool Amount as of the preceding Distribution Date less the Group II-A Principal Balance as of such Determination Date.

            Class II-B-1 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-1 Certificates pursuant to Paragraph seventh clause (B) of Section 4.01(a)(i).

            Class II-B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class II-B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class II-B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth clause (B) of Section 4.01(a)(i).

            Class II-B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit II-B-2 and Exhibit C hereto.

            Class II-B-2 Certificateholder: The registered holder of a Class II-B-2 Certificate.

            Class II-B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-2 Certificates pursuant to Paragraphs eighth clause (B), ninth clause (B) and tenth clause (B) of Section 4.01(a)( i).

            Class II-B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class II-B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class II-B-2 Certificates on such Distribution Date pursuant to Paragraph eighth clause (B) of Section 4.01(a)(i).

            Class II-B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) the Group II Class II-B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class II-B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class II-B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class II-B-2 Percentage of the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group II Mortgage Loan; and

      (II) the Group II Class II-B-2 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class II-B-2 Optimal Principal Amount will equal the lesser of (A) the Class II-B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class II-B-2 Certificates.

            Class II-B-2 Principal Balance: As to the first Determination Date, the Original Class II-B-2 Principal Balance. As of any subsequent Determination Date, the Original Class II-B-2 Principal Balance less the sum of all amounts previously distributed in respect of the Class II-B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth clause (B) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment; provided, however, if the Class II-B-2 Certificates are the most subordinate Group II-B Certificates outstanding, the Class II-B-2 Principal Balance will equal the difference, if any, between the Group II Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group II-A Principal Balance and the Class II-B-1 Principal Balance as of such Determination Date.

            Class II-B-2 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-2 Certificates pursuant to Paragraph tenth clause (B) of Section 4.01(a)(i).

            Class II-B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class II-B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class II-B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth clause (B) of Section 4.01(a)(i).

            Class II-B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit II-B-3 and Exhibit C hereto.

            Class II-B-3 Certificateholder: The registered holder of a Class II-B-3 Certificate.

            Class II-B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-3 Certificates pursuant to Paragraphs eleventh clause (B), twelfth clause (B) and thirteenth clause (B) of
Section 4.01(a)(i).

            Class II-B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class II-B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class II-B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh clause (B) of Section 4.01(a)(i).

            Class II-B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) the Group II Class II-B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class II-B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class II-B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class II-B-3 Percentage of the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group II Mortgage Loan; and

      (II) the Group II Class II-B-3 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class II-B-3 Optimal Principal Amount will equal the lesser of (A) the Class II-B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class II-B-3 Certificates.

            Class II-B-3 Principal Balance: As to the first Determination Date, the Original Class II-B-3 Principal Balance. As of any subsequent Determination Date, the Original Class II-B-3 Principal Balance less the sum of all amounts previously distributed in respect of the Class II-B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth clause (B) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment; provided, however, if the Class II-B-3 Certificates are the most subordinate Group II-B Certificates outstanding, the Class II-B-3 Principal Balance will equal the difference, if any, between the Group II Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group II-A Principal Balance, the Class II-B-1 Principal Balance and the Class II-B-2 Principal Balance as of such Determination Date.

            Class II-B-3 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-3 Certificates pursuant to Paragraph thirteenth clause (B) of Section 4.01(a)(i).

            Class II-B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class II-B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class II-B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth clause (B) of Section 4.01(a)(i).

            Class II-B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit II-B-4 and Exhibit C hereto.

            Class II-B-4 Certificateholder: The registered holder of a Class II-B-4 Certificate.

            Class II-B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-4 Certificates pursuant to Paragraphs fourteenth clause (B), fifteenth clause (B) and sixteenth clause (B) of Section 4.01(a)(i).

            Class II-B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class II-B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class II-B-4 Certificates on such Distribution Date pursuant to Paragraph tenth of Section 4.01(a)(i).

            Class II-B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) the Group II Class II-B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class II-B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class II-B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class II-B-4 Percentage of the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group II Mortgage Loan; and

      (II) the Group II Class II-B-4 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class II-B-4 Optimal Principal Amount will equal the lesser of (A) the Class II-B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class II-B-4 Certificates.

            Class II-B-4 Principal Balance: As to the first Determination Date, the Original Class II-B-4 Principal Balance. As of any subsequent Determination Date, the Original Class II-B-4 Principal Balance less the sum of all amounts previously distributed in respect of the Class II-B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph fourteenth clause (B) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment; provided, however, if the Class II-B-4 Certificates are the most subordinate Group II-B Certificates outstanding, the Class II-B-4 Principal Balance will equal the difference, if any, between the Group II Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group II-A Principal Balance, the Class II-B-1 Principal Balance, the Class II-B-2 Principal Balance and the Class II-B-3 Principal Balance as of such Determination Date.

            Class II-B-4 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-4 Certificates pursuant to Paragraph sixteenth clause (B) of Section 4.01(a)(i).

            Class II-B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class II-B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class II-B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth clause (B) of Section 4.01(a)(i).

            Class II-B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit II-B-5 and Exhibit C hereto.

            Class II-B-5 Certificateholder: The registered holder of a Class II-B-5 Certificate.

            Class II-B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-5 Certificates pursuant to Paragraphs seventeenth clause (B), eighteenth clause (B) and nineteenth clause
(B) of Section 4.01(a)(i).

            Class II-B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class II-B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class II-B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth clause (B) of Section 4.01(a)(i).

            Class II-B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) the Group II Class II-B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class II-B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class II-B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class II-B-5 Percentage of the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group II Mortgage Loan; and

      (II) the Group II Class II-B-5 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class II-B-5 Optimal Principal Amount will equal the lesser of (A) the Class II-B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class II-B-5 Certificates.

            Class II-B-5 Principal Balance: As to the first Determination Date, the Original Class II-B-5 Principal Balance. As of any subsequent Determination Date, the Original Class II-B-5 Principal Balance less the sum of all amounts previously distributed in respect of the Class II-B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth clause (B) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment; provided, however, if the Class II-B-5 Certificates are the most subordinate Group II-B Certificates outstanding, the Class II-B-5 Principal Balance will equal the difference, if any, between the Group II Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group II-A Principal Balance, the Class II-B-1 Principal Balance, the Class II-B-2 Principal Balance, the Class II-B-3 Principal Balance and the Class II-B-4 Principal Balance as of such Determination Date.

            Class II-B-5 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-5 Certificates pursuant to Paragraph nineteenth clause (B) of Section 4.01(a)(i).

            Class II-B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class II-B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class II-B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth clause (B) of Section 4.01(a)(i).

            Class II-B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit II-B-6 and Exhibit C hereto.

            Class II-B-6 Certificateholder: The registered holder of a Class II-B-6 Certificate.

            Class II-B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-6 Certificates pursuant to Paragraphs twentieth clause (B), twenty-first clause (B) and twenty-second clause (B) of Section 4.01(a)(i).

            Class II-B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class II-B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class II-B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth clause (B) of Section 4.01(a)(i).

            Class II-B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) the Group II Class II-B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class II-B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class II-B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class II-B-6 Percentage of the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group II Mortgage Loan; and

      (II) the Group II Class II-B-6 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class II-B-6 Optimal Principal Amount will equal the lesser of (A) the Class II-B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class II-B-6 Certificates.

            Class II-B-6 Principal Balance: As to the first Determination Date, the Original Class II-B-6 Principal Balance. As of any subsequent Determination Date, the Original Class II-B-6 Principal Balance less the sum of all amounts previously distributed in respect of the Class II-B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second clause (B) of Section 4.01(a)(i); provided, however, if the Class II-B-6 Certificates are outstanding, the Class II-B-6 Principal Balance will equal the difference, if any, between the Group II Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group II-A Principal Balance, the Class II-B-1 Principal Balance, the Class II-B-2 Principal Balance, the Class II-B-3 Principal Balance, the Class II-B-4 Principal Balance and the Class II-B-5 Principal Balance as of such Determination Date.

            Class II-B-6 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-6 Certificates pursuant to Paragraph twenty-second clause (B) of Section 4.01(a)(i).

            Class II-B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class II-B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class II-B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first clause (B) of Section 4.01(a)(i).

            Class II-B-L Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B Certificate: Any one of the Class I-B-1 Certificates, Class I-B-2 Certificates, Class I-B-3 Certificates, Class I-B-4 Certificates, Class I-B-5 Certificates, Class I-B-6 Certificates, Class II-B-1 Certificates, Class II-B-2 Certificates, Class II-B-3 Certificates, Class II-B-4 Certificates, Class II-B-5 Certificates or Class II-B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 or Class II-B-6 Distribution Amounts.

            Class B Interest Accrual Amount: For a Group, as to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates of such Group with respect to such Distribution Date.

            Class B Interest Percentage: For a Group, as to any Distribution Date and any Class of Class B Certificates of such Group, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount for such Group (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class I-B-1 Interest Shortfall Amount, Class I-B-2 Interest Shortfall Amount, Class I-B-3 Interest Shortfall Amount, Class I-B-4 Interest Shortfall Amount, Class I-B-5 Interest Shortfall Amount, Class I-B-6 Interest Shortfall Amount, Class II-B-1 Interest Shortfall Amount, Class II-B-2 Interest Shortfall Amount, Class II-B-3 Interest Shortfall Amount, Class II-B-4 Interest Shortfall Amount, Class II-B-5 Interest Shortfall Amount or Class II-B-6 Interest Shortfall Amount.

            Class B Optimal Principal Amount: Any of the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 or Class II-B-6 Optimal Principal Amounts.

            Class B Pass-Through Rate: With respect to any Distribution Date, a per annum rate equal to 6.500% for the Group I-B Certificates and 6.000% for the Group II-B Certificates.

            Class B Unpaid Interest Shortfall: Any of the Class I-B-1 Unpaid Interest Shortfall, Class I-B-2 Unpaid Interest Shortfall, Class I-B-3 Unpaid Interest Shortfall, Class I-B-4 Unpaid Interest Shortfall, Class I-B-5 Unpaid Interest Shortfall, Class I-B-6 Unpaid Interest Shortfall, Class II-B-1 Unpaid Interest Shortfall, Class II-B-2 Unpaid Interest Shortfall, Class II-B-3 Unpaid Interest Shortfall, Class II-B-4 Unpaid Interest Shortfall, Class II-B-5 Unpaid Interest Shortfall or Class II-B-6 Unpaid Interest Shortfall.

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.17.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: With respect to any Distribution Date and each Group, the lesser of (a) the aggregate Prepayment Interest Shortfall on the Mortgage Loans in the related Loan Group for such Distribution Date, (b) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance of the Mortgage Loans in the related Loan Group for such Distribution Date and (c) the Available Master Servicing Compensation with respect to such Loan Group for such Distribution Date.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, at the date of the execution of this instrument, is located at 401 South Tryon Street, Charlotte, North Carolina 28288.

            Corresponding Upper-Tier Class, Classes or Components: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class, Classes or Components as follows:

      Uncertificated Lower-Tier       Corresponding Upper-Tier Class, Classes
      Interest                        or Components
      -------------------------       ---------------------------------------

      Class I-A-L1 Interest           Class I-A-1 Certificates, Class I-A-2
                                      Certificates and Class I-A-3 Certificates

      Class I-A-L4 Interest           Class I-A-4 Certificates and Class I-A-5
                                      Certificates

      Class I-A-L6 Interest           Class I-A-6 Certificates, Class I-A-7
                                      Certificates, Class I-A-8 Certificates,
                                      Class I-A-9 Certificates, Class I-A-10
                                      Certificates, Class I-A-11 Certificates,
                                      Class I-A-12 Certificates, Class I-A-13
                                      Certificates, Class I-A-14 Certificates
                                      and Class I-A-15 Certificates

      Class II-A-L1 Interest          Class II-A-1 Certificates and Class
                                      II-A-2 Certificates

      Class II-A-L3 Interest          Class II-A-3 Certificates and Class
                                      II-A-4 Certificates

      Class II-A-L5 Interest          Class II-A-5 Certificates and Class
                                      II-A-6 Certificates

      Class A-LPO Interest            Class I-A-PO Component and Class II-A-PO
                                      Component

      Class A-LUR Interest            Class I-A-R Certificate

      Class I-B-L Interest            Class I-B-1 Certificates, Class I-B-2
                                      Certificates, Class I-B-3 Certificates,
                                      Class I-B-4 Certificates, Class I-B-5
                                      Certificates and Class I-B-6 Certificates

      Class II-B-L Interest           Class II-B-1 Certificates, Class II-B-2
                                      Certificates, Class II-B-3 Certificates,
                                      Class II-B-4 Certificates, Class II-B-5
                                      Certificates and Class II-B-6 Certificates

            Current Class B Interest Distribution Amount: For a Group as to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates of such Group pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth clause (A) or (B), as applicable of
Section 4.01(a)(i) on such Distribution Date.

            Current Class I-B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates by the sum of the Group I-A Non-PO Principal Balance and the Group I-B Principal Balance. As to the first Distribution Date, the Original Class I-B-1 Fractional Interest.

            Current Class I-B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates by the sum of the Group I-A Non-PO Principal Balance and the Group I-B Principal Balance. As to the first Distribution Date, the Original Class I-B-2 Fractional Interest.

            Current Class I-B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class I-B-4, Class I-B-5 and Class I-B-6 Certificates by the sum of the Group I-A Non-PO Principal Balance and the Group I-B Principal Balance. As to the first Distribution Date, the Original Class I-B-3 Fractional Interest.

            Current Class I-B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class I-B-5 and Class I-B-6 Certificates by the sum of the Group I-A Non-PO Principal Balance and the Group I-B Principal Balance. As to the first Distribution Date, the Original Class I-B-4 Fractional Interest.

            Current Class I-B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class I-B-6 Certificates by the sum of the Group I-A Non-PO Principal Balance and the Group I-B Principal Balance. As to the first Distribution Date, the Original Class I-B-5 Fractional Interest.

            Current Class II-B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates by the sum of the Group II-A Non-PO Principal Balance and the Group II-B Principal Balance. As to the first Distribution Date, the Original Class II-B-1 Fractional Interest.

            Current Class II-B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates by the sum of the Group II-A Non-PO Principal Balance and the Group II-B Principal Balance. As to the first Distribution Date, the Original Class II-B-2 Fractional Interest.

            Current Class II-B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates by the sum of the Group II-A Non-PO Principal Balance and the Group II-B Principal Balance. As to the first Distribution Date, the Original Class II-B-3 Fractional Interest.

            Current Class II-B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class II-B-5 and Class II-B-6 Certificates by the sum of the Group II-A Non-PO Principal Balance and the Group II-B Principal Balance. As to the first Distribution Date, the Original Class II-B-4 Fractional Interest.

            Current Class II-B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class II-B-6 Certificates by the sum of the Group II-A Non-PO Principal Balance and the Group II-B Principal Balance. As to the first Distribution Date, the Original Class II-B-5 Fractional Interest.

            Current Group I-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph first clause (A) of Section 4.01(a)(i) on such Distribution Date.

            Current Group II-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph first clause (B) of Section 4.01(a)(i) on such Distribution Date.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Curtailment Interest Shortfall: On any Distribution Date with respect to a Group I or Group II Mortgage Loan which was the subject of a
Curtailment:

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Curtailment is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Curtailment from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Curtailment is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Curtailment from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Curtailment is received.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.01.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.02.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate (other than the Class I-A-5 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class I-A-5 Certificates, the amount specified on the face of each such Certificate representing the portion of the Original Notional Amount.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Group I Discount Mortgage Loan or Group II Discount Mortgage Loan.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

            (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

            (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

            (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

            (ix) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Eligible Investments hereunder, including any such fund that is managed by the Trustee or any affiliate of the Trustee or for which the Trustee or any of its affiliates acts as an adviser as long as such fund is rated in at least the highest rating category by each Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Class A Certificates and Class B Certificates is April 25, 2032, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            Fitch Ratings: Fitch Ratings, or its successors in interest.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than (i) for the Group I Mortgage Loans, the sum of (a) 6.500%, (b) the applicable Servicing Fee Rate and
(c) the Master Servicing Fee Rate and (ii) for the Group II Mortgage Loans, the sum of (a) 6.000%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the rate described in Clause (i) or (ii), as applicable, which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus (i) for the Group I Mortgage Loans, the sum of (a) 6.500%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate and (ii) for the Group II Mortgage Loans, the sum of (a) 6.000%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Group: Either of Group I or Group II.

            Group I: The Group I-A Certificates, Class I-A-PO Component and Group I-B Certificates.

            Group I Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group I Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group I Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group I Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group I Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group I Mortgage Loans: the product of (i) the PO Fraction for each such Group I Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group I Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Group I Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group I Aggregate Non-PO Principal Balance: The sum of the Group I-A Non-PO Principal Balance and the Group I-B Principal Balance.

            Group I Class B Percentage: Any one of the Group I Class I-B-1 Percentage, Group I Class I-B-2 Percentage, Group I Class I-B-3 Percentage, Group I Class I-B-4 Percentage, Group I Class I-B-5 Percentage or Group I Class I-B-6 Percentage.

            Group I Class B Prepayment Percentage: Any of the Group I Class I-B-1 Prepayment Percentage, Group I Class I-B-2 Prepayment Percentage, Group I Class I-B-3 Prepayment Percentage, Group I Class I-B-4 Prepayment Percentage, Group I Class I-B-5 Prepayment Percentage or Group I Class I-B-6 Prepayment Percentage.

            Group I Class I-B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by either (i) if any Group I-B Certificates (other than the Class I-B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class I-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Group I-B Certificates (other than the Class I-B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group I Class I-B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Prepayment Percentage by either (i) if any Group I-B Certificates (other than the Class I-B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class I-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Group I-B Certificates (other than the Class I-B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group I Class I-B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class I-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class I-B-2 Percentage for such Distribution Date will be zero.

            Group I Class I-B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class I-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class I-B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class I-B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class I-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class I-B-3 Percentage for such Distribution Date will be zero.

            Group I Class I-B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class I-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class I-B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class I-B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class I-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class I-B-4 Percentage for such Distribution Date will be zero.

            Group I Class I-B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class I-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class I-B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class I-B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class I-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class I-B-5 Percentage for such Distribution Date will be zero.

            Group I Class I-B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class I-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class I-B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class I-B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class I-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class I-B-6 Percentage for such Distribution Date will be zero.

            Group I Class I-B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class I-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class I-B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group I Discount Mortgage Loan: A Group I Mortgage Loan with a Net Mortgage Interest Rate of less than 6.500%.

            Group I Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1A and F-2A attached hereto.

            Group I Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group I Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group I Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group I-A Certificates, Class I-A-PO Component and Group I-B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group I Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group I Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group I Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group I Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group I Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group I Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group I Mortgage Loan by the Master Servicer or the Trustee;

            (c) those portions of each payment of interest on a particular Group I Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group I Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group I Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group I Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group I Mortgage Loan substituted for a Group I Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group I Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group I Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group I Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j) Liquidation Profits in respect of Group I Mortgage Loans;

            (k) Month End Interest in respect of Group I Mortgage Loans; and

            (l) all amounts reimbursable to a Servicer for PMI Advances in respect of Group I Mortgage Loans.

            Group I Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balance of all Group I Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group I Scheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(i) and Iy(iv) of the definition of Group I-A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Group I-A Percentage.

            Group I Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Percentage for such date.

            Group I Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Prepayment Percentage for such date.

            Group I Unscheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(ii) and Iy(iii) of the definition of Group I-A Non-PO Optimal Principal Amount, but without such amount being multiplied by the applicable Group I-A Prepayment Percentage.

            Group II: The Group II-A Certificates, Class II-A-PO Component and Group II-B Certificates.

            Group II Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group II Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group II Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group II Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group II Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group II Mortgage Loans: the product of (i) the PO Fraction for each such Group II Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group II Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Group II Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group II Aggregate Non-PO Principal Balance: The sum of the Group II-A Non-PO Principal Balance and the Group II-B Principal Balance.

            Group II Class B Percentage: Any one of the Group II Class II-B-1 Percentage, Group II Class II-B-2 Percentage, Group II Class II-B-3 Percentage, Group II Class II-B-4 Percentage, Group II Class II-B-5 Percentage or Group II Class II-B-6 Percentage.

            Group II Class B Prepayment Percentage: Any of the Group II Class II-B-1 Prepayment Percentage, Group II Class II-B-2 Prepayment Percentage, Group II Class II-B-3 Prepayment Percentage, Group II Class II-B-4 Prepayment Percentage, Group II Class II-B-5 Prepayment Percentage or Group II Class II-B-6 Prepayment Percentage.

            Group II Class II-B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Percentage by either (i) if any Group II-B Certificates (other than the Class II-B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class II-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Group II-B Certificates (other than the Class II-B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group II Class II-B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Prepayment Percentage by either (i) if any Group II-B Certificates (other than the Class II-B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class II-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Group II-B Certificates (other than the Class II-B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group II Class II-B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class II-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class II-B-2 Percentage for such Distribution Date will be zero.

            Group II Class II-B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class II-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class II-B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class II-B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class II-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class II-B-3 Percentage for such Distribution Date will be zero.

            Group II Class II-B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class II-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class II-B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class II-B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class II-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class II-B-4 Percentage for such Distribution Date will be zero.

            Group II Class II-B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class II-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class II-B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class II-B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class II-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class II-B-5 Percentage for such Distribution Date will be zero.

            Group II Class II-B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class II-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class II-B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class II-B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class II-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class II-B-6 Percentage for such Distribution Date will be zero.

            Group II Class II-B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class II-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class II-B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group II Discount Mortgage Loan: A Group II Mortgage Loan with a Net Mortgage Interest Rate of less than 6.000%.

            Group II Mortgage Loans: Those Mortgage Loans listed on Exhibits F-1B and F-2B attached hereto.

            Group II Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group II Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group II Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group II-A Certificates, Class II-A-PO Component and Group II-B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group II Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group II Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group II Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group II Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group II Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group II Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group II Mortgage Loan by the Master Servicer or the Trustee;

            (c) those portions of each payment of interest on a particular Group II Mortgage Loan which represent (i) the Fixed Retained Yield, if any,
      (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group II Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group II Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group II Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group II Mortgage Loan substituted for a Group II Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group II Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group II Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group II Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j) Liquidation Profits in respect of Group II Mortgage Loans;

            (k) Month End Interest in respect of Group II Mortgage Loans; and

            (l) all amounts reimbursable to a Servicer for PMI Advances in respect of Group II Mortgage Loans.

            Group II Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balance of all Group II Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group II Scheduled Principal Amount: The sum for each outstanding Group II Mortgage Loan (including each defaulted Group II Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(i) and Iy(iv) of the definition of Group II-A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Group II-A Percentage.

            Group II Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Percentage for such date.

            Group II Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Prepayment Percentage for such date.

            Group II Unscheduled Principal Amount: The sum for each outstanding Group II Mortgage Loan (including each defaulted Group II Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(ii) and Iy(iii) of the definition of Group II-A Non-PO Optimal Principal Amount, but without such amount being multiplied by the applicable Group II-A Prepayment Percentage.

            Group I-A Certificate: Any Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-R or Class I-A-LR Certificate.

            Group I-A Distribution Amount: As to any Distribution Date and any Class of Group I-A Certificates (other than the Class I-A-5, Class I-A-9, Class I-A-11 and Class I-A-13 Certificates), the amount distributable to such Class of Group I-A Certificates pursuant to Paragraphs first clause (A), second clause
(A) and third clause (A)(1) of Section 4.01(a)(i). As to the Accrual Certificates, (a) as to any Distribution Date prior to the applicable Accretion Termination Date, the amount distributable to each Class of Accrual Certificates pursuant to the provisos in Paragraphs first clause (A) and second clause (A) of
Section 4.01(a)(i) and Paragraph third clause (A)(1) of Section 4.01(a)(i) and
(b) as to any Distribution Date on or after the applicable Accretion Termination Date, the amount distributable to each Class of Accrual Certificates pursuant to Paragraphs first clause (A), second clause (A) and third clause (A)(1) of
Section 4.01(a)(i). As to the Class I-A-5 Certificates, the amount distributable to each such Class pursuant to Paragraphs first clause (A) and second clause (A) of Section 4.01(a)(i). As to any Distribution Date and the Class I-A-PO Component, the amount distributable to the Class A-PO Certificates with respect to the Class I-A-PO Component pursuant to Paragraphs third clause (A)(2) and fourth clause (A) of Section 4.01(a)(i) on such Distribution Date.

            Group I-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Group I-A Certificates with respect to such Distribution Date.

            Group I-A Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group I-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group I-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group I-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first clause (A) of Section 4.01(a)(i), including, in the case of a Class of Accrual Certificates prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause
(i) of the definition thereof.

            Group I-A Interest Shortfall Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group I-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group I-A Loss Denominator: As to any Determination Date, an amount equal to sum of (i) the Principal Balances of the Group I-A Certificates (other than the Accrual Certificates), (ii) with respect to each Class of Accrual Certificates, the lesser of the Principal Balance of such Class of Accrual Certificates and the Original Principal Balance of the Accrual Certificates.

            Group I-A Loss Percentage: As to any Determination Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Principal Balance of such Class (or, in the case of a Class of Accrual Certificates, the Original Principal Balance of such Class, if lower) by the Group I-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group I-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group I-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group I-A Interest Accrual Amount,
(ii) the Aggregate Group I-A Unpaid Interest Shortfall and (iii) the Group I-A Non-PO Optimal Principal Amount.

            Group I-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

            (i) the Group I-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group I-A Prepayment Percentage of the Non-PO Recovery for Loan Group I for such Distribution Date.

            Group I-A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph third clause (A)(1) of Section 4.01(a)(i).

            Group I-A Non-PO Principal Balance: As of any date, an amount equal to the Group I-A Principal Balance less the Principal Balance of the Class I-A-PO Component.

            Group I-A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Accrual Distribution Amount, if any, with respect to such Distribution Date of the Accrual Certificates and (ii) the Group I-A Non-PO Principal Amount with respect to such Distribution Date.

            Group I-A Percentage: As to any Distribution Date occurring on or prior to the applicable Subordination Depletion Date, the lesser of (i) 100% and
(ii) the percentage obtained by dividing the Group I-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group I Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the applicable Subordination Depletion Date, 100% or such lesser percentage which will cause the Group I-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group I-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in March 2007, 100%. As to any Distribution Date subsequent to March 2007 to and including the Distribution Date in March 2008, the Group I-A Percentage as of such Distribution Date plus 70% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2008 to and including the Distribution Date in March 2009, the Group I-A Percentage as of such Distribution Date plus 60% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2009 to and including the Distribution Date in March 2010, the Group I-A Percentage as of such Distribution Date plus 40% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2010 to and including the Distribution Date in March 2011, the Group I-A Percentage as of such Distribution Date plus 20% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2011, the Group I-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group I-A Certificates on any Distribution Date of the Group I-A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group I-A Non-PO Principal Balance below zero, the Group I-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group I-A Non-PO Principal Balance to zero and thereafter the Group I-A Prepayment Percentage shall be zero and (ii) if the Group I-A Percentage as of any Distribution Date is greater than the Original Group I-A Percentage, the Group I-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group I-A Prepayment Percentage described in the second through sixth sentences of this definition of Group I-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group I-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group I-A Prepayment Percentage for the Distribution Date occurring in the March preceding such Distribution Date (it being understood that for the purposes of the determination of the Group I-A Prepayment Percentage for the current Distribution Date, the current Group I-A Percentage and Group I Subordinated Percentage shall be utilized). No reduction in the Group I-A Prepayment Percentage referred to in the second through sixth sentences hereof shall be applicable, with respect to any Distribution Date if
(a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group I Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the Group I-B Principal Balance or (b) cumulative Realized Losses on the Group I Mortgage Loans exceed (1) 30% of the Original Group I Subordinated Principal Balance if such Distribution Date occurs between and including April 2007 and March 2008 (2) 35% of the Original Group I Subordinated Principal Balance if such Distribution Date occurs between and including April 2008 and March 2009, (3) 40% of the Original Group I Subordinated Principal Balance if such Distribution Date occurs between and including April 2009 and March 2010, (4) 45% of the Original Group I Subordinated Principal Balance if such Distribution Date occurs between and including April 2010 and March 2011, and (5) 50% of the Original Group I Subordinated Principal Balance if such Distribution Date occurs during or after April 2011. With respect to any Distribution Date on which the Group I-A Prepayment Percentage is reduced below the Group I-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Group I-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Group I-A Certificates and the Class I-A-PO Component.

            Group I-A Priority Amount: For any Distribution Date, the lesser of
(i) the sum of the Principal Balances of the Class I-A-14 and Class I-A-15 Certificates and (ii) the sum of (A) the product of (1) the Group I-A Priority Percentage, (2) the Shift Percentage and (3) the sum of the Group I Scheduled Principal Amount and the Group I Unscheduled Principal Amount.

            Group I-A Priority Percentage: The sum of the Principal Balances of the Class I-A-14 and Class I-A-15 Certificates divided by Group I Aggregate Non-PO Principal Balance.

            Group I-B Certificate: Any one of the Class I-B-1 Certificates, Class I-B-2 Certificates, Class I-B-3 Certificates, Class I-B-4 Certificates, Class I-B-5 Certificates or Class I-B-6 Certificates.

            Group I-B Principal Balance: As of any date, an amount equal to the sum of the Class I-B-1 Principal Balance, Class I-B-2 Principal Balance, Class I-B-3 Principal Balance, Class I-B-4 Principal Balance, Class I-B-5 Principal Balance and Class I-B-6 Principal Balance.

            Group II-A Certificate: Any Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5 or Class II-A-6 Certificate.

            Group II-A Distribution Amount: As to any Distribution Date and any Class of Group II-A Certificates, the amount distributable to such Class of Group II-A Certificates pursuant to Paragraphs first clause (B), second clause
(B) and third clause (B)(1) of Section 4.01(a)(i). As to any Distribution Date and the Class II-A-PO Component, the amount distributable to the Class A-PO Certificates with respect to the Class II-A-PO Component pursuant to Paragraphs third clause (B)(2) and fourth clause (B) of Section 4.01(a)(i) on such Distribution Date.

            Group II-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Group II-A Certificates with respect to such Distribution Date.

            Group II-A Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group II-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group II-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group II-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first clause (B) of Section 4.01(a)(i).

            Group II-A Loss Denominator: As to any Determination Date, an amount equal to the Group II-A Non-PO Principal Balance.

            Group II-A Loss Percentage: As to any Determination Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group II-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group II-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group II-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group II-A Interest Accrual Amount,
(ii) the Aggregate Group II-A Unpaid Interest Shortfall and (iii) the Group II-A Non-PO Optimal Principal Amount.

            Group II-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

            (i) the Group II-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group II-A Prepayment Percentage of the Non-PO Recovery for Loan Group II for such Distribution Date.

            Group II-A Non-PO Principal Balance: As of any date, an amount equal to the Group II-A Principal Balance less the Principal Balance of the Class II-A-PO Component.

            Group II-A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph third clause (B)(1) of Section 4.01(a)(i).

            Group II-A Percentage: As to any Distribution Date occurring on or prior to the applicable Subordination Depletion Date, the lesser of (i) 100% and
(ii) the percentage obtained by dividing the Group II-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group II Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the applicable Subordination Depletion Date, 100% or such lesser percentage which will cause the Group II-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group II-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in March 2007, 100%. As to any Distribution Date subsequent to March 2007 to and including the Distribution Date in March 2008, the Group II-A Percentage as of such Distribution Date plus 70% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2008 to and including the Distribution Date in March 2009, the Group II-A Percentage as of such Distribution Date plus 60% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2009 to and including the Distribution Date in March 2010, the Group II-A Percentage as of such Distribution Date plus 40% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2010 to and including the Distribution Date in March 2011, the Group II-A Percentage as of such Distribution Date plus 20% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2011, the Group II-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group II-A Certificates on any Distribution Date of the Group II-A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group II-A Non-PO Principal Balance below zero, the Group II-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group II-A Non-PO Principal Balance to zero and thereafter the Group II-A Prepayment Percentage shall be zero and (ii) if the Group II-A Percentage as of any Distribution Date is greater than the Original Group II-A Percentage, the Group II-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group II-A Prepayment Percentage described in the second through sixth sentences of this definition of Group II-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group II-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group II-A Prepayment Percentage for the Distribution Date occurring in the March preceding such Distribution Date (it being understood that for the purposes of the determination of the Group II-A Prepayment Percentage for the current Distribution Date, the current Group II-A Percentage and Group II Subordinated Percentage shall be utilized). No reduction in the Group II-A Prepayment Percentage referred to in the second through sixth sentences hereof shall be applicable, with respect to any Distribution Date if
(a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group II Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the Group II-B Principal Balance or (b) cumulative Realized Losses on the Group II Mortgage Loans exceed (1) 30% of the Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including April 2007 and March 2008 (2) 35% of the Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including April 2008 and March 2009, (3) 40% of the Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including April 2009 and March 2010, (4) 45% of the Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including April 2010 and March 2011, and (5) 50% of the Original Group II Subordinated Principal Balance if such Distribution Date occurs during or after April 2011. With respect to any Distribution Date on which the Group II-A Prepayment Percentage is reduced below the Group II-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Group II-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates and the Class II-A-PO Component.

            Group II-B Certificate: Any one of the Class II-B-1 Certificates, Class II-B-2 Certificates, Class II-B-3 Certificates, Class II-B-4 Certificates, Class II-B-5 Certificates or Class II-B-6 Certificates.

            Group II-B Principal Balance: As of any date, an amount equal to the sum of the Class II-B-1 Principal Balance, Class II-B-2 Principal Balance, Class II-B-3 Principal Balance, Class II-B-4 Principal Balance, Class II-B-5 Principal Balance and Class II-B-6 Principal Balance.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Insured Payment: The sum of (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class I-A-5, Class II-A-4 and Class A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date immediately preceding such Distribution Date minus (ii) the sum of (A) the Group I-A Interest Percentage or Group II-A Interest Percentage, as applicable, of such Class of the interest portion of any Realized Losses allocated to the Group I-A Certificates or to the Group II-A Certificates, as applicable, on or after the applicable Subordination Depletion Date pursuant to
Section 4.02(c) and (B) the Group I-A Interest Percentage or Group II-A Interest Percentage, as applicable, of such Class of any Non-Supported Interest Shortfall or Relief Act Shortfall allocated to the Class A Certificates with respect to such Distribution Date. As to any Distribution Date and the Class I-A-5 Certificates, the Class I-A-5 Interest Accrual Amount. The Class II-A-4 and Class A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates of a Group, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of any Non-Supported Interest Shortfall or Relief Act Shortfall allocated to the Class B Certificates of such Group with respect to such Distribution Date.

            LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one month U.S. dollar deposits, as determined by the Trustee on the related Rate Determination Date in accordance with Section 4.10.

            LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England, the City of New York and Charlotte, North Carolina.

            LIBOR Certificates: Any of the Class I-A-4 and Class I-A-5 Certificates.

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Loan Group I: The Group I Mortgage Loans.

            Loan Group II: The Group II Mortgage Loans.

            Loan Group: Either of Loan Group I or Loan Group II.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Lower-Tier Distribution Amount: As defined in Section 4.01(a)(ii).

            Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Master Servicer: Wells Fargo Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.22.

            MERS: As defined in Section 2.01.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            Month End Interest: As defined in each Servicing Agreement.

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Month End Interest: As defined in each Servicing Agreement.

            Moody's: Moody's Investors Service, Inc., or its successor in interest.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of March 28, 2002 between WFHM, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1A, F-1B, F-2A and F-2B, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

             (i)  the Mortgage Loan identifying number;

            (ii)  the city, state and zip code of the Mortgaged Property;

           (iii)  the type of property;

            (iv)  the Mortgage Interest Rate;

             (v)  the Net Mortgage Interest Rate;

            (vi)  the Monthly Payment;

           (vii)  the original number of months to maturity;

          (viii)  the scheduled maturity date;

            (ix)  the Cut-Off Date Principal Balance;

             (x)  the Loan-to-Value Ratio at origination;

            (xi)  whether such Mortgage Loan is a Subsidy Loan;

           (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

          (xiii)  the applicable Servicing Fee Rate;

           (xiv)  the Master Servicing Fee Rate;

            (xv)  Fixed Retained Yield Rate, if applicable; and

            (xvi) for each Other Servicer Mortgage Loan, the name of the
                  Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 and 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the applicable Servicing Fee Rate, as set forth in Section 11.21 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.22 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Non-PO Fraction: With respect to any Group I or Group II Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.500% or 6.000%, respectively.

            Non-PO Recovery: As to any Distribution Date and each Loan Group, the amount of all Recoveries for Group I Mortgage Loans or Group II Mortgage Loans, as applicable, received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date less the Class A-PO Recovery for such Distribution Date.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: For a Loan Group, with respect to any Distribution Date, the sum of (i) the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans of such Loan Group over the aggregate Compensating Interest with respect to the related Group for such Distribution Date and (ii) Curtailment Interest Shortfalls with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the applicable Subordination Depletion Date, the Non-Supported Interest Shortfall for a Loan Group determined pursuant to the preceding sentence will be increased by the amount of any applicable Subordination Depletion Date Interest Shortfall for the related Group for such Distribution Date. Any Non-Supported Interest Shortfall for a Loan Group will be allocated to (a) the Group I-A Certificates and Group II-A Certificates according to the percentage obtained by dividing the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance, as applicable, by the Group I Aggregate Non-PO Principal Balance or Group II Aggregate Non-PO Principal Balance, as applicable, and (b) the Group I-B Certificates and Group II-B Certificates according to the percentage obtained by dividing the Group I-B Principal Balance or Group II-B Principal Balance, as applicable, by the Group I Aggregate Non-PO Principal Balance or Group II Aggregate Non-PO Principal Balance, as applicable.

            Non-U.S. Person: As defined in Section 4.01(g).

            Notional Amount: As to any Distribution Date, an amount equal to the Principal Balance of the Class I-A-4 Certificates.

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates of a Group and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) the Principal Balance of any Class of Class A Certificates or Class A-PO Component of the related Group would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates of such Group with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class I-B-1 Principal Balance, Class I-B-2 Principal Balance, Class I-B-3 Principal Balance, Class I-B-4 Principal Balance, Class I-B-5 Principal Balance Class I-B-6 Principal Balance, Class II-B-1 Principal Balance, Class II-B-2 Principal Balance, Class II-B-3 Principal Balance, Class II-B-4 Principal Balance, Class II-B-5 Principal Balance or Class II-B-6 Principal Balance.

            Original Aggregate Non-PO Principal Balance: Either of the Group I Aggregate Non-PO Principal Balance or Group II Aggregate Non-PO Principal Balance as of the Cut-Off Date, as set forth in Sections 11.06(a) and 11.06(b), respectfully.

            Original Class I-B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class I-B-2 Principal Balance, the Original Class I-B-3 Principal Balance, the Original Class I-B-4 Principal Balance, Original Class I-B-5 Principal Balance and the Original Class I-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance Group I. The Original Class I-B-1 Fractional Interest is specified in Section 11.12.

            Original Class I-B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class I-B-3 Principal Balance, the Original Class I-B-4 Principal Balance, Original Class I-B-5 Principal Balance and the Original Class I-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group I. The Original Class I-B-2 Fractional Interest is specified in Section 11.13.

            Original Class I-B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class I-B-4 Principal Balance, the Original Class I-B-5 Principal Balance and the Original Class I-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group I. The Original Class I-B-3 Fractional Interest is specified in Section 11.14.

            Original Class I-B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class I-B-5 Principal Balance and the Original Class I-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group I. The Original Class I-B-4 Fractional Interest is specified in Section 11.15.

            Original Class I-B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class I-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group
I. The Original Class I-B-5 Fractional Interest is specified in Section 11.16.

            Original Class I-B-1 Principal Balance: The Class I-B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class I-B-2 Principal Balance: The Class I-B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class I-B-3 Principal Balance: The Class I-B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class I-B-4 Principal Balance: The Class I-B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class I-B-5 Principal Balance: The Class I-B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class I-B-6 Principal Balance: The Class I-B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class II-B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class II-B-2 Principal Balance, the Original Class II-B-3 Principal Balance, the Original Class II-B-4 Principal Balance, Original Class II-B-5 Principal Balance and the Original Class II-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group II. The Original Class II-B-1 Fractional Interest is specified in Section 11.12.

            Original Class II-B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class II-B-3 Principal Balance, the Original Class II-B-4 Principal Balance, Original Class II-B-5 Principal Balance and the Original Class II-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group II. The Original Class II-B-2 Fractional Interest is specified in Section 11.13.

            Original Class II-B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class II-B-4 Principal Balance, the Original Class II-B-5 Principal Balance and the Original Class II-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group II. The Original Class II-B-3 Fractional Interest is specified in Section 11.14.

            Original Class II-B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class II-B-5 Principal Balance and the Original Class II-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group II. The Original Class II-B-4 Fractional Interest is specified in Section 11.15.

            Original Class II-B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class II-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group
II. The Original Class II-B-5 Fractional Interest is specified in Section 11.16.

            Original Class II-B-1 Principal Balance: The Class II-B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class II-B-2 Principal Balance: The Class II-B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class II-B-3 Principal Balance: The Class II-B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class II-B-4 Principal Balance: The Class II-B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class II-B-5 Principal Balance: The Class II-B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class II-B-6 Principal Balance: The Class II-B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Group I Subordinated Principal Balance: The aggregate of the Principal Balances of the Group I-B Certificates as of the Cut-Off Date, as set forth in Section 11.09.

            Original Group I-A Percentage: The Group I-A Percentage as of the Cut-Off Date, as set forth in Section 11.03.

            Original Group II Subordinated Principal Balance: The aggregate of the Principal Balances of the Group II-B Certificates as of the Cut-Off Date, as set forth in Section 11.10.

            Original Group II-A Percentage: The Group II-A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Notional Amount: The Original Notional Amount, as set forth in Section 11.05(a).

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; any of the Original Principal Balances of the Class A-PO Components as set forth in Section 11.05(a); the Original Class I-B-1 Principal Balance, Original Class I-B-2 Principal Balance, Original Class I-B-3 Principal Balance, Original Class I-B-4 Principal Balance, Original Class I-B-5 Principal Balance, Original Class I-B-6 Principal Balance, Original Class II-B-1 Principal Balance, Original Class II-B-2 Principal Balance, Original Class II-B-3 Principal Balance, Original Class II-B-4 Principal Balance, Original Class II-B-5 Principal Balance or Original Class II-B-6 Principal Balance as set forth in Section 11.11.

            Other Servicer: Any of the Servicers other than WFHM.

            Other Servicer Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-2A hereto and any of the Group II Mortgage Loans identified in Exhibit F-2B hereto, as such Exhibits may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            PAC Certificates: The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4 and Class I-A-6 Certificates.

            PAC Principal Amount: As defined in Section 4.01(b).

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the Unscheduled Principal Receipt Period in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate (other than the Class I-A-5 Certificates) of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to the Class I-A-5 Certificate, the undivided percentage interest obtained by dividing the original notional amount evidenced by such Certificate by the Original Notional Amount. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            PO Recoveries: Either of the Class I-A-PO Recoveries or the Class II-A-PO Recoveries.

            Pool Balance (Non-PO Portion): Either of the Group I Pool Balance (Non-PO Portion) or Group II Pool Balance (Non-PO Portion).

            Pool Scheduled Principal Balance: Either of the Group I Pool Scheduled Principal Balance or Group II Pool Scheduled Principal Balance.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Principal Adjustment: In the event that the Class I-B-1 Optimal Principal Amount, Class I-B-2 Optimal Principal Amount, Class I-B-3 Optimal Principal Amount, Class I-B-4 Optimal Principal Amount, Class I-B-5 Optimal Principal Amount, Class I-B-6 Optimal Principal Amount, Class II-B-1 Optimal Principal Amount, Class II-B-2 Optimal Principal Amount, Class II-B-3 Optimal Principal Amount, Class II-B-4 Optimal Principal Amount, Class II-B-5 Optimal Principal Amount or Class II-B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates of a Group (other than the Class I-A-5 Certificates), the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the applicable Subordination Depletion Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class (increased in the case of each Class of Accrual Certificates by the Accrual Distribution Amounts with respect to prior Distribution Dates for such Class of Accrual Certificates) less the sum of all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clauses (A)(1) and
(B)(1) of Section 4.01(a)(i), as applicable, (ii) pursuant to clause (iii) of
Section 4.01(b), (iii) as a result of a Principal Adjustment and (iv), if applicable, from the Accrual Distribution Amounts for such prior Distribution Dates. After the applicable Subordination Depletion Date, each such Principal Balance will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Group I-A Loss Percentage or Group II-A Loss Percentage, as applicable, of such Class and the difference, if any, between (i) the Group I Non-PO Principal Balance or Group II Non-PO Principal Balance, as applicable, as of such Determination Date without regard to this sentence and (ii) the difference between (A) the Group I Adjusted Pool Amount or Group II Adjusted Pool Amount, as applicable, for the preceding Distribution Date and (B) the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date; provided, however, that the amount of any such reduction for the Class I-A-14 Certificates will be decreased by the Class I-A-15 Loss Allocation Amount. After the applicable Subordination Depletion Date, the Principal Balance for the Class I-A-15 Certificates will additionally be reduced by the Class I-A-15 Loss Allocation Amount.

            The Class I-A-5 Certificates are interest only Certificates and have no Principal Balance.

            As of any subsequent Determination Date prior to the applicable Subordination Depletion Date and as to the Class I-A-PO and Class II-A-PO Components, the Original Principal Balance of such Component less the sum of all amounts previously distributed in respect of the Class A-PO Certificates with respect to such Class A-PO Component on prior Distribution Dates pursuant to Paragraphs third clauses (A)(2) and (B)(2), as applicable, and fourth clause (A) and (B), as applicable, of Section 4.01(a)(i). After the applicable Subordination Depletion Date, the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

            The Principal Balance of the Class A-PO Certificates will equal the sum of the Principal Balances of the Class A-PO Components.

            As to the Class B Certificates, the Class I-B-1 Principal Balance, Class I-B-2 Principal Balance, Class I-B-3 Principal Balance, Class I-B-4 Principal Balance, Class I-B-5 Principal Balance, Class I-B-6 Principal Balance, the Class II-B-1 Principal Balance, Class II-B-2 Principal Balance, Class II-B-3 Principal Balance, Class II-B-4 Principal Balance, Class II-B-5 Principal Balance or Class II-B-6 Principal Balance, respectively.

            Notwithstanding the foregoing, no Principal Balance of a Class or Component will be increased on any Determination Date such that the Principal Balance of such Class or Component exceeds its Original Principal Balance (plus any Accrual Distribution Amounts previously added to the Principal Balance of a Class of Accrual Certificates) less all amounts previously distributed in respect of such Class or Component on prior Distribution Dates pursuant to Paragraph third clauses (A)(1) or (B)(1) of Section 4.01(a)(i), Paragraph third clauses (A)(2) or (B)(2) of Section 4.01(a)(i), or Paragraphs seventh, tenth, thirteenth, sixteenth, nineteenth or twenty-second of Section 4.01(a)(i).

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated February 21, 2002 as supplemented by the prospectus supplement dated March 21, 2002, relating to the Class A, Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rate Determination Date: As to any Distribution Date and any Class of LIBOR Certificates, the second LIBOR Business Day preceding the 25th day of the month preceding the month in which such Distribution Date occurs.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates are Fitch and (other than for the Class I-A-R and Class I-A-LR Certificates) Moody's. The Rating Agency for the Class I-A-R, Class I-A-LR, Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, P-1 in the case of Moody's and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of Fitch and Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Record Date: For (i) the Class I-A-4 and Class I-A-5 Certificates, the Business Day preceding the related Distribution Date and (ii) all other Certificates, the last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Reduction Amount: As defined in Section 4.01(b).

            Reference Banks: Initially, the Reference Banks shall be Deutsche Bank International, Bank of America, N.A., Citibank, N.A., and The Fuji Bank, Limited. If any of these banks are not available, the Trustee shall select from one of the following banks a substitute Reference Bank: Credit Suisse First Boston Corporation, Westdeutsche Landesbank Girozentrale, The J.P.Morgan Chase Bank or National Westminster Bank Plc. If any of these banks are not available, the Trustee shall in its discretion select another Reference Bank.

            Relief Act Shortfall: Any interest shortfalls arising as a result of the reduction in the amount of monthly interest payments on any Mortgage Loans as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. Any Relief Act Shortfall will be allocated to (a) the Group I-A Certificates and Group II-A Certificates according to the percentage obtained by dividing the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance, as applicable, by the Group I Aggregate Non-PO Principal Balance or Group II Aggregate Non-PO Principal Balance, as applicable, and (b) the Group I-B Certificates and Group II-B Certificates according to the percentage obtained by dividing the Group I-B Principal Balance or Group II-B Principal Balance, as applicable, by the Group I Aggregate Non-PO Principal Balance or Group II Aggregate Non-PO Principal Balance, as applicable.

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            Scheduled Certificates: The Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11 and Class I-A-12 Certificates.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of WFHM, SunTrust Mortgage, Inc., National City Mortgage Co., First Nationwide Mortgage Corporation, HomeSide Lending, Inc., Hibernia National Bank, HSBC Mortgage Corporation (USA), Chevy Chase Bank, F.S.B., Navy Federal Credit Union, Firstar Bank, NA, Bank of Oklahoma, N.A., Colonial Savings, F.A., Countrywide Home Loans, Inc. and CUNA Mutual Mortgage Corporation as Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.21.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:

                                                                      Shift
Distribution Date Occurring In                                     Percentage
------------------------------                                     ----------

April 2002 through March 2007.................................           0%
April 2007 through March 2008..................................         30%
April 2008 through March 2009..................................         40%
April 2009 through March 2010..................................         60%
April 2010 through March 2011..................................         80%
April 2011 and thereafter......................................        100%

            Similar Law: As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.20.

            Startup Day: As defined in Section 2.05.

            Subordination Depletion Date: With respect to each Group, the Distribution Date preceding the first Distribution Date on which each of the Group I-A Percentage and Group II-A Percentage, as applicable, (in each case, determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

            Subordination Depletion Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the applicable Subordination Depletion Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Surety Bond: The Surety Bond, as defined in the Cendant Servicing Agreement.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Trustee: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

            Type 1 Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-1A hereto and any of the Group II Mortgage Loans identified in Exhibit F-1B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Uncertificated Lower-Tier Interest: Any of the Class I-A-L1 Interest, the Class I-A-L4 Interest, the Class I-A-L6 Interest, the Class II-A-L1 Interest, the Class II-A-L3 Interest, the Class II-A-L5 Interest, the Class A-LPO Interest, the Class I-A-LUR Interest, the Class I-B-L Interest and the Class II-B-L Interest.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class I-B-1 Unpaid Interest Shortfall, the Class I-B-2 Unpaid Interest Shortfall, the Class I-B-3 Unpaid Interest Shortfall, the Class I-B-4 Unpaid Interest Shortfall, the Class I-B-5 Unpaid Interest Shortfall, the Class I-B-6 Unpaid Interest Shortfall, Class II-B-1 Unpaid Interest Shortfall, the Class II-B-2 Unpaid Interest Shortfall, the Class II-B-3 Unpaid Interest Shortfall, the Class II-B-4 Unpaid Interest Shortfall, the Class II-B-5 Unpaid Interest Shortfall and the Class II-B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class I-A-LR Certificate) and the Class B Certificates.

            Upper-Tier Certificate Account: The trust account established and maintained pursuant to Section 4.01(e).

            Upper-Tier REMIC: One of the two separate REMICs comprising the Trust Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

            U.S. Person: As defined in Section 4.01(g).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class I-A-5 Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Group I-A Principal Balance, the Group II-A Principal Balance, the Group I-B Principal Balance and the Group II-B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: For a Loan Group as to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans in such Loan Group.

            WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

            WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

            WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Mortgage Loans initially by WFHM.

            SECTION 1.02      ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this
Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03      EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04      BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            SECTION 2.01      CONVEYANCE OF MORTGAGE LOANS.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trustee on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, if (i) with respect to a particular state the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Seller has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of initial issuance of the Certificates. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02      ACCEPTANCE BY TRUSTEE.

            The Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

            SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.

            (a) The Master Servicer hereby represents and warrants to the Trustee and the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement:

            (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

            (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

            (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

            (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

            (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
      Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

            (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

               (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

            (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

            (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

            (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

            (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

            (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

            (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

            (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

            (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

            (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

            (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

            (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

            (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

            (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

            (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

            (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

            (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection
(b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            SECTION 2.04      EXECUTION AND DELIVERY OF CERTIFICATES.

            The Trustee acknowledges (i) the assignment to it of the Mortgage Loans and (ii) the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders. The Trustee acknowledges the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

            SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class I-A-R and Class I-A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class I-A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class I-A-L1 Interest, Class I-A-L4 Interest, Class I-A-L6 Interest, Class II-A-L1 Interest, Class II-A-L3 Interest, Class II-A-L5 Interest, Class A-LPO Interest, Class I-A-LUR Interest, Class I-B-L Interest, Class II-B-L Interest as classes of "regular interests" and the Class I-A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is April 25, 2032 for purposes of Code Section 860G(a)(1).

            SECTION 2.06      OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Group I or Group II Mortgage Loan a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account.

                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

            SECTION 3.01      CERTIFICATE ACCOUNT.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements or any amounts received pursuant to the Surety Bond and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

            (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

            (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            SECTION 3.02      PERMITTED WITHDRAWALS FROM THE CERTIFICATE
                              ACCOUNT.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

            (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

            (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

            (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

            (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

            (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

            (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

            (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

            (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

            (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

            (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

            (xii) to clear and terminate the Certificate Account pursuant to
      Section 9.01; and

            (xiii) to pay to WFHM from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            SECTION 3.03      ADVANCES BY MASTER SERVICER AND TRUSTEE.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be, (ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a) and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            SECTION 3.04      TRUSTEE TO COOPERATE;
                              RELEASE OF OWNER MORTGAGE LOAN FILES.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            SECTION 3.05      REPORTS TO THE TRUSTEE; ANNUAL COMPLIANCE
                              STATEMENTS.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07      AMENDMENTS TO SERVICING AGREEMENTS,
                              MODIFICATION OF STANDARD PROVISIONS.

            (a) Subject to the prior written consent of the Trustee pursuant to
Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08      OVERSIGHT OF SERVICING.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless
(i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under
Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence; provided however that no such Opinion of Counsel need be delivered if the sole purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a Curtailment such that the Mortgage Loan is fully amortized by its original maturity date.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall have a limited option to repurchase any defaulted Mortgage Loan or REO Mortgage Loan during the following time periods: (i) beginning on the first day of the second month following the month in which the Master Servicer has reported that a Servicer has initiated foreclosure proceedings with respect to such a defaulted Mortgage Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Master Servicer has reported that such defaulted Mortgage Loan has become an REO Mortgage Loan, with such repurchase option expiring on the last day of such second following month; and (iii) beginning on the day on which a Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan. The Seller shall be entitled to repurchase at its option any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any Mortgage Loan repurchased pursuant to this paragraph shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09      TERMINATION AND SUBSTITUTION OF SERVICING
                              AGREEMENTS.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the WFHM Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10      APPLICATION OF NET LIQUIDATION PROCEEDS.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11      ACT REPORTS.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01      DISTRIBUTIONS.

            (a) (i) On each Distribution Date, the Group I Pool Distribution Amount and the Group II Pool Distribution Amount will be applied in the following amounts to Group I and Group II, respectively, to the extent the Group I Pool Distribution Amount and the Group II Pool Distribution Amount are sufficient therefor, in the manner and in the order of priority as follows, subject to adjustment in accordance with Section 4.01(b)(iii) below:

            first, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group I-A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to each Class of Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Group I-A Certificates, in each case in accordance with Section 4.01(b); or (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group II-A Interest Accrual Amount with respect to such Distribution Date;

            second, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group I-A Unpaid Interest Shortfall; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to each Class of Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Group I-A Certificates, in each case in accordance with Section 4.01(b); or
(B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group II-A Unpaid Interest Shortfall;

            third, (A) concurrently, to the Group I-A Certificates (other than the Class A-PO Certificates with respect to the Class I-A-PO Component) and the Class I-A-PO Component, pro rata, based on their respective Group I-A Non-PO Optimal Principal Amount and Class I-A-PO Optimal Principal Amount, (1) to the Classes of Group I-A Certificates (other than the Class A-PO Certificates with respect to the Class I-A-PO Component), in an aggregate amount up to the Group I-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(i) or Section 4.01(c), as applicable, and (2) to the Class A-PO Certificates with respect to the Class I-A-PO Component in an amount up to the Class I-A-PO Optimal Principal Amount; or (B) concurrently, to the Group II-A Certificates (other than the Class A-PO Certificates with respect to the Class II-A-PO Component) and the Class II-A-PO Component, pro rata, based on their respective Group II-A Non-PO Optimal Principal Amount and Class II-A-PO Optimal Principal Amount, (1) to the Classes of Group II-A Certificates (other than the Class A-PO Certificates with respect to the Class II-A-PO Component), in an aggregate amount up to the Group II-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(ii) or Section 4.01(c), as applicable, and (2) to the Class II-A-PO Component in an amount up to the Class II-A-PO Optimal Principal Amount;

            fourth, (A) to the Class A-PO Certificates with respect to the Class I-A-PO Component in an amount up to the Class A-PO Deferred Amount for such Component from amounts otherwise distributable (without regard to this Paragraph fourth clause (A)) first to the Class I-B-6 Certificates pursuant to Paragraph twenty-second clause (A) below, second to the Class I-B-5 Certificates pursuant to Paragraph nineteenth clause (A) below, third to the Class I-B-4 Certificates pursuant to Paragraph sixteenth clause (A) below, fourth to the Class I-B-3 Certificates pursuant to Paragraph thirteenth clause (A) below, fifth to the Class I-B-2 Certificates pursuant to Paragraph tenth clause (A) below, and sixth to the Class I-B-1 Certificates pursuant to Paragraph seventh clause (A) below or (B) to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth clause (B)) first to the Class II-B-6 Certificates pursuant to Paragraph twenty-second clause (B) below, second to the Class II-B-5 Certificates pursuant to Paragraph nineteenth clause (B) below, third to the Class II-B-4 Certificates pursuant to Paragraph sixteenth clause (B) below, fourth to the Class II-B-3 Certificates pursuant to Paragraph thirteenth clause
(B) below, fifth to the Class II-B-2 Certificates pursuant to Paragraph tenth clause (B) below, and sixth to the Class II-B-1 Certificates pursuant to Paragraph seventh clause (B) below;

            fifth, (A) to the Class I-B-1 Certificates, in an amount up to the Interest Accrual Amount for the Class I-B-1 Certificates with respect to such Distribution Date or (B) to the Class II-B-1 Certificates, in an amount up to the Interest Accrual Amount for the Class II-B-1 Certificates with respect to such Distribution Date;

            sixth, (A) to the Class I-B-1 Certificates in an amount up to the Class I-B-1 Unpaid Interest Shortfall or (B) to the Class II-B-1 Certificates in an amount up to the Class II-B-1 Unpaid Interest Shortfall;

            seventh, (A) to the Class I-B-1 Certificates in an amount up to the Class I-B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class I-B-1 Certificates pursuant to this Paragraph seventh clause (A) will be reduced by the amount, if any, that would have been distributable to the Class I-B-1 Certificates hereunder used to pay the Class I-A-PO Deferred Amount as provided in Paragraph fourth clause (A) above or (B) to the Class II-B-1 Certificates in an amount up to the Class II-B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class II-B-1 Certificates pursuant to this Paragraph seventh clause (B) will be reduced by the amount, if any, that would have been distributable to the Class II-B-1 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Paragraph fourth clause (B) above;

            eighth, (A) to the Class I-B-2 Certificates, in an amount up to the Interest Accrual Amount for the Class I-B-2 Certificates with respect to such Distribution Date or (B) to the Class II-B-2 Certificates, in an amount up to the Interest Accrual Amount for the Class II-B-2 Certificates with respect to such Distribution Date;

            ninth, (A) to the Class I-B-2 Certificates in an amount up to the Class I-B-2 Unpaid Interest Shortfall or (B) to the Class II-B-2 Certificates in an amount up to the Class II-B-2 Unpaid Interest Shortfall;

            tenth, (A) to the Class I-B-2 Certificates in an amount up to the Class I-B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class I-B-2 Certificates, pursuant to this Paragraph tenth clause (A) will be reduced by the amount, if any, that would have been distributable to the Class I-B-2 Certificates hereunder used to pay the Class I-A-PO Deferred Amount as provided in Paragraph fourth clause (A) above or (B) to the Class II-B-2 Certificates in an amount up to the Class II-B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class II-B-2 Certificates pursuant to this Paragraph tenth clause (B) will be reduced by the amount, if any, that would have been distributable to the Class II-B-2 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Paragraph fourth clause (B) above;

            eleventh, (A) to the Class I-B-3 Certificates, in an amount up to the Interest Accrual Amount for the Class I-B-3 Certificates with respect to such Distribution Date or (B) to the Class II-B-3 Certificates, in an amount up to the Interest Accrual Amount for the Class II-B-3 Certificates with respect to such Distribution Date;

            twelfth, (A) to the Class I-B-3 Certificates in an amount up to the Class I-B-3 Unpaid Interest Shortfall (B) to the Class II-B-3 Certificates in an amount up to the Class II-B-3 Unpaid Interest Shortfall;

            thirteenth, (A) to the Class I-B-3 Certificates in an amount up to the Class I-B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class I-B-3 Certificates pursuant to this Paragraph thirteenth clause (A) will be reduced by the amount, if any, that would have been distributable to the Class I-B-3 Certificates hereunder used to pay the Class I-A-PO Deferred Amount as provided in Paragraph fourth clause (A) above or
(B) to the Class II-B-3 Certificates in an amount up to the Class II-B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class II-B-3 Certificates pursuant to this Paragraph thirteenth clause (B) will be reduced by the amount, if any, that would have been distributable to the Class II-B-3 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Paragraph fourth clause (B) above;

            fourteenth, (A) to the Class I-B-4 Certificates in an amount up to the Interest Accrual Amount for the Class I-B-4 Certificates with respect to such Distribution Date or (B) to the Class II-B-4 Certificates in an amount up to the Interest Accrual Amount for the Class II-B-4 Certificates with respect to such Distribution Date;

            fifteenth, (A) to the Class I-B-4 Certificates in an amount up to the Class I-B-4 Unpaid Interest Shortfall or (B) to the Class II-B-4 Certificates in an amount up to the Class II-B-4 Unpaid Interest Shortfall;

            sixteenth, (A) to the Class I-B-4 Certificates in an amount up to the Class I-B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class I-B-4 Certificates pursuant to this Paragraph sixteenth clause (A) will be reduced by the amount, if any, that would have been distributable to the Class I-B-4 Certificates hereunder used to pay the Class I-A-PO Deferred Amount as provided in Paragraph fourth clause (A) above or (B) to the Class II-B-4 Certificates in an amount up to the Class II-B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class II-B-4 Certificates pursuant to this Paragraph sixteenth clause (B) will be reduced by the amount, if any, that would have been distributable to the Class II-B-4 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Paragraph fourth clause (B) above;

            seventeenth, (A) to the Class I-B-5 Certificates in an amount up to the Interest Accrual Amount for the Class I-B-5 Certificates with respect to such Distribution Date or (B) to the Class II-B-5 Certificates in an amount up to the Interest Accrual Amount for the Class II-B-5 Certificates with respect to such Distribution Date;

            eighteenth, (A) to the Class I-B-5 Certificates in an amount up to the Class I-B-5 Unpaid Interest Shortfall or (B) to the Class II-B-5 Certificates in an amount up to the Class II-B-5 Unpaid Interest Shortfall;

            nineteenth, (A) to the Class I-B-5 Certificates in an amount up to the Class I-B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class I-B-5 Certificates pursuant to this Paragraph nineteenth clause (A) will be reduced by the amount, if any, that would have been distributable to the Class I-B-5 Certificates hereunder used to pay the Class I-A-PO Deferred Amount as provided in Paragraph fourth clause (A) above or
(B) to the Class II-B-5 Certificates in an amount up to the Class II-B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class II-B-5 Certificates pursuant to this Paragraph nineteenth clause (B) will be reduced by the amount, if any, that would have been distributable to the Class II-B-5 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Paragraph fourth clause (B) above;

            twentieth, (A) to the Class I-B-6 Certificates in an amount up to the Interest Accrual Amount for the Class I-B-6 Certificates with respect to such Distribution Date or (B) to the Class II-B-6 Certificates in an amount up to the Interest Accrual Amount for the Class II-B-6 Certificates with respect to such Distribution Date;

            twenty-first, (A) to the Class I-B-6 Certificates in an amount up to the Class I-B-6 Unpaid Interest Shortfall or (B) to the Class II-B-6 Certificates in an amount up to the Class II-B-6 Unpaid Interest Shortfall;

            twenty-second, (A) to the Class I-B-6 Certificates in an amount up to the Class I-B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class I-B-6 Certificates pursuant to this Paragraph twenty-second clause (A) will be reduced by the amount, if any, that would have been distributable to the Class I-B-6 Certificates hereunder used to pay the Class I-A-PO Deferred Amount as provided in Paragraph fourth clause (A) above or
(B) to the Class II-B-6 Certificates in an amount up to the Class II-B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class II-B-6 Certificates pursuant to this Paragraph twenty-second clause (B) will be reduced by the amount, if any, that would have been distributable to the Class II-B-6 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Paragraph fourth clause (B) above; and

            twenty-third, to the Holder of the Class I-A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of Class I-A-LR Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class (other than the Class I-A-R and Class I-A-LR Certificates) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (ii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class, Classes or Components as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class, Classes or Components, in each case to the extent actually distributed (or, in the case of a Class of Accrual Certificates, added to their Principal Balance) thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class or Classes.

            The pass-through rate with respect to the Class I-A-L1 Interest shall be 5.400% per annum. The pass-through rate with respect to the Class I-A-L4 Interest shall be 8.500% per annum. The pass-through rate with respect to the Class I-A-L6 Interest and Class I-A-LUR Interest shall be 6.500% per annum. The pass-through rate with respect to the Class II-A-L1 Interest, Class II-A-L3 Interest and Class II-A-L5 shall be 6.000% per annum. The pass-through rate with respect to the Class I-B-L Interest and Class II-B-L Interest shall be equal to the Class B Pass-Through Rate for the related Class B Certificates. The Class A-PLO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls and Relief Act Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            (b) (i) Group I-A Certificates

            The Class I-A-5 Certificates are interest only Certificates and are not entitled to distributions in respect of principal.

      I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class I-A-9 Certificates, the Accrual Distribution Amount for the Class I-A-9 Certificates will be distributed sequentially to the Class I-A-7, Class I-A-8 and Class I-A-9 Certificates.

      II. On each Distribution Date occurring prior to the Accretion Termination Date for the Class I-A-11 Certificates, the Accrual Distribution Amount for the Class I-A-11 Certificates will be distributed sequentially as follows:

            first, to the Class I-A-10 Certificates, up to their Reduction Amount for such Distribution Date; and

            second, to the Class I-A-11 Certificates.

      III. On each Distribution Date occurring prior to the Accretion Termination Date for the Class I-A-13 Certificates, the Accrual Distribution Amount for the Class I-A-13 Certificates will be distributed sequentially as follows:

            first, concurrently, as follows:

            (i) 57.9391540285%, sequentially, to the Class I-A-7, Class I-A-8 and Class I-A-9 Certificates, up to their respective Reduction Amounts for such Distribution Date; and

            (ii) 42.0608459715%, sequentially, to the Class I-A-10, Class I-A-11 and Class I-A-12 Certificates, up to their respective Reduction Amounts for such Distribution Date; and

            second, to the Class I-A-13 Certificates.

      IV. On each Distribution Date occurring prior to the applicable Subordination Depletion Date, the Class A Non-PO Principal Amount for the Group I-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group I-A Certificates, sequentially, as follows:

            first, concurrently, to the Class I-A-R and Class I-A-LR Certificates, pro rata;

            second, concurrently, to the Class I-A-14 and Class I-A-15 Certificates, up to the Group I-A Priority Amount for such Distribution Date;

            third, concurrently, until the Class I-A-2 and Class I-A-3 Certificates have received their respective PAC Principal Amounts for such Distribution Date, as follows:

                  (i) 52.5915359926% to the Class I-A-1 Certificates, up to
            their PAC Principal Amount for such Distribution Date;

                  (ii) 11.9245936825%, sequentially, to the Class I-A-2 and
            Class I-A-3 Certificates, up to their respective PAC Principal Amounts for such Distribution Date; and

                  (iii) 35.4838703249% to the Class I-A-4 Certificates, up to
            their PAC Principal Amount for such Distribution Date;

            fourth, concurrently, as follows:

                  (i) 64.5161203794% to the Class I-A-1 Certificates, up to
            their PAC Principal Amount for such Distribution Date; and

                  (ii) 35.4838796206% to the Class I-A-4 Certificates, up to
            their PAC Principal Amount for such Distribution Date;

            fifth, to the Class I-A-6 Certificates, up to their PAC Principal Amount for such Distribution Date;

            sixth, sequentially, as follows:

                  (i) 57.9391540285%, sequentially, to the Class I-A-7,Class
            I-A-8 and Class I-A-9 Certificates, up to their respective Reduction Amounts for such Distribution Date; and

                  (ii) 72.5948569268% of the amount distributed in priority
            sixth (i), sequentially, to the Class I-A-10, Class I-A-11 and Class I-A-12 Certificates, up to their respective Reduction Amounts for such Distribution Date;

            seventh, to the Class I-A-13 Certificates;

            eighth, concurrently, as follows:

                  (i) 57.9391540285%, sequentially, to the Class I-A-7, Class
            I-A-8 and Class I-A-9 Certificates; and

                  (ii) 42.0608459715%, sequentially, as follows:

                        (a) to the Class I-A-10 Certificates, up to their
                  Reduction Amount for such Distribution Date; and

                        (b) sequentially, to the Class I-A-11, Class I-A-10 and
                  Class I-A-12 Certificates;

            ninth, concurrently, until the Principal Balance of the Class I-A-3 Certificates has been reduced to zero, as follows:

            (i) 52.5915359926% to the Class I-A-1 Certificates;

            (ii) 11.9245936825%, sequentially, to the Class I-A-2 and Class I-A-3 Certificates; and

            (iii) 35.4838703249% to the Class I-A-4 Certificates;

            tenth, concurrently, as follows:

                  (i) 64.5161203794% to the Class I-A-1 Certificates; and

                  (ii) 35.4838796206% to the Class I-A-4 Certificates; and

            eleventh, to the Class I-A-6 Certificates; and

            twelfth, concurrently, to the Class I-A-14 and Class I-A-15 Certificates, pro rata.

      (ii) Group II-A Certificates

            On each Distribution Date occurring prior to the applicable Subordination Depletion Date, the Class A Non-PO Principal Amount for the Group II-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group II-A Certificates, sequentially, as follows:

            first, to the Class II-A-6 Certificates, up to the Class II-A-6 Priority Amount for such Distribution Date; and

            second, sequentially, as follows:

                  (i) concurrently, to the Class II-A-1 and Class II-A-2
            Certificates, pro rata;

                  (ii) to the Class II-A-5 Certificates;

                  (iii) concurrently, to the Class II-A-3 and Class II-A-4
            Certificates, pro rata; and

                  (iv) to the Class II-A-6 Certificates.

      On each Distribution Date prior to the applicable Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount for the Group II-A Certificates will be distributed to the Class II-A-1 Certificates until the Principal Balance thereof has been reduced to zero.

      As used above, the "PAC Principal Amount" for any Distribution Date and the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4 and Class I-A-6 Certificates means the amount, if any, that would reduce the Principal Balance of such Class to the percentage of its Original Principal Balance shown in the related table with respect to such Distribution Date.

      As used above, the "Reduction Amount" for any Distribution Date and for the Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11 and Class I-A-12 Certificates means the amount, if any, that would reduce the Principal Balance of such Class to the percentage of its Original Principal Balance shown in the related table with respect to such Distribution Date.

            The following tables set forth for each Distribution Date the planned Principal Balances for the PAC Certificates and the scheduled Principal Balances for the Scheduled Certificates, expressed as a percentage of the Original Principal Balance of each Class.

                           PLANNED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                   CLASS I-A-1

                       PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                          INITIAL                                INITIAL                                INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
April 2002........      99.66315657%    April 2005........     60.98699576%    April 2008........     17.80081486%
May 2002..........      99.27909849     May 2005..........     59.61430104     May 2008..........     16.86547240
June 2002.........      98.84798174     June 2005.........     58.25072514     June 2008.........     15.95782723
July 2002.........      98.36996140     July 2005.........     56.89620939     July 2008.........     15.07714749
August 2002.......      97.84522294     August 2005.......     55.55069553     August 2008.......     14.22271984
September 2002....      97.27398205     September 2005....     54.21412565     September 2008....     13.39384903
October 2002......      96.65648461     October 2005......     52.88644223     October 2008......     12.58985740
November 2002.....      95.99300652     November 2005.....     51.56758814     November 2008.....     11.81008448
December 2002.....      95.28385358     December 2005.....     50.25750660     December 2008.....     11.05388657
January 2003......      94.52936128     January 2006......     48.95614121     January 2009......     10.32063627
February 2003.....      93.72989457     February 2006.....     47.66343594     February 2009.....      9.60972213
March 2003........      92.88584758     March 2006........     46.37933513     March 2009........      8.92054825
April 2003........      91.99764338     April 2006........     45.10378347     April 2009........      8.36894867
May 2003..........      91.06573361     May 2006..........     43.83672602     May 2009..........      7.83495002
June 2003.........      90.09059815     June 2006.........     42.57810820     June 2009.........      7.31805725
July 2003.........      89.07274472     July 2006.........     41.32787580     July 2009.........      6.81778840
August 2003.......      88.01270851     August 2006.......     40.08597492     August 2009.......      6.33367426
September 2003....      86.91105164     September 2006....     38.85235207     September 2009....      5.86523700
October 2003......      85.76836279     October 2006......     37.62695405     October 2009......      5.30932403
November 2003.....      84.58525662     November 2006.....     36.40972807     November 2009.....      4.77159187
December 2003.....      83.36237327     December 2006.....     35.20062164     December 2009.....      4.25152362
January 2004......      82.10037779     January 2007......     33.99958263     January 2010......      3.74861614
February 2004.....      80.79995955     February 2007.....     32.80655924     February 2010.....      3.26237968
March 2004........      79.46183159     March 2007........     31.62150003     March 2010........      2.79233754
April 2004........      78.08673006     April 2007........     30.50839217     April 2010........      2.45678396
May 2004..........      76.67541345     May 2007..........     29.40303108     May 2010..........      2.13222886
June 2004.........      75.22866198     June 2007.........     28.30536653     June 2010.........      1.81834636
July 2004.........      73.76146675     July 2007.........     27.21534864     July 2010.........      1.51481965
August 2004.......      72.30399854     August 2007.......     26.13292784     August 2010.......      1.22134079
September 2004....      70.85619473     September 2007....     25.05805490     September 2010....      0.93761044
October 2004......      69.41799312     October 2007......     23.99068090     October 2010......      0.66333767
November 2004.....      67.98933187     November 2007.....     22.93075726     November 2010.....      0.39823966
December 2004.....      66.57014957     December 2007.....     21.87823568     December 2010.....      0.14204156
January 2005......      65.16038523     January 2008......     20.83306824     January 2011
February 2005.....      63.75997823     February 2008.....     19.79520728         and thereafter      0.00000000
March 2005........      62.36886835     March 2008........     18.76460547

                           PLANNED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                   CLASS I-A-2

                       PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                          INITIAL                                INITIAL                                INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
April 2002........      98.82458020%    March 2003...          75.17506657%    January 2004......     37.53902025%
May 2002..........      97.48440422     April 2003...          72.07566573     February 2004.....     33.00119278
June 2002.........      95.98001632     May 2003.....          68.82375363     March 2004........     28.33177672
July 2002.........      94.31195773     June 2003....          65.42100490     April 2004........     23.53334086
August 2002.......      92.48087560     July 2003....          61.86919127     May 2004..........     18.60853198
September 2002....      90.48752257     August 2003..          58.17018020     June 2004.........     13.56007269
October 2002......      88.33275673     September 2003..       54.32593328     July 2004.........      8.44027461
November 2002.....      86.01754073     October 2003.          50.33850475     August 2004.......      3.35441913
December 2002.....      83.54294168     November 2003.....     46.21003936     September 2004....
January 2003......      80.91013042     December 2003.....     41.94277094         and thereafter      0.00000000
February 2003.....      78.12038026


                           PLANNED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                   CLASS I-A-3

                       PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                          INITIAL                                INITIAL                                INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
Up to and including                     May 2006..........     57.99160788%    February 2008.....     21.27430900%
August 2004.......     100.00000000%    June 2006.........     56.06938960     March 2008........     19.70032712
September 2004....      99.25696716     July 2006.........     54.15997792     April 2008........     18.22838236
October 2004......      97.06048036     August 2006.......     52.26329052     May 2008..........     16.79988488
November 2004.....      94.87856404     September 2006....     50.37924568     June 2008.........     15.41368796
December 2004.....      92.71112440     October 2006......     48.50776224     July 2008.........     14.06867388
January 2005......      90.55806832     November 2006.....     46.64875944     August 2008.......     12.76375320
February 2005.....      88.41930316     December 2006.....     44.80215720     September 2008....     11.49786408
March 2005........      86.29473700     January 2007......     42.96787592     October 2008......     10.26997156
April 2005........      84.18427844     February 2007.....     41.14583644     November 2008.....      9.07906696
May 2005..........      82.08783676     March 2007........     39.33596020     December 2008.....      7.92416716
June 2005.........      80.00532172     April 2007........     37.63597132     January 2009......      6.80431400
July 2005.........      77.93664380     May 2007..........     35.94781368     February 2009.....      5.71857368
August 2005.......      75.88171392     June 2007.........     34.27141056     March 2009........      4.66603604
September 2005....      73.84044372     July 2007.........     32.60668576     April 2009........      3.82360812
October 2005......      71.81274532     August 2007.......     30.95356356     May 2009..........      3.00806112
November 2005.....      69.79853148     September 2007....     29.31196884     June 2009.........      2.21863904
December 2005.....      67.79771548     October 2007......     27.68182680     July 2009.........      1.45460572
January 2006......      65.81021120     November 2007.....     26.06306328     August 2009.......      0.71524464
February 2006.....      63.83593300     December 2007.....     24.45560456     September 2009....
March 2006........      61.87479596     January 2008......     22.85937736         and thereafter      0.00000000
April 2006........      59.92671556

                           PLANNED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                   CLASS I-A-4

                       PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                          INITIAL                                INITIAL                                INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
April 2002........      99.65946484%    April 2005........     60.55942083%    April 2008........     16.89992721%
May 2002..........      99.27119755     May 2005..........     59.17168162     May 2008..........     15.95433357
June 2002.........      98.83535584     June 2005.........     57.79316117     June 2008.........     15.03674077
July 2002.........      98.35209651     July 2005.........     56.42380018     July 2008.........     14.14640894
August 2002.......      97.82160702     August 2005.......     55.06353973     August 2008.......     13.28261693
September 2002....      97.24410544     September 2005....     53.71232128     September 2008....     12.44466184
October 2002......      96.61984034     October 2005......     52.37008670     October 2008......     11.63185861
November 2002.....      95.94909066     November 2005.....     51.03677821     November 2008.....     10.84353953
December 2002.....      95.23216555     December 2005.....     49.71233841     December 2008.....     10.07905382
January 2003......      94.46940417     January 2006......     48.39671030     January 2009......      9.33776722
February 2003.....      93.66117547     February 2006.....     47.08983721     February 2009.....      8.61906160
March 2003........      92.80787790     March 2006........     45.79166288     March 2009........      7.92233450
April 2003........      91.90993915     April 2006........     44.50213141     April 2009........      7.36468949
May 2003..........      90.96781583     May 2006..........     43.22118725     May 2009..........      6.82483830
June 2003.........      89.98199308     June 2006.........     41.94877520     June 2009.........      6.30228048
July 2003.........      88.95298418     July 2006.........     40.68484048     July 2009.........      5.79652878
August 2003.......      87.88133018     August 2006.......     39.42932859     August 2009.......      5.30710883
September 2003....      86.76759937     September 2006....     38.18218544     September 2009....      4.83355888
October 2003......      85.61238688     October 2006......     36.94335730     October 2009......      4.37542939
November 2003.....      84.41631411     November 2006.....     35.71279074     November 2009.....      3.93228274
December 2003.....      83.18002820     December 2006.....     34.49043272     December 2009.....      3.50369299
January 2004......      81.90420150     January 2007......     33.27623055     January 2010......      3.08924547
February 2004.....      80.58953094     February 2007.....     32.07013184     February 2010.....      2.68853659
March 2004........      79.23673736     March 2007........     30.87208459     March 2010........      2.30117349
April 2004........      77.84656499     April 2007........     29.74677726     April 2010........      2.02464281
May 2004..........      76.41978064     May 2007..........     28.62930161     May 2010..........      1.75717601
June 2004.........      74.95717305     June 2007.........     27.51960687     June 2010.........      1.49850453
July 2004.........      73.47389766     July 2007.........     26.41764258     July 2010.........      1.24836728
August 2004.......      72.00045589     August 2007.......     25.32335865     August 2010.......      1.00651050
September 2004....      70.53678443     September 2007....     24.23670530     September 2010....      0.77268749
October 2004......      69.08282038     October 2007......     23.15763307     October 2010......      0.54665850
November 2004.....      67.63850126     November 2007.....     22.08609285     November 2010.....      0.32819046
December 2004.....      66.20376499     December 2007.....     21.02203583     December 2010.....      0.11705686
January 2005......      64.77854989     January 2008......     19.96541354     January 2011
February 2005.....      63.36279468     February 2008.....     18.91617781         and thereafter      0.00000000
March 2005........      61.95643848     March 2008........     17.87428080

                           PLANNED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                   CLASS I-A-6

                       PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                          INITIAL                                INITIAL                                INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
Up to and including                     July 2015.........     22.29971253%    March 2020........      4.61953651%
December 2010.....     100.00000000%    August 2015.......     21.69937534     April 2020........      4.48660384
January 2011......      98.11352863     September 2015....     21.11469952     May 2020..........      4.35728205
February 2011.....      93.83743788     October 2015......     20.54528486     June 2020.........      4.23147644
March 2011........      89.70652541     November 2015.....     19.99074116     July 2020.........      4.10909466
April 2011........      87.37374048     December 2015.....     19.45068822     August 2020.......      3.99004685
May 2011..........      85.10043815     January 2016......     18.92475527     September 2020....      3.87424527
June 2011.........      82.88512226     February 2016.....     18.41258096     October 2020......      3.76160459
July 2011.........      80.72633370     March 2016........     17.91381308     November 2020.....      3.65204164
August 2011.......      78.62264979     April 2016........     17.42810822     December 2020.....      3.54547534
September 2011....      76.57268342     May 2016..........     16.95513171     January 2021......      3.44182678
October 2011......      74.57508192     June 2016.........     16.49455726     February 2021.....      3.34101897
November 2011.....      72.62852637     July 2016.........     16.04606699     March 2021........      3.24297699
December 2011.....      70.73173082     August 2016.......     15.60935075     April 2021........      3.14762774
January 2012......      68.88344123     September 2016....     15.18410644     May 2021..........      3.05490021
February 2012.....      67.08243507     October 2016......     14.77003959     June 2021.........      2.96472500
March 2012........      65.32752007     November 2016.....     14.36686315     July 2021.........      2.87703459
April 2012........      63.61753390     December 2016.....     13.97429719     August 2021.......      2.79176322
May 2012..........      61.95134315     January 2017......     13.59206911     September 2021....      2.70884685
June 2012.........      60.32784281     February 2017.....     13.21991295     October 2021......      2.62822295
July 2012.........      58.74595521     March 2017........     12.85756966     November 2021.....      2.54983075
August 2012.......      57.20462993     April 2017........     12.50478664     December 2021.....      2.47361110
September 2012....      55.70284253     May 2017..........     12.16131781     January 2022......      2.39950610
October 2012......      54.23959432     June 2017.........     11.82692322     February 2022.....      2.32745966
November 2012.....      52.81391144     July 2017.........     11.50136897     March 2022........      2.25741705
December 2012.....      51.42484445     August 2017.......     11.18442719     April 2022........      2.18932479
January 2013......      50.07146767     September 2017....     10.87587575     May 2022..........      2.12313103
February 2013.....      48.75287842     October 2017......     10.57549808     June 2022.........      2.05878507
March 2013........      47.46819685     November 2017.....     10.28308315     July 2022.........      1.99623767
April 2013........      46.21656486     December 2017.....      9.99842541     August 2022.......      1.93544068
May 2013..........      44.99714596     January 2018......      9.72132432     September 2022....      1.87634753
June 2013.........      43.80912452     February 2018.....      9.45158452     October 2022......      1.81891247
July 2013.........      42.65170541     March 2018........      9.18901568     November 2022.....      1.76309116
August 2013.......      41.52411336     April 2018........      8.93343219     December 2022.....      1.70884041
September 2013....      40.42559247     May 2018..........      8.68465322     January 2023......      1.65611808
October 2013......      39.35540589     June 2018.........      8.44250253     February 2023.....      1.60488322
November 2013.....      38.31283507     July 2018.........      8.20680836     March 2023........      1.55509575
December 2013.....      37.29717966     August 2018.......      7.97740336     April 2023........      1.50671692
January 2014......      36.30775658     September 2018....      7.75412432     May 2023..........      1.45970884
February 2014.....      35.34390021     October 2018......      7.53681226     June 2023.........      1.41403445
March 2014........      34.40496137     November 2018.....      7.32531226     July 2023.........      1.36965795
April 2014........      33.49030726     December 2018.....      7.11947336     August 2023.......      1.32654432
May 2014..........      32.59932096     January 2019......      6.91914842     September 2023....      1.28465945
June 2014.........      31.73140089     February 2019.....      6.72419404     October 2023......      1.24397014
July 2014.........      30.88596082     March 2019........      6.53447048     November 2023.....      1.20444404
August 2014.......      30.06242911     April 2019........      6.34984164     December 2023.....      1.16604973
September 2014....      29.26024829     May 2019..........      6.17017473     January 2024......      1.12875658
October 2014......      28.47887521     June 2019.........      5.99534041     February 2024.....      1.09253466
November 2014.....      27.71778021     July 2019.........      5.82521281     March 2024........      1.05735486
December 2014.....      26.97644685     August 2019.......      5.65966904     April 2024........      1.02318897
January 2015......      26.25437178     September 2019....      5.49858952     May 2024..........      0.99000945
February 2015.....      25.55106432     October 2019......      5.34185767     June 2024.........      0.95778932
March 2015........      24.86604610     November 2019.....      5.18935979     July 2024.........      0.92650253
April 2015........      24.19885075     December 2019.....      5.04098521     August 2024.......      0.89612363
May 2015..........      23.54902363     January 2020......      4.89662610     September 2024....      0.86662781
June 2015.........      22.91612158     February 2020.....      4.75617733     October 2024......      0.83799096

                           PLANNED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                             CLASS I-A-6 (CONTINUED)

                       PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                          INITIAL                                INITIAL                                INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
November 2024.....       0.81018952%    April 2027........      0.28116267%    September 2029....      0.07018658%
December 2024.....       0.78320075     May 2027..........      0.27007151     October 2029......      0.06599473
January 2025......       0.75700226     June 2027.........      0.25932822     November 2029.....      0.06195048
February 2025.....       0.73157247     July 2027.........      0.24892301     December 2029.....      0.05804932
March 2025........       0.70689014     August 2027.......      0.23884610     January 2030......      0.05428692
April 2025........       0.68293479     September 2027....      0.22908822     February 2030.....      0.05065911
May 2025..........       0.65968644     October 2027......      0.21964021     March 2030........      0.04716185
June 2025.........       0.63712555     November 2027.....      0.21049315     April 2030........      0.04379116
July 2025.........       0.61523322     December 2027.....      0.20163849     May 2030..........      0.04054322
August 2025.......       0.59399089     January 2028......      0.19306781     June 2030.........      0.03741425
September 2025....       0.57338068     February 2028.....      0.18477295     July 2030.........      0.03440068
October 2025......       0.55338507     March 2028........      0.17674596     August 2030.......      0.03149890
November 2025.....       0.53398692     April 2028........      0.16897904     September 2030....      0.02870555
December 2025.....       0.51516979     May 2028..........      0.16146473     October 2030......      0.02601726
January 2026......       0.49691753     June 2028.........      0.15419575     November 2030.....      0.02343082
February 2026.....       0.47921438     July 2028.........      0.14716486     December 2030.....      0.02094308
March 2026........       0.46204507     August 2028.......      0.14036527     January 2031......      0.01855096
April 2026........       0.44539466     September 2028....      0.13379014     February 2031.....      0.01625144
May 2026..........       0.42924877     October 2028......      0.12743301     March 2031........      0.01404171
June 2026.........       0.41359322     November 2028.....      0.12128747     April 2031........      0.01191890
July 2026.........       0.39841432     December 2028.....      0.11534726     May 2031..........      0.00988034
August 2026.......       0.38369870     January 2029......      0.10960644     June 2031.........      0.00792336
September 2026....       0.36943336     February 2029.....      0.10405911     July 2031.........      0.00604534
October 2026......       0.35560562     March 2029........      0.09869966     August 2031.......      0.00424384
November 2026.....       0.34220322     April 2029........      0.09352240     September 2031....      0.00251637
December 2026.....       0.32921418     May 2029..........      0.08852199     October 2031......      0.00086068
January 2027......       0.31662678     June 2029.........      0.08369329     November 2031
February 2027.....       0.30442973     July 2029.........      0.07903103         and thereafter      0.00000000
March 2027........       0.29261192     August 2029.......      0.07453041


                          SCHEDULED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                   CLASS I-A-7

                       PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                          INITIAL                                INITIAL                                INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
April 2002........      99.32355899%    July 2003....          73.96973735%    September 2004....     31.14358554%
May 2002..........      98.51442750     August 2003..          71.36801914     October 2004......     28.03354501
June 2002.........      97.57301564     September 2003..       68.67151064     November 2004.....     24.99608062
July 2002.........      96.50000178     October 2003.          65.88461042     December 2004.....     22.02985738
August 2002.......      95.29633329     November 2003.....     63.01191306     January 2005......     19.13356157
September 2002....      93.96322665     December 2003.....     60.05819886     February 2005.....     16.30590040
October 2002......      92.50216692     January 2004......     57.02842311     March 2005........     13.54560176
November 2002.....      90.91490627     February 2004.....     53.92770479     April 2005........     10.85141373
December 2002.....      89.20346206     March 2004........     50.76131475     May 2005..........      8.22210450
January 2003......      87.37011405     April 2004........     47.53466344     June 2005.........      5.65646186
February 2003.....      85.41740082     May 2004..........     44.25328819     July 2005.........      3.15329299
March 2003....          83.34811565     June 2004.........     40.92284013     August 2005.......      0.71142417
April 2003....          81.16530152     July 2004.........     37.58684341     September 2005
May 2003......          78.87224546     August 2004.......     34.32755883         and thereafter      0.00000000
June 2003.....          76.47247226

                          SCHEDULED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                   CLASS I-A-8

                       PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                          INITIAL                                INITIAL                                INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
Up to and including                     December 2006.....     52.48873433%    May 2008..........     23.09868194%
August 2005.......     100.00000000%    January 2007......     50.08744406     June 2008.........     21.67697579
September 2005....      97.43260359     February 2007.....     47.75242975     July 2008.........     20.22646047
October 2005......      93.86238746     March 2007........     45.48236526     August 2008.......     18.74855761
November 2005.....      90.38115381     April 2007........     43.53636010     September 2008....     17.24464109
December 2005.....      86.98721128     May 2007..........     41.65074169     October 2008......     15.71603835
January 2006......      83.67889565     June 2007.........     39.82425581     November 2008.....     14.16403179
February 2006.....      80.45456938     July 2007.........     38.05566852     December 2008.....     12.58985996
March 2006........      77.31262120     August 2007.......     36.34376602     January 2009......     10.99471889
April 2006........      74.25146571     September 2007....     34.68735427     February 2009.....      9.37976324
May 2006..........      71.26954297     October 2007......     33.08525862     March 2009........      7.74610753
June 2006.........      68.36531812     November 2007.....     31.53632359     April 2009........      5.96291536
July 2006.........      65.53728099     December 2007.....     30.03941252     May 2009..........      4.16926107
August 2006.......      62.78394567     January 2008......     28.59340734     June 2009.........      2.36599483
September 2006....      60.10385023     February 2008.....     27.19720816     July 2009.........      0.55393398
October 2006......      57.49555621     March 2008........     25.84973307     August 2009
November 2006.....      54.95764839     April 2008........     24.49010816         and thereafter

                          SCHEDULED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                   CLASS I-A-9

                       PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                          INITIAL                                INITIAL                                INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
April 2002........     100.54166664%    December 2006.....    136.05877961%    August 2011.......     98.06619189%
May 2002..........     101.08626736     January 2007......    136.79576468     September 2011....     95.62078050
June 2002.........     101.63381796     February 2007.....    137.53674171     October 2011......     93.20306189
July 2002.........     102.18433446     March 2007........    138.28173239     November 2011.....     90.81273154
August 2002.......     102.73783296     April 2007........    139.03075846     December 2011.....     88.44948571
September 2002....     103.29432957     May 2007..........    139.78384175     January 2012......     86.11302132
October 2002......     103.85384050     June 2007.........    140.54100421     February 2012.....     83.80303607
November 2002.....     104.41638214     July 2007.........    141.30226800     March 2012........     81.51922861
December 2002.....     104.98197089     August 2007.......    142.06765529     April 2012........     79.26129846
January 2003......     105.55062321     September 2007....    142.83718839     May 2012..........     77.02894632
February 2003.....     106.12235575     October 2007......    143.61088982     June 2012.........     74.82187386
March 2003........     106.69718518     November 2007.....    144.38878214     July 2012.........     72.63978393
April 2003........     107.27512829     December 2007.....    145.17088807     August 2012.......     70.48238071
May 2003..........     107.85620189     January 2008......    145.95723036     September 2012....     68.34936957
June 2003.........     108.44042300     February 2008.....    146.74783204     October 2012......     66.24045721
July 2003.........     109.02780861     March 2008........    147.54271614     November 2012.....     64.15535182
August 2003.......     109.61837589     April 2008........    148.34190582     December 2012.....     62.09376293
September 2003....     110.21214211     May 2008..........    149.14542450     January 2013......     60.05540168
October 2003......     110.80912454     June 2008.........    149.95329554     February 2013.....     58.03998064
November 2003.....     111.40934064     July 2008.........    150.76554257     March 2013........     56.04721407
December 2003.....     112.01280789     August 2008.......    151.58218925     April 2013........     54.07681775
January 2004......     112.61954393     September 2008....    152.40325943     May 2013..........     52.12850918
February 2004.....     113.22956646     October 2008......    153.22877711     June 2013.........     50.20200757
March 2004........     113.84289329     November 2008.....    154.05876632     July 2013.........     48.29703382
April 2004........     114.45954229     December 2008.....    154.89325129     August 2013.......     46.41331068
May 2004..........     115.07953146     January 2009......    155.73225639     September 2013....     44.55056264
June 2004.........     115.70287893     February 2009.....    156.57580614     October 2013......     42.70851600
July 2004.........     116.32960286     March 2009........    157.42392507     November 2013.....     40.88689893
August 2004.......     116.95972154     April 2009........    158.27663800     December 2013.....     39.08544154
September 2004....     117.59325339     May 2009..........    159.13396979     January 2014......     37.30387571
October 2004......     118.23021682     June 2009.........    159.99594546     February 2014.....     35.54193539
November 2004.....     118.87063050     July 2009.........    160.86259018     March 2014........     33.79935639
December 2004.....     119.51451307     August 2009.......    159.40514321     April 2014........     32.07587650
January 2005......     120.16188336     September 2009....    156.92022975     May 2014..........     30.37123546
February 2005.....     120.81276025     October 2009......    154.42805086     June 2014.........     28.68517507
March 2005........     121.46716268     November 2009.....    151.92991136     July 2014.........     27.01743907
April 2005........     122.12510982     December 2009.....    149.42706443     August 2014.......     25.36777325
May 2005..........     122.78662082     January 2010......    146.92071304     September 2014....     23.73592546
June 2005.........     123.45171504     February 2010.....    144.41201150     October 2014......     22.12164557
July 2005.........     124.12041182     March 2010........    141.90206714     November 2014.....     20.52468550
August 2005.......     124.79273071     April 2010........    139.22224446     December 2014.....     18.94479918
September 2005....     125.46869132     May 2010..........    136.55562343     January 2015......     17.38174275
October 2005......     126.14831343     June 2010.........    133.90273918     February 2015.....     15.83527425
November 2005.....     126.83161679     July 2010.........    131.26409725     March 2015........     14.30515389
December 2005.....     127.51862136     August 2010.......    128.64017446     April 2015........     12.79114400
January 2006......     128.20934725     September 2010....    126.03142000     May 2015..........     11.29300893
February 2006.....     128.90381454     October 2010......    123.43825629     June 2015.........      9.81051511
March 2006........     129.60204354     November 2010.....    120.86108000     July 2015.........      8.34343104
April 2006........     130.30405461     December 2010.....    118.30026289     August 2015.......      6.89152743
May 2006..........     131.00986821     January 2011......    115.75615271     September 2015....      5.45457693
June 2006.........     131.71950500     February 2011.....    113.22907407     October 2015......      4.03235432
July 2006.........     132.43298568     March 2011........    110.71932911     November 2015.....      2.62463654
August 2006.......     133.15033100     April 2011........    108.13087121     December 2015.....      1.23120246
September 2006....     133.87156196     May 2011..........    105.57163471     January 2016
October 2006......     134.59669961     June 2011.........    103.04131336         and thereafter      0.00000000
November 2006.....     135.32576504     July 2011.........    100.53960100

                          SCHEDULED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                  CLASS I-A-10

                       PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                          INITIAL                                INITIAL                                INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
April 2002........      99.30308843%    May 2003.....          77.14053051%    June 2004.........     35.32551139%
May 2002..........      98.45701673     June 2003....          74.50692176     July 2004.........     31.64210235
June 2002.........      97.46224894     July 2003....          71.75767869     August 2004.......     28.04554069
July 2002.........      96.31955135     August 2003..          68.89728610     September 2004....     24.53425018
August 2002.......      95.02999341     September 2003..       65.93047075     October 2004......     21.10667971
September 2002....      93.59494776     October 2003.          62.86219094     November 2004.....     17.76130290
October 2002......      92.01608971     November 2003.....     59.69762590     December 2004.....     14.49661778
November 2002.....      90.29539553     December 2003.....     56.44216412     January 2005......     11.31114633
December 2002.....      88.43514037     January 2004......     53.10139125     February 2005.....      8.20343412
January 2003......      86.43789496     February 2004.....     49.68107745     March 2005........      5.17205002
February 2003.....      84.30652180     March 2004........     46.18716398     April 2005........      2.21558575
March 2003........      82.04417029     April 2004........     42.62574939     May 2005..........
April 2003........      79.65427125     May 2004..........     39.00307525         and thereafter      0.00000000


                          SCHEDULED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                  CLASS I-A-11

                       PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                          INITIAL                                INITIAL                                INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
April 2002........     100.54166662%    November 2003.....    111.40934050%    May 2005..........    120.38627033%
May 2002..........     101.08626737     December 2003.....    112.01280774     June 2005.........    110.94143141
June 2002.........     101.63381797     January 2004......    112.61954376     July 2005.........    101.75495712
July 2002.........     102.18433444     February 2004.....    113.22956633     August 2005.......     92.82211841
August 2002.......     102.73783292     March 2004........    113.84289315     September 2005....     84.13826243
September 2002....     103.29432950     April 2004........    114.45954214     October 2005......     75.69881141
October 2002......     103.85384047     May 2004..........    115.07953128     November 2005.....     67.49926151
November 2002.....     104.41638211     June 2004.........    115.70287876     December 2005.....     59.53518168
December 2002.....     104.98197080     July 2004.........    116.32960265     January 2006......     51.80221257
January 2003......     105.55062318     August 2004.......    116.95972135     February 2006.....     44.29606517
February 2003.....     106.12235567     September 2004....    117.59325319     March 2006........     37.01252014
March 2003........     106.69718513     October 2004......    118.23021659     April 2006........     29.94742641
April 2003........     107.27512822     November 2004.....    118.87063030     May 2006..........     23.09670012
May 2003..........     107.85620178     December 2004.....    119.51451287     June 2006.........     16.45632379
June 2003.........     108.44042288     January 2005......    120.16188314     July 2006.........     10.02234516
July 2003.........     109.02780852     February 2005.....    120.81276000     August 2006.......      3.79087623
August 2003.......     109.61837577     March 2005........    121.46716242     September 2006
September 2003....     110.21214197     April 2005........    122.12510953         and thereafter      0.00000000
October 2003......     110.80912441


                          SCHEDULED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                  CLASS I-A-12

                       PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                          INITIAL                                INITIAL                                INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
Up to and including                     October 2009......     62.77982064%    January 2013......     24.41439444%
August 2006.......     100.00000000%    November 2009.....     61.76424900     February 2013.....     23.59506292
September 2006....      99.36423978     December 2009.....     60.74676364     March 2013........     22.78494112
October 2006......      97.70873892     January 2010......     59.72785360     April 2013........     21.98391354
November 2006.....      96.10746450     February 2010.....     58.70798816     May 2013..........     21.19186532
December 2006.....      94.55938402     March 2010........     57.68761746     June 2013.........     20.40868232
January 2007......      93.06348180     April 2010........     56.59818594     July 2013.........     19.63425106
February 2007.....      91.61875878     May 2010..........     55.51412128     August 2013.......     18.86845884
March 2007........      90.22423218     June 2010.........     54.43564108     September 2013....     18.11119364
April 2007........      89.07365398     July 2010.........     53.36295082     October 2013......     17.36234420
May 2007..........      87.96987798     August 2010.......     52.29624434     November 2013.....     16.62180004
June 2007.........      86.91197528     September 2010....     51.23570426     December 2013.....     15.88945140
July 2007.........      85.89903226     October 2010......     50.18150230     January 2014......     15.16518932
August 2007.......      84.93015030     November 2010.....     49.13379974     February 2014.....     14.44890560
September 2007....      84.00444570     December 2010.....     48.09274770     March 2014........     13.74049288
October 2007......      83.12104924     January 2011......     47.05848754     April 2014........     13.03984452
November 2007.....      82.27910616     February 2011.....     46.03115122     May 2014..........     12.34685476
December 2007.....      81.47777576     March 2011........     45.01086160     June 2014.........     11.66141860
January 2008......      80.71623128     April 2011........     43.95857270     July 2014.........     10.98343188
February 2008.....      79.99365966     May 2011..........     42.91816322     August 2014.......     10.31279128
March 2008........      79.30926130     June 2011.........     41.88950864     September 2014....      9.64939424
April 2008........      78.61752856     July 2011.........     40.87248452     October 2014......      8.99313910
May 2008..........      77.90377698     August 2011.......     39.86696654     November 2014.....      8.34392500
June 2008.........      77.16915364     September 2011....     38.87283052     December 2014.....      7.70165192
July 2008.........      76.41476790     October 2011......     37.88995248     January 2015......      7.06622072
August 2008.......      75.64169234     November 2011.....     36.91820862     February 2015.....      6.43753302
September 2008....      74.85096396     December 2011.....     35.95747546     March 2015........      5.81549136
October 2008......      74.04358506     January 2012......     35.00762980     April 2015........      5.19999912
November 2008.....      73.22052432     February 2012.....     34.06854872     May 2015..........      4.59096046
December 2008.....      72.38271768     March 2012........     33.14010972     June 2015.........      3.98828046
January 2009......      71.53106936     April 2012........     32.22219068     July 2015.........      3.39186502
February 2009.....      70.66645264     May 2012..........     31.31466988     August 2015.......      2.80162090
March 2009........      69.78971092     June 2012.........     30.41742608     September 2015....      2.21745570
April 2009........      68.80302436     July 2012.........     29.53033844     October 2015......      1.63927784
May 2009..........      67.81039268     August 2012.......     28.65328672     November 2015.....      1.06699664
June 2009.........      66.81246180     September 2012....     27.78615114     December 2015.....      0.50052222
July 2009.........      65.80985302     October 2012......     26.92881248     January 2016
August 2009.......      64.80316396     November 2012.....     26.08115208         and thereafter      0.00000000
September 2009....      63.79296912     December 2012.....     25.24305188

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the applicable Subordination Depletion Date, (x) the Group I-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group I-A Certificates, and (y) the Group II-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group II-A Certificates pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b)(i) and (ii).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates of a Group are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

            (A) (i) if the Current Class I-B-1 Fractional Interest is less than the Original Class I-B-1 Fractional Interest and the Class I-B-1 Principal Balance is greater than zero, the Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (ii) if the Current Class II-B-1 Fractional Interest is less than the Original Class II-B-1 Fractional Interest and the Class II-B-1 Principal Balance is greater than zero, the Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates shall not be eligible to receive distributions of principal; or

            (B) (i) if the Current Class I-B-2 Fractional Interest is less than the Original Class I-B-2 Fractional Interest and the Class I-B-2 Principal Balance is greater than zero, the Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (ii) if the Current Class II-B-2 Fractional Interest is less than the Original Class II-B-2 Fractional Interest and the Class II-B-2 Principal Balance is greater than zero, the Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates shall not be eligible to receive distributions of principal; or

            (C) (i) if the Current Class I-B-3 Fractional Interest is less than the Original Class I-B-3 Fractional Interest and the Class I-B-3 Principal Balance is greater than zero, the Class I-B-4, Class I-B-5 and Class I-B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (ii) if the Current Class II-B-3 Fractional Interest is less than the Original Class II-B-3 Fractional Interest and the Class II-B-3 Principal Balance is greater than zero, the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates shall not be eligible to receive distributions of principal; or

            (D) (i) if the Current Class I-B-4 Fractional Interest is less than the Original Class I-B-4 Fractional Interest and the Class I-B-4 Principal Balance is greater than zero, the Class I-B-5 and Class I-B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (ii) if the Current Class II-B-4 Fractional Interest is less than the Original Class II-B-4 Fractional Interest and the Class II-B-4 Principal Balance is greater than zero, the Class II-B-5 and Class II-B-6 Certificates shall not be eligible to receive distributions of principal; or

            (E) (i) if the Current Class I-B-5 Fractional Interest is less than the Original Class I-B-5 Fractional Interest and the Class I-B-5 Principal Balance is greater than zero, the Class I-B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (ii) if the Current Class II-B-5 Fractional Interest is less than the Original Class II-B-5 Fractional Interest and the Class II-B-5 Principal Balance is greater than zero, the Class II-B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates of a Group entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates of such Group entitled to receive distributions of principal below zero, first the Group I Class B Prepayment Percentage or the Group II Class B Prepayment Percentage, as the case may be, of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class of such Group with the lowest numerical Class designation and then, if necessary, the Group I Class B Percentage or Group II Class B Percentage, as the case may be, of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Group I Class B Prepayment Percentages or the Group II Class B Prepayment Percentages, as the case may be, and the Group I Class B Percentages or the Group II Class B Percentages, as the case may be, of the remaining Classes of Class B Certificates in the related Group will be recomputed substituting for the Group I Subordinated Prepayment Percentage or Group II Subordinated Prepayment Percentage, as the case may be, and Group I Subordinated Percentage or Group II Subordinated Percentage, as the case may be, in such computations the difference between (A) the Group I Subordinated Prepayment Percentage or Group II Subordinated Prepayment Percentage, as the case may be, or Group I Subordinated Percentage or Group II Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates of such Group to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates in the related Group eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Group I Class B Prepayment Percentage or Group II Class B Prepayment Percentage, as the case may be, and Group I Class B Percentage or Group II Class B Percentage, as the case may be, of the Class of Class B Certificates in such Group with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Group I Subordinated Prepayment Percentage or Group II Subordinated Prepayment Percentage, as applicable for such Distribution Date minus the sum of the Group I Class B Prepayment Percentages or Group II Class B Prepayment Percentages of the Classes of Class B Certificates in such Group having lower numerical Class designations, if any, and the remainder of the Group I Subordinated Percentage or Group II Subordinated Percentage, as the case may be, for such Distribution Date minus the sum of the Group I Class B Percentages or Group II Class B Percentages, as applicable of the Classes of Class B Certificates in such Group having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Group I Class B Percentage or Group II Class B Percentage, as applicable or Group II Class B Prepayment Percentage or Group II Class B Prepayment Percentage, as applicable.

            (e) The Trustee shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class I-A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Group I-A Distribution Amount with respect to the Class I-A-LR Certificate and all other amounts distributable to the Class I-A-LR Certificate. The Trustee may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

            (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class I-A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.19, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class I-A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class I-A-5, Class I-A-R or Class I-A-LR Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, or in the case of the Class I-A-5 Certificates, the Notional Amount would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

            (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            SECTION 4.02      ALLOCATION OF REALIZED LOSSES.

            (a) (i) With respect to any Distribution Date, the principal portion of Realized Losses on the Group I Mortgage Loans (other than Debt Service Reductions) occurring with respect to Group I Mortgage Loans will be allocated as follows:

            first, to the Class I-B-6 Certificates until the Class I-B-6 Principal Balance has been reduced to zero;

            second, to the Class I-B-5 Certificates until the Class I-B-5 Principal Balance has been reduced to zero;

            third, to the Class I-B-4 Certificates until the Class I-B-4 Principal Balance has been reduced to zero;

            fourth, to the Class I-B-3 Certificates until the Class I-B-3 Principal Balance has been reduced to zero;

            fifth, to the Class I-B-2 Certificates until the Class I-B-2 Principal Balance has been reduced to zero;

            sixth, to the Class I-B-1 Certificates until the Class I-B-1 Principal Balance has been reduced to zero; and

            seventh, concurrently, to the Group I-A Certificates and Class I-A-PO Component, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans.

            (ii) With respect to any Distribution Date, the principal portion of Realized Losses on the Group II Mortgage Loans (other than Debt Service Reductions) occurring with respect to Group II Mortgage Loans will be allocated as follows:

            first, to the Class II-B-6 Certificates until the Class II-B-6 Principal Balance has been reduced to zero;

            second, to the Class II-B-5 Certificates until the Class II-B-5 Principal Balance has been reduced to zero;

            third, to the Class II-B-4 Certificates until the Class II-B-4 Principal Balance has been reduced to zero;

            fourth, to the Class II-B-3 Certificates until the Class II-B-3 Principal Balance has been reduced to zero;

            fifth, to the Class II-B-2 Certificates until the Class II-B-2 Principal Balance has been reduced to zero;

            sixth, to the Class II-B-1 Certificates until the Class II-B-1 Principal Balance has been reduced to zero; and

            seventh, concurrently, to the Group II-A Certificates and Class II-A-PO Component, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's or Component's Principal Balance.

            (b) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (c) After the Group I-B Principal Balance or Group II- B Principal Balance has been reduced to zero, the interest portion of Realized Losses occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan, as applicable, will be allocated among the outstanding Classes of Group I-A and Group II-A Certificates, respectively, based upon their Group I-A and Group II-A Interest Percentages.

            (d) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

            (e) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

            (f) With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            SECTION 4.03      PAYING AGENT.

            (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

            (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

            (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

            (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            SECTION 4.04      STATEMENTS TO CERTIFICATEHOLDERS;
                              REPORT TO THE TRUSTEE AND THE SELLER.

            Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

            (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Group I-A Interest Distribution Amount allocated to each Class of Group I-A Certificates and Current Group II-A Interest Distribution Amount allocated to each Class of Group II-A Certificates, (c) any Group I Interest Shortfall Amounts or Group II Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the amount of any Relief Act Shortfalls allocated to each Class of Class A Certificates for such Distribution Date;

            (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount for a Group allocated to each Class of Class B Certificates of such Group, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates of a Group after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall for a Group allocated to each Class of Class B Certificates of such Group for such Distribution Date, and (e) the amount of any Relief Act Shortfalls allocated to each Class of Class B Certificates of such Group for such Distribution Date;

            (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

            (vi) the number of Group I Mortgage Loans and Group II Mortgage Loans outstanding as of the preceding Determination Date;

            (vii) the Group I-A Principal Balance, the Group II-A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Principal Balance of each Class A-PO Component, the Group I-B Principal Balance, the Group II-B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

            (viii) the Group I Adjusted Pool Amount, the Group II Adjusted Pool Amount, the Group I Adjusted Pool Amount (PO Portion), the Group II Adjusted Pool Amount (PO Portion), the Group I Pool Scheduled Principal Balance of the Group I Mortgage Loans for such Distribution Date, the Group II Pool Scheduled Principal Balance of the Group II Mortgage Loans for such Distribution Date, the aggregate Scheduled Principal Balance of the Group I Discount Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Group II Discount Mortgage Loans for such Distribution Date;

            (ix) the aggregate Scheduled Principal Balances of the Group I Mortgage Loans and Group II Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

            (x) the Group I-A Percentage and Group II-A Percentage for such Distribution Date;

            (xi) the Group I-A Prepayment Percentage and Group II-A Prepayment Percentage for such Distribution Date;

            (xii) the Group I Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Percentages; and Group II Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Percentages; for such Distribution Date;

            (xiii) the Group I Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Prepayment Percentages and Group II Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Prepayment Percentages; for such Distribution Date;

            (xiv) the number and aggregate principal balances of Group I Mortgage Loans and Group II Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

            (xv) the number and aggregate principal balances of the Group I Mortgage Loans and Group II Mortgage Loans in foreclosure as of the preceding Determination Date;

            (xvi) the book value of any real estate with respect to Group I Mortgage Loans or Group II Mortgage Loans acquired through foreclosure or grant of a deed in lieu of foreclosure;

            (xvii) the principal and interest portions of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date;

            (xviii) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

            (xix) the amount by which the Principal Balance of each Class of Group I-B or Group II-B Certificates has been reduced as a result of Realized Losses on the Mortgage Loans in the related Loan Group allocated as of such Distribution Date;

            (xx) the unpaid principal balance of any Group I Mortgage Loan or Group II Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

            (xxi) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation for each Loan Group has been reduced by the Prepayment Interest Shortfall for such Loan Group for the related Distribution Date;

            (xxii) in the case of the Class I-A-5 Certificates, the Notional Amount, if any;

            (xxiii) in the case of each Class of LIBOR Certificates, the applicable Class A Pass-Through Rate;

            (xxiv) the Class A-PO Deferred Amounts, if any;

            (xxv) the amount of PMI Advances made by a Servicer, if any with respect to each Loan Group; and

            (xxvi) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

      and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class I-A-R and Class I-A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class I-A-R and Class I-A-LR Certificates with a $50 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon request, furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer of the Trustee pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Group I-B Distribution Amount and Group II-B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Paying Agent shall make available upon request to each Holder and each proposed transferee of a Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A which information shall be provided on a timely basis to the Paying Agent by the Master Servicer.

            SECTION 4.05      REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE
                              SERVICE.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

            SECTION 4.07      DETERMINATION OF LIBOR.

            On each Rate Determination Date, the Trustee shall determine LIBOR for the Distribution Date occurring in the succeeding month on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Bridge Telerate Service.

            If on any Rate Determination Date the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the Distribution Date in the succeeding month will be whichever is higher of (x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates that the Reference Banks are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that the Reference Banks are quoting on such Rate Determination Date to leading European banks.

            If on any Rate Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the Distribution Date in the succeeding month will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, 1.85%.

            The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to each of the LIBOR Certificates in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trustee shall provide the Class A Pass-Through Rates of the LIBOR Certificates for the related Distribution Date to Beneficial Owners or Holders of LIBOR Certificates who place a telephone call to the Trustee at (704) 374-2117 and make a request therefor during normal working hours on any Business Day.

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01      THE CERTIFICATES.

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class I-A-R and Class I-A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class I-A-R and Class I-A-LR Certificates) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance or Original Notional Amount of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-I-A-1, A-I-A-2, A-I-A-3, A-I-A-4, A-I-A-5, A-I-A-6, A-I-A-7, A-I-A-8, A-I-A-9, A-I-A-10,
A-I-A-11, A-I-A-12, A-I-A-13, A-I-A-14, A-I-A-15, A-I-A-R, A-I-A-LR, A-II-A-1,
A-II-A-2, A-II-A-3, A-II-A-4, A-II-A-5, A-II-A-6, A-A-PO, I-B-1, I-B-2, I-B-3,
I-B-4, I-B-5, I-B-6, II-B-1, II-B-2, II-B-3, II-B-4, II-B-5, II-B-6 and C
(reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section
2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

            (i) the provisions of this Section 5.01(b) shall be in full force and effect;

            (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

            (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

            (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

            (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

            SECTION 5.02      REGISTRATION OF CERTIFICATES.

            (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificate shall be made unless the Trustee and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class I-A-R or Class I-A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee
(i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class I-A-R or Class I-A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R or Class I-A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R or Class I-A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class I-A-R or Class I-A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class I-A-R or Class I-A-LR Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class I-A-R or Class I-A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that
(i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest,
(iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class I-A-R or Class I-A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class I-A-R or Class I-A-LR Certificate, shall be accompanied by a written statement in the form attached as
Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class I-A-R and Class I-A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class I-A-R or Class I-A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class I-A-R or Class I-A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class I-A-R or Class I-A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class I-A-R or Class I-A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class I-A-R or Class I-A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class I-A-R or Class I-A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03      MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

            If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04      PERSONS DEEMED OWNERS.

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

            (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06      MAINTENANCE OF OFFICE OR AGENCY.

            The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07      DEFINITIVE CERTIFICATES.

            If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08      NOTICES TO CLEARING AGENCY.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01      LIABILITY OF THE SELLER AND THE MASTER SERVICER.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

            SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with the performance of its duties and obligations and any legal action relating to this Agreement or the Certificates, including, without limitation, any legal action against the Trustee in its capacity as Trustee hereunder, other than any loss, liability or expense (including, without limitation, expenses payable by the Master Servicer under Section 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated between Group I and Group II, pro rata, and within each Group in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

            SECTION 6.04      RESIGNATION OF THE MASTER SERVICER.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05      COMPENSATION TO THE MASTER SERVICER.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

            SECTION 6.06      ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER
                              SERVICER.

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07      INDEMNIFICATION OF TRUSTEE AND SELLER BY MASTER
                              SERVICER.

            The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01      EVENTS OF DEFAULT.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

            (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

            (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

            (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02      OTHER REMEDIES OF TRUSTEE.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04      ACTION UPON CERTAIN FAILURES OF THE
                              MASTER SERVICER AND UPON EVENT OF DEFAULT.

            In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            SECTION 7.05      TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06      NOTIFICATION TO CERTIFICATEHOLDERS.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01      DUTIES OF TRUSTEE.

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02      CERTAIN MATTERS AFFECTING THE TRUSTEE.

            Except as otherwise provided in Section 8.01:

            (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

            (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

            (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03      TRUSTEE NOT REQUIRED TO MAKE INVESTIGATION.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee shall be repaid by the Master Servicer upon demand.

            SECTION 8.04      TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE
                              LOANS.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            SECTION 8.05      TRUSTEE MAY OWN CERTIFICATES.

            The Trustee, and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06      THE MASTER SERVICER TO PAY FEES AND EXPENSES.

            The Master Servicer covenants and agrees to pay to the Trustee from time to time, from its own funds, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and, except as otherwise agreed by the Master Servicer and the Trustee, the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith. The Trustee shall have no right of reimbursement from the Trust Estate for any such expenses, disbursements and advances not paid or reimbursed to it by the Master Servicer.

            SECTION 8.07      ELIGIBILITY REQUIREMENTS.

            The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

            SECTION 8.08      RESIGNATION AND REMOVAL.

            The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09      SUCCESSOR.

            Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10      MERGER OR CONSOLIDATION.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

            SECTION 8.11      AUTHENTICATING AGENT.

            The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12      SEPARATE TRUSTEES AND CO-TRUSTEES.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

            (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

            (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13      APPOINTMENT OF CUSTODIANS.

            The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

            SECTION 8.14      TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

            (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any other action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented in the Upper-Tier Remic by the Class I-A-1, I-A-2, I-A-3, I-A-4, I-A-5, I-A-6, I-A-7, I-A-8, I-A-9, I-A-10, I-A-11, I-A-12, I-A-13, I-A-14, I-A-15, Class
I-A-R, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6 and Class A-PO Certificates (each Class A-PO Component of which represents a regular interest) and the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates and the interest in the Lower-Tier REMIC represented by the Class I-A-L1, Class I-A-L4, Class I-A-L6, Class II-A-L1, Class II-A-L3, Class II-A-L5, Class A-LPO, Class I-A-LUR, Class I-B-L and Class II-B-L Interests and the Class I-A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject any of the Upper-Tier REMIC, Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or the Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class I-A-R and Class I-A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class I-A-R and Class I-A-LR Certificates shall be tax matters persons for the Upper-Tier REMIC and the Lower-Tier REMIC, respectively, in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to
Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder.

            In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of either REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of either REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee, respectively, to perform its obligations under this
Section 8.14.

            SECTION 8.15      MONTHLY ADVANCES.

            In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01      TERMINATION UPON PURCHASE BY THE
                              SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the sum of the Pool Scheduled Principal Balances of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in Section 11.18. In the case of any purchase by the Seller pursuant to said clause (i), the Seller shall provide to the Trustee the certification required by Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to
Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. In the event the Seller is exercising its right to repurchase, the Seller shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class I-A-R and Class I-A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(a) and
(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02      ADDITIONAL TERMINATION REQUIREMENTS.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee and the Trustee have received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

            (i) The notice given by the Trustee under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC; and

            (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee, on behalf of the Trustee, shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01     AMENDMENT.

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake,
(ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and the Lower-Tier Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder,
(v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trustee shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

            (a) changing the Applicable Unscheduled Principal Receipt Period for Type 1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

            (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

            SECTION 10.02     RECORDATION OF AGREEMENT.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03     LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04     GOVERNING LAW; JURISDICTION.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05     NOTICES.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and
(iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

            SECTION 10.06     SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07     SPECIAL NOTICES TO RATING AGENCIES.

            (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 10.01(a);

            (ii) any sale or transfer of the Class B Certificates pursuant to
      Section 5.02 to an affiliate of the Seller;

            (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

            (iv) any resignation of the Master Servicer pursuant to Section
      6.04;

            (v) the occurrence of any of the Events of Default described in
      Section 7.01;

            (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

            (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

            (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

            (i) the appointment of a Custodian pursuant to Section 2.02;

            (ii) the resignation or removal of the Trustee pursuant to Section 8.08;

            (iii) the appointment of a successor trustee pursuant to Section 8.09; or

            (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency:

            (i) reports prepared pursuant to Section 3.05; and

            (ii) statements prepared pursuant to Section 4.04.

            SECTION 10.08     COVENANT OF SELLER.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09     RECHARACTERIZATION.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            SECTION 11.01     CUT-OFF DATE.

            The Cut-Off Date for the Certificates is March 1, 2002.

            SECTION 11.02     CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

            The Cut-Off Date Aggregate Principal Balance is $948,741,054.96.

            SECTION 11.03     ORIGINAL GROUP I-A PERCENTAGE.

            The Original Group I-A Percentage is 96.98231012%.

            SECTION 11.04     ORIGINAL GROUP II-A PERCENTAGE.

            The Original Group II-A Percentage is 97.28699209%.

            SECTION 11.05 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A CERTIFICATES.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                                Original
                    Class                  Principal Balance
                    -----                  -----------------

              Class I-A-1                  $168,391,871.00
              Class I-A-2                  $ 10,941,678.00
              Class I-A-3                  $ 25,000,000.00
              Class I-A-4                  $112,383,451.00
              Class I-A-6                  $ 14,600,000.00
              Class I-A-7                  $ 79,160,000.00
              Class I-A-8                  $ 51,500,000.00
              Class I-A-9                  $ 28,000,000.00
              Class I-A-10                 $ 51,000,000.00
              Class I-A-11                 $ 14,179,000.00
              Class I-A-12                 $ 50,000,000.00
              Class I-A-13                 $ 12,082,000.00
              Class I-A-14                 $ 70,650,000.00
              Class I-A-15                 $    773,000.00
              Class I-A-R                  $         50.00
              Class I-A-LR                 $         50.00
              Class II-A-1                 $112,751,334.00
              Class II-A-2                 $ 56,375,666.00
              Class II-A-3                 $  4,615,384.00
              Class II-A-4                 $    384,616.00
              Class II-A-5                 $ 29,500,000.00
              Class II-A-6                 $ 23,451,000.00
              Class A-PO                   $  5,241,215.30

                                           Original Component
                   Component               Principal Balance
                   ---------               -----------------

            Class I-A-PO Component         $  4,141,238.56
            Class II-A-PO Component        $  1,099,976.74

            SECTION 11.05(A)  ORIGINAL NOTIONAL AMOUNT.

            The Original Notional Amount is $112,383,451.00.

            SECTION 11.06     ORIGINAL AGGREGATE NON-PO PRINCIPAL BALANCE.

                  (A) ORIGINAL AGGREGATE NON-PO PRINCIPAL BALANCE FOR GROUP I.

                  The Original Aggregate Non-PO Principal Balance for Group I is
            $688,661,100.41.

                  (B) ORIGINAL AGGREGATE NON-PO PRINCIPAL BALANCE FOR GROUP II.

                  The Original Aggregate Non-PO Principal Balance for Group II
            is $227,078,000.55.

            SECTION 11.07     ORIGINAL SUBORDINATED PERCENTAGE.

                  (A) ORIGINAL GROUP I SUBORDINATED PERCENTAGE.

                  The Original Group I Subordinated Percentage is 3.01768988%.

                  (B) ORIGINAL GROUP II SUBORDINATED PERCENTAGE.

            The Original Group II Subordinated Percentage is 2.71300791%.

            SECTION 11.08     ORIGINAL CLASS B PRINCIPAL BALANCE.

                  (A) ORIGINAL GROUP I-B PRINCIPAL BALANCE.

                  The Original Group I-B Principal Balance is $21,428,295.85.

                  (B) ORIGINAL GROUP II-B PRINCIPAL BALANCE.

            The Original Group II-B Principal Balance is $6,332,443.81.

            SECTION 11.09     ORIGINAL GROUP I SUBORDINATED PRINCIPAL BALANCE.

            The Original Group I Subordinated Principal Balance is
$21,428,295.85.

            SECTION 11.10     ORIGINAL GROUP II SUBORDINATED PRINCIPAL BALANCE.

            The Original Group II Subordinated Principal Balance is
$6,332,443.81.

            SECTION 11.11 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B CERTIFICATES.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                               Original
                 Class                    Principal Balance
                 -----                    -----------------

              Class I-B-1                  $ 10,714,000.00
              Class I-B-2                  $  4,285,000.00
              Class I-B-3                  $  2,500,000.00
              Class I-B-4                  $  1,428,000.00
              Class I-B-5                  $  1,072,000.00
              Class I-B-6                  $  1,429,295.85
              Class II-B-1                 $  2,814,000.00
              Class II-B-2                 $  1,290,000.00
              Class II-B-3                 $    821,000.00
              Class II-B-4                 $    586,000.00
              Class II-B-5                 $    352,000.00
              Class II-B-6                 $    469,443.81

            SECTION 11.12 ORIGINAL CLASS I-B-1 AND CLASS II-B-1 FRACTIONAL INTEREST.

                  (A) ORIGINAL CLASS I-B-1 FRACTIONAL INTEREST.

                  The Original Class I-B-1 Fractional Interest is 1.50886577%.

                  (B) ORIGINAL CLASS II-B-1 FRACTIONAL INTEREST.

                  The Original Class II-B-1 Fractional Interest is 1.50740633%.

            SECTION 11.13 ORIGINAL CLASS I-B-2 AND CLASS II-B-2 FRACTIONAL INTEREST.

                  (A)   ORIGINAL CLASS I-B-2 FRACTIONAL INTEREST.

                  The Original Class I-B-2 Fractional Interest is 0.90542062%.

                  (B)   ORIGINAL CLASS II-B-2 FRACTIONAL INTEREST.

                  The Original Class II-B-2 Fractional Interest is 0.95473183%.

            SECTION 11.14 ORIGINAL CLASS I-B-3 AND CLASS II-B-3 FRACTIONAL INTEREST.

                  (A)   ORIGINAL CLASS I-B-3 FRACTIONAL INTEREST.

                  The Original Class I-B-3 Fractional Interest is 0.55335227%.

                  (B)   ORIGINAL CLASS II-B-3 FRACTIONAL INTEREST.

                  The Original Class II-B-3 Fractional Interest is 0.60299093%.

            SECTION 11.15 ORIGINAL CLASS I-B-4 AND CLASS II-B-4 FRACTIONAL INTEREST.

                  (A)   ORIGINAL CLASS I-B-4 FRACTIONAL INTEREST.

                  The Original Class I-B-4 Fractional Interest is 0.35225083%.

                  (B)   ORIGINAL CLASS II-B-4 FRACTIONAL INTEREST.

                  The Original Class II-B-4 Fractional Interest is 0.35193104%.

            SECTION 11.16 ORIGINAL CLASS I-B-5 AND CLASS II-B-5 FRACTIONAL INTEREST.

                  (A)   ORIGINAL CLASS I-B-5 FRACTIONAL INTEREST.

                  The Original Class I-B-5 Fractional Interest is 0.20128393%.

                  (B)   ORIGINAL CLASS II-B-5 FRACTIONAL INTEREST.

                  The Original Class II-B-5 Fractional Interest is 0.20112373%.

            SECTION 11.17     CLOSING DATE.

            The Closing Date is March 28, 2002.

            SECTION 11.18     RIGHT TO PURCHASE.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the aggregate Scheduled Principal Balance of the Mortgage Loans being less than $94,874,105.50 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.19     WIRE TRANSFER ELIGIBILITY.

      With respect to the Class A Certificates (other than the Class I-A-5, Class I-A-R, Class I-A-LR and Class II-A-4 Certificates) and the Class B Certificates (other than the Class II-B-5 and Class II-B-6 Certificates), the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class I-A-5 Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 1% Percentage Interest. The Class I-A-R, Class I-A-LR, Class II-A-4, Class II-B-5 and Class II-B-6 Certificates are not eligible for wire transfer.

            SECTION 11.20     SINGLE CERTIFICATE.

            A Single Certificate for the Class I-A-1, Class I-A-6 and Class II-A-3 Certificates represent a $1,000 Denomination. A Single Certificate for the Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-14, Class II-A-1, Class II-A-2, Class II-A-5 and Class II-A-6 Certificates represent a $25,000 Denomination. A Single Certificate for the Class I-A-5 Certificates represent a $936,528 Denomination. A Single Certificate for the Class I-A-13, Class I-A-15, Class II-A-4, Class A-PO, Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates represent a $100,000 Denomination. A Single Certificate for the Class I-A-R and Class I-A-LR Certificates represents a $50 Denomination. A Single Certificate for the Class I-B-4, Class I-B-5, Class I-B-6 and Class II-B-4 Certificates represents a $250,000 Denomination. A Single Certificate for the Class II-B-5 Certificates represents a $352,000 Denomination. A Single Certificate for the Class II-B-6 Certificates represents a $469,443.81 Denomination.

            SECTION 11.21     SERVICING FEE RATE.

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

            SECTION 11.22     MASTER SERVICING FEE RATE.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan shall be 0.017% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       WELLS FARGO ASSET SECURITIES
                                         CORPORATION
                                            as Seller

                                       By:  ___________________________________
                                            Name:  Alan S. McKenney
                                            Title: Vice President


                                       WELLS FARGO BANK MINNESOTA,
                                         NATIONAL ASSOCIATION
                                            as Master Servicer

                                       By:  ___________________________________
                                            Name:  William B. Hill III
                                            Title: Vice President


                                       FIRST UNION NATIONAL BANK
                                         as Trustee

                                       By:  ___________________________________
                                            Name:
                                            Title:

Attest:
By: ___________________________________
Name: _________________________________
Title: ________________________________

STATE OF MARYLAND             )
                              ss.:
COUNTY OF FREDERICK           )

            On this 28th day of March, 2002, before me, a notary public in and for the State of Maryland, personally appeared Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND             )
                              ss.:
COUNTY OF FREDERICK           )

            On this 28th day of March, 2002, before me, a notary public in and for the State of Maryland, personally appeared William B. Hill III, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed her name thereto by order of the Board of Directors of said corporation.



_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 28th day of March, 2002, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 28th day of March, 2002, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



_________________________
Notary Public

[NOTARIAL SEAL]

                                  EXHIBIT I-A-1
                    [FORM OF FACE OF CLASS I-A-1 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION
         OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
      REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
       BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AA 1           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-1 Certificates required to be distributed to Holders of the Class I-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-1 Certificates applicable to each Distribution Date will be 5.400% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                  EXHIBIT I-A-2
                    [FORM OF FACE OF CLASS I-A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION
   OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
       BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AB 9           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively),, formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-2 Certificates required to be distributed to Holders of the Class I-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-2 Certificates applicable to each Distribution Date will be 5.400% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT I-A-3
                    [FORM OF FACE OF CLASS I-A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
       BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AC 7           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-3 Certificates required to be distributed to Holders of the Class I-A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-3 Certificates applicable to each Distribution Date will be 5.400% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                  EXHIBIT I-A-4
                    [FORM OF FACE OF CLASS I-A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION
   OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
       BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AD 5           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day preceding such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-4 Certificates required to be distributed to Holders of the Class I-A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-4 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in April 2002 will be 2.200% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 0.350% plus LIBOR as determined on the second business day prior to the 25th day of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.350% and a maximum rate of 8.500%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT I-A-5
                    [FORM OF FACE OF CLASS I-A-5 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AE 3           First Distribution Date:  April 25, 2002

                                 Denomination: $________________(Initial
                                 Notional Amount)

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day preceding such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-5 Certificates required to be distributed to Holders of the Class I-A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class I-A-5 Certificates are not entitled to distributions in respect of principal. The pass-through rate on the Class I-A-5 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in April 2002 will be 6.300% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 8.150% minus LIBOR as determined on the second business day prior to the 25th day of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.000% and a maximum rate of 8.150%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT I-A-6
                    [FORM OF FACE OF CLASS I-A-6 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION
   OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
       BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AF 0           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-6 Certificates required to be distributed to Holders of the Class I-A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT I-A-7
                    [FORM OF FACE OF CLASS I-A-7 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION
   OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
           IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
      BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AG 8           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-7 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-7 Certificates required to be distributed to Holders of the Class I-A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-7 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT I-A-8
                    [FORM OF FACE OF CLASS I-A-8 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION
   OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
       BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-A-8

               evidencing an interest in a pool of fixed interest
               rate, conventional, monthly pay, fully amortizing,
              first lien, one- to four-family residential mortgage
             loans, which may include loans secured by shares issued
                  by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AH 6           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced    Final Scheduled Maturity Date:  April 25, 2032
by this Certificate:   ______%

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-8 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-8 Certificates required to be distributed to Holders of the Class I-A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-8 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-8 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                  EXHIBIT I-A-9
                    [FORM OF FACE OF CLASS I-A-9 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION
   OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
       BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-A-9

               evidencing an interest in a pool of fixed interest
               rate, conventional, monthly pay, fully amortizing,
              first lien, one- to four-family residential mortgage
             loans, which may include loans secured by shares issued
                  by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AJ 2           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-9 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-9 Certificates required to be distributed to Holders of the Class I-A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-9 Certificates applicable to each Distribution Date will be 6.500% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class I-A-9 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-9 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                 EXHIBIT I-A-10
                   [FORM OF FACE OF CLASS I-A-10 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION
   OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
       BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AK 9           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-10 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-10 Certificates required to be distributed to Holders of the Class I-A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-10 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-10 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                 EXHIBIT I-A-11
                   [FORM OF FACE OF CLASS I-A-11 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION
   OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
           IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
       BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-A-11

               evidencing an interest in a pool of fixed interest
               rate, conventional, monthly pay, fully amortizing,
              first lien, one- to four-family residential mortgage
             loans, which may include loans secured by shares issued
                  by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AL 7           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-11 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-11 Certificates required to be distributed to Holders of the Class I-A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-11 Certificates applicable to each Distribution Date will be 6.500% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class I-A-11 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-11 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                 EXHIBIT I-A-12
                   [FORM OF FACE OF CLASS I-A-12 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION
   OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
           IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
      BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-A-12

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AM 5           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-12 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-12 Certificates required to be distributed to Holders of the Class I-A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-12 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-12 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                 EXHIBIT I-A-13
                   [FORM OF FACE OF CLASS I-A-13 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION
   OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
       BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-A-13

               evidencing an interest in a pool of fixed interest
               rate, conventional, monthly pay, fully amortizing,
              first lien, one- to four-family residential mortgage
             loans, which may include loans secured by shares issued
                  by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AN 3           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-13 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-13 Certificates required to be distributed to Holders of the Class I-A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-13 Certificates applicable to each Distribution Date will be 6.500% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class I-A-13 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-13 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                 EXHIBIT I-A-14
                   [FORM OF FACE OF CLASS I-A-14 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION
   OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
           IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
       BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-A-14

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

       THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST
IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AP 8           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-14 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-14 Certificates required to be distributed to Holders of the Class I-A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-14 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-14 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                 EXHIBIT I-A-15
                   [FORM OF FACE OF CLASS I-A-15 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION
   OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
       BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-A-15

               evidencing an interest in a pool of fixed interest
               rate, conventional, monthly pay, fully amortizing,
              first lien, one- to four-family residential mortgage
             loans, which may include loans secured by shares issued
                  by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            AFTER THE APPLICABLE SUBORDINATION DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES, OTHER THAN EXCESS LOSSES, ALLOCATED TO THE CLASS I-A-14 CERTIFICATES WILL BE BORNE BY THE CLASS I-A-15 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q BP 7           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-15 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-15 Certificates required to be distributed to Holders of the Class I-A-15 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-15 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-15 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT I-A-R
                    [Form of Face of Class I-A-R Certificate]


FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-A-R

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AQ 6           First Distribution Date:  April 25, 2002

                                 Denomination: $___________

Percentage Interest evidenced
by this Certificate:  ______%    Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-R Certificate with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-R Certificate required to be distributed to the Holder of the Class I-A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-R Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                 EXHIBIT I-A-LR
                   [Form of Face of Class I-A-LR Certificate]


FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-A-LR

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AR 4                  First Distribution Date:  April 25, 2002

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-LR Certificate with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-LR Certificate required to be distributed to the Holder of the Class I-A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-LR Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-LR Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT II-A-1
                   [FORM OF FACE OF CLASS II-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION
   OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
       BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS II-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AS 2           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-1 Certificates required to be distributed to Holders of the Class II-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-1 Certificates applicable to each Distribution Date will be 5.875% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                 EXHIBIT II-A-2
                   [FORM OF FACE OF CLASS II-A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION
   OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
       BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS II-A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AT 0           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-2 Certificates required to be distributed to Holders of the Class II-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-2 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                 EXHIBIT II-A-3
                   [FORM OF FACE OF CLASS II-A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION
   OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
           IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
       BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS II-A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AU 7           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-3 Certificates required to be distributed to Holders of the Class II-A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                 EXHIBIT II-A-4
                   [FORM OF FACE OF CLASS II-A-4 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS II-A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AV 5           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-4 Certificates required to be distributed to Holders of the Class II-A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The Class II-A-4 Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                 EXHIBIT II-A-5
                   [FORM OF FACE OF CLASS II-A-5 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION
   OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
           IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
       BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS II-A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AW 3           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-5 Certificates required to be distributed to Holders of the Class II-A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-5 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                 EXHIBIT II-A-6
                   [FORM OF FACE OF CLASS II-A-6 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION
   OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
       BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS II-A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AX 1           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-6 Certificates required to be distributed to Holders of the Class II-A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-6 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-7, CLASS A-PO

              evidencing an interest in two pools of fixed interest
                     rate, conventional, monthly pay, fully
                   amortizing, first lien, one- to four-family
                      residential mortgage loans, which may
                    include loans secured by shares issued by
                   cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AY 9           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount and the Group II-A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. For the purposes of determining distributions in reduction of Principal Balance, the Class A-PO Certificates consist of two components (each, a "Component" and individually, the "Class I-A-PO Component" and the "Class I-A-PO Component"). The Class A-PO Components are principal only Components and will not be entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Each Component of this Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in
Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT I-B-1
                    [FORM OF FACE OF CLASS I-B-1 CERTIFICATE]


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group I-A CERTIFICATES AND THE CLASS I-A-PO COMPONENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-B-1

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q AZ 6           First Distribution Date:  April 25, 2002

                                 Denomination: $_________________

Percentage Interest evidenced
by this Certificate:  ________%  Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-B-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group I-A Certificates and the Class I-A-PO Component as specified in the Agreement, any Class I-B-1 Distribution Amount required to be distributed to Holders of the Class I-B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class I-B-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                  EXHIBIT I-B-2
                    [FORM OF FACE OF CLASS I-B-2 CERTIFICATE]


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group I-A CERTIFICATES, THE CLASS I-A-PO COMPONENT AND THE CLASS I-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-B-2

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q BA 0           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-B-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group I-A Certificates, the Class I-A-PO Component and the Class I-B-1 Certificates as specified in the Agreement, any Class I-B-2 Distribution Amount required to be distributed to Holders of the Class I-B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class I-B-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                  EXHIBIT I-B-3
                    [FORM OF FACE OF CLASS I-B-3 CERTIFICATE]


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group I-A CERTIFICATES, THE CLASS I-A-PO COMPONENT, THE CLASS I-B-1 CERTIFICATES AND THE CLASS I-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-B-3

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION

                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q BB 8           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-B-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group I-A Certificates, the Class I-A-PO Component, the Class I-B-1 and Class I-B-2 Certificates as specified in the Agreement, any Class I-B-3 Distribution Amount required to be distributed to Holders of the Class I-B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class I-B-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                  EXHIBIT I-B-4
                    [FORM OF FACE OF CLASS I-B-4 CERTIFICATE]


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group I-A CERTIFICATES, THE CLASS I-A-PO COMPONENT, THE CLASS I-B-1 CERTIFICATES, THE CLASS I-B-2 CERTIFICATES AND THE CLASS I-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-B-4

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q BH 5           First Distribution Date:  April 25, 2002

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-B-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group I-A Certificates, the Class I-A-PO Component, the Class I-B-1, Class I-B-2 and Class I-B-3 Certificates as specified in the Agreement, any Class I-B-4 Distribution Amount required to be distributed to Holders of the Class I-B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class I-B-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class I-B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                  EXHIBIT I-B-5
                    [FORM OF FACE OF CLASS I-B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group I-A CERTIFICATES, THE CLASS I-A-PO COMPONENT, THE CLASS I-B-1 CERTIFICATES, THE CLASS I-B-2 CERTIFICATES, THE CLASS I-B-3 CERTIFICATES AND THE CLASS I-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-B-5

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q BJ 1           First Distribution Date:  April 25, 2002

                                 Denomination: $_____________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-B-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group I-A Certificates, the Class I-A-PO Component, the Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates as specified in the Agreement, any Class I-B-5 Distribution Amount required to be distributed to Holders of the Class I-B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class I-B-5 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class I-B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                  EXHIBIT I-B-6
                    [FORM OF FACE OF CLASS I-B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group I-A CERTIFICATES, THE CLASS I-A-PO COMPONENT, THE CLASS I-B-1 CERTIFICATES, THE CLASS I-B-2 CERTIFICATES, THE CLASS I-B-3 CERTIFICATES, THE CLASS I-B-4 CERTIFICATES AND THE CLASS I-B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS I-B-6

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q BK 8           First Distribution Date:  April 25, 2002

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT ______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-B-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group I-A Certificates, the Class I-A-PO Component, the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4 and Class I-B-5 Certificates as specified in the Agreement, any Class I-B-6 Distribution Amount required to be distributed to Holders of the Class I-B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class I-B-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class I-B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                 EXHIBIT II-B-1
                   [FORM OF FACE OF CLASS II-B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group II-A CERTIFICATES AND THE CLASS II-A-PO COMPONENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS II-B-1

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q BC 6           First Distribution Date:  April 25, 2002

                                 Denomination: $_________________

Percentage Interest evidenced
by this Certificate:  ________%  Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-B-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group II-A Certificates and the Class II-A-PO Component as specified in the Agreement, any Class II-B-1 Distribution Amount required to be distributed to Holders of the Class II-B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class II-B-1 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                 EXHIBIT II-B-2
                   [FORM OF FACE OF CLASS II-B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO Group II-A CERTIFICATES, THE CLASS II-A-PO COMPONENT AND THE CLASS II-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS II-B-2

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q BD 4           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-B-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group II-A Certificates, the Class II-A-PO Component and the Class II-B-1 Certificates as specified in the Agreement, any Class II-B-2 Distribution Amount required to be distributed to Holders of the Class II-B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class II-B-2 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                 EXHIBIT II-B-3
                   [FORM OF FACE OF CLASS II-B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group II-A CERTIFICATES, THE CLASS II-A-PO COMPONENT, THE CLASS II-B-1 CERTIFICATES AND THE CLASS II-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS II-B-3

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q BE 2           First Distribution Date:  April 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-B-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group II-A Certificates, the Class II-A-PO Component, the Class II-B-1 and Class II-B-2 Certificates as specified in the Agreement, any Class II-B-3 Distribution Amount required to be distributed to Holders of the Class II-B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class II-B-3 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                 EXHIBIT II-B-4
                   [FORM OF FACE OF CLASS II-B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group II-A CERTIFICATES, THE CLASS II-A-PO COMPONENT, THE CLASS II-B-1 CERTIFICATES, THE CLASS II-B-2 CERTIFICATES AND THE CLASS II-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS II-B-4

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q BL 6           First Distribution Date:  April 25, 2002

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-B-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group II-A Certificates, the Class II-A-PO Component, the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates as specified in the Agreement, any Class II-B-4 Distribution Amount required to be distributed to Holders of the Class II-B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class II-B-4 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class II-B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                 EXHIBIT II-B-5
                   [FORM OF FACE OF CLASS II-B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group II-A CERTIFICATES, THE CLASS II-A-PO COMPONENT, THE CLASS II-B-1 CERTIFICATES, THE CLASS II-B-2 CERTIFICATES, THE CLASS II-B-3 CERTIFICATES AND THE CLASS II-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS II-B-5

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q BM 4           First Distribution Date:  April 25, 2002

                                 Denomination: $_____________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-B-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group II-A Certificates, the Class II-A-PO Component, the Class II-B-1, Class II-B-2, Class II-B-3 and Class II-B-4 Certificates as specified in the Agreement, any Class II-B-5 Distribution Amount required to be distributed to Holders of the Class II-B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class II-B-5 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class II-B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                 EXHIBIT II-B-6
                   [FORM OF FACE OF CLASS II-B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group II-A CERTIFICATES, THE CLASS II-A-PO COMPONENT, THE CLASS II-B-1 CERTIFICATES, THE CLASS II-B-2 CERTIFICATES, THE CLASS II-B-3 CERTIFICATES, THE CLASS II-B-4 CERTIFICATES AND THE CLASS II-B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-7, CLASS II-B-6

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

       THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST
IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  March 1, 2002

CUSIP No.: 94978Q BN 2           First Distribution Date:  April 25, 2002

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  April 25, 2032

            THIS CERTIFIES THAT ______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-B-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group II-A Certificates, the Class II-A-PO Component, the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates as specified in the Agreement, any Class II-B-6 Distribution Amount required to be distributed to Holders of the Class II-B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class II-B-6 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class II-B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
      Authorized Officer

                                    EXHIBIT C
                 [Form of Reverse of Series 2002-7 Certificates]

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-7

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the sum of the Pool Scheduled Principal Balances of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Social Security or other Identifying Number of Assignee:

Dated:



                                     -----------------------------------
                                    Signature by or on behalf of assignor



                                     -----------------------------------
                                            Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_________________ for the account of __________________________________________
account number _____________, or, if mailed by check, to ______________________
_________________________________.  Applicable statements should be mailed to
_____________________________

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT
                               -------------------

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                           W I T N E S S E T H  T H A T
                           - - - - - - - - - -  - - - -

            WHEREAS, the Seller, the Master Servicer, and the Trustee, have entered into a Pooling and Servicing Agreement dated as of March 28, 2002 relating to the issuance of Mortgage Pass-Through Certificates, Series 2002-7 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.


                                   ARTICLE II

                          CUSTODY OF MORTGAGE DOCUMENTS

            Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

            Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.


                                   ARTICLE III

                            CONCERNING THE CUSTODIAN

         Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                              FIRST UNION NATIONAL BANK



401 South Tryon Street                By:__________________________________
Charlotte, North Carolina, 28202         Name:_____________________________
                                         Title:____________________________


Address:                              WELLS FARGO ASSET SECURITIES CORPORATION



7485 New Horizon Way                  By:__________________________________
Frederick, Maryland 21703                Name:_____________________________
                                         Title:____________________________


Address:                              WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION

7485 New Horizon Way
Frederick, Maryland 21703             By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________


Address:                              [CUSTODIAN]



                                      By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                         _______________________________________
                                                       Notary Public

    [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Bank
Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.




                                         _______________________________________
                                                       Notary Public

    [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ___ day of ________, 20__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                         _______________________________________
                                                       Notary Public

    [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of ________, 20__, before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association



                                         _______________________________________
                                                       Notary Public

    [NOTARIAL SEAL]

                                  EXHIBIT F-1A

                 [Schedule of Type 1 Mortgage Loans in Group I]

WFMBS
WFMBS   2002-07 GROUP I LOANS EXHIBIT F-1A
30 YEAR NON RELOCATION LOANS

(i)          (ii)                                         (iii)          (iv)          (v)          (vi)       (vii)     (viii)
--------     -----------------------   -----   -----    ----------  -----------     --------     ----------  --------  ----------
                                                                                       NET
MORTGAGE                                                               MORTGAGE     MORTGAGE       CURRENT   ORIGINAL  SCHEDULED
LOAN                                            ZIP       PROPERTY     INTEREST     INTEREST       MONTHLY    TERM TO   MATURITY
NUMBER       CITY                      STATE   CODE       TYPE           RATE         RATE         PAYMENT   MATURITY     DATE
--------     -----------------------   -----   -----    ----------  -----------     --------     ----------  --------  ----------
2722807      OAK HILL                   VA     20171      SFD           7.375         6.500        $2,651.50    360    1-Aug-31
3890367      LAKE FOREST                IL     60045      SFD           7.125         6.500        $2,391.70    360    1-Oct-31
3892146      MANHATTAN BEACH            CA     90266      MF2           7.000         6.500        $2,868.78    360    1-Oct-31
4228625      EAST SETAUKET              NY     11733      SFD           7.000         6.500        $2,794.27    360    1-Nov-31
4259267      LAKEVILLE                  PA     18438      SFD           7.375         6.500          $638.38    240    1-Aug-21
4264818      GREAT NECK                 NY     11021      SFD           6.875         6.500        $2,135.02    360    1-Jan-32
4282089      ATLANTA                    GA     30309      SFD           7.125         6.500        $2,358.01    360    1-Sep-31
4289646      NEW YORK                   NY     10025      COP           7.500         6.500        $2,957.68    360    1-Jan-32
4289924      ASHBURN                    VA     20148      SFD           6.875         6.500        $2,332.10    360    1-Mar-32
4292791      BROOKLYN                   NY     11205      COP           7.625         6.500          $360.98    360    1-Jun-31
4304787      ARLINGTON                  VA     22203      SFD           7.125         6.500        $2,371.09    360    1-Feb-32
4307126      LAS VEGAS                  NV     89120      SFD           7.500         6.500        $3,650.15    240    1-Mar-22
4325418      RYE                        NY     10580      SFD           6.875         6.500        $5,581.27    360    1-Jan-32
4332158      FAIRFAX STATION            VA     22039      SFD           7.125         6.500        $2,290.64    360    1-Aug-31
4338370      SLEEPY HOLLOW              NY     10591      SFD           7.375         6.500        $2,417.37    360    1-Mar-32
4339385      OCEAN ISLE BEACH           NC     28469      SFD           6.875         6.500        $2,904.94    360    1-Mar-32
4340001      OSSINING                   NY     10562      SFD           7.375         6.500        $3,815.98    360    1-Jan-32
4340353      NAPLES                     FL     34105      SFD           6.875         6.500        $2,257.65    360    1-Dec-31
4343477      NEW YORK                   NY     10001      HCO           6.875         6.500        $2,627.72    360    1-Nov-31
4345812      SAN DIEGO                  CA     92128      SFD           6.625         6.358        $3,236.77    360    1-Nov-31
4358381      NEW YORK                   NY     10022      COP           7.125         6.500        $3,654.93    360    1-Mar-32
4361999      NEW YORK                   NY     10021      HCO           7.125         6.500        $3,375.33    360    1-Jan-32
4369507      DIX HILLS                  NY     11746      SFD           6.875         6.500        $2,341.84    240    1-Dec-21
4370543      NEW YORK                   NY     10022      COP           6.750         6.483        $2,594.40    360    1-Feb-32
4371636      NEW GLOUCESTER             ME     04260      SFD           7.125         6.500        $2,910.46    360    1-Dec-31
4372367      VIENNA                     VA     22182      SFD           6.750         6.483        $3,742.42    360    1-Mar-32
4372787      SANTA MONICA               CA     90405      SFD           6.750         6.483        $3,032.20    360    1-Jan-32
4373320      STOUGHTON                  MA     02072      SFD           6.625         6.358        $2,014.42    360    1-Feb-32
4373481      WESTHAMPTON BEACH          NY     11978      SFD           7.125         6.500        $3,301.23    360    1-Feb-32
4374025      SHARPSBURG                 GA     30277      SFD           6.750         6.483        $2,827.89    360    1-Feb-32
4375007      SAN DIEGO                  CA     92128      SFD           6.875         6.500        $1,980.65    360    1-Mar-32
4375908      TAPPAN                     NY     10983      SFD           6.875         6.500        $2,194.14    360    1-Dec-31
4376655      STAMFORD                   CT     06902      SFD           6.875         6.500        $3,560.56    360    1-Mar-32
4379664      HASTINGS                   MN     55033      SFD           6.875         6.500        $2,529.18    360    1-Feb-32
4381917      SOMERS                     NY     10589      SFD           6.875         6.500        $3,095.45    360    1-Feb-32
4382795      SAN DIEGO                  CA     92127      SFD           7.125         6.500        $2,172.75    360    1-Feb-32
4384115      STILLWATER                 MN     55082      SFD           6.750         6.483        $2,716.33    360    1-Mar-32
4385592      WHEATON                    IL     60187      SFD           6.750         6.483        $2,535.82    240    1-Feb-22
4386962      MANTECA                    CA     95337      SFD           6.875         6.500        $2,154.73    360    1-Feb-32
4388285      NEW YORK                   NY     10024      COP           7.250         6.500        $5,252.76    360    1-Feb-32
4391920      SAN ANTONIO                TX     78209      SFD           7.125         6.500        $6,737.19    360    1-Mar-32
4392354      FRANKLIN LAKES             NJ     07417      SFD           7.250         6.500        $2,387.62    360    1-Feb-32
4393415      BECKER                     MN     55308      SFD           7.000         6.500        $2,421.71    360    1-Mar-32
4393448      HINSDALE                   IL     60523      SFD           6.875         6.500        $4,926.97    360    1-Nov-31
4393586      SIMI VALLEY                CA     93063      SFD           7.250         6.500        $2,524.06    360    1-Jan-32
4394107      LAGUNA NIGUEL              CA     92677      SFD           6.875         6.500        $2,299.26    360    1-Jan-32
4394952      PORTLAND                   OR     97201      SFD           6.500         6.233        $1,943.61    360    1-Mar-32
4395968      WARREN                     NJ     07059      SFD           6.875         6.500        $1,844.00    360    1-Feb-32
4398693      BASALT                     CO     81621      SFD           6.875         6.500        $4,350.00    240    1-Jan-22
4400614      BURLINGAME                 CA     94010      SFD           7.000         6.500        $4,304.51    360    1-Nov-31
4402914      BROOKLYN                   NY     11201      COP           6.875         6.500        $2,299.25    360    1-Jan-32
4403493      NEWPORT BEACH              CA     92660      LCO           6.875         6.500        $2,844.51    360    1-Dec-31
4404272      POTOMAC                    MD     20854      SFD           6.875         6.500        $2,102.18    360    1-Feb-32
4404492      SAN FRANCISCO              CA     94118      LCO           6.875         6.500        $4,230.63    360    1-Mar-32
4404713      NEWTON                     MA     02459      SFD           6.875         6.500        $2,974.32    360    1-Mar-32
4405283      LOS ANGELES                CA     90034      SFD           6.625         6.358        $3,521.72    360    1-Feb-32
4405630      WOODSIDE                   CA     94062      SFD           6.750         6.483        $4,202.92    360    1-Mar-32
4416204      PACIFIC PALISADES          CA     90272      SFD           6.875         6.500        $2,397.80    360    1-Mar-32
4416250      LAS VEGAS                  NV     89145      SFD           6.875         6.500        $2,443.78    360    1-Dec-31
4418059      LONGBOAT KEY               FL     34228      SFD           6.875         6.500        $2,233.56    360    1-Jan-32
4418307      LYNNFIELD                  MA     01940      SFD           7.000         6.500        $2,727.75    360    1-Feb-32
4418524      SAN JOSE                   CA     95130      SFD           6.875         6.500        $2,378.09    360    1-Feb-32
4421819      CANNON FALLS               MN     55009      SFD           6.750         6.483        $3,444.06    360    1-Jan-32
4421888      ALBUQUERQUE                NM     87122      SFD           6.625         6.358        $3,011.91    360    1-Feb-32
4422141      WEST NEW YORK              NJ     07093      LCO           7.000         6.500        $4,324.47    360    1-Nov-31
4423806      REDWOOD CITY               CA     94065      LCO           7.000         6.500        $2,212.14    360    1-Feb-32
4424068      LAFAYETTE                  CA     94549      SFD           6.750         6.483        $3,119.76    360    1-Mar-32
4424178      PLEASANTON                 CA     94566      SFD           7.125         6.500        $3,153.01    360    1-Mar-32
4424225      BOSTON                     MA     02216      LCO           6.500         6.233        $6,320.68    360    1-Feb-32
4425594      BEDFORD                    NY     10506      SFD           6.875         6.500        $3,021.87    360    1-Feb-32
4427004      MARIETTA                   GA     30066      SFD           6.750         6.483        $2,224.70    360    1-Feb-32
4427366      MANHATTAN BEACH            CA     90266      SFD           7.000         6.500        $4,324.47    360    1-Mar-32
4428523      ARLINGTON                  VA     22201      PUD           6.625         6.358        $3,270.07    360    1-Mar-32
4428914      CHULA VISTA                CA     91910      SFD           6.875         6.500        $2,518.43    240    1-Mar-22
4428977      NEWARK                     DE     19711      SFD           6.750         6.483        $2,033.58    360    1-Mar-32
4429633      SUFFERN                    NY     10901      SFD           6.875         6.500        $2,430.64    360    1-Jan-32
4429872      MANHATTAN BEACH            CA     90266      SFD           6.750         6.483        $3,896.45    360    1-Jan-32
4430354      SHORT HILLS                NJ     07078      SFD           6.625         6.358        $3,201.56    360    1-Mar-32
4430454      MONUMENT BEACH             MA     02553      SFD           6.875         6.500        $7,140.82    360    1-Jan-32
4430458      BUCYRUS                    KS     66013      SFD           7.000         6.500        $5,987.73    360    1-Feb-32
4430658      BARRINGTON                 RI     02806      SFD           6.875         6.500        $2,364.94    360    1-Feb-32
4430704      FOUNTAIN VALLEY            CA     92708      SFD           6.875         6.500        $2,299.26    360    1-Mar-32
4431089      LOS ALTOS                  CA     94024      SFD           6.750         6.483        $5,707.67    360    1-Mar-32
4431118      LONGMONT                   CO     80503      SFD           6.625         6.358        $2,785.36    360    1-Feb-32
4431500      HOPEWELL JUNCTION          NY     12533      SFD           6.625         6.358        $2,205.88    360    1-Mar-32
4432463      TOLEDO                     OH     43615      SFD           6.875         6.500        $5,330.98    360    1-Feb-32
4432695      CONCORD                    MA     01742      SFD           7.000         6.500        $2,330.56    360    1-Feb-32
4432849      LOS ALTOS HILLS            CA     94022      SFD           7.250         6.500        $2,298.94    360    1-Feb-32
4433259      ARCADIA                    CA     91006      SFD           6.875         6.500        $4,729.89    360    1-Feb-32
4433411      POTOMAC                    MD     20854      PUD           6.625         6.358        $3,004.98    360    1-Mar-32
4433658      ALEXANDRIA                 VA     22314      SFD           6.875         6.500        $2,564.03    360    1-Mar-32
4434170      LIVERMORE                  CA     94550      SFD           6.750         6.483        $2,168.92    360    1-Mar-32
4435084      PALO ALTO                  CA     94301      SFD           6.875         6.500        $4,204.35    360    1-Jan-32
4437603      MILLBURN TWP               NJ     07078      SFD           7.000         6.500        $3,938.60    360    1-Jan-32
4438641      HOPKINS                    MN     55347      SFD           6.750         6.483        $2,886.27    360    1-Mar-32
4440353      FAIRFAX STATION            VA     22039      SFD           6.750         6.483        $2,490.62    360    1-Feb-32
4440382      ROCKY RIVER                OH     44116      SFD           7.000         6.500        $4,324.47    360    1-Jan-32
4441872      BOXFORD                    MA     01921      SFD           7.000         6.500        $2,368.48    360    1-Feb-32
4442749      DEL MAR                    CA     92014      SFD           6.500         6.233        $4,104.02    360    1-Mar-32
4443043      FORT LAUDERDALE            FL     33301      SFD           6.875         6.500        $3,284.64    360    1-Feb-32
4443121      MINNETONKA                 MN     55305      SFD           6.750         6.483        $4,215.89    360    1-Mar-32
4443258      SAN RAMON                  CA     94583      SFD           6.750         6.483        $4,027.80    360    1-Mar-32
4443336      SAN FRANCISCO              CA     94110      MF2           8.125         6.500        $5,197.49    360    1-Feb-32
4443898      SAN JOSE                   CA     95138      SFD           6.875         6.500        $1,839.41    360    1-Feb-32
4444053      ALPHARETTA                 GA     30022      SFD           6.750         6.483        $2,446.65    360    1-Feb-32
4445119      WELLESLEY                  MA     02482      SFD           6.875         6.500        $2,141.59    360    1-Feb-32
4445369      CAPE ELIZABETH             ME     04107      SFD           6.750         6.483        $2,257.13    360    1-Jan-32
4445542      GOULDSBORO                 ME     04607      SFD           6.875         6.500        $3,021.88    360    1-Mar-32
4446296      PRINCETON                  NJ     08540      SFD           6.625         6.358        $3,417.34    360    1-Mar-32
4446891      BOWIE                      MD     20721      SFD           7.000         6.500        $2,175.54    360    1-Jan-32
4592911      PLAINVIEW                  NY     11803      SFD           6.875         6.500        $3,705.08    360    1-Feb-32
4632113      SAN CLEMENTE               CA     92672      SFD           6.750         6.483        $3,437.57    360    1-Jan-32
4638813      CALABASAS                  CA     91302      SFD           6.750         6.483        $4,215.89    360    1-Dec-31
4669776      CHICAGO                    IL     60637      SFD           7.125         6.500        $3,072.16    360    1-Dec-31
4835872      COLTS NECK                 NJ     07722      SFD           6.750         6.483        $2,617.09    360    1-Nov-31
4999462      SAN DIEGO                  CA     92120      SFD           6.875         6.500        $2,709.83    360    1-Nov-31
5350814      SOMERS                     NY     10589      SFD           7.000         6.500        $2,714.43    360    1-Feb-32
5446000      CARBONDALE                 CO     81623      SFD           6.875         6.500        $3,054.72    360    1-Jan-32
5463880      EL SOBRANTE                CA     94803      SFD           7.000         6.500        $2,054.12    360    1-Nov-31
5937967      SHREWSBURY                 MA     01545      SFD           7.000         6.500        $2,283.32    360    1-Mar-32
5944228      KENT                       WA     98042      SFD           6.750         6.483        $4,332.64    360    1-Nov-31
5981408      FENWICK ISLAND             DE     19944      SFD           7.375         6.500        $6,734.09    360    1-Mar-32
6012076      WINDHAM                    NH     03087      SFD           8.125         6.500        $3,207.59    360    1-Feb-32
6147892      SAN FRANCISCO              CA     94103      LCO           6.875         6.500        $2,299.25    360    1-Feb-32
6178571      IRVINE                     CA     92612      LCO           6.750         6.483        $2,905.72    360    1-Dec-31
6204604      IRVINE                     CA     92606      SFD           6.875         6.500        $2,778.81    360    1-Feb-32
7997766      MARLBOROUGH                CT     06447      SFD           6.875         6.500        $2,069.33    360    1-Jan-32
8253054      SOUTHLAKE                  TX     76092      SFD           7.375         6.500        $5,180.06    360    1-Dec-31
8305354      MCKINNEY                   TX     75070      SFD           7.000         6.500        $5,987.72    360    1-Feb-32
8456656      FRANKLIN                   MA     02038      SFD           7.000         6.500        $2,747.70    360    1-Jan-32
8483113      SUGAR LAND                 TX     77479      SFD           7.375         6.500        $3,594.96    360    1-Sep-31
8499889      SPRINGVILLE                UT     84663      SFD           7.375         6.500        $2,244.69    360    1-Aug-31
8508539      SHAVER LAKE                CA     93664      SFD           7.000         6.500        $2,215.46    360    1-Jan-32
8524262      DAVIDSONVILLE              MD     21035      SFD           7.000         6.500        $3,798.88    360    1-Jan-32
8542652      DRIPPING SPRINGS           TX     78620      SFD           6.500         6.233        $2,952.58    360    1-Jan-32
8557494      ASHBURN                    VA     20147      SFD           6.625         6.358        $2,899.90    360    1-Nov-31
8563998      PAWLING                    NY     12564      SFD           6.875         6.500        $2,154.73    360    1-Jan-32
8626573      HENDERSON                  NV     89052      SFD           6.875         6.500        $2,299.25    360    1-Dec-31
8626676      WESTLAKE VILLAGE           CA     91362      SFD           6.875         6.500        $9,853.93    360    1-Dec-31
8645093      REISTERSTOWN               MD     21136      SFD           6.500         6.233        $2,388.69    360    1-Feb-32
8648113      DAVIDSONVILLE              MD     21035      SFD           6.625         6.358        $3,707.08    360    1-Jan-32
8662598      HAIKU                      HI     96708      SFD           7.625         6.500        $4,105.20    360    1-May-31
8675153      FAIRFAX                    VA     22033      SFD           6.500         6.233        $2,528.27    360    1-Jan-32
8676341      ROSEVILLE                  CA     95747      SFD           7.500         6.500        $2,404.91    360    1-Sep-31
8683043      FAIRFAX                    VA     22033      SFD           6.500         6.233        $4,266.46    360    1-Jan-32
8688615      BUDA                       TX     78610      SFD           7.000         6.500        $2,288.64    360    1-Jan-32
8707105      OMAHA                      NE     68007      SFD           7.125         6.500        $2,236.75    360    1-Feb-32
8729459      ANTIOCH                    CA     94509      SFD           7.375         6.500        $2,967.32    360    1-Feb-32
8733570      HENDERSON                  NV     89052      SFD           7.375         6.500        $2,535.68    360    1-Feb-32
8742177      LOMA                       CO     81524      SFD           6.875         6.500        $2,299.25    360    1-Feb-32
8765981      FAIRFAX                    VA     22033      SFD           6.625         6.358        $3,138.36    360    1-Feb-32
8769042      DULUTH                     MN     55811      SFD           6.875         6.500        $2,575.16    360    1-Feb-32
8822183      MARCO ISLAND               FL     34145      SFD           7.250         6.500        $4,434.15    360    1-Feb-32
8829834      THOUSAND OAKS              CA     91320      SFD           6.750         6.483        $3,283.68    360    1-Dec-31
8840430      LEESBURG                   VA     20175      SFD           7.125         6.500        $2,288.51    360    1-Feb-32
8858715      SAN DIEGO                  CA     92130      SFD           6.750         6.483        $3,947.76    360    1-Feb-32
8862723      WOODINVILLE                WA     98072      SFD           7.000         6.500        $2,860.80    360    1-Jan-32
8889265      SACRAMENTO                 CA     95829      SFD           7.125         6.500        $2,427.89    360    1-Jan-32
8891206      LARCHMONT                  NY     10538      SFD           6.750         6.483        $4,086.17    360    1-Jan-32
8891675      LAKE CITY                  CO     81235      SFD           7.000         6.500        $3,492.84    360    1-Feb-32
8907947      SHOREWOOD                  MN     55331      SFD           7.375         6.500        $3,508.63    360    1-Oct-31
8909572      STATEN ISLAND              NY     10309      MF2           7.500         6.500        $2,846.85    360    1-Feb-32
8925362      SHOREWOOD                  MN     55331      SFD           6.750         6.483        $4,864.49    360    1-Jan-32
8931993      HUNTINGTON BEACH           CA     92647      SFD           6.875         6.500        $2,154.73    360    1-Feb-32
9282845      ROSEBURG                   OR     97470      SFD           7.625         6.500        $2,491.44    360    1-Feb-32
9330705      HAYWARD                    CA     94544      SFD           7.375         6.500        $2,154.91    360    1-Feb-32
9333028      SUNNYVALE                  CA     94086      SFD           6.875         6.500        $2,213.85    360    1-Nov-31
9359800      ALBANY                     CA     94706      SFD           7.000         6.500        $2,084.06    360    1-Dec-31
9363706      SAN JOSE                   CA     95136      SFD           7.250         6.500        $3,001.58    360    1-Feb-32
9376521      APEX                       NC     27502      SFD           7.500         6.500        $2,202.53    360    1-Mar-32
9377777      LOS ANGELES                CA     90027      SFD           7.125         6.500        $6,737.19    360    1-Mar-32
9380906      OTIS ORCHARDS              WA     99027      SFD           7.500         6.500        $2,884.26    360    1-Feb-32
9381855      PACIFICA                   CA     94044      SFD           6.875         6.500        $2,824.80    360    1-Feb-32
9382427      LITTLETON                  CO     80127      SFD           6.875         6.500        $2,371.52    360    1-Feb-32
9382516      PLACERVILLE                CA     95667      SFD           6.875         6.500        $4,171.50    360    1-Feb-32
9383101      LITTLETON                  CO     80127      SFD           6.750         6.483        $2,840.86    360    1-Feb-32
9383303      TIBURON                    CA     94920      LCO           6.875         6.500        $2,535.75    360    1-Feb-32
9383419      REDWOOD CITY               CA     94061      SFD           7.000         6.500        $2,887.42    360    1-Feb-32
9385001      BELLEVUE                   WA     98005      SFD           6.750         6.483        $2,853.84    360    1-Feb-32
9385368      ALAMEDA                    CA     94501      SFD           6.875         6.500        $2,811.66    360    1-Feb-32
9387362      GOLDEN                     CO     80401      SFD           6.750         6.483        $2,503.59    360    1-Feb-32
9387525      PLACERVILLE                CA     95667      SFD           6.875         6.500        $2,292.69    360    1-Feb-32
9388159      SANTA BARBARA              CA     93108      SFD           6.750         6.483        $4,215.89    360    1-Feb-32
9389833      DEERFIELD                  IL     60015      SFD           6.875         6.500        $2,456.92    360    1-Feb-32
9390766      LAKE BLUFF                 IL     60044      SFD           7.125         6.500        $3,368.60    360    1-Feb-32
9390767      OAK PARK                   IL     60302      SFD           6.750         6.483        $3,104.19    360    1-Feb-32
9391406      HUNTSVILLE                 AL     35801      SFD           6.875         6.500        $4,943.39    360    1-Mar-32
9392567      LOS ANGELES                CA     90049      SFD           6.875         6.500        $2,759.11    360    1-Feb-32
9395718      SAN FRANCISCO              CA     94117      SFD           6.875         6.500        $3,186.11    360    1-Feb-32
9395999      SAN JOSE                   CA     95127      SFD           6.875         6.500        $2,049.62    360    1-Feb-32
9396117      THOUSAND OAKS              CA     91362      SFD           6.750         6.483        $5,026.64    360    1-Feb-32
9396186      WILMETTE                   IL     60091      SFD           6.875         6.500        $4,926.97    360    1-Feb-32
9397377      SCARSDALE                  NY     10583      SFD           6.750         6.483        $4,215.89    360    1-Mar-32
9397908      CORTE MADERA               CA     94925      SFD           6.875         6.500        $3,613.11    360    1-Feb-32
9398001      SANTA BARBARA              CA     93111      SFD           6.750         6.483        $2,270.10    360    1-Feb-32
9398361      WESTON                     FL     33327      SFD           7.125         6.500        $2,694.88    360    1-Mar-32
9399036      SAN RAFAEL                 CA     94901      SFD           6.875         6.500        $3,672.24    360    1-Feb-32
9399053      VILLA PARK                 CA     92861      SFD           7.000         6.500        $4,856.71    360    1-Feb-32
9399433      SANTA ROSA                 CA     95404      SFD           6.750         6.483        $2,918.70    360    1-Mar-32
9399622      LAGUNA BEACH               CA     92651      SFD           7.000         6.500        $3,758.96    360    1-Feb-32
9399663      SAN JOSE                   CA     95125      SFD           6.875         6.500        $2,811.66    360    1-Feb-32
9399765      LOS OLIVOS                 CA     93441      SFD           6.875         6.500        $2,956.18    360    1-Feb-32
9400459      PARK RIDGE                 IL     60068      SFD           7.000         6.500        $2,888.08    360    1-Feb-32
9400822      ANAHEIM                    CA     92807      SFD           7.000         6.500        $2,661.21    360    1-Feb-32
9400904      LOS ANGELES                CA     91403      SFD           7.000         6.500        $3,526.11    360    1-Feb-32
9401019      SAN CLEMENTE               CA     92673      SFD           7.000         6.500        $3,326.51    360    1-Feb-32
9401757      HINSDALE                   IL     60521      SFD           6.875         6.500        $3,021.88    360    1-Feb-32
9402070      SAN FRANCISCO              CA     94121      MF2           6.875         6.500        $2,824.80    360    1-Feb-32
9403113      SAN DIEGO                  CA     92130      SFD           6.625         6.358        $2,971.05    360    1-Feb-32
9403685      DANVILLE                   CA     94526      SFD           7.250         6.500        $3,253.98    360    1-Feb-32
9404717      BERKELEY                   CA     94703      SFD           6.875         6.500        $2,312.39    360    1-Feb-32
9406603      BARRINGTON                 IL     60010      SFD           7.000         6.500        $3,379.74    360    1-Feb-32
9407071      EAST ISLIP                 NY     11730      SFD           7.375         6.500        $2,375.93    360    1-Mar-32
9407212      SANTA BARBARA              CA     93109      SFD           7.000         6.500        $2,827.54    360    1-Feb-32
9407934      SUMMIT                     NJ     07901      SFD           7.375         6.500        $2,279.23    360    1-Mar-32
9408251      TYRINGHAM                  MA     01264      SFD           7.250         6.500        $3,410.89    360    1-Feb-32
9410448      CLOVIS                     CA     93611      SFD           6.500         6.233        $1,997.34    360    1-Feb-32
9411138      CAMARILLO                  CA     93010      SFD           6.625         6.358        $2,900.61    360    1-Feb-32
9411923      GLENCOE                    IL     60022      SFD           6.875         6.500        $4,204.35    360    1-Feb-32
9412247      SOUTH BARRINGTON           IL     60010      SFD           7.250         6.500        $6,767.19    360    1-Mar-32
9413370      CARLSBAD                   CA     92009      SFD           6.875         6.500        $2,397.79    360    1-Feb-32
9413408      AUBURN                     CA     95602      SFD           6.750         6.483        $2,497.11    360    1-Feb-32
9414659      AREA OF OJAI               CA     93023      SFD           6.875         6.500        $2,644.14    360    1-Feb-32
9414835      CHADDS FORD                PA     19317      SFD           6.750         6.483        $2,905.72    360    1-Mar-32
9415346      MENLO PARK                 CA     94025      SFD           7.000         6.500        $2,661.21    360    1-Feb-32
9416993      HUNTINGTON BEACH           CA     92648      SFD           6.750         6.483        $3,758.95    360    1-Feb-32
9417470      GOLETA AREA                CA     93117      SFD           6.875         6.500        $2,328.82    360    1-Feb-32
9418039      DANVILLE                   CA     94526      SFD           7.000         6.500        $2,494.89    360    1-Feb-32
9418248      LOS ANGELES                CA     90024      SFD           7.000         6.500        $2,627.95    360    1-Feb-32
9418299      BRADBURY                   CA     91010      SFD           6.625         6.358        $3,649.78    360    1-Feb-32
9418949      SAN JUAN CAPISTRA          CA     92691      SFD           6.750         6.483        $1,997.69    360    1-Feb-32
9419161      LOS ANGELES                CA     90272      SFD           7.000         6.500        $3,459.58    360    1-Feb-32
9420665      ENCINITAS                  CA     92024      SFD           6.875         6.500        $2,529.18    360    1-Feb-32
9421316      BERKELEY                   CA     94708      SFD           6.875         6.500        $3,008.74    360    1-Feb-32
9421559      PLEASANTON                 CA     94566      SFD           7.000         6.500        $2,494.89    360    1-Feb-32
9421636      PLEASANT HILL              CA     94523      SFD           7.125         6.500        $2,425.39    360    1-Feb-32
9421797      DANVILLE                   CA     94526      SFD           6.875         6.500        $4,270.04    360    1-Feb-32
9426489      LINCOLN CITY               OR     97367      SFD           7.500         6.500        $2,447.25    360    1-Feb-32
9428326      EUGENE                     OR     97405      SFD           6.625         6.358        $6,275.05    360    1-Feb-32
9430213      MALIBU                     CA     90265      SFD           7.000         6.500        $3,692.43    360    1-Feb-32
9433149      ALAMEDA                    CA     94501      SFD           6.875         6.500        $2,220.42    360    1-Feb-32
9433825      REDWOOD CITY               CA     94062      SFD           6.875         6.500        $2,667.14    360    1-Feb-32
9435024      LAFAYETTE                  CA     94549      SFD           6.875         6.500        $4,270.04    360    1-Feb-32
9436566      PARK RIDGE                 IL     60068      SFD           7.750         6.500        $2,756.40    360    1-Dec-31
9439493      LOS GATOS                  CA     95032      SFD           6.875         6.500        $2,131.74    360    1-Feb-32
9439635      SANTA PAULA                CA     93060      SFD           6.875         6.500        $5,268.57    360    1-Feb-32
9439943      WESTBURY                   NY     11590      SFD           6.875         6.500        $2,093.96    360    1-Feb-32
9440264      BERKELEY                   CA     94708      SFD           6.875         6.500        $2,585.67    360    1-Dec-31
9443968      MIAMI                      FL     33109      HCO           6.750         6.483        $6,161.69    360    1-Jan-32
9448635      BRYN MAWR                  PA     19010      SFD           7.250         6.500        $2,203.43    360    1-Dec-31
9449103      ST CHARLES                 MO     63304      SFD           6.875         6.500        $2,650.05    360    1-Dec-31
9449457      BUFFALO GROVE              IL     60089      SFD           6.625         6.358        $2,599.66    360    1-Dec-31
9451245      THOUSAND OAKS              CA     91362      SFD           6.750         6.483        $4,942.32    360    1-Jan-32
9456285      MANHATTAN BEACH            CA     90266      SFD           6.875         6.500        $3,054.72    360    1-Dec-31
9456472      WOODLAND HILLS             CA     91367      SFD           6.750         6.483        $3,528.37    360    1-Jan-32
9459347      LAS VEGAS                  NV     89142      SFD           6.750         6.483        $2,318.41    360    1-Jan-32
9459383      SUNSET HILLS               MO     63127      SFD           6.625         6.358        $1,933.74    360    1-Dec-31
9462316      RIVERSIDE                  CA     92508      SFD           6.750         6.483        $2,174.75    360    1-Jan-32
9467191      ROCKVILLE                  MD     20850      SFD           6.750         6.483        $2,685.20    360    1-Dec-31
9467610      OMAHA                      NE     68111      SFD           7.500         6.500        $2,513.68    360    1-Jan-32
9467639      HADDONFIELD                NJ     08033      SFD           6.750         6.483        $2,105.35    360    1-Dec-31
9468473      NEW CITY                   NY     10956      SFD           6.875         6.500        $2,883.92    360    1-Jan-32
9468952      HINSDALE                   IL     60521      SFD           6.875         6.500        $2,562.02    360    1-Dec-31
9470587      WEST ORANGE                NJ     07052      SFD           6.875         6.500        $5,255.43    360    1-Dec-31
9470612      PARKER                     CO     80134      SFD           6.750         6.483        $3,242.99    360    1-Jan-32
9470892      NIWOT                      CO     80503      SFD           6.750         6.483        $3,599.72    360    1-Jan-32
9470933      PUEBLO WEST                CO     81007      SFD           7.000         6.500        $6,653.03    360    1-Feb-32
9470942      BIRMINGHAM                 MI     48009      SFD           6.875         6.500        $2,585.01    360    1-Dec-31
9471250      IDAHO FALLS                ID     83406      SFD           6.875         6.500        $3,317.49    360    1-Jan-32
9471572      ENCINITAS                  CA     92024      SFD           6.500         6.233        $2,724.21    360    1-Jan-32
9471900      BEDFORD                    NY     10506      SFD           6.625         6.358        $5,314.58    360    1-Dec-31
9471916      CORVALLIS                  OR     97330      SFD           6.875         6.500        $3,087.57    360    1-Feb-32
9472260      SHORT HILLS                NJ     07078      SFD           6.750         6.483        $2,114.43    360    1-Dec-31
9472583      MINNETRISTA                MN     55359      SFD           6.750         6.483        $2,347.93    360    1-Jan-32
9472951      CENTERVILLE                DE     19807      SFD           6.875         6.500        $4,762.73    360    1-Dec-31
9472974      MOUNT AIRY                 MD     21771      SFD           6.625         6.358        $2,881.40    360    1-Jan-32
9473285      LINCOLN                    NE     68516      SFD           6.750         6.483        $2,357.65    360    1-Jan-32
9473414      EVANSTON                   IL     60202      SFD           6.875         6.500        $2,956.18    360    1-Dec-31
9473899      LONGPORT                   NJ     08403      SFD           6.875         6.500        $3,186.10    360    1-Dec-31
9476361      FRIDAY HARBOR              WA     98250      SFD           6.875         6.500        $4,644.49    360    1-Jan-32
9476965      HUNTINGTON BEACH           CA     92649      SFD           6.750         6.483        $3,761.87    360    1-Dec-31
9477075      ORANGE                     CA     92869      SFD           6.875         6.500        $6,569.29    360    1-Feb-32
9477165      SEATTLE                    WA     98105      SFD           6.500         6.233        $3,255.15    360    1-Dec-31
9477319      PALOS VERDES ESTA          CA     90274      SFD           7.125         6.500        $3,459.03    360    1-Jan-32
9477707      SARASOTA                   FL     34236      LCO           6.625         6.358        $4,802.33    360    1-Dec-31
9477982      SAN MARINO                 CA     91304      SFD           6.875         6.500        $3,468.58    360    1-Feb-32
9478348      SO ORANGE                  NJ     07079      SFD           6.875         6.500        $3,695.22    360    1-Feb-32
9478368      SEATTLE                    WA     98122      SFD           6.875         6.500        $1,995.42    360    1-Dec-31
9480436      LOVELAND                   OH     45140      SFD           7.250         6.500        $5,320.98    360    1-Jan-32
9482056      ANAHEIM                    CA     92807      SFD           6.875         6.500        $2,923.33    360    1-Jan-32
9482173      PRINCETON                  NJ     08540      LCO           7.125         6.500        $2,473.89    360    1-Dec-31
9482957      TUSTIN                     CA     92782      SFD           6.750         6.483        $3,178.13    360    1-Jan-32
9483070      BETHESDA                   MD     20817      SFD           6.875         6.500        $3,767.49    360    1-Dec-31
9483231      LAKEWOOD                   WA     98499      LCO           7.000         6.500        $2,548.11    360    1-Feb-32
9483701      NIPOMO                     CA     93444      SFD           6.750         6.483        $2,847.73    360    1-Jan-32
9484105      FAIRFIELD                  CA     94533      SFD           6.750         6.483        $2,216.31    360    1-Jan-32
9484888      CLAREMONT                  CA     91711      SFD           6.875         6.500        $3,048.15    360    1-Feb-32
9484901      POOLESVILLE                MD     20837      SFD           6.875         6.500        $2,098.89    360    1-Dec-31
9485114      SOUTH BEND                 IN     46614      SFD           6.625         6.358        $2,775.75    360    1-Jan-32
9485675      FT.LAUDERDALE              FL     33308      SFD           6.375         6.108        $2,027.58    360    1-Jan-32
9486575      LUTZ                       FL     33549      SFD           6.750         6.483        $2,451.70    360    1-Jan-32
9486822      LA JOLLA                   CA     92037      SFD           6.875         6.500        $3,869.31    360    1-Dec-31
9487342      CYPRESS                    CA     90630      SFD           6.875         6.500        $2,824.79    360    1-Jan-32
9487571      LAGUNA BEACH               CA     92651      SFD           6.750         6.483        $4,121.84    360    1-Jan-32
9488087      OMAHA                      NE     68122      SFD           6.875         6.500        $2,989.03    360    1-Jan-32
9490940      NOVI                       MI     48375      SFD           6.875         6.500        $2,217.46    360    1-Dec-31
9491102      PEMBROKE PINES             FL     33027      SFD           6.750         6.483        $2,578.83    360    1-Jan-32
9491481      DALLAS                     TX     75220      SFD           6.750         6.483        $3,966.18    360    1-Dec-31
9495897      COLORADO SPRINGS           CO     80906      SFD           6.875         6.500        $3,655.81    360    1-Jan-32
9495920      CORALVILLE                 IA     52241      SFD           6.875         6.500        $5,353.97    360    1-Jan-32
9497143      OAKLAND                    CA     94606      SFD           6.875         6.500        $2,102.17    360    1-Jan-32
9499696      WASHINGTON                 DC     20008      SFD           6.875         6.500        $2,522.61    360    1-Jan-32
9500221      TRUCKEE                    CA     96161      SFD           6.000         5.733        $5,096.18    360    1-Dec-31
9500575      PALO ALTO                  CA     94306      SFD           7.000         6.500        $3,439.61    360    1-Feb-32
9500902      FAIRFAX                    VA     22030      SFD           6.625         6.358        $3,265.59    360    1-Dec-31
9501793      ALEXANDRIA                 VA     22307      SFD           6.875         6.500        $2,653.99    360    1-Dec-31
9501881      GLEN ELLYN                 IL     60137      SFD           6.875         6.500        $5,698.86    360    1-Dec-31
9504604      WOODBURY                   MN     55125      SFD           6.750         6.483        $2,039.84    360    1-Jan-32
9504758      MONUMENT                   CO     80132      SFD           6.875         6.500        $2,791.95    360    1-Jan-32
9504969      BELLEVUE                   WA     98004      SFD           6.875         6.500        $3,410.77    360    1-Jan-32
9505373      KILDEER                    IL     60047      SFD           6.875         6.500        $4,255.58    360    1-Jan-32
9509016      LUTHERVILLE                MD     21093      SFD           6.875         6.500        $2,194.14    360    1-Dec-31
9510882      EAGLE                      WI     53119      SFD           7.000         6.500        $2,428.35    360    1-Jan-32
9510899      CHICAGO                    IL     60622      SFD           6.875         6.500        $4,115.33    360    1-Jan-32
9511643      ELKO                       MN     55020      SFD           6.875         6.500        $2,336.87    300    1-Dec-26
9512849      BALTIMORE                  MD     21212      SFD           6.875         6.500        $2,069.33    360    1-Dec-31
9513126      LITTLETON                  CO     80127      SFD           6.875         6.500        $2,233.56    360    1-Jan-32
9513225      DOVE CANYON AREA           CA     92679      SFD           6.750         6.483        $2,711.14    360    1-Jan-32
9514009      PLACERVILLE                CO     81430      SFD           6.875         6.500        $2,332.10    360    1-Dec-31
9514372      BARRINGTON                 IL     60010      SFD           6.750         6.483        $2,594.40    360    1-Dec-31
9517808      SOLON                      OH     44139      SFD           6.875         6.500        $3,902.16    360    1-Dec-31
9522467      FRESNO                     CA     93720      SFD           6.875         6.500        $2,115.31    360    1-Jan-32
9525480      FLOWER MOUND               TX     75022      SFD           6.500         6.233        $2,476.44    360    1-Jan-32
9527641      BRADENTON                  FL     34211      SFD           6.625         6.358        $2,529.23    360    1-Jan-32
9528666      DUCK                       NC     27948      SFD           6.875         6.500        $3,941.57    360    1-Jan-32
9529002      NEW BRIGHTON               MN     55112      SFD           6.625         6.358        $2,473.44    240    1-Dec-21
9531695      CRESCENT SPRINGS           KY     41017      SFD           6.875         6.500        $4,414.93    240    1-Dec-21
9532164      DENVER                     CO     80209      SFD           6.625         6.358        $2,260.30    360    1-Jan-32
9532671      OLATHE                     KS     66061      SFD           6.750         6.483        $2,724.11    360    1-Jan-32
9532835      WEST CHESTER               PA     19382      SFD           6.750         6.483        $2,462.73    360    1-Jan-32
9532886      MOORPARK                   CA     93021      SFD           6.750         6.483        $2,484.13    360    1-Jan-32
9533272      GLENVIEW                   IL     60025      SFD           6.875         6.500        $3,324.06    360    1-Jan-32
9533689      ARNOLD                     MD     21012      SFD           6.750         6.483        $2,237.66    360    1-Jan-32
9534104      GRAND RAPIDS               MI     49546      SFD           6.875         6.500        $3,409.46    360    1-Jan-32
9537118      SAN ANSELMO                CA     94960      SFD           6.875         6.500        $3,563.84    360    1-Jan-32
9537288      CARBONDALE                 CO     81623      SFD           6.875         6.500        $2,653.99    360    1-Feb-32
9538152      LITTLE SILVER              NJ     07739      SFD           6.875         6.500        $6,503.60    360    1-Jan-32
9541540      MARTINSVILLE               NJ     08836      SFD           6.750         6.483        $3,972.66    360    1-Jan-32
9541796      CENTRAL VALLEY             NY     10917      SFD           6.625         6.358        $2,397.96    360    1-Jan-32
9543733      ST CHARLES                 IL     60174      SFD           6.875         6.500        $2,279.54    360    1-Jan-32
9548962      BRECKENRIDGE               CO     80424      SFD           6.625         6.358        $3,201.56    360    1-Jan-32
9549702      BILLINGS                   MT     59102      SFD           6.625         6.358        $3,412.22    360    1-Feb-32
9551923      SAN FRANCISCO              CA     94116      SFD           6.750         6.483        $2,659.25    360    1-Feb-32
9552427      PHOENIX                    MD     21131      SFD           6.500         6.233        $3,210.03    360    1-Jan-32
9553166      GROVELAND                  MA     01834      SFD           6.500         6.233        $2,133.86    360    1-Jan-32
9555945      ATLANTA                    GA     30327      SFD           6.500         6.233        $2,212.24    360    1-Jan-32
9556457      SAN CARLOS                 CA     94070      SFD           6.875         6.500        $3,435.74    360    1-Feb-32
9557438      SAN FRANCISCO              CA     94114      SFD           6.750         6.483        $4,215.89    360    1-Jan-32
9558844      MAKAWAO                    HI     96768      SFD           6.500         6.233        $3,160.34    360    1-Feb-32
9559169      SANTA BARBARA              CA     93108      SFD           6.750         6.483        $6,031.96    360    1-Dec-31
9559425      MENOMONEE FALLS            WI     53051      SFD           6.875         6.500        $2,141.59    360    1-Jan-32
9559499      NIPOMO                     CA     93444      SFD           6.750         6.483        $3,061.38    360    1-Jan-32
9559504      CAMARILLO                  CA     93012      SFD           7.125         6.500        $2,526.44    360    1-Feb-32
9560837      BELLEVUE                   WA     98004      SFD           6.625         6.358        $3,681.79    360    1-Jan-32
9561079      HINSDALE                   IL     60521      SFD           6.625         6.358        $2,484.41    360    1-Jan-32
9561479      MANHATTAN BEACH            CA     90266      SFD           6.625         6.358        $4,930.39    360    1-Dec-31
9561755      GREEN OAKS                 IL     60048      SFD           6.875         6.500        $2,608.01    360    1-Jan-32
9561931      BOSTON                     MA     02118      LCO           6.625         6.358        $2,401.17    360    1-Feb-32
9562772      PEPPER PIKE                OH     44124      SFD           6.625         6.358        $4,162.02    360    1-Jan-32
9562865      OMAHA                      NE     68154      SFD           6.750         6.483        $2,046.33    360    1-Jan-32
9562930      CAMARILLO                  CA     93010      SFD           6.875         6.500        $3,659.09    360    1-Jan-32
9563450      KENNETT SQUARE             PA     19348      SFD           6.875         6.500        $2,406.99    360    1-Jan-32
9563526      CHICAGO                    IL     60646      SFD           6.875         6.500        $2,135.02    360    1-Jan-32
9565425      VALLEY CENTER              CA     92082      SFD           6.750         6.483        $2,330.09    360    1-Feb-32
9566804      HERMOSA BEACH              CA     90254      SFD           6.750         6.483        $2,594.39    360    1-Feb-32
9567636      KINGS BEACH                CA     90265      SFD           6.625         6.358        $2,081.01    360    1-Feb-32
9567926      MISSION VIEJO              CA     92692      SFD           6.750         6.483        $2,263.61    360    1-Jan-32
9568014      ENCINITAS                  CA     92024      SFD           6.750         6.483        $2,270.09    360    1-Feb-32
9568240      BEVERLY HILLS              CA     90211      SFD           6.875         6.500        $5,018.94    360    1-Jan-32
9568380      LYNNWOOD                   WA     98037      SFD           6.500         6.233        $2,174.31    360    1-Jan-32
9569675      MIAMI SHORES               FL     33138      SFD           7.375         6.500        $2,248.84    360    1-Feb-32
9569676      HUNTINGTON BEACH           CA     92649      SFD           6.875         6.500        $5,091.20    360    1-Jan-32
9570056      OLATHE                     KS     66061      SFD           7.000         6.500        $3,160.19    360    1-Jan-32
9570113      MANHATTAN BEACH            CA     90266      SFD           6.625         6.358        $2,145.04    360    1-Jan-32
9570261      SAINT CHARLES              IL     60175      SFD           6.750         6.483        $2,200.04    360    1-Jan-32
9571826      ORINDA                     CA     94563      SFD           6.875         6.500        $5,439.37    360    1-Feb-32
9573392      ATLANTA                    GA     30309      SFD           6.750         6.483        $2,088.49    360    1-Jan-32
9577507      BETTENDORF                 IA     52722      SFD           7.125         6.500        $5,682.82    360    1-Feb-32
9577900      PLAISTOW                   NH     03865      SFD           6.500         6.233        $2,199.60    360    1-Jan-32
9577967      HOLLYWOOD                  FL     33019      HCO           6.750         6.483        $3,940.23    360    1-Jan-32
9579191      ROCKVILLE                  MD     20853      SFD           6.625         6.358        $2,218.68    360    1-Jan-32
9581902      FREMONT                    CA     94536      SFD           6.625         6.358        $2,650.89    360    1-Feb-32
9582004      CHICAGO                    IL     60657      SFD           6.750         6.483        $4,215.89    360    1-Feb-32
9582872      CORONA DEL MAR             CA     92625      LCO           6.750         6.483        $3,917.53    360    1-Jan-32
9584449      BETHESDA                   MD     20817      SFD           6.625         6.358        $3,201.56    360    1-Jan-32
9585126      BETHESDA                   MD     20817      SFD           6.750         6.483        $2,646.28    360    1-Jan-32
9586470      ATHERTON                   CA     94027      SFD           6.750         6.483        $6,485.98    360    1-Jan-32
9588103      MCLEAN                     VA     22101      SFD           6.500         6.233        $3,343.64    360    1-Jan-32
9589229      IRVINE                     CA     92606      SFD           6.375         6.108        $2,312.06    360    1-Jan-32
9590477      BRECKENRIDGE               CO     80424      SFD           6.750         6.483        $2,406.30    360    1-Jan-32
9590484      WESTFORD                   MA     01886      SFD           6.750         6.483        $2,594.39    360    1-Dec-31
9590571      GREENVILLE                 DE     19807      SFD           6.875         6.500        $4,253.61    360    1-Jan-32
9591536      WARREN                     NJ     07059      SFD           6.625         6.358        $2,852.59    360    1-Jan-32
9591949      MILL VALLEY                CA     94941      SFD           6.500         6.233        $4,424.48    360    1-Dec-31
9593476      ST PAUL                    MN     55105      SFD           7.125         6.500        $2,432.12    360    1-Jan-32
9594355      LOS ANGELES                CA     90077      SFD           6.875         6.500        $2,529.18    360    1-Jan-32
9597095      PRIEST RIVER               ID     83856      SFD           6.500         6.233        $2,736.24    360    1-Jan-32
9597860      ZIONSVILLE                 IN     46077      SFD           6.625         6.358        $2,499.77    360    1-Jan-32
9598463      BEVERLY HILLS              CA     90211      SFD           7.000         6.500        $3,659.16    360    1-Feb-32
9598550      ATLANTA                    GA     30327      SFD           6.500         6.233        $2,907.51    360    1-Jan-32
9599359      NEWTON                     MA     02461      SFD           7.250         6.500        $3,431.35    360    1-Jan-32
9599891      CLARENDON HILLS            IL     60514      SFD           6.750         6.483        $2,334.95    360    1-Jan-32
9599919      SAN JOSE                   CA     95138      SFD           6.750         6.483        $2,334.95    360    1-Feb-32
9601859      NORTH MANKATO              MN     56003      SFD           6.500         6.233        $3,299.39    360    1-Jan-32
9602377      ALBUQUERQUE                NM     87111      SFD           6.625         6.358        $3,438.47    360    1-Jan-32
9602724      BRISBANE                   CA     94653      SFD           7.500         6.500        $2,394.11    360    1-Jan-32
9604295      AVONDALE                   PA     19311      SFD           6.625         6.358        $3,015.86    360    1-Feb-32
9605168      THOUSAND OAKS              CA     91320      SFD           6.750         6.483        $2,302.52    360    1-Jan-32
9605756      NEW YORK                   NY     10069      LCO           7.000         6.500        $4,324.47    360    1-Jan-32
9608598      OVERLAND PARK              KS     66207      SFD           7.125         6.500        $2,088.53    360    1-Jan-32
9609576      FRANKLN LAKES              NJ     07417      SFD           6.500         6.233        $3,027.61    360    1-Jan-32
9610068      AUSTIN                     TX     78703      SFD           6.875         6.500        $2,989.03    360    1-Feb-32
9610922      FREMONT                    NE     68025      SFD           6.625         6.358        $2,597.10    360    1-Feb-32
9614922      ST LOUIS                   MO     63105      SFD           6.500         6.233        $2,730.53    360    1-Jan-32
9615354      BURBANK                    CA     91504      SFD           6.625         6.358        $3,118.31    360    1-Jan-32
9615370      THE WOODLANDS              TX     77382      SFD           6.875         6.500        $2,075.90    360    1-Feb-32
9615390      NORTHBROOK                 IL     60612      SFD           7.375         6.500        $2,348.30    360    1-Feb-32
9616636      LOS GATOS                  CA     95032      SFD           7.125         6.500        $4,379.17    360    1-Feb-32
9617331      DENVER                     CO     80210      SFD           6.750         6.483        $2,983.55    360    1-Feb-32
9619163      CUPERTINO                  CA     95014      SFD           6.625         6.358        $2,990.25    360    1-Feb-32
9619769      WINNETKA                   IL     60093      SFD           7.000         6.500        $3,299.90    360    1-Jan-32
9620732      MAPLE PLAIN                MN     55359      SFD           6.375         6.108        $5,614.83    360    1-Jan-32
9620962      BOISE                      ID     83705      SFD           6.875         6.500        $2,248.01    360    1-Feb-32
9621120      LOS ANGELES                CA     90272      SFD           6.875         6.500        $5,583.89    360    1-Feb-32
9621453      HOUSTON                    TX     77082      SFD           6.875         6.500        $5,912.36    360    1-Feb-32
9621870      HERNDON                    VA     20170      SFD           6.875         6.500        $2,194.14    360    1-Jan-32
9625955      AUSTIN                     TX     78730      SFD           7.000         6.500        $2,661.21    360    1-Feb-32
9628360      MAPLEWOOD                  NJ     07040      SFD           7.000         6.500        $2,389.77    360    1-Jan-32
9632216      TENAFLY                    NJ     07670      SFD           6.750         6.483        $3,567.29    360    1-Feb-32
9632399      SEAL BEACH                 CA     90740      SFD           6.750         6.483        $3,421.35    360    1-Jan-32
9635627      ADA                        MI     49301      SFD           7.000         6.500        $2,115.66    360    1-Jan-32
9641057      CAMPBELL                   CA     95008      SFD           6.875         6.500        $2,443.78    360    1-Jan-32
9641230      VENTURA                    CA     93001      SFD           7.125         6.500        $3,446.07    360    1-Feb-32
9641853      SOUTH PASADENA             CA     91030      SFD           7.000         6.500        $3,359.78    360    1-Feb-32
9642224      BETHESDA                   MD     20814      SFD           6.500         6.233        $2,118.69    360    1-Jan-32
9643627      MONTVILLE                  NJ     07045      SFD           6.625         6.358        $2,577.25    360    1-Feb-32
9647025      ARCADIA AREA               CA     91007      SFD           7.250         6.500        $2,711.65    360    1-Feb-32
9647179      WESTERVILLE                OH     43082      SFD           7.375         6.500        $2,320.67    360    1-Jan-32
9648173      DENVER                     CO     80202      LCO           6.875         6.500        $3,941.57    360    1-Feb-32
9652330      FLEMINGTON                 NJ     08822      SFD           6.875         6.500        $2,102.17    360    1-Feb-32
9653549      DALLAS                     TX     75230      SFD           6.750         6.483        $2,528.79    360    1-Feb-32
9653884      DEL MAR                    CA     92014      SFD           7.000         6.500        $2,993.86    360    1-Jan-32
9654748      GOLD BEACH                 OR     97444      SFD           7.000         6.500        $3,279.94    360    1-Jan-32
9657804      WINDSOR                    CO     80550      SFD           6.875         6.500        $2,653.99    360    1-Jan-32
9658027      REDONDO BEACH              CA     90278      SFD           7.250         6.500        $2,254.59    360    1-Feb-32
9660630      FAIRFAX                    VA     22032      SFD           6.750         6.483        $2,492.24    360    1-Feb-32
9661927      CORONA DEL MAR             CA     92625      SFD           6.875         6.500        $6,569.29    360    1-Feb-32
9662913      TERRE HAUTE                IN     47802      SFD           7.125         6.500        $2,644.35    360    1-Jan-32
9667460      TORRANCE                   CA     90502      SFD           6.875         6.500        $2,726.25    360    1-Feb-32
9669627      HOUSTON                    TX     77056      SFD           6.750         6.483        $2,412.78    360    1-Jan-32
9672314      RESTON                     VA     20194      SFD           6.750         6.483        $3,145.70    360    1-Feb-32
9673460      SAMMAMISH                  WA     98074      SFD           6.875         6.500        $2,542.31    360    1-Jan-32
9674653      MERRITT ISLAND             FL     32952      SFD           7.125         6.500        $4,716.03    360    1-Feb-32
9675127      GREAT FALLS                VA     22066      SFD           7.000         6.500        $3,318.20    360    1-Jan-32
9675486      TAMPA                      FL     33626      SFD           7.000         6.500        $2,152.92    360    1-Jan-32
9675826      FORT COLLINS               CO     80525      SFD           6.875         6.500        $2,897.71    360    1-Jan-32
9677967      CALISTOGA                  CA     94515      SFD           5.750         5.483        $5,835.73    360    1-Feb-32
9678319      ANAHEIM                    CA     92807      SFD           6.875         6.500        $2,095.60    360    1-Feb-32
9679317      LOS ANGELES                CA     90049      SFD           6.875         6.500        $6,552.86    360    1-Feb-32
9679695      HIGHLAND VILLAGE           TX     75077      SFD           6.625         6.358        $2,279.51    360    1-Feb-32
9679894      ANNAPOLIS                  MD     21401      SFD           7.625         6.500        $2,477.28    360    1-Jan-32
9680221      NORTH OAKS                 MN     55127      SFD           6.875         6.500        $6,404.56    360    1-Jan-32
9680279      HAMILTON                   MT     59840      SFD           6.875         6.500        $2,759.10    360    1-Jan-32
9680319      WILMINGTON                 DE     19808      SFD           6.500         6.233        $2,199.60    360    1-Jan-32
9680436      ORONO                      MN     55356      SFD           6.875         6.500        $3,885.73    360    1-Feb-32
9682027      WASHINGTON                 DC     20008      SFD           6.875         6.500        $2,995.60    360    1-Feb-32
9682960      AGOURA HILLS               CA     91301      SFD           6.875         6.500        $2,345.24    360    1-Feb-32
9683448      ALPHARETTA                 GA     30022      SFD           7.625         6.500        $3,013.01    360    1-Jan-32
9683580      GRAND JUNCTION             CO     81503      SFD           6.875         6.500        $4,926.97    360    1-Jan-32
9686853      SAN FRANCISCO              CA     94107      LCO           6.875         6.500        $2,780.12    360    1-Feb-32
9687761      WASHINGTON                 DC     20007      SFD           7.250         6.500        $3,560.96    360    1-Feb-32
9688842      DUNN LORING                VA     22027      SFD           6.750         6.483        $3,123.65    360    1-Jan-32
9689484      POTOMAC                    MD     20854      SFD           6.875         6.500        $2,837.93    360    1-Feb-32
9689680      SUNNYVALE                  CA     94086      LCO           6.875         6.500        $2,229.29    360    1-Feb-32
9691717      SHINGLE SPRINGS            CA     95682      SFD           7.125         6.500        $2,627.50    360    1-Feb-32
9692374      SAN DIEGO                  CA     92130      SFD           6.625         6.358        $3,050.35    360    1-Feb-32
9692923      LADERA RANCH               CA     92694      SFD           7.000         6.500        $3,704.40    360    1-Feb-32
9692958      ROCHESTER                  MN     55902      SFD           7.125         6.500        $3,166.48    360    1-Feb-32
9696951      MCLEAN                     VA     22101      SFD           6.750         6.483        $3,735.93    360    1-Feb-32
9697052      RANCHO MIRAGE              CA     92270      SFD           6.875         6.500        $3,100.70    360    1-Jan-32
9697347      SAN RAMON                  CA     94583      LCO           7.000         6.500        $2,214.79    360    1-Jan-32
9698082      CLARKSVILLE                MD     21029      SFD           6.875         6.500        $3,337.20    360    1-Feb-32
9698148      STEVENSON RANCH            CA     91381      SFD           6.875         6.500        $2,383.34    360    1-Feb-32
9710783      NORTH MUSKEGON             MI     49445      SFD           7.500         6.500        $2,796.86    360    1-Feb-32
9714130      SAN DIEGO                  CA     92130      SFD           6.875         6.500        $2,706.22    360    1-Feb-32
9714637      CHAMPAIGN                  IL     61822      SFD           8.875         6.500        $3,580.40    360    1-Feb-32
9714781      NEWPORT BEACH              CA     92663      SFD           7.000         6.500        $6,653.03    360    1-Feb-32
9717275      BARRINGTON                 IL     60010      SFD           7.250         6.500        $2,892.43    360    1-Feb-32
9725267      OCEAN CITY                 NJ     08226      LCO           7.375         6.500        $2,762.70    360    1-Feb-32
9727347      SAN DIEGO                  CA     92101      LCO           7.125         6.500        $2,964.36    360    1-Feb-32
9729072      GERMANTOWN                 TN     38139      SFD           6.875         6.500        $3,224.82    240    1-Feb-22
9730212      LIVERMORE                  CA     94550      SFD           6.875         6.500        $2,588.30    360    1-Feb-32
9738127      MEMPHIS                    TN     38125      SFD           7.125         6.500        $2,795.93    360    1-Feb-32
9866991      NEWPORT COAST              CA     92657      SFD           6.875         6.500        $6,569.29    360    1-Feb-32
9867133      EL GRANADA                 CA     94018      SFD           6.875         6.500        $2,299.26    360    1-Mar-32
9867995      SLEEPY HOLLOW              IL     60118      SFD           7.000         6.500        $2,208.81    360    1-Feb-32
9868392      BRIDGEWATER                NJ     08807      SFD           6.500         6.233        $2,174.32    360    1-Mar-32
9869512      MELVILLE                   NY     11747      SFD           6.625         6.358        $3,649.78    360    1-Jan-32
9869594      BETHESDA                   MD     20817      SFD           6.875         6.500        $2,144.62    360    1-Mar-32
9870050      POTOMAC                    MD     20854      SFD           6.875         6.500        $2,874.07    360    1-Feb-32
9870953      SOUTH ORANGE               NJ     07079      SFD           6.625         6.358        $3,400.06    360    1-Feb-32
9871179      NEW YORK                   NY     10023      COP           6.875         6.500        $2,562.02    360    1-Feb-32
9871789      WESTON                     FL     33327      SFD           6.875         6.500        $2,345.24    360    1-Mar-32
9872341      FOSTER CITY                CA     94404      SFD           6.750         6.483        $2,529.54    360    1-Feb-32
9874047      BREWSTER                   NY     10509      SFD           7.250         6.500        $2,819.10    360    1-Feb-32
9875909      REHOBOTH BEACH             DE     19971      SFD           6.875         6.500        $2,371.51    360    1-Dec-31
9876209      LOS ANGELES                CA     90027      SFD           7.375         6.500        $3,936.85    360    1-Jan-32
9876446      NEW YORK                   NY     10024      COP           6.500         6.233        $2,749.50    360    1-Feb-32
9876629      EAST HAMPTON               NY     11937      SFD           7.375         6.500        $3,108.04    360    1-Feb-32
9876852      ATLANTA                    GA     30328      SFD           6.875         6.500        $4,134.05    360    1-Jan-32
9876873      DUBLIN                     OH     43017      SFD           6.875         6.500        $3,231.92    360    1-Feb-32
9877020      HAWTHORN WOODS             IL     60047      SFD           6.500         6.233        $2,126.28    360    1-Feb-32
9878524      TULSA                      OK     74105      SFD           7.500         6.500        $3,120.24    360    1-Jan-32
9879334      MCLEAN                     VA     22102      SFD           6.875         6.500        $2,989.03    360    1-Feb-32
9879558      REDWOOD CITY               CA     94062      SFD           7.000         6.500        $2,993.87    360    1-Mar-32
9879598      KIRKLAND                   WA     98033      SFD           6.875         6.500        $2,126.31    360    1-Feb-32
9882819      MOUNT VERNON               WA     98274      SFD           7.000         6.500        $2,262.03    360    1-Feb-32
9882828      NEWTOWN                    PA     18940      SFD           7.250         6.500        $4,127.17    360    1-Feb-32
9882830      WOODBURY                   NY     11797      SFD           7.750         6.500        $3,080.58    360    1-Feb-32
9882995      DAGSBORO                   DE     19939      SFD           7.375         6.500        $2,331.72    360    1-Feb-32
9883658      ARLINGTON                  VA     22202      SFD           6.875         6.500        $2,593.56    360    1-Mar-32
9883800      SPRING CITY                PA     19475      SFD           7.625         6.500        $2,769.60    360    1-Jan-32
9883805      BRONXVILLE                 NY     10708      SFD           7.000         6.500        $3,991.82    360    1-Feb-32
9884465      CONCORD                    MA     01742      SFD           7.000         6.500        $2,727.75    360    1-Feb-32
9884586      SAN ANTONIO                TX     78230      SFD           7.125         6.500        $2,528.51    240    1-Feb-22
9885160      TALLAHASSEE                FL     32308      SFD           7.375         6.500        $2,569.32    360    1-Jan-32
9885280      CREVE COEUR                MO     63141      SFD           7.250         6.500        $4,276.22    360    1-Feb-32
9885471      HOUSTON                    TX     77056      SFD           6.500         6.233        $4,048.40    360    1-Mar-32
9885770      ROCKVILLE CENTRE           NY     11570      SFD           7.375         6.500        $3,315.25    360    1-Jan-32
9886045      YORKTOWN HEIGHTS           NY     10598      SFD           7.750         6.500        $1,504.47    360    1-Feb-32
9886207      MARTINEZ                   CA     94553      SFD           6.875         6.500        $3,508.00    360    1-Feb-32
9886747      CANTON                     GA     30114      SFD           7.000         6.500        $2,661.21    360    1-Feb-32
9886851      CHEVY CHASE                MD     20815      SFD           6.875         6.500        $3,067.86    360    1-Feb-32
9887283      BROOKLYN                   NY     11223      LCO           7.500         6.500        $2,358.11    360    1-Feb-32
9887658      ANCHORAGE                  AK     99516      SFD           7.875         6.500        $4,698.45    360    1-Dec-31
9887813      MENLO PARK                 CA     94025      SFD           6.875         6.500        $2,989.03    360    1-Mar-32
9887886      GENOA TOWNSHIP             MI     48116      SFD           7.625         6.500        $6,060.84    360    1-Jan-32
9888489      WILMINGTON                 MA     01887      SFD           7.000         6.500        $3,306.55    360    1-Mar-32
9888491      EAST HAMPTON               NY     11937      SFD           7.125         6.500        $6,737.19    360    1-Mar-32
9889258      RESTON                     VA     20194      SFD           7.000         6.500        $2,814.23    360    1-Feb-32
9890636      GALVESTON                  TX     77554      SFD           7.125         6.500        $2,320.97    360    1-Feb-32
9890896      SHREWSBURY                 MA     01545      SFD           7.500         6.500        $2,761.90    360    1-Jan-32
9891307      ENGELWOOD                  NJ     07631      SFD           7.500         6.500        $6,083.17    360    1-Jan-32
9892037      NEWTOWN                    CT     06470      SFD           7.375         6.500        $2,556.54    360    1-Jan-32
9892069      COLORADO SPRINGS           CO     80921      SFD           7.375         6.500        $2,693.14    240    1-Jan-22
9894145      FORT WORTH                 TX     76112      SFD           6.875         6.500        $2,717.72    360    1-Mar-32
9894271      VALLEY COTTAGE             NY     10989      SFD           7.875         6.500          $580.06    360    1-Feb-32
9894394      ELBURN                     IL     60119      SFD           6.875         6.500        $2,318.96    360    1-Feb-32
9894415      MARCO ISLAND               FL     34145      HCO           7.500         6.500        $2,691.98    360    1-Jan-32
9894431      WESTMINSTER                MD     21157      SFD           7.625         6.500        $2,675.46    360    1-Jan-32
9894741      ASPEN                      CO     81611      LCO           6.875         6.500        $4,007.27    360    1-Mar-32
9894765      MELROSE                    MA     02176      SFD           7.875         6.500        $2,320.22    360    1-Jan-32
9894999      NEW YORK                   NY     10021      COP           7.375         6.500        $2,158.36    360    1-Mar-32
9896213      MIAMI BEACH                FL     33140      SFD           7.750         6.500        $2,865.65    360    1-Feb-32
9896911      LAWRENCEVILLE              NJ     08648      SFD           7.875         6.500        $2,224.88    360    1-Feb-32
9897397      FRANKTOWN                  CO     80116      SFD           7.375         6.500        $3,387.77    360    1-Feb-32
9897586      PACIFIC PALISADES          CA     90272      SFD           7.125         6.500        $3,359.84    360    1-Jan-32
9897941      BIRMINGHAM                 MI     48009      SFD           7.625         6.500        $3,914.10    360    1-Jan-32
9898124      FARMINGTON HILLS           MI     48331      SFD           7.375         6.500        $2,151.11    360    1-Jan-32
9898616      HOPEWELL TOWNSHIP          NJ     08534      SFD           7.375         6.500        $2,237.79    360    1-Sep-31
9898831      POTOMAC FALLS              VA     20165      SFD           7.750         6.500        $2,234.63    360    1-Feb-32
9899439      BLACKLICK                  OH     43004      SFD           7.375         6.500        $2,286.13    360    1-Oct-31
9901086      LAWRENCE                   NY     11559      SFD           7.875         6.500        $3,190.31    360    1-Feb-32
9901229      ELLWOOD CITY               PA     16117      SFD           7.500         6.500        $1,293.55    360    1-Jan-32
9901583      PEACHTREE CITY             GA     30269      SFD           6.875         6.500        $2,253.27    360    1-Feb-32
9901824      LEXINGTON                  MA     02421      SFD           7.375         6.500        $3,626.05    360    1-Feb-32
9901879      ROCHESTER                  MN     55091      SFD           6.875         6.500        $3,087.57    360    1-Feb-32
9902624      GARNERVILLE                NY     10923      SFD           7.625         6.500        $2,342.80    360    1-Feb-32
9902762      SUCCASUNNA                 NJ     07876      SFD           6.500         6.233        $2,248.09    240    1-Mar-22
9903253      DANVILLE                   CA     94506      SFD           6.625         6.358        $2,497.22    360    1-Feb-32
9903531      CHARLESTOWN                WV     25414      SFD           7.125         6.500        $2,256.96    360    1-Mar-32
9903642      UPPER SADDLE RIVER         NJ     07458      SFD           7.625         6.500        $3,892.87    360    1-Feb-32
9903742      ALPINE                     NJ     07602      SFD           7.500         6.500        $2,971.67    360    1-Nov-31
9903811      KEY LARGO                  FL     33037      SFD           8.500         6.500        $3,383.22    360    1-Feb-32
9904172      BOWIE                      MD     20721      SFD           6.875         6.500        $2,701.30    360    1-Mar-32
9904525      TOWACO                     NJ     07082      SFD           6.875         6.500        $3,284.65    360    1-Feb-32
9904663      WALNUT CREEK               CA     94596      LCO           7.250         6.500        $2,184.67    360    1-Jan-32
9904892      FALMOUTH                   ME     04105      SFD           7.625         6.500        $3,001.05    360    1-Jan-32
9905156      DENTON                     TX     76210      SFD           7.375         6.500        $2,072.03    360    1-Jan-32
9905183      HOLLYWOOD                  FL     33020      SFD           7.875         6.500        $1,413.89    360    1-Feb-32
9906603      HUNTINGTON                 NY     11743      SFD           7.375         6.500        $2,241.25    360    1-Feb-32
9907246      STUART                     FL     34994      SFD           7.250         6.500        $2,182.97    360    1-Oct-31
9907295      NEW HYDE PARK              NY     11040      SFD           7.500         6.500        $2,447.26    360    1-Nov-31
9907688      BIRMINGHAM                 AL     35242      SFD           7.375         6.500        $2,847.31    360    1-Feb-32
9907774      MELVILLE                   NY     11747      SFD           7.750         6.500        $2,507.44    360    1-Jan-32
9908114      PHILADELPHIA               PA     19119      SFD           7.000         6.500        $3,326.52    360    1-Feb-32
9909331      CHATHAM                    NJ     07928      SFD           6.625         6.358        $2,401.17    360    1-Mar-32
9909686      INDIANAPOLIS               IN     46240      SFD           7.375         6.500        $3,815.99    360    1-Mar-32
9909731      HENDERSON                  NV     89052      SFD           7.250         6.500        $4,378.21    360    1-Jan-32
9909915      PHILADELPHIA               PA     19106      SFD           7.500         6.500        $4,514.13    360    1-Jan-32
9909917      BOLTON                     MA     01740      SFD           7.125         6.500        $3,314.70    360    1-Feb-32
9910083      RALEIGH                    NC     27615      SFD           7.250         6.500        $2,694.60    360    1-Nov-31
9910453      CHESTER BOROUGH            NJ     07930      SFD           7.625         6.500        $3,499.33    360    1-Dec-31
9910571      FOUNTAIN HILLS             AZ     85268      SFD           7.500         6.500        $2,349.36    360    1-Jun-31
9911002      SOUTHWICK                  MA     01077      SFD           7.000         6.500        $2,413.06    360    1-Feb-32
9911037      MANASSAS                   VA     20112      SFD           7.500         6.500        $2,398.66    360    1-Jan-32
9911290      DALLAS                     TX     75214      SFD           7.250         6.500        $2,704.83    360    1-Jan-32
9911401      VIENNA                     VA     22181      SFD           7.375         6.500        $3,005.82    360    1-Feb-32
9911540      ISLAMORADA                 FL     33036      SFD           6.875         6.500        $2,759.10    360    1-Feb-32
9911637      YONKERS                    NY     10704      MF2           7.375         6.500        $1,243.22    360    1-Mar-32
9911985      HARMONY                    NJ     08865      SFD           7.375         6.500        $2,210.17    360    1-Jan-32
9912103      GERMANTOWN                 TN     38139      SFD           7.375         6.500        $3,798.71    360    1-Feb-32
9912684      NARBERTH                   PA     19072      SFD           6.875         6.500        $2,627.72    360    1-Mar-32
9912787      ALPHARETTA                 GA     30022      SFD           7.125         6.500        $2,626.16    360    1-Jan-32
9912943      TULSA                      OK     74137      SFD           7.250         6.500        $2,728.71    360    1-Feb-32
9913520      SEATTLE                    WA     98199      SFD           7.375         6.500        $5,101.68    360    1-Feb-32
9913544      BOSTON                     MA     02116      LCO           7.000         6.500        $3,892.02    360    1-Feb-32
9913578      HEATH                      TX     75032      SFD           7.000         6.500        $2,865.13    360    1-Feb-32
9913705      SAN MARCOS                 CA     92078      SFD           6.875         6.500        $2,127.92    360    1-Feb-32
9913794      HAMPTON                    NJ     08827      SFD           6.875         6.500        $3,007.53    240    1-Mar-22
9914302      WILTON                     CT     06897      SFD           7.375         6.500        $2,921.56    360    1-Feb-32
9914341      MECHANICSBURG              PA     17050      SFD           7.000         6.500        $3,193.46    360    1-Mar-32
9914641      BERWYN                     PA     19312      SFD           7.250         6.500        $2,974.29    360    1-Feb-32
9915051      ST. AUGUSTINE              FL     32080      SFD           7.375         6.500        $3,205.65    360    1-Feb-32
9916964      PLEASANTVILLE              NY     10570      SFD           7.375         6.500        $2,244.70    360    1-Mar-32
9917913      BROOKLYN                   NY     11215      LCO           7.500         6.500          $996.39    360    1-Mar-32
9918528      SARASOTA                   FL     34242      SFD           7.375         6.500        $2,244.70    360    1-Mar-32
9919272      PORTOLA VALLEY             CA     94028      SFD           7.375         6.500        $6,879.13    360    1-Feb-32
9920791      WOODBURY                   MN     55129      SFD           7.500         6.500        $2,227.70    360    1-Sep-31
9921270      MIAMI                      FL     33180      SFD           7.875         6.500        $2,838.65    360    1-Feb-32
9921847      BOWIE                      MD     20716      SFD           7.250         6.500        $2,182.96    360    1-Feb-32
9922570      LEESBURG                   VA     20176      SFD           7.500         6.500        $3,546.07    360    1-Feb-32
9922858      BROOKLYN                   NY     11215      MF2           7.625         6.500        $4,260.92    360    1-Mar-32
9923170      NEWTOWN SQUARE             PA     19073      SFD           7.000         6.500        $2,144.94    360    1-Mar-32
9923178      ANNAPOLIS                  MD     21401      SFD           7.875         6.500        $2,370.62    360    1-Feb-32
9924007      HOLLISTER                  CA     95023      SFD           7.500         6.500        $4,321.15    360    1-Feb-32
9924507      WEYMOUTH                   MA     02188      SFD           7.375         6.500        $2,244.70    360    1-Mar-32
9924758      CENTERVIEW                 MO     64019      SFD           7.625         6.500        $2,400.84    360    1-Mar-32
9924876      ARLINGTON                  VA     22207      SFD           6.500         6.233        $2,831.66    360    1-Dec-31
9924929      SUNNYVALE                  CA     94086      SFD           7.750         6.500        $2,550.43    360    1-Dec-31
9925037      PLANO                      TX     75024      SFD           7.250         6.500        $3,765.62    360    1-Feb-32
9925222      SILVER SPRING              MD     20904      SFD           6.750         6.483        $2,399.81    360    1-Dec-31
9925242      ELLICOTT CITY              MD     21042      SFD           6.875         6.500        $2,430.64    360    1-Dec-31
9925269      DAVIDSONVILLE              MD     21035      SFD           6.625         6.358        $2,881.40    360    1-Jan-32
9925295      BROOKEVILLE                MD     20833      SFD           6.750         6.483        $2,886.26    360    1-Dec-31
9925435      OLD TAPPAN                 NJ     07675      SFD           6.875         6.500        $2,923.34    360    1-Jan-32
9925439      STONE MOUNTAIN             GA     30087      SFD           6.750         6.483        $3,468.70    360    1-Dec-31
9925510      FAIRFAX STATION            VA     22039      SFD           6.750         6.483        $2,380.36    360    1-Jan-32
9925771      DULUTH                     GA     30097      SFD           6.750         6.483        $3,865.97    360    1-Dec-31
9925828      BEND                       OR     97701      SFD           7.000         6.500        $2,767.66    360    1-Mar-32
9925850      SAINT PETERSBURG           FL     33703      SFD           6.625         6.358        $2,401.17    360    1-Dec-31
9925889      HIGHLAND VILLAGE           TX     75077      SFD           7.250         6.500        $2,401.26    360    1-Dec-31
9925931      GARDEN CITY                NY     11530      SFD           6.875         6.500        $3,810.19    360    1-Dec-31
9925934      HOUSTON                    TX     77024      SFD           7.125         6.500        $2,556.09    360    1-Feb-32
9925939      CUMMING                    GA     30040      SFD           6.750         6.483        $4,215.89    360    1-Jan-32
9925955      CENTREVILLE                VA     22021      SFD           6.875         6.500        $2,288.54    360    1-Nov-31
9926368      NEW MILFORD                CT     06776      SFD           7.875         6.500        $2,813.27    360    1-Feb-32
9926697      WARWICK                    NY     10990      SFD           7.000         6.500        $2,328.56    360    1-Mar-32
9927159      HAYMARKET                  VA     20169      PUD           7.000         6.500        $3,078.69    360    1-Jan-32
9927622      LEESBURG                   VA     20175      SFD           7.375         6.500        $2,371.78    360    1-Feb-32
9927683      ALEXANDRIA                 VA     22312      SFD           7.375         6.500        $3,899.21    360    1-Feb-32
9927690      ALEXANDRIA                 VA     22310      SFD           7.250         6.500        $3,025.79    360    1-Feb-32
9927694      VIENNA                     VA     22180      SFD           7.375         6.500        $3,271.04    360    1-Feb-32
9928454      VILLANOVA                  PA     19085      SFD           7.375         6.500        $3,453.38    360    1-Feb-32
9928480      SANTA CRUZ                 CA     95062      SFD           7.250         6.500        $2,455.84    360    1-Feb-32
9928972      PACIFICA                   CA     94044      SFD           7.250         6.500        $1,262.03    360    1-Feb-32
9929144      OCEAN CITY                 NJ     08226      LCO           7.500         6.500        $3,230.37    360    1-Feb-32
9929311      JORDAN                     MN     55352      SFD           7.000         6.500        $2,661.21    360    1-Feb-32
9930387      DALLAS                     TX     75225      SFD           6.875         6.500        $2,054.26    360    1-Mar-32
9930457      ATLANTA                    GA     30319      SFD           7.000         6.500        $2,794.28    360    1-Mar-32
9931263      EVANSTON                   IL     60203      SFD           7.000         6.500        $2,305.27    360    1-Mar-32
9931301      EL PASO                    TX     79912      SFD           7.000         6.500        $2,359.50    360    1-Feb-32
9931443      DUNN LORING                VA     22027      SFD           7.875         6.500        $2,443.49    360    1-Mar-32
9931560      DALLAS                     TX     75230      SFD           7.000         6.500        $3,507.04    300    1-Feb-27
9932454      SOUTHBOROUGH               MA     01772      SFD           7.375         6.500        $2,403.55    360    1-Feb-32
9932870      IRVINE                     CA     92620      SFD           6.875         6.500        $2,200.72    360    1-Mar-32
9933253      SCARSDALE                  NY     10583      SFD           7.500         6.500        $3,496.07    360    1-Feb-32
9933676      CENTERVILLE                VA     20120      PUD           6.875         6.500        $2,627.72    360    1-Feb-32
9933968      TALLAHASSEE                FL     32303      SFD           6.875         6.500        $2,312.39    360    1-Dec-31
9934504      IPSWICH                    MA     01938      SFD           7.375         6.500        $2,382.83    360    1-Feb-32
9934805      COEUR D ALENE              ID     83814      SFD           7.250         6.500        $3,564.37    360    1-Feb-32
9935105      CLIFFSIDE PARK             NJ     07010      SFD           6.875         6.500        $3,021.88    360    1-Dec-31
9935593      PLACERVILLE                CO     81435      SFD           6.875         6.500        $3,514.57    360    1-Mar-32
9936686      RANCHO BERNARDO            CA     92128      SFD           6.750         6.483        $2,321.99    360    1-Feb-32
9938150      POMPANO BEACH              FL     33062      SFD           7.500         6.500        $3,496.07    360    1-Feb-32
9938388      WESTPORT                   CT     06880      SFD           7.375         6.500        $2,935.37    360    1-Mar-32
9939770      KEY LARGO                  FL     33037      SFD           7.375         6.500        $2,313.77    360    1-Mar-32
9940051      PONTE VEDRA BEACH          FL     32082      SFD           6.750         6.483        $3,606.21    360    1-Dec-31
9941481      RIVIERA BEACH              FL     33404      HCO           7.625         6.500        $2,218.93    360    1-Feb-32
9941641      POMPANO BEACH              FL     33062      SFD           7.375         6.500        $2,290.28    360    1-Mar-32
9942291      BURLINGAME                 CA     94010      SFD           7.000         6.500        $4,191.41    360    1-Mar-32
9942368      SILVER SPRING              MD     20905      SFD           6.625         6.358        $2,010.58    360    1-Mar-32
9942609      PORTLAND                   OR     97221      SFD           6.875         6.500        $4,434.27    360    1-Feb-32
9942790      GLASTONBURY                CT     06033      SFD           6.875         6.500        $3,836.46    360    1-Feb-32
9943160      HIGHLAND                   MD     20777      SFD           7.500         6.500        $3,094.02    360    1-Feb-32
9943589      WHITTIER AREA              CA     90601      PUD           7.000         6.500        $2,368.48    360    1-Feb-32
9943800      NEWTON                     MA     02464      SFD           7.000         6.500        $2,195.50    360    1-Mar-32
9944083      THE WOODLANDS              TX     77382      SFD           7.000         6.500        $3,041.75    360    1-Feb-32
9944143      UNIVERSITY PARK            TX     75205      SFD           6.750         6.483        $2,718.92    360    1-Jan-32
9944514      SAMMAMISH                  WA     98074      SFD           6.875         6.500        $2,548.89    360    1-Feb-32
9944936      NEWTOWN                    PA     18940      SFD           6.875         6.500        $2,917.70    240    1-Mar-22
9945979      ASHBURN                    VA     20147      SFD           7.125         6.500        $2,832.65    360    1-Feb-32
9946009      ATLANTA                    GA     30327      SFD           7.000         6.500        $4,324.47    360    1-Feb-32
9946141      VESTAVIA HILLS             AL     35242      PUD           6.750         6.483        $2,231.18    360    1-Feb-32
9946224      QUINCY                     MA     02170      SFD           6.625         6.358        $2,689.31    360    1-Jan-32
9946590      CONIFER                    CO     80433      SFD           7.375         6.500        $2,762.70    360    1-Mar-32
9947309      LAKEWOOD                   CO     80228      SFD           7.000         6.500        $3,595.29    360    1-Feb-32
9947562      ASBURY                     NJ     08802      SFD           6.875         6.500        $3,002.16    360    1-Feb-32
9947680      DANVILLE                   CA     94526      SFD           7.000         6.500        $2,295.29    360    1-Feb-32
9947970      BERKELEY                   CA     94703      SFD           7.500         6.500        $2,556.33    360    1-Jan-32
9948838      NEW MARKET                 MD     21774      SFD           7.500         6.500        $2,411.45    360    1-Aug-31
9949334      BRADENTON                  FL     34202      SFD           7.000         6.500        $2,425.03    360    1-Feb-32
9949397      MEMPHIS                    TN     38119      SFD           6.500         6.233        $3,160.34    360    1-Jan-32
9950532      DAVIS                      CA     95616      SFD           6.875         6.500        $2,743.34    360    1-Mar-32
9951601      ROCKVILLE                  MD     20850      SFD           7.125         6.500        $3,285.36    360    1-Mar-32
9951969      OCCIDENTAL                 CA     95465      SFD           6.875         6.500        $2,621.15    360    1-Jan-32
9951978      SAN JOSE                   CA     95124      SFD           6.875         6.500        $3,310.92    360    1-Feb-32
9952048      FREDERICK                  MD     21704      SFD           7.500         6.500        $2,936.70    360    1-Feb-32
9952348      GERMANTOWN                 TN     38139      SFD           7.000         6.500        $3,015.91    240    1-Feb-22
9952365      LITITZ                     PA     17543      SFD           8.125         6.500        $2,955.14    360    1-Apr-31
9952613      ROUND ROCK                 TX     78681      SFD           7.750         6.500        $3,028.27    360    1-Feb-32
9952656      GRANVILLE                  OH     43023      SFD           6.625         6.358        $2,260.30    360    1-Jan-32
9952886      TEWKSBURY                  NJ     07830      SFD           7.000         6.500        $2,494.89    360    1-Mar-32
9953707      LIVERMORE                  CA     94550      SFD           7.500         6.500        $1,985.77    360    1-Feb-32
9953960      LEESBURG                   VA     20176      SFD           6.750         6.483        $1,978.23    360    1-Dec-31
9954088      WAYZATA                    MN     55391      SFD           7.125         6.500        $2,475.92    360    1-Feb-32
9954229      CANTON                     MI     48187      SFD           7.250         6.500        $2,387.62    360    1-Oct-31
9954457      LOS ALTOS                  CA     94024      SFD           6.875         6.500        $4,598.51    360    1-Mar-32
9954701      WASHINGTON                 DC     20007      SFD           6.750         6.483        $2,776.00    360    1-Dec-31
9955086      PLANO                      TX     75093      PUD           7.000         6.500        $3,160.19    360    1-Feb-32
9956718      MCLEAN                     VA     22101      SFD           6.875         6.500        $2,979.83    360    1-Feb-32
9956742      ALEXANDRIA                 VA     22310      SFD           6.750         6.483        $2,438.73    360    1-Dec-31
9956745      WASHINGTON                 DC     20010      SFD           6.750         6.483        $2,253.88    360    1-Dec-31
9957193      ROUND ROCK                 TX     78664      SFD           7.000         6.500        $2,744.71    360    1-Feb-32
9957392      MELROSE                    MA     02176      SFD           7.500         6.500          $964.92    360    1-Mar-32
9958726      BAYPORT                    NY     11705      SFD           7.000         6.500        $2,461.62    360    1-Mar-32
9958884      WASHINGTON                 DC     20007      SFD           6.750         6.483        $4,215.89    360    1-Dec-31
9958896      LEESBURG                   VA     20175      SFD           6.750         6.483        $2,971.23    360    1-Dec-31
9958905      VIENNA                     VA     22181      SFD           6.750         6.483        $3,243.64    360    1-Jan-32
9959112      BROOKLYN                   NY     11218      MF2           7.500         6.500        $3,377.21    360    1-Nov-31
9959820      TIMONIUM                   MD     21093      SFD           6.875         6.500        $2,956.18    360    1-Feb-32
9960108      WASHINGTON                 DC     20036      SFD           6.750         6.483        $3,988.88    360    1-Dec-31
9960111      RESTON                     VA     20191      SFD           6.750         6.483        $2,231.18    360    1-Dec-31
9960115      MCLEAN                     VA     22101      SFD           6.750         6.483        $1,989.90    360    1-Dec-31
9960120      POTOMAC                    MD     20854      SFD           6.750         6.483        $2,205.23    360    1-Dec-31
9960125      LEESBURG                   VA     20175      SFD           6.625         6.358        $2,161.05    360    1-Dec-31
9960134      BETHESDA                   MD     20817      SFD           6.750         6.483        $1,997.68    360    1-Dec-31
9960395      COROLLA                    NC     27927      SFD           7.000         6.500        $3,299.90    360    1-Dec-31
9960424      GREENVILLE                 SC     29609      PUD           6.500         6.233        $2,136.39    360    1-Jan-32
9960447      PENSACOLA                  FL     32504      PUD           6.875         6.500        $2,049.62    360    1-Dec-31
9960464      DAYTONA BEACH              FL     32127      SFD           7.750         6.500        $2,521.77    360    1-Sep-31
9960479      MIAMI                      FL     33143      SFD           6.875         6.500        $3,416.03    360    1-Dec-31
9960827      GREEN BROOK                NJ     08812      SFD           6.500         6.233        $3,476.37    360    1-Dec-31
9961908      N BRUNSWICK                NJ     08902      SFD           7.000         6.500        $2,454.31    360    1-Dec-31
9961952      GLEN ROCK                  NJ     07452      SFD           6.625         6.358        $2,362.75    360    1-Dec-31
9962151      UPPER ARLINGTON            OH     43221      SFD           6.500         6.233        $2,915.19    240    1-Jan-22
9962188      BRIDGEWATER                NJ     08836      SFD           6.875         6.500        $2,133.38    360    1-Jan-32
9962189      NORWALK                    CT     06851      SFD           6.875         6.500        $3,054.72    360    1-Jan-32
9962215      CLIFTON                    VA     20124      SFD           6.875         6.500        $2,162.61    360    1-Dec-31
9962231      ALEXANDRIA                 VA     22309      PUD           6.875         6.500        $2,627.72    360    1-Jan-32
9962264      RANDOLPH                   NJ     07869      SFD           6.875         6.500        $2,089.04    360    1-Jan-32
9962724      VIRGINIA BEACH             VA     23451      SFD           6.875         6.500        $2,693.41    360    1-Dec-31
9962800      STATEN ISLAND              NY     10307      SFD           6.875         6.500        $2,463.48    360    1-Feb-32
9963625      NEWTON                     MA     02459      SFD           6.875         6.500        $3,941.58    360    1-Dec-31
9963646      RIVER FOREST               IL     60305      SFD           6.875         6.500        $3,442.31    360    1-Feb-32
9963658      ALAMO                      CA     94507      SFD           7.250         6.500        $2,305.76    360    1-Feb-32
9963663      KINGWOOD TOWNSHIP          NJ     08825      SFD           6.875         6.500        $3,941.57    360    1-Dec-31
9963674      YORK                       PA     17404      SFD           6.625         6.358        $3,195.16    360    1-Dec-31
9963686      FAIRFAX STATION            VA     22039      PUD           6.875         6.500        $2,548.88    360    1-Dec-31
9963690      PRINCETON TOWNSHIP         NJ     08540      SFD           6.875         6.500        $3,258.37    360    1-Dec-31
9963703      TUCSON                     AZ     85737      PUD           6.875         6.500        $2,703.27    360    1-Dec-31
9963731      PRINCETON                  NJ     08540      SFD           6.875         6.500        $6,240.82    360    1-Jan-32
9965161      ARLINGTON                  VA     22205      SFD           6.625         6.358        $2,209.07    360    1-Jan-32
9965167      BETHESDA                   MD     20817      SFD           6.625         6.358        $3,579.34    360    1-Dec-31
9965172      WASHINGTON                 DC     20007      SFD           6.625         6.358        $1,984.96    360    1-Dec-31
9965177      WASHINGTON                 DC     20010      SFD           6.625         6.358        $2,074.61    360    1-Jan-32
9965181      CHEVY CHASE                MD     20815      SFD           6.625         6.358        $3,245.22    240    1-Jan-22
9965186      BETHESDA                   MD     20816      SFD           6.750         6.483        $3,534.86    360    1-Jan-32
9965190      BETHESDA                   MD     20814      SFD           6.625         6.358        $2,055.40    360    1-Dec-31
9965193      GAITHERSBURG               MD     20878      SFD           6.625         6.358        $3,664.50    360    1-Jan-32
9968238      BARRINGTON                 IL     60010      SFD           6.875         6.500        $2,608.01    360    1-Jan-32
9968241      RIDGEFIELD                 CT     06877      SFD           6.875         6.500        $4,270.04    360    1-Jan-32
9968263      SUMMIT                     NJ     07901      SFD           6.500         6.233        $4,108.44    360    1-Jan-32
9968288      LOVELAND                   CO     80537      SFD           6.500         6.233        $3,248.83    360    1-Jan-32
9968358      ENGLEWOOD                  NJ     07631      SFD           6.875         6.500        $3,363.48    360    1-Jan-32
9968405      GAITHERSBURG               MD     20878      PUD           6.500         6.233        $2,542.49    360    1-Dec-31
9968442      MIDWAY                     UT     84044      SFD           6.875         6.500        $2,043.05    360    1-Dec-31
9968449      ODESSA                     FL     33556      PUD           7.375         6.500        $2,428.41    360    1-Jan-32
9968474      LONGMONT                   CO     80503      SFD           6.625         6.358        $3,937.92    360    1-Dec-31
9968635      CLOSTER                    NJ     07624      SFD           6.875         6.500        $4,270.04    360    1-Dec-31
9968648      CUMMING                    GA     30041      PUD           6.875         6.500        $4,992.66    360    1-Dec-31
9968848      LITTLETON                  CO     80127      PUD           6.875         6.500        $2,266.41    360    1-Dec-31
9968923      GREENWICH                  CT     06830      LCO           6.875         6.500        $3,547.42    360    1-Jan-32
9968950      BARTO                      PA     19504      SFD           6.500         6.233        $1,959.41    360    1-Dec-31
9968961      ALLENTOWN                  PA     18103      SFD           6.625         6.358        $2,285.91    360    1-Jan-32
9969084      FAIRFAX                    VA     22033      SFD           7.000         6.500        $2,451.64    360    1-Mar-32
9970035      MARLBORO                   NJ     07746      SFD           7.375         6.500        $2,348.30    360    1-Jan-32
9970057      MANASSAS                   VA     20112      SFD           6.875         6.500        $2,002.00    360    1-Jan-32
9970070      LAKE FOREST PARK           WA     98155      SFD           6.875         6.500        $3,048.16    360    1-Jan-32
9970088      WASHINGTON                 DC     20009      SFD           6.750         6.483        $2,737.09    360    1-Jan-32
9970092      CORONA                     CA     92883      PUD           6.875         6.500        $2,131.60    360    1-Jan-32
9970112      BERKELEY                   CA     94709      SFD           6.875         6.500        $2,670.42    360    1-Jan-32
9970114      SOUTH RIDING               VA     20152      SFD           6.625         6.358        $2,125.84    360    1-Jan-32
9970122      VANCOUVER                  WA     98683      SFD           7.500         6.500        $4,544.90    360    1-Jan-32
9970143      LONGMONT                   CO     80501      PUD           6.250         5.983        $2,162.40    360    1-Jan-32
9970154      BETHESDA                   MD     20816      SFD           7.500         6.500        $3,915.60    360    1-Feb-32
9970159      LOUISVILLE                 KY     40223      SFD           6.875         6.500        $2,217.13    360    1-Feb-32
9970166      WRIGHTSVILLE BEACH         NC     28480      LCO           6.875         6.500        $2,614.58    360    1-Jan-32
9970190      ALDIE                      VA     20105      PUD           6.875         6.500        $2,211.88    360    1-Jan-32
9970211      APEX                       NC     27502      SFD           6.875         6.500        $2,622.47    360    1-Jan-32
9970215      PLANO                      TX     75025      SFD           7.000         6.500        $2,581.38    360    1-Jan-32
9970249      FAIRFAX                    VA     22031      PUD           6.875         6.500        $2,226.99    360    1-Jan-32
9970262      ALDIE                      VA     20105      PUD           6.875         6.500        $3,069.18    360    1-Jan-32
9970285      COLORADO SPRINGS           CO     80906      SFD           6.875         6.500        $2,101.91    360    1-Jan-32
9970303      SAMMAMISH                  WA     98075      PUD           7.000         6.500        $2,649.24    360    1-Jan-32
9970345      FLOWER MOUND               TX     75028      PUD           7.250         6.500        $3,138.02    360    1-Jan-32
9970945      LEWISVILLE                 TX     75056      PUD           7.125         6.500        $2,747.10    360    1-Jan-32
9970957      SARASOTA                   FL     34240      PUD           7.500         6.500        $2,629.05    360    1-Jan-32
9970967      SCOTTSDALE                 AZ     85255      PUD           6.750         6.483        $2,879.78    360    1-Jan-32
9970992      PARKER                     TX     75002      SFD           7.125         6.500        $4,715.70    360    1-Dec-31
9971296      DALLAS                     TX     75214      SFD           7.375         6.500        $3,038.97    360    1-Feb-32
9971399      FAIRFAX                    VA     22033      SFD           7.000         6.500        $2,661.21    360    1-Jan-32
9971423      SNOQUALMIE                 WA     98065      PUD           7.125         6.500        $2,855.56    360    1-Jan-32
9971442      GRANADA HILLS              CA     91344      SFD           6.750         6.483        $2,692.98    360    1-Oct-31
9971482      ANNAPOLIS                  MD     21401      SFD           7.000         6.500        $3,010.50    360    1-Jan-32
9971537      DALLAS                     TX     75214      SFD           6.875         6.500        $2,454.29    360    1-Jan-32
9971903      KENNEBUNK                  ME     04043      SFD           6.875         6.500        $4,204.35    360    1-Jan-32
9971919      CORNELIUS                  NC     28031      PUD           6.500         6.233        $2,338.66    360    1-Jan-32
9971952      FREEPORT                   FL     32439      PUD           6.875         6.500        $3,416.03    360    1-Jan-32
9971994      ORLAND PARK                IL     60462      SFD           8.500         6.500        $2,697.81    356    1-Jul-31
9972034      BAYSIDE                    NY     11360      MF2           6.875         6.500        $3,416.03    360    1-Feb-32
9972108      WAYNE                      PA     19087      SFD           6.875         6.500        $2,338.67    360    1-Jan-32
9972316      MIAMI BEACH                FL     33140      SFD           7.875         6.500        $3,523.84    360    1-Feb-32
9972324      DRIFTWOOD                  TX     78619      SFD           6.875         6.500        $2,793.27    360    1-Feb-32
9973794      NOVATO                     CA     94949      SFD           6.875         6.500        $2,154.73    360    1-Feb-32
9973809      AURORA                     CO     80015      SFD           6.875         6.500        $2,982.96    240    1-Nov-21
9975614      NIPOMO                     CA     93444      SFD           7.000         6.500        $2,621.30    360    1-Mar-32
9975875      DALLAS                     TX     75229      SFD           6.625         6.358        $3,415.42    360    1-Feb-32
9977105      FAIRBURN                   GA     30213      SFD           7.000         6.500        $2,661.21    360    1-Mar-32
9978262      CORAL GABLES               FL     33413      SFD           7.875         6.500        $4,712.96    360    1-Feb-32
9979183      PASADENA                   CA     91105      SFD           6.875         6.500        $2,719.69    360    1-Feb-32
9979221      AGOURA HILLS               CA     91301      PUD           6.875         6.500        $2,279.55    360    1-Feb-32
9979373      RANCHO PALOS VERDES        CA     90275      SFD           6.875         6.500        $3,186.11    360    1-Feb-32
9979386      SAN DIMAS                  CA     91773      SFD           7.000         6.500        $2,230.76    360    1-Feb-32
9986454      DUBLIN                     CA     94568      SFD           7.000         6.500        $2,744.37    360    1-Mar-32
9989788      NOVATO                     CA     94945      SFD           7.000         6.500        $4,323.80    360    1-Feb-32
9989815      NEWPORT BEACH              CA     92660      SFD           7.000         6.500        $3,800.21    360    1-Feb-32
9989823      TEMPLE CITY                CA     91780      SFD           7.000         6.500        $2,488.23    360    1-Feb-32
9989899      MERCER ISLAND              WA     98040      SFD           7.000         6.500        $2,461.62    360    1-Feb-32




WFMBS
WFMBS   2002-07 GROUP I LOANS EXHIBIT F-1A
30 YEAR NON RELOCATION LOANS

(continued)



(i)             (ix)               (x)           (xi)              (xii)         (xiii)          (xv)        (xvi)
--------   --------------        ------       ---------          ----------     --------      -----------  --------
               CUT-OFF
MORTGAGE        DATE                                              MORTGAGE                       MASTER       FIXED
LOAN          PRINCIPAL                                          INSURANCE      SERVICE         SERVICE      RETAIN
NUMBER         BALANCE             LTV         SUBSIDY              CODE          FEE             FEE         YIELD
--------   --------------        ------       ---------          ----------     --------      -----------  --------
2722807       $381,692.50      79.99                                             0.250         0.017        0.608
3890367       $353,563.61      66.98                                             0.250         0.017        0.358
3892146       $429,412.02      80.00                                             0.250         0.017        0.233
4228625       $418,610.82      65.63                                             0.250         0.017        0.233
4259267        $78,152.96      70.18                                             0.250         0.017        0.608
4264818       $324,452.35      59.09                                             0.250         0.017        0.108
4282089       $348,295.57      68.36                                             0.250         0.017        0.358
4289646       $422,370.18      76.91                                             0.250         0.017        0.733
4289924       $355,000.00      67.62                                             0.250         0.017        0.108
4292791        $50,659.16      72.86                                             0.250         0.017        0.858
4304787       $351,658.55      77.18                                             0.250         0.017        0.358
4307126       $453,100.00      87.64                              06             0.250         0.017        0.733
4325418       $848,168.37      67.70                                             0.250         0.017        0.108
4332158       $337,726.60      71.43                                             0.250         0.017        0.358
4338370       $350,000.00      50.00                                             0.250         0.017        0.608
4339385       $442,200.00      67.67                                             0.250         0.017        0.108
4340001       $551,656.59      85.00                              01             0.250         0.017        0.608
4340353       $342,794.84      75.70                                             0.250         0.017        0.108
4343477       $398,644.20      57.97                                             0.250         0.017        0.108
4345812       $503,701.21      63.19                                             0.250         0.017        0.000
4358381       $542,500.00      70.00                                             0.250         0.017        0.358
4361999       $500,196.34      55.67                                             0.250         0.017        0.358
4369507       $303,206.44      50.58                                             0.250         0.017        0.108
4370543       $399,655.60      39.02                                             0.250         0.017        0.000
4371636       $430,957.46      80.00                                             0.250         0.017        0.358
4372367       $577,000.00      72.13                                             0.250         0.017        0.000
4372787       $466,692.71      73.05                                             0.250         0.017        0.000
4373320       $314,322.43      68.39                                             0.250         0.017        0.000
4373481       $489,608.15      49.75                                             0.250         0.017        0.358
4374025       $435,624.61      67.08                                             0.250         0.017        0.000
4375007       $301,500.00      46.38                                             0.250         0.017        0.108
4375908       $333,153.37      63.62                                             0.250         0.017        0.108
4376655       $542,000.00      44.61                                             0.250         0.017        0.108
4379664       $384,676.55      70.00                                             0.250         0.017        0.108
4381917       $470,804.33      77.25                                             0.250         0.017        0.108
4382795       $322,242.09      75.00                                             0.250         0.017        0.358
4384115       $418,800.00      55.00                                             0.250         0.017        0.000
4385592       $332,840.12      74.11                                             0.250         0.017        0.000
4386962       $327,724.44      80.00                                             0.250         0.017        0.108
4388285       $769,399.32      70.00                                             0.250         0.017        0.483
4391920     $1,000,000.00      54.05                                             0.250         0.017        0.358
4392354       $349,726.96      30.43                                             0.250         0.017        0.483
4393415       $364,000.00      79.13                                             0.250         0.017        0.233
4393448       $747,457.88      45.73                                             0.250         0.017        0.108
4393586       $369,420.97      73.27                                             0.250         0.017        0.483
4394107       $349,410.21      46.67                                             0.250         0.017        0.108
4394952       $307,500.00      68.64                                             0.250         0.017        0.000
4395968       $280,464.18      66.05                                             0.250         0.017        0.108
4398693       $564,328.31      37.77                                             0.250         0.017        0.108
4400614       $643,963.14      56.26                                             0.250         0.017        0.233
4402914       $349,410.23      70.03                                             0.250         0.017        0.108
4403493       $431,902.40      51.86                                             0.250         0.017        0.108
4404272       $319,731.15      80.00                                             0.250         0.017        0.108
4404492       $644,000.00      61.33         GD 2YR                              0.250         0.017        0.108
4404713       $452,761.00      67.58                                             0.250         0.017        0.108
4405283       $549,514.74      50.00                                             0.250         0.017        0.000
4405630       $648,000.00      12.96                                             0.250         0.017        0.000
4416204       $365,000.00      33.18                                             0.250         0.017        0.108
4416250       $371,057.02      68.59                                             0.250         0.017        0.108
4418059       $338,622.50      42.50                                             0.250         0.017        0.108
4418307       $409,663.92      58.57                                             0.250         0.017        0.233
4418524       $361,695.87      67.66                                             0.250         0.017        0.108
4421819       $530,083.06      79.25                                             0.250         0.017        0.000
4421888       $469,966.99      72.81                                             0.250         0.017        0.000
4422141       $647,850.07      71.15                                             0.250         0.017        0.233
4423806       $332,227.44      70.00                                             0.250         0.017        0.233
4424068       $481,000.00      53.44         GD 1YR                              0.250         0.017        0.000
4424178       $468,000.00      51.43                                             0.250         0.017        0.358
4424225       $999,095.99      45.45                                             0.250         0.017        0.000
4425594       $459,613.55      19.78                                             0.250         0.017        0.108
4427004       $342,704.68      69.01                                             0.250         0.017        0.000
4427366       $650,000.00      63.41                                             0.250         0.017        0.233
4428523       $510,700.00      72.22                                             0.250         0.017        0.000
4428914       $328,000.00      80.00                                             0.250         0.017        0.108
4428977       $313,534.00      90.10                              24             0.250         0.017        0.000
4429633       $369,376.53      74.30                                             0.250         0.017        0.108
4429872       $599,509.07      75.00                                             0.250         0.017        0.000
4430354       $500,000.00      66.67                                             0.250         0.017        0.000
4430454     $1,085,168.33      36.23                                             0.250         0.017        0.108
4430458       $899,262.27      60.00                                             0.250         0.017        0.233
4430658       $359,697.56      62.61                                             0.250         0.017        0.108
4430704       $350,000.00      77.78                                             0.250         0.017        0.108
4431089       $880,000.00      80.00                                             0.250         0.017        0.000
4431118       $434,616.20      58.00                                             0.250         0.017        0.000
4431500       $344,500.00      69.98                                             0.250         0.017        0.000
4432463       $810,818.24      57.96                                             0.250         0.017        0.108
4432695       $350,012.86      62.00                                             0.250         0.017        0.233
4432849       $336,036.04      21.06                                             0.250         0.017        0.483
4433259       $719,395.11      70.94                                             0.250         0.017        0.108
4433411       $468,608.50      52.73                                             0.250         0.017        0.000
4433658       $390,305.00      73.64                                             0.250         0.017        0.108
4434170       $334,400.00      76.00                                             0.250         0.017        0.000
4435084       $638,921.56      71.91                                             0.250         0.017        0.108
4437603       $591,026.63      80.00                                             0.250         0.017        0.233
4438641       $445,000.00      51.15                                             0.250         0.017        0.000
4440353       $383,669.38      64.27                                             0.250         0.017        0.000
4440382       $647,631.88      62.74                                             0.250         0.017        0.233
4441872       $355,708.19      63.23                                             0.250         0.017        0.233
4442749       $649,300.00      54.11                                             0.250         0.017        0.000
4443043       $499,579.94      38.46                                             0.250         0.017        0.108
4443121       $650,000.00      72.22                                             0.250         0.017        0.000
4443258       $621,000.00      69.78         GD 1YR                              0.250         0.017        0.000
4443336       $699,542.09      61.73                                             0.250         0.017        1.358
4443898       $279,764.76      57.73                                             0.250         0.017        0.108
4444053       $376,895.21      82.91                              24             0.250         0.017        0.000
4445119       $325,726.12      56.70                                             0.250         0.017        0.108
4445369       $347,399.05      37.62                                             0.250         0.017        0.000
4445542       $460,000.00      76.67                                             0.250         0.017        0.108
4446296       $533,700.00      67.05                                             0.250         0.017        0.000
4446891       $326,462.36      73.15                                             0.250         0.017        0.233
4592911       $563,526.17      80.00                                             0.250         0.017        0.108
4632113       $529,084.79      63.10                                             0.250         0.017        0.000
4638813       $648,311.62      63.41                                             0.250         0.017        0.000
4669776       $454,899.51      77.29                                             0.250         0.017        0.358
4835872       $402,098.62      44.83                                             0.250         0.017        0.000
4999462       $411,101.85      75.00                                             0.250         0.017        0.108
5350814       $407,665.57      80.00                                             0.250         0.017        0.233
5446000       $464,216.44      75.00                                             0.250         0.017        0.108
5463880       $307,728.80      95.00                              11             0.250         0.017        0.233
5937967       $343,200.00      80.00                                             0.250         0.017        0.233
5944228       $665,281.78      63.62                                             0.250         0.017        0.000
5981408       $975,000.00      46.43                                             0.250         0.017        0.608
6012076       $431,717.41      80.00                                             0.250         0.017        1.358
6147892       $349,705.96      54.26                                             0.250         0.017        0.108
6178571       $446,836.32      80.00                                             0.250         0.017        0.000
6204604       $422,644.63      62.21                                             0.250         0.017        0.108
7997766       $314,271.31      71.84                                             0.250         0.017        0.108
8253054       $748,277.40      52.63                                             0.250         0.017        0.608
8305354       $899,262.28      72.00                                             0.250         0.017        0.233
8456656       $411,818.05      70.00                                             0.250         0.017        0.233
8483113       $518,086.87      78.98                                             0.250         0.017        0.608
8499889       $323,236.71      79.27                                             0.250         0.017        0.608
8508539       $332,452.49      79.92                                             0.250         0.017        0.233
8524262       $570,061.17      79.99                                             0.250         0.017        0.233
8542652       $466,283.13      77.86                                             0.250         0.017        0.000
8557494       $451,278.44      80.00                                             0.250         0.017        0.000
8563998       $327,447.30      80.00                                             0.250         0.017        0.108
8626573       $349,112.81      77.97                                             0.250         0.017        0.108
8626676     $1,496,197.76      55.56                                             0.250         0.017        0.108
8645093       $377,274.36      80.00                                             0.250         0.017        0.000
8648113       $577,925.60      80.00                                             0.250         0.017        0.000
8662598       $575,680.10      80.00                                             0.250         0.017        0.858
8675153       $399,274.84      76.58                                             0.250         0.017        0.000
8676341       $341,980.58      95.00                              13             0.250         0.017        0.733
8683043       $673,776.27      77.24                                             0.250         0.017        0.000
8688615       $343,434.41      80.00                                             0.250         0.017        0.233
8707105       $331,734.50      80.00                                             0.250         0.017        0.358
8729459       $429,299.09      80.00                                             0.250         0.017        0.608
8733570       $366,851.65      95.00                              12             0.250         0.017        0.608
8742177       $349,705.96      62.50                                             0.250         0.017        0.108
8765981       $489,380.57      80.00                                             0.250         0.017        0.000
8769042       $391,670.67      80.00                                             0.250         0.017        0.108
8822183       $649,492.93      61.90                                             0.250         0.017        0.483
8829834       $504,958.96      80.00                                             0.250         0.017        0.000
8840430       $339,412.36      80.00                                             0.250         0.017        0.358
8858715       $608,135.95      80.00                                             0.250         0.017        0.000
8862723       $428,951.83      63.42                                             0.250         0.017        0.233
8889265       $359,592.27      80.00                                             0.250         0.017        0.358
8891206       $628,912.11      29.30                                             0.250         0.017        0.000
8891675       $524,569.66      70.00                                             0.250         0.017        0.233
8907947       $506,043.36      80.00                                             0.250         0.017        0.608
8909572       $406,847.84      85.00                              13             0.250         0.017        0.733
8925362       $748,568.62      58.59                                             0.250         0.017        0.000
8931993       $327,724.44      80.00                                             0.250         0.017        0.108
9282845       $351,745.23      80.00                                             0.250         0.017        0.858
9330705       $311,762.59      80.00                                             0.250         0.017        0.608
9333028       $335,857.76      68.92                                             0.250         0.017        0.108
9359800       $312,475.19      59.67                                             0.250         0.017        0.233
9363706       $439,656.75      80.00                                             0.250         0.017        0.483
9376521       $315,000.00      90.00                              12             0.250         0.017        0.733
9377777     $1,000,000.00      68.97                                             0.250         0.017        0.358
9380906       $412,193.87      75.00                                             0.250         0.017        0.733
9381855       $429,638.74      66.36                                             0.250         0.017        0.108
9382427       $360,696.71      69.42                                             0.250         0.017        0.108
9382516       $634,466.52      63.95                                             0.250         0.017        0.108
9383101       $437,622.89      56.52                                             0.250         0.017        0.000
9383303       $385,675.71      57.19                                             0.250         0.017        0.108
9383419       $433,644.25      62.00                                             0.250         0.017        0.233
9385001       $439,621.16      77.88                                             0.250         0.017        0.000
9385368       $427,640.42      77.82                                             0.250         0.017        0.108
9387362       $385,667.66      73.52                                             0.250         0.017        0.000
9387525       $348,706.79      77.56                                             0.250         0.017        0.108
9388159       $649,440.36      61.03                                             0.250         0.017        0.000
9389833       $373,685.79      74.80                                             0.250         0.017        0.108
9390766       $499,600.15      45.45                                             0.250         0.017        0.358
9390767       $478,187.94      68.37                                             0.250         0.017        0.000
9391406       $752,500.00      70.00                                             0.250         0.017        0.108
9392567       $419,647.14      48.84                                             0.250         0.017        0.108
9395718       $484,592.54      37.83                                             0.250         0.017        0.108
9395999       $311,737.88      80.00                                             0.250         0.017        0.108
9396117       $774,332.74      68.89                                             0.250         0.017        0.000
9396186       $749,369.91      59.06                                             0.250         0.017        0.108
9397377       $650,000.00      40.00                                             0.250         0.017        0.000
9397908       $549,537.93      64.71                                             0.250         0.017        0.108
9398001       $349,698.65      59.83                                             0.250         0.017        0.000
9398361       $400,000.00      70.18                                             0.250         0.017        0.358
9399036       $557,830.36      40.65                                             0.250         0.017        0.108
9399053       $729,401.62      66.36                                             0.250         0.017        0.233
9399433       $450,000.00      46.15                                             0.250         0.017        0.000
9399622       $564,536.87      65.70                                             0.250         0.017        0.233
9399663       $427,640.42      80.00                                             0.250         0.017        0.108
9399765       $449,621.95      45.00                                             0.250         0.017        0.108
9400459       $433,744.17      51.68                                             0.250         0.017        0.233
9400822       $399,672.12      80.00                                             0.250         0.017        0.233
9400904       $529,565.56      48.18                                             0.250         0.017        0.233
9401019       $499,590.16      64.67                                             0.250         0.017        0.233
9401757       $459,613.54      54.76                                             0.250         0.017        0.108
9402070       $429,638.74      55.48                                             0.250         0.017        0.108
9403113       $463,590.62      80.00                                             0.250         0.017        0.000
9403685       $476,627.90      68.14                                             0.250         0.017        0.483
9404717       $351,704.28      65.19                                             0.250         0.017        0.108
9406603       $507,363.33      79.38                                             0.250         0.017        0.233
9407071       $344,000.00      49.14                                             0.250         0.017        0.608
9407212       $424,651.63      56.67                                             0.250         0.017        0.233
9407934       $330,000.00      51.16                                             0.250         0.017        0.608
9408251       $499,609.94      62.50                                             0.250         0.017        0.483
9410448       $315,714.33      75.24                                             0.250         0.017        0.000
9411138       $452,600.33      62.05                                             0.250         0.017        0.000
9411923       $639,462.32      51.20                                             0.250         0.017        0.108
9412247       $992,000.00      55.48                                             0.250         0.017        0.483
9413370       $364,693.36      69.00                                             0.250         0.017        0.108
9413408       $384,668.52      72.64                                             0.250         0.017        0.000
9414659       $402,161.85      70.00                                             0.250         0.017        0.108
9414835       $448,000.00      73.44                                             0.250         0.017        0.000
9415346       $399,672.12      54.79                                             0.250         0.017        0.233
9416993       $579,051.02      70.25                                             0.250         0.017        0.000
9417470       $354,202.17      48.90                                             0.250         0.017        0.108
9418039       $374,692.61      53.57                                             0.250         0.017        0.233
9418248       $394,676.22      52.67                                             0.250         0.017        0.233
9418299       $569,346.87      58.46                                             0.250         0.017        0.000
9418949       $307,734.81      67.69                                             0.250         0.017        0.000
9419161       $519,173.75      54.74                                             0.250         0.017        0.233
9420665       $384,676.55      51.33                                             0.250         0.017        0.108
9421316       $457,615.22      53.88                                             0.250         0.017        0.108
9421559       $374,692.61      61.68                                             0.250         0.017        0.233
9421636       $359,712.11      70.59                                             0.250         0.017        0.358
9421797       $649,453.92      51.34                                             0.250         0.017        0.108
9426489       $349,740.25      70.00                                             0.250         0.017        0.733
9428326       $979,135.37      60.12                                             0.250         0.017        0.000
9430213       $554,545.07      26.43                                             0.250         0.017        0.233
9433149       $337,716.04      56.33                                             0.250         0.017        0.108
9433825       $405,658.90      40.40                                             0.250         0.017        0.108
9435024       $649,453.92      46.43                                             0.250         0.017        0.108
9436566       $383,822.47      95.00                              01             0.250         0.017        0.983
9439493       $324,227.37      54.08                                             0.250         0.017        0.108
9439635       $801,326.22      55.31                                             0.250         0.017        0.108
9439943       $318,482.21      75.00                                             0.250         0.017        0.108
9440264       $392,487.32      80.00                                             0.250         0.017        0.108
9443968       $948,359.52      55.88                                             0.250         0.017        0.000
9448635       $322,239.51      68.72                                             0.250         0.017        0.483
9449103       $402,377.45      73.21                                             0.250         0.017        0.108
9449457       $404,919.45      68.81                                             0.250         0.017        0.000
9451245       $760,684.17      69.27                                             0.250         0.017        0.000
9456285       $463,821.29      76.23                                             0.250         0.017        0.108
9456472       $543,060.63      80.00                                             0.250         0.017        0.000
9459347       $356,832.77      88.26                              13             0.250         0.017        0.000
9459383       $301,196.23      70.81                                             0.250         0.017        0.000
9462316       $334,721.00      79.95                                             0.250         0.017        0.000
9467191       $412,924.62      68.43                                             0.250         0.017        0.000
9467610       $358,964.73      73.37                                             0.250         0.017        0.733
9467639       $323,756.85      51.61                                             0.250         0.017        0.000
9468473       $438,260.25      58.53                                             0.250         0.017        0.108
9468952       $389,011.43      61.90                                             0.250         0.017        0.108
9470587       $795,954.91      61.54                                             0.250         0.017        0.108
9470612       $499,136.60      55.56                                             0.250         0.017        0.000
9470892       $554,041.63      46.25                                             0.250         0.017        0.000
9470933       $999,180.30      66.67                                             0.250         0.017        0.233
9470942       $392,502.56      71.68                                             0.250         0.017        0.108
9471250       $504,149.05      77.99                                             0.250         0.017        0.108
9471572       $430,218.63      71.83                                             0.250         0.017        0.000
9471900       $827,790.98      48.82                                             0.250         0.017        0.000
9471916       $469,605.14      74.02                                             0.250         0.017        0.108
9472260       $325,153.21      79.32                                             0.250         0.017        0.000
9472583       $361,374.89      60.33                                             0.250         0.017        0.000
9472951       $722,736.25      51.79                                             0.250         0.017        0.108
9472974       $449,203.75      60.00                                             0.250         0.017        0.000
9473285       $362,872.32      73.43                                             0.250         0.017        0.000
9473414       $448,859.33      30.00                                             0.250         0.017        0.108
9473899       $483,770.62      41.88                                             0.250         0.017        0.108
9476361       $705,808.66      33.67                                             0.250         0.017        0.108
9476965       $578,493.45      68.40                                             0.250         0.017        0.000
9477075       $999,159.88      66.67                                             0.250         0.017        0.108
9477165       $513,102.04      17.17                                             0.250         0.017        0.000
9477319       $512,600.42      78.99                                             0.250         0.017        0.358
9477707       $748,003.90      69.77                                             0.250         0.017        0.000
9477982       $527,556.42      80.00                                             0.250         0.017        0.108
9478348       $562,027.44      75.00                                             0.250         0.017        0.108
9478368       $302,980.04      75.00                                             0.250         0.017        0.108
9480436       $777,417.22      65.00                                             0.250         0.017        0.483
9482056       $444,173.05      52.35                                             0.250         0.017        0.108
9482173       $366,313.84      90.00                              01             0.250         0.017        0.358
9482957       $488,148.24      47.80                                             0.250         0.017        0.000
9483070       $572,046.27      79.65                                             0.250         0.017        0.108
9483231       $382,686.06      65.47                                             0.250         0.017        0.233
9483701       $438,301.84      80.00                                             0.250         0.017        0.000
9484105       $341,116.93      78.83                                             0.250         0.017        0.000
9484888       $463,610.18      80.00                                             0.250         0.017        0.108
9484901       $318,690.11      76.07                                             0.250         0.017        0.108
9485114       $432,732.95      69.92                                             0.250         0.017        0.000
9485675       $324,396.36      72.22                                             0.250         0.017        0.000
9486575       $377,347.27      72.69                                             0.250         0.017        0.000
9486822       $586,498.38      40.48                                             0.250         0.017        0.108
9487342       $429,275.43      74.78                                             0.250         0.017        0.108
9487571       $634,402.62      52.96                                             0.250         0.017        0.000
9488087       $454,030.51      60.67                                             0.250         0.017        0.108
9490940       $336,694.38      80.00                                             0.250         0.017        0.108
9491102       $396,913.41      80.00                                             0.250         0.017        0.000
9491481       $609,911.63      78.90                                             0.250         0.017        0.000
9495897       $555,562.26      55.65                                             0.250         0.017        0.108
9495920       $813,626.68      67.92                                             0.250         0.017        0.108
9497143       $299,230.96      65.31                                             0.250         0.017        0.108
9499696       $383,051.21      80.00                                             0.250         0.017        0.108
9500221       $847,448.75      65.38                                             0.250         0.017        0.000
9500575       $516,576.22      66.88                                             0.250         0.017        0.233
9500902       $508,620.55      58.49                                             0.250         0.017        0.000
9501793       $402,947.99      80.00                                             0.250         0.017        0.108
9501881       $864,392.42      54.22                                             0.250         0.017        0.108
9504604       $313,956.92      70.67                                             0.250         0.017        0.000
9504758       $424,237.49      69.67                                             0.250         0.017        0.108
9504969       $518,325.12      38.46                                             0.250         0.017        0.108
9505373       $646,708.43      64.78                                             0.250         0.017        0.108
9509016       $332,536.38      69.58                                             0.250         0.017        0.108
9510882       $364,353.47      71.85                                             0.250         0.017        0.233
9510899       $625,394.40      53.54                                             0.250         0.017        0.108
9511643       $333,129.64      80.00                                             0.250         0.017        0.108
9512849       $314,201.52      63.51                                             0.250         0.017        0.108
9513126       $339,309.97      59.13                                             0.250         0.017        0.108
9513225       $417,278.20      78.87                                             0.250         0.017        0.000
9514009       $354,100.13      44.38                                             0.250         0.017        0.108
9514372       $398,960.97      80.00                                             0.250         0.017        0.000
9517808       $592,494.31      79.20                                             0.250         0.017        0.108
9522467       $321,457.41      83.64                              06             0.250         0.017        0.108
9525480       $391,089.70      68.74                                             0.250         0.017        0.000
9527641       $394,301.08      71.82                                             0.250         0.017        0.000
9528666       $598,988.97      64.86                                             0.250         0.017        0.108
9529002       $326,509.51      58.14                                             0.250         0.017        0.000
9531695       $571,618.72      65.94                                             0.250         0.017        0.108
9532164       $352,375.38      57.07                                             0.250         0.017        0.000
9532671       $419,274.75      80.00                                             0.250         0.017        0.000
9532835       $379,044.32      37.97                                             0.250         0.017        0.000
9532886       $382,338.64      79.79                                             0.250         0.017        0.000
9533272       $505,147.36      65.29                                             0.250         0.017        0.108
9533689       $344,404.26      62.73                                             0.250         0.017        0.000
9534104       $518,125.46      79.24                                             0.250         0.017        0.108
9537118       $541,585.85      69.55                                             0.250         0.017        0.108
9537288       $403,660.59      80.00                                             0.250         0.017        0.108
9538152       $984,320.33      61.88                                             0.250         0.017        0.108
9541540       $610,778.62      70.00                                             0.250         0.017        0.000
9541796       $373,794.94      69.35                                             0.250         0.017        0.000
9543733       $346,415.29      74.62                                             0.250         0.017        0.108
9548962       $499,115.28      69.83                                             0.250         0.017        0.000
9549702       $532,429.83      64.59                                             0.250         0.017        0.000
9551923       $409,647.00      47.67                                             0.250         0.017        0.000
9552427       $506,940.28      67.71                                             0.250         0.017        0.000
9553166       $336,987.96      80.00                                             0.250         0.017        0.000
9555945       $349,365.47      56.96                                             0.250         0.017        0.000
9556457       $522,560.61      79.85                                             0.250         0.017        0.108
9557438       $648,792.99      54.62                                             0.250         0.017        0.000
9558844       $498,909.49      68.49                                             0.250         0.017        0.000
9559169       $915,613.13      27.76                                             0.250         0.017        0.000
9559425       $324,796.83      68.92                                             0.250         0.017        0.108
9559499       $471,184.95      72.06                                             0.250         0.017        0.000
9559504       $374,700.12      75.76                                             0.250         0.017        0.358
9560837       $573,982.58      16.43                                             0.250         0.017        0.000
9561079       $386,310.69      45.92                                             0.250         0.017        0.000
9561479       $767,880.29      53.10                                             0.250         0.017        0.000
9561755       $395,911.65      62.03                                             0.250         0.017        0.108
9561931       $374,669.14      69.44                                             0.250         0.017        0.000
9562772       $648,849.88      72.22                                             0.250         0.017        0.000
9562865       $314,955.19      70.42                                             0.250         0.017        0.000
9562930       $556,061.44      79.57                                             0.250         0.017        0.108
9563450       $365,782.59      64.28                                             0.250         0.017        0.108
9563526       $324,452.35      67.71                                             0.250         0.017        0.108
9565425       $358,770.78      75.00                                             0.250         0.017        0.000
9566804       $399,655.61      53.33                                             0.250         0.017        0.000
9567636       $324,713.26      32.50                                             0.250         0.017        0.000
9567926       $348,397.34      77.56                                             0.250         0.017        0.000
9568014       $349,698.66      42.17                                             0.250         0.017        0.000
9568240       $762,712.61      59.92                                             0.250         0.017        0.108
9568380       $343,029.81      80.00                                             0.250         0.017        0.000
9569675       $325,352.24      80.00                                             0.250         0.017        0.608
9569676       $773,694.07      59.62                                             0.250         0.017        0.108
9570056       $474,219.01      73.08                                             0.250         0.017        0.233
9570113       $334,226.25      60.91                                             0.250         0.017        0.000
9570261       $338,614.28      57.88                                             0.250         0.017        0.000
9571826       $827,304.38      41.40                                             0.250         0.017        0.108
9573392       $321,443.96      67.79                                             0.250         0.017        0.000
9577507       $842,825.46      70.00                                             0.250         0.017        0.358
9577900       $347,368.69      78.20                                             0.250         0.017        0.000
9577967       $606,450.98      75.00                                             0.250         0.017        0.000
9579191       $345,886.89      63.00                                             0.250         0.017        0.000
9581902       $413,634.73      51.75                                             0.250         0.017        0.000
9582004       $649,440.36      56.52                                             0.250         0.017        0.000
9582872       $602,957.01      80.00                                             0.250         0.017        0.000
9584449       $499,115.28      45.45                                             0.250         0.017        0.000
9585126       $407,295.46      80.00                                             0.250         0.017        0.000
9586470       $998,273.20      33.33                                             0.250         0.017        0.000
9588103       $528,040.97      65.31                                             0.250         0.017        0.000
9589229       $369,911.68      71.27                                             0.250         0.017        0.000
9590477       $370,359.36      39.47                                             0.250         0.017        0.000
9590484       $398,961.00      62.50                                             0.250         0.017        0.000
9590571       $646,408.94      68.16                                             0.250         0.017        0.108
9591536       $444,711.71      71.28                                             0.250         0.017        0.000
9591949       $698,091.26      43.08                                             0.250         0.017        0.000
9593476       $360,420.92      79.87                                             0.250         0.017        0.358
9594355       $384,351.25      57.04                                             0.250         0.017        0.108
9597095       $432,117.18      78.71                                             0.250         0.017        0.000
9597860       $389,709.22      62.97                                             0.250         0.017        0.000
9598463       $549,549.17      75.34                                             0.250         0.017        0.233
9598550       $459,166.06      80.00                                             0.250         0.017        0.000
9599359       $502,212.85      77.38                                             0.250         0.017        0.483
9599891       $359,378.36      75.00                                             0.250         0.017        0.000
9599919       $359,690.05      37.50                                             0.250         0.017        0.000
9601859       $521,053.66      74.51                                             0.250         0.017        0.000
9602377       $536,049.82      61.37                                             0.250         0.017        0.000
9602724       $341,890.19      80.00                                             0.250         0.017        0.733
9604295       $470,584.45      79.97                                             0.250         0.017        0.000
9605168       $354,387.00      69.97                                             0.250         0.017        0.000
9605756       $648,931.29      66.67                                             0.250         0.017        0.233
9608598       $309,502.72      77.50                                             0.250         0.017        0.358
9609576       $478,131.60      56.35                                             0.250         0.017        0.000
9610068       $454,617.74      65.00                                             0.250         0.017        0.108
9610922       $405,242.15      80.00                                             0.250         0.017        0.000
9614922       $431,216.82      80.00                                             0.250         0.017        0.000
9615354       $486,138.30      56.83                                             0.250         0.017        0.000
9615370       $315,734.52      72.64                                             0.250         0.017        0.108
9615390       $339,741.28      80.00                                             0.250         0.017        0.608
9616636       $649,480.21      65.00                                             0.250         0.017        0.358
9617331       $459,603.95      61.33                                             0.250         0.017        0.000
9619163       $466,587.98      46.01                                             0.250         0.017        0.000
9619769       $495,184.49      70.86                                             0.250         0.017        0.233
9620732       $898,328.41      42.86                                             0.250         0.017        0.000
9620962       $341,912.51      70.56                                             0.250         0.017        0.108
9621120       $849,285.90      64.64                                             0.250         0.017        0.108
9621453       $899,243.89      75.00                                             0.250         0.017        0.108
9621870       $333,185.76      53.02                                             0.250         0.017        0.108
9625955       $399,672.12      48.48                                             0.250         0.017        0.233
9628360       $358,609.41      80.00                                             0.250         0.017        0.233
9632216       $549,526.46      55.00                                             0.250         0.017        0.000
9632399       $526,388.00      65.94                                             0.250         0.017        0.000
9635627       $317,477.16      60.57                                             0.250         0.017        0.233
9641057       $371,373.15      80.00                                             0.250         0.017        0.108
9641230       $511,090.96      79.30                                             0.250         0.017        0.358
9641853       $504,586.05      69.66                                             0.250         0.017        0.233
9642224       $334,352.10      80.00                                             0.250         0.017        0.000
9643627       $402,144.89      42.37                                             0.250         0.017        0.000
9647025       $397,189.91      75.00                                             0.250         0.017        0.483
9647179       $335,487.09      80.00                                             0.250         0.017        0.608
9648173       $599,495.93      60.00                                             0.250         0.017        0.108
9652330       $319,626.05      68.09                                             0.250         0.017        0.108
9653549       $389,549.31      71.54                                             0.250         0.017        0.000
9653884       $449,260.13      35.29                                             0.250         0.017        0.233
9654748       $492,189.43      61.63                                             0.250         0.017        0.233
9657804       $403,319.24      75.51                                             0.250         0.017        0.108
9658027       $330,242.18      70.92                                             0.250         0.017        0.483
9660630       $383,919.17      79.64                                             0.250         0.017        0.000
9661927       $999,159.88      55.56                                             0.250         0.017        0.108
9662913       $391,089.38      78.50                                             0.250         0.017        0.358
9667460       $414,651.35      69.17                                             0.250         0.017        0.108
9669627       $371,357.64      80.00                                             0.250         0.017        0.000
9672314       $484,582.43      71.85                                             0.250         0.017        0.000
9673460       $386,347.89      78.18                                             0.250         0.017        0.108
9674653       $699,440.22      54.26                                             0.250         0.017        0.358
9675127       $497,929.96      70.00                                             0.250         0.017        0.233
9675486       $323,067.95      90.00                              12             0.250         0.017        0.233
9675826       $440,356.73      62.13                                             0.250         0.017        0.108
9677967       $998,955.94      52.63                                             0.250         0.017        0.000
9678319       $318,732.00      70.89                                             0.250         0.017        0.108
9679317       $996,661.98      70.00                                             0.250         0.017        0.108
9679695       $355,567.87      76.56                                             0.250         0.017        0.000
9679894       $349,491.75      89.74                              12             0.250         0.017        0.858
9680221       $973,282.21      75.00                                             0.250         0.017        0.108
9680279       $419,292.28      73.04                                             0.250         0.017        0.108
9680319       $347,369.10      80.00                                             0.250         0.017        0.000
9680436       $591,003.07      69.59                                             0.250         0.017        0.108
9682027       $455,616.90      80.00                                             0.250         0.017        0.108
9682960       $356,700.07      43.01                                             0.250         0.017        0.108
9683448       $425,071.84      80.00                                             0.250         0.017        0.858
9683580       $748,736.21      68.18                                             0.250         0.017        0.108
9686853       $422,824.58      80.00                                             0.250         0.017        0.108
9687761       $521,592.79      74.57                                             0.250         0.017        0.483
9688842       $480,768.37      80.00                                             0.250         0.017        0.000
9689484       $431,637.07      80.00                                             0.250         0.017        0.108
9689680       $339,064.90      80.00                                             0.250         0.017        0.108
9691717       $389,688.13      73.52                                             0.250         0.017        0.358
9692374       $475,964.69      70.00                                             0.250         0.017        0.000
9692923       $556,343.60      80.00                                             0.250         0.017        0.233
9692958       $469,624.15      80.00                                             0.250         0.017        0.358
9696951       $575,504.07      80.00                                             0.250         0.017        0.000
9697052       $471,204.67      80.00                                             0.250         0.017        0.108
9697347       $332,352.66      79.99                                             0.250         0.017        0.233
9698082       $507,573.22      80.00                                             0.250         0.017        0.108
9698148       $362,495.20      80.00                                             0.250         0.017        0.108
9710783       $399,703.14      54.05                                             0.250         0.017        0.733
9714130       $411,603.91      79.99                                             0.250         0.017        0.108
9714637       $449,747.72      69.23                                             0.250         0.017        2.108
9714781       $999,180.30      25.00                                             0.250         0.017        0.233
9717275       $423,669.24      80.00                                             0.250         0.017        0.483
9725267       $399,695.63      47.34                                             0.250         0.017        0.608
9727347       $439,648.14      80.00                                             0.250         0.017        0.358
9729072       $419,181.43      66.67                                             0.250         0.017        0.108
9730212       $393,668.99      80.00                                             0.250         0.017        0.108
9738127       $414,668.13      69.28                                             0.250         0.017        0.358
9866991       $999,159.88      55.56                                             0.250         0.017        0.108
9867133       $350,000.00      66.67                                             0.250         0.017        0.108
9867995       $331,727.86      79.05                                             0.250         0.017        0.233
9868392       $344,000.00      45.87         GD 1YR                              0.250         0.017        0.000
9869512       $568,991.41      78.62                                             0.250         0.017        0.000
9869594       $326,461.00      46.97                                             0.250         0.017        0.108
9870050       $437,132.44      79.26                                             0.250         0.017        0.108
9870953       $530,531.50      73.75                                             0.250         0.017        0.000
9871179       $389,672.36      26.00                                             0.250         0.017        0.108
9871789       $357,000.00      70.00                                             0.250         0.017        0.108
9872341       $389,664.21      54.17                                             0.250         0.017        0.000
9874047       $412,927.62      75.00                                             0.250         0.017        0.483
9875909       $360,084.93      66.85                                             0.250         0.017        0.108
9876209       $568,528.04      69.43                                             0.250         0.017        0.608
9876446       $434,606.75      39.55                                             0.250         0.017        0.000
9876629       $449,657.58      37.50                                             0.250         0.017        0.608
9876852       $628,239.61      78.66                                             0.250         0.017        0.108
9876873       $491,560.68      74.54                                             0.250         0.017        0.108
9877020       $336,095.89      47.38                                             0.250         0.017        0.000
9878524       $444,585.58      75.00                                             0.250         0.017        0.733
9879334       $454,617.74      67.41                                             0.250         0.017        0.108
9879558       $450,000.00      59.21                                             0.250         0.017        0.233
9879598       $323,401.07      46.24                                             0.250         0.017        0.108
9882819       $339,620.72      89.47                              13             0.250         0.017        0.233
9882828       $604,528.04      74.69                                             0.250         0.017        0.483
9882830       $429,696.50      84.31                              13             0.250         0.017        0.983
9882995       $337,343.11      80.00                                             0.250         0.017        0.608
9883658       $394,800.00      75.20                                             0.250         0.017        0.108
9883800       $390,731.78      79.99                                             0.250         0.017        0.858
9883805       $599,508.18      55.56                                             0.250         0.017        0.233
9884465       $409,663.92      77.65         GD 3YR                              0.250         0.017        0.233
9884586       $322,389.30      95.00                              06             0.250         0.017        0.358
9885160       $371,432.12      80.00                                             0.250         0.017        0.608
9885280       $626,361.00      70.00                                             0.250         0.017        0.483
9885471       $640,500.00      66.03                                             0.250         0.017        0.000
9885770       $479,267.26      76.19                                             0.250         0.017        0.608
9886045       $209,851.78      64.62                                             0.250         0.017        0.983
9886207       $533,551.38      59.33                                             0.250         0.017        0.108
9886747       $399,672.12      69.57                                             0.250         0.017        0.233
9886851       $466,607.66      69.96                                             0.250         0.017        0.108
9887283       $336,999.70      95.00                              24             0.250         0.017        0.733
9887658       $646,653.35      80.00                                             0.250         0.017        1.108
9887813       $455,000.00      32.50                                             0.250         0.017        0.108
9887886       $854,955.90      70.00                                             0.250         0.017        0.858
9888489       $497,000.00      70.00                                             0.250         0.017        0.233
9888491     $1,000,000.00      66.67                                             0.250         0.017        0.358
9889258       $422,653.27      57.55                                             0.250         0.017        0.233
9890636       $344,224.50      79.99                                             0.250         0.017        0.358
9890896       $394,411.87      74.95                                             0.250         0.017        0.733
9891307       $868,704.62      41.93                                             0.250         0.017        0.733
9892037       $369,584.96      77.44                                             0.250         0.017        0.608
9892069       $336,258.35      75.00                                             0.250         0.017        0.608
9894145       $413,700.00      61.29                                             0.250         0.017        0.108
9894271        $79,944.94      30.77                                             0.250         0.017        1.108
9894394       $352,703.44      69.90                                             0.250         0.017        0.108
9894415       $384,426.75      70.00                                             0.250         0.017        0.733
9894431       $377,451.10      80.00                                             0.250         0.017        0.858
9894741       $610,000.00      61.00                                             0.250         0.017        0.108
9894765       $319,558.11      80.00                                             0.250         0.017        1.108
9894999       $312,500.00      50.00                                             0.250         0.017        0.608
9896213       $399,717.68      64.52                                             0.250         0.017        0.983
9896911       $306,638.82      94.99                              13             0.250         0.017        1.108
9897397       $490,126.76      75.00                                             0.250         0.017        0.608
9897586       $497,900.01      46.87                                             0.250         0.017        0.358
9897941       $552,196.97      69.13                                             0.250         0.017        0.858
9898124       $310,974.56      69.83                                             0.250         0.017        0.608
9898616       $322,291.37      80.00                                             0.250         0.017        0.608
9898831       $311,699.86      80.00                                             0.250         0.017        0.983
9899439       $329,683.18      76.09                                             0.250         0.017        0.608
9901086       $439,697.19      58.67                                             0.250         0.017        1.108
9901229       $184,724.54      74.00                                             0.250         0.017        0.733
9901583       $342,711.83      72.98                                             0.250         0.017        0.108
9901824       $524,600.51      66.46                                             0.250         0.017        0.608
9901879       $469,605.14      67.63                                             0.250         0.017        0.108
9902624       $330,760.43      73.31                                             0.250         0.017        0.858
9902762       $301,525.00      67.76                                             0.250         0.017        0.000
9903253       $389,655.90      61.42                                             0.250         0.017        0.000
9903531       $335,000.00      75.62                                             0.250         0.017        0.358
9903642       $549,601.92      41.98                                             0.250         0.017        0.858
9903742       $423,726.44      51.52                                             0.250         0.017        0.733
9903811       $439,733.45      80.00                                             0.250         0.017        1.733
9904172       $411,200.00      80.00                                             0.250         0.017        0.108
9904525       $499,579.93      64.10                                             0.250         0.017        0.108
9904663       $319,748.84      80.00                                             0.250         0.017        0.483
9904892       $422,438.81      80.00                                             0.250         0.017        0.858
9905156       $299,542.04      89.58                              13             0.250         0.017        0.608
9905183       $194,865.80      75.00                                             0.250         0.017        1.108
9906603       $324,253.07      74.60                                             0.250         0.017        0.608
9907246       $318,736.65      76.19                                             0.250         0.017        0.483
9907295       $348,951.18      94.59                              11             0.250         0.017        0.733
9907688       $411,936.31      85.00                              06             0.250         0.017        0.608
9907774       $349,504.36      54.69                                             0.250         0.017        0.983
9908114       $499,590.15      52.63                                             0.250         0.017        0.233
9909331       $375,000.00      66.96                                             0.250         0.017        0.000
9909686       $552,500.00      72.22                                             0.250         0.017        0.608
9909731       $640,795.64      73.62                                             0.250         0.017        0.483
9909915       $644,638.75      80.00                                             0.250         0.017        0.733
9909917       $490,921.25      65.69                                             0.250         0.017        0.358
9910083       $393,151.38      63.20                                             0.250         0.017        0.483
9910453       $492,912.00      80.00                                             0.250         0.017        0.858
9910571       $333,341.75      80.00                                             0.250         0.017        0.733
9911002       $362,402.69      90.00                              01             0.250         0.017        0.233
9911037       $342,539.21      80.00                                             0.250         0.017        0.733
9911290       $395,879.51      55.45                                             0.250         0.017        0.483
9911401       $434,868.85      80.00                                             0.250         0.017        0.608
9911540       $419,647.15      54.55                                             0.250         0.017        0.108
9911637       $180,000.00      65.45                                             0.250         0.017        0.608
9911985       $319,511.50      79.40                                             0.250         0.017        0.608
9912103       $549,581.50      80.00                                             0.250         0.017        0.608
9912684       $400,000.00      59.26                                             0.250         0.017        0.108
9912787       $389,174.70      79.99                                             0.250         0.017        0.358
9912943       $399,687.96      77.67                                             0.250         0.017        0.483
9913520       $738,087.94      29.55                                             0.250         0.017        0.608
9913544       $584,520.48      54.42                                             0.250         0.017        0.233
9913578       $430,297.00      79.99                                             0.250         0.017        0.233
9913705       $323,647.87      80.00                                             0.250         0.017        0.108
9913794       $391,700.00      71.22                                             0.250         0.017        0.108
9914302       $422,678.13      29.17                                             0.250         0.017        0.608
9914341       $480,000.00      80.00                                             0.250         0.017        0.233
9914641       $435,659.88      80.00                                             0.250         0.017        0.483
9915051       $463,778.83      80.00                                             0.250         0.017        0.608
9916964       $325,000.00      64.58                                             0.250         0.017        0.608
9917913       $142,500.00      75.00                                             0.250         0.017        0.733
9918528       $325,000.00      77.57                                             0.250         0.017        0.608
9919272       $995,242.12      24.29                                             0.250         0.017        0.608
9920791       $317,158.94      80.00                                             0.250         0.017        0.733
9921270       $391,230.57      90.00                              11             0.250         0.017        1.108
9921847       $319,750.37      80.00                                             0.250         0.017        0.483
9922570       $506,773.62      70.44                                             0.250         0.017        0.733
9922858       $602,000.00      70.00                                             0.250         0.017        0.858
9923170       $322,400.00      80.00                                             0.250         0.017        0.233
9923178       $326,724.99      80.00                                             0.250         0.017        1.108
9924007       $617,541.35      78.33                                             0.250         0.017        0.733
9924507       $325,000.00      69.30                                             0.250         0.017        0.608
9924758       $339,200.00      80.00                                             0.250         0.017        0.858
9924876       $446,777.93      49.78                                             0.250         0.017        0.000
9924929       $355,241.33      80.00                                             0.250         0.017        0.983
9925037       $551,569.38      80.00                                             0.250         0.017        0.483
9925222       $369,038.93      79.57                                             0.250         0.017        0.000
9925242       $368,556.36      76.29                                             0.250         0.017        0.108
9925269       $449,203.76      60.48                                             0.250         0.017        0.000
9925295       $443,844.12      72.36                                             0.250         0.017        0.000
9925435       $444,250.14      76.72                                             0.250         0.017        0.108
9925439       $533,410.87      79.94                                             0.250         0.017        0.000
9925510       $366,366.26      72.67                                             0.250         0.017        0.000
9925771       $594,501.76      65.00                                             0.250         0.017        0.000
9925828       $416,000.00      79.24                                             0.250         0.017        0.233
9925850       $374,001.94      50.00                                             0.250         0.017        0.000
9925889       $351,171.24      80.00                                             0.250         0.017        0.483
9925931       $578,529.80      64.44                                             0.250         0.017        0.108
9925934       $379,096.60      62.71                                             0.250         0.017        0.358
9925939       $648,877.57      61.90                                             0.250         0.017        0.000
9925955       $347,088.07      66.36                                             0.250         0.017        0.108
9926368       $387,732.98      79.18                                             0.250         0.017        1.108
9926697       $350,000.00      50.07                                             0.250         0.017        0.233
9927159       $461,989.15      80.00                                             0.250         0.017        0.233
9927622       $343,138.70      79.99                                             0.250         0.017        0.608
9927683       $564,120.43      79.99                                             0.250         0.017        0.608
9927690       $443,203.99      78.00                                             0.250         0.017        0.483
9927694       $473,239.63      79.99                                             0.250         0.017        0.608
9928454       $499,619.54      64.10                                             0.250         0.017        0.608
9928480       $359,719.16      80.00                                             0.250         0.017        0.483
9928972       $184,855.68      36.27                                             0.250         0.017        0.483
9929144       $461,657.13      57.75                                             0.250         0.017        0.733
9929311       $399,333.33      68.97                                             0.250         0.017        0.233
9930387       $312,305.55      69.49                                             0.250         0.017        0.108
9930457       $420,000.00      76.36                                             0.250         0.017        0.233
9931263       $346,500.00      55.00                                             0.250         0.017        0.233
9931301       $354,359.30      80.00                                             0.250         0.017        0.233
9931443       $337,000.00      76.59                                             0.250         0.017        1.108
9931560       $495,587.46      60.15                                             0.250         0.017        0.233
9932454       $347,735.20      80.00                                             0.250         0.017        0.608
9932870       $335,000.00      62.04                                             0.250         0.017        0.108
9933253       $499,628.93      30.58                                             0.250         0.017        0.733
9933676       $399,663.95      50.29                                             0.250         0.017        0.108
9933968       $351,107.73      80.00                                             0.250         0.017        0.108
9934504       $344,737.48      63.30                                             0.250         0.017        0.608
9934805       $522,092.40      73.59                                             0.250         0.017        0.483
9935105       $458,833.97      61.33                                             0.250         0.017        0.108
9935593       $535,000.00      48.64                                             0.250         0.017        0.108
9936686       $357,691.76      76.25                                             0.250         0.017        0.000
9938150       $499,628.93      71.43                                             0.250         0.017        0.733
9938388       $425,000.00      58.22                                             0.250         0.017        0.608
9939770       $335,000.00      69.79                                             0.250         0.017        0.608
9940051       $554,555.78      61.10                                             0.250         0.017        0.000
9941481       $313,273.11      95.00                              06             0.250         0.017        0.858
9941641       $331,600.00      80.00                                             0.250         0.017        0.608
9942291       $630,000.00      55.75                                             0.250         0.017        0.233
9942368       $314,000.00      58.36                                             0.250         0.017        0.000
9942609       $674,432.92      71.05                                             0.250         0.017        0.108
9942790       $583,509.38      80.00                                             0.250         0.017        0.108
9943160       $442,171.61      75.00                                             0.250         0.017        0.733
9943589       $355,708.19      80.00                                             0.250         0.017        0.233
9943800       $330,000.00      69.47                                             0.250         0.017        0.233
9944083       $456,825.25      80.00                                             0.250         0.017        0.233
9944143       $418,476.13      80.00                                             0.250         0.017        0.000
9944514       $387,674.03      80.00                                             0.250         0.017        0.108
9944936       $380,000.00      52.05                                             0.250         0.017        0.108
9945979       $420,113.77      80.00                                             0.250         0.017        0.358
9946009       $649,467.20      68.42                                             0.250         0.017        0.233
9946141       $343,703.82      76.79                                             0.250         0.017        0.000
9946224       $419,256.83      76.36                                             0.250         0.017        0.000
9946590       $400,000.00      73.39                                             0.250         0.017        0.608
9947309       $539,957.04      80.00                                             0.250         0.017        0.233
9947562       $456,616.07      79.90                                             0.250         0.017        0.108
9947680       $344,717.21      49.29                                             0.250         0.017        0.233
9947970       $365,055.64      80.00                                             0.250         0.017        0.733
9948838       $343,054.40      79.28                                             0.250         0.017        0.733
9949334       $364,201.22      90.00                              11             0.250         0.017        0.233
9949397       $499,093.55      39.91                                             0.250         0.017        0.000
9950532       $417,600.00      80.00                                             0.250         0.017        0.108
9951601       $487,645.00      80.00                                             0.250         0.017        0.358
9951969       $398,327.65      53.20                                             0.250         0.017        0.108
9951978       $503,576.58      80.00                                             0.250         0.017        0.108
9952048       $419,688.30      79.80                                             0.250         0.017        0.733
9952348       $388,253.26      72.17                                             0.250         0.017        0.233
9952365       $394,882.32      77.73                                             0.250         0.017        1.358
9952613       $422,401.67      89.94                              06             0.250         0.017        0.983
9952656       $352,375.38      67.88                                             0.250         0.017        0.000
9952886       $375,000.00      63.56                                             0.250         0.017        0.233
9953707       $283,789.23      80.00                                             0.250         0.017        0.733
9953960       $304,205.80      77.22                                             0.250         0.017        0.000
9954088       $367,206.11      54.85                                             0.250         0.017        0.358
9954229       $348,618.21      77.61                                             0.250         0.017        0.483
9954457       $700,000.00      39.22                                             0.250         0.017        0.108
9954701       $426,888.27      80.00                                             0.250         0.017        0.000
9955086       $474,610.64      78.51                                             0.250         0.017        0.233
9956718       $453,218.92      80.00                                             0.250         0.017        0.108
9956742       $375,023.33      80.00                                             0.250         0.017        0.000
9956745       $346,597.36      47.93                                             0.250         0.017        0.000
9957193       $412,211.84      80.00                                             0.250         0.017        0.233
9957392       $138,000.00      50.00                                             0.250         0.017        0.733
9958726       $370,000.00      75.51                                             0.250         0.017        0.233
9958884       $648,311.62      72.63                                             0.250         0.017        0.000
9958896       $456,910.07      74.01                                             0.250         0.017        0.000
9958905       $499,236.43      71.44                                             0.250         0.017        0.000
9959112       $481,552.67      65.71                                             0.250         0.017        0.733
9959820       $449,621.95      77.61                                             0.250         0.017        0.108
9960108       $613,402.53      70.29                                             0.250         0.017        0.000
9960111       $343,106.45      80.00                                             0.250         0.017        0.000
9960115       $306,003.08      80.00                                             0.250         0.017        0.000
9960120       $339,022.09      61.26                                             0.250         0.017        0.000
9960125       $336,601.75      61.48                                             0.250         0.017        0.000
9960134       $307,199.98      57.04                                             0.250         0.017        0.000
9960395       $494,773.18      80.00                                             0.250         0.017        0.233
9960424       $337,078.36      73.80                                             0.250         0.017        0.000
9960447       $311,209.13      80.00                                             0.250         0.017        0.108
9960464       $350,485.11      80.00                                             0.250         0.017        0.983
9960479       $513,653.25      55.32                                             0.250         0.017        0.108
9960827       $548,500.30      61.45                                             0.250         0.017        0.000
9961908       $367,746.70      87.87                              06             0.250         0.017        0.233
9961952       $368,017.92      57.21                                             0.250         0.017        0.000
9962151       $389,401.14      64.63                                             0.250         0.017        0.000
9962188       $324,202.78      75.00                                             0.250         0.017        0.108
9962189       $464,216.45      70.45                                             0.250         0.017        0.108
9962215       $328,365.54      80.00                                             0.250         0.017        0.108
9962231       $398,297.84      71.68                                             0.250         0.017        0.108
9962264       $317,464.15      56.79                                             0.250         0.017        0.108
9962724       $408,960.71      78.10                                             0.250         0.017        0.108
9962800       $374,684.96      72.12                                             0.250         0.017        0.108
9963625       $598,479.08      70.59                                             0.250         0.017        0.108
9963646       $523,559.78      80.00                                             0.250         0.017        0.108
9963658       $337,736.32      41.42                                             0.250         0.017        0.483
9963663       $598,279.77      75.00                                             0.250         0.017        0.108
9963674       $497,671.90      79.84                                             0.250         0.017        0.000
9963686       $387,016.51      80.00                                             0.250         0.017        0.108
9963690       $494,742.72      78.98                                             0.250         0.017        0.108
9963703       $410,456.89      72.19                                             0.250         0.017        0.108
9963731       $948,399.21      67.86                                             0.250         0.017        0.108
9965161       $344,389.55      51.11                                             0.250         0.017        0.000
9965167       $557,512.22      79.29                                             0.250         0.017        0.000
9965172       $309,174.95      39.74                                             0.250         0.017        0.000
9965177       $323,426.70      80.00                                             0.250         0.017        0.000
9965181       $429,263.73      55.19                                             0.250         0.017        0.000
9965186       $544,058.89      73.15                                             0.250         0.017        0.000
9965190       $320,145.66      42.24                                             0.250         0.017        0.000
9965193       $571,287.36      80.00                                             0.250         0.017        0.000
9968238       $396,331.03      58.81                                             0.250         0.017        0.108
9968241       $648,904.71      50.00                                             0.250         0.017        0.108
9968263       $648,570.25      69.82                                             0.250         0.017        0.000
9968288       $513,068.16      53.82                                             0.250         0.017        0.000
9968358       $511,137.24      52.51                                             0.250         0.017        0.108
9968405       $401,153.18      79.99                                             0.250         0.017        0.000
9968442       $310,211.66      82.93                              11             0.250         0.017        0.108
9968449       $351,063.30      80.00                                             0.250         0.017        0.608
9968474       $613,363.18      75.93                                             0.250         0.017        0.000
9968635       $648,352.36      54.17                                             0.250         0.017        0.108
9968648       $682,211.70      80.00                                             0.250         0.017        0.108
9968848       $344,102.74      53.91                                             0.250         0.017        0.108
9968923       $539,090.07      32.34                                             0.250         0.017        0.108
9968950       $309,154.72      73.81                                             0.250         0.017        0.000
9968961       $356,253.39      70.00                                             0.250         0.017        0.000
9969084       $368,500.00      60.41                                             0.250         0.017        0.233
9970035       $339,480.97      50.00                                             0.250         0.017        0.608
9970057       $304,180.15      79.99                                             0.250         0.017        0.108
9970070       $463,218.12      80.00                                             0.250         0.017        0.108
9970088       $421,271.28      74.69                                             0.250         0.017        0.000
9970092       $323,932.22      90.00                              11             0.250         0.017        0.108
9970112       $405,815.02      78.17                                             0.250         0.017        0.108
9970114       $331,409.55      80.00                                             0.250         0.017        0.000
9970122       $649,032.19      76.47                                             0.250         0.017        0.733
9970143       $350,530.79      80.00                                             0.250         0.017        0.000
9970154       $559,584.40      80.00                                             0.250         0.017        0.733
9970159       $337,216.46      75.00                                             0.250         0.017        0.108
9970166       $397,329.34      58.36                                             0.250         0.017        0.108
9970190       $336,132.64      70.00                                             0.250         0.017        0.108
9970211       $398,527.30      80.00                                             0.250         0.017        0.108
9970215       $387,362.05      80.00                                             0.250         0.017        0.233
9970249       $338,428.77      79.99                                             0.250         0.017        0.108
9970262       $466,127.15      80.00                                             0.250         0.017        0.108
9970285       $318,917.98      60.94                                             0.250         0.017        0.108
9970303       $397,545.28      79.99                                             0.250         0.017        0.233
9970345       $459,280.13      71.32                                             0.250         0.017        0.483
9970945       $407,096.91      80.00                                             0.250         0.017        0.358
9970957       $375,440.16      64.83                                             0.250         0.017        0.733
9970967       $443,233.29      80.00                                             0.250         0.017        0.000
9970992       $698,260.77      71.79                                             0.250         0.017        0.358
9971296       $439,665.20      80.00                                             0.250         0.017        0.608
9971399       $399,342.33      56.57                                             0.250         0.017        0.233
9971423       $423,156.40      79.99                                             0.250         0.017        0.358
9971442       $413,392.38      80.00                                             0.250         0.017        0.000
9971482       $451,756.00      61.40                                             0.250         0.017        0.233
9971537       $372,970.46      80.00                                             0.250         0.017        0.108
9971903       $638,921.56      32.00                                             0.250         0.017        0.108
9971919       $369,235.15      61.16                                             0.250         0.017        0.000
9971952       $519,123.78      74.29                                             0.250         0.017        0.108
9971994       $349,116.09      57.19                                             0.250         0.017        1.733
9972034       $519,563.14      80.00                                             0.250         0.017        0.108
9972108       $355,097.59      57.89                                             0.250         0.017        0.108
9972316       $485,665.54      78.39                                             0.250         0.017        1.108
9972324       $424,842.77      80.00                                             0.250         0.017        0.108
9973794       $327,724.44      47.88                                             0.250         0.017        0.108
9973809       $385,445.15      69.38                                             0.250         0.017        0.108
9975614       $394,000.00      72.98                                             0.250         0.017        0.233
9975875       $532,929.39      59.27                                             0.250         0.017        0.000
9977105       $400,000.00      80.00                                             0.250         0.017        0.233
9978262       $649,552.67      76.47                                             0.250         0.017        1.108
9979183       $413,652.19      48.99                                             0.250         0.017        0.108
9979221       $346,708.48      72.29                                             0.250         0.017        0.108
9979373       $484,592.54      71.85                                             0.250         0.017        0.108
9979386       $335,025.16      70.00                                             0.250         0.017        0.233
9986454       $412,500.00      75.00                                             0.250         0.017        0.233
9989788       $649,367.29      46.42                                             0.250         0.017        0.233
9989815       $570,731.79      80.00                                             0.250         0.017        0.233
9989823       $373,693.44      71.24                                             0.250         0.017        0.233
9989899       $369,696.72      56.49                                             0.250         0.017        0.233

             $390,207,639.64


COUNT:                          849
WAC:                    6.954624319
WAM:                    356.1760477
WALTV:                  66.42495885

                                  EXHIBIT F-1B

                 [Schedule of Type 1 Mortgage Loans in Group II]

WFMBS
WFMBS   2002-07 GROUP II LOANS EXHIBIT F-1B
30 YEAR RELOCATION LOANS


(i)       (ii)                                  (iii)      (iv)          (v)        (vi)      (vii)    (viii)
--------  ------------------    ------- -----  --------  ---------     --------   --------- --------  -----------
                                                                         NET
MORTGAGE                                                  MORTGAGE     MORTGAGE    CURRENT  ORIGINAL  SCHEDULED
LOAN                                     ZIP   PROPERTY   INTEREST     INTEREST    MONTHLY   TERM TO  MATURITY
NUMBER    CITY                  STATE    CODE    TYPE      RATE          RATE      PAYMENT  MATURITY    DATE
--------  ------------------    ------- -----  --------  ---------     --------   --------- --------  -----------
4246154   SALINAS                 CA    93905    SFD       6.875        6.000    $2,127.14     360    1-Jan-32
4247884   JAMESPORT               NY    11947    SFD       6.125        5.858    $2,430.45     360    1-Feb-32
4248069   MORGAN HILL             CA    95037    SFD       6.750        6.000    $3,080.85     360    1-Feb-32
4248580   CYPRESS                 TX    77429    SFD       6.750        6.000    $3,190.13     360    1-Feb-32
4255323   SAN DIEGO               CA    92130    SFD       6.125        5.858    $3,159.58     360    1-Feb-32
4256303   PARK CITY               UT    84098    SFD       6.625        6.000    $2,241.09     360    1-Jan-32
4260586   SCOTTSDALE              AZ    85262    SFD       6.500        6.000    $1,946.77     360    1-Feb-32
4261270   SAN DIEGO               CA    92103    SFD       6.375        6.000    $4,232.34     360    1-Feb-32
4268226   NEW YORK                NY    10025    COP       6.625        6.000    $2,321.13     360    1-Feb-32
4269037   SAN MARCOS              CA    92069    SFD       6.250        5.983    $1,908.73     360    1-Jan-32
4270976   SAINT LOUIS             MO    63128    SFD       6.125        5.858    $2,126.64     360    1-Jan-32
4274322   FAIRFIELD               CA    94585    SFD       6.500        6.000    $4,424.48     360    1-Feb-32
4275315   FOLSOM                  CA    95630    SFD       6.625        6.000    $2,458.80     360    1-Mar-32
4276502   RANDOLPH                NJ    07869    SFD       6.375        6.000    $1,877.85     360    1-Mar-32
4278553   FAIRFAX                 VA    22030    SFD       6.375        6.000    $3,181.74     360    1-Mar-32
4278564   CHESTER SPRINGS         PA    19425    SFD       6.375        6.000    $2,495.48     360    1-Jan-32
4278607   SAN DIEGO               CA    92130    SFD       6.375        6.000    $5,458.87     360    1-Mar-32
4279317   HOPEWELL JUNCTION       NY    12533    SFD       6.625        6.000    $2,625.28     360    1-Mar-32
4283318   RIDGEFIELD              CT    06877    SFD       6.625        6.000    $2,996.66     360    1-Jan-32
4284644   ENGLISHTOWN             NJ    07726    SFD       6.625        6.000    $2,561.25     360    1-Feb-32
4287513   WEST CHESTER            PA    19382    SFD       6.375        6.000    $3,581.02     360    1-Feb-32
4291354   ADA                     MI    49301    SFD       6.250        5.983    $2,278.16     360    1-Sep-31
4295809   SUMMIT                  NJ    07901    SFD       6.000        5.733    $4,405.50     360    1-Mar-32
4296902   SAN RAMON               CA    94583    SFD       6.125        5.858    $3,021.35     360    1-Feb-32
4296994   BOSTON                  MA    02115    LCO       6.000        5.733    $2,796.31     360    1-Jan-32
4297496   IRVINE                  CA    92602    SFD       6.000        5.733    $2,401.92     360    1-Jan-32
4299174   REDDING                 CT    06896    SFD       6.750        6.000    $3,061.39     360    1-Jan-32
4300922   PHOENIXVILLE            PA    19460    SFD       6.125        5.858    $2,749.90     360    1-Jan-32
4301261   ASHBURN                 VA    20147    SFD       6.250        5.983    $2,755.56     360    1-Mar-32
4302762   RARITAN                 NJ    08869    SFD       6.875        6.000    $2,154.73     360    1-Oct-31
4304068   SAN DIEGO               CA    92128    SFD       6.500        6.000    $3,002.33     360    1-Nov-31
4304505   ESCONDIDO               CA    92026    SFD       6.125        5.858    $2,526.04     360    1-Mar-32
4304678   LEESBURG                VA    20176    SFD       6.375        6.000    $2,105.29     360    1-Feb-32
4307137   COLORADO SPRINGS        CO    80906    SFD       6.125        5.858    $3,524.15     360    1-Mar-32
4307177   NEW YORK                NY    10003    HCO       6.750        6.000    $2,685.20     360    1-Feb-32
4307905   SHREWSBURY              MA    01545    SFD       6.125        5.858    $1,878.46     360    1-Jan-32
4309137   SANTA MARIA             CA    93454    SFD       6.375        6.000    $3,357.67     360    1-Jan-32
4311162   BRIDGEWATER             NJ    08807    SFD       6.250        5.983    $2,016.48     360    1-Jan-32
4312028   JUPITER                 FL    33458    SFD       6.500        6.000    $2,023.63     360    1-Jan-32
4313470   CHARLOTTE               NC    28277    SFD       6.500        6.000    $3,022.79     360    1-Jan-32
4313665   PHOENIX                 AZ    85048    SFD       6.750        6.000    $2,247.40     360    1-Feb-32
4313747   GLENVIEW                IL    60025    SFD       6.250        5.983    $2,111.91     360    1-Feb-32
4314666   SAN RAMON               CA    94583    SFD       6.500        6.000    $2,514.37     360    1-Feb-32
4315315   HENDERSON               NV    89052    SFD       6.750        6.000    $2,270.10     360    1-Feb-32
4315513   SPARTA                  NJ    07871    SFD       6.125        5.858    $2,126.64     360    1-Feb-32
4319404   WOODBURY                MN    55125    SFD       6.750        6.000    $3,268.94     360    1-Mar-32
4321354   ATLANTA                 GA    30319    SFD       6.250        5.983    $5,233.60     360    1-Feb-32
4325323   ALLAMUCHY TOWNSHIP      NJ    07840    SFD       6.875        6.000    $2,200.72     360    1-Mar-32
4327041   WHITE PLAINS            NY    10606    SFD       6.375        6.000    $2,077.49     360    1-Dec-31
4334495   REDMOND                 WA    98053    SFD       6.750        6.000    $2,194.86     360    1-Jan-32
4334559   CLARKSTON               MI    48348    SFD       7.250        6.000    $2,468.11     360    1-Sep-31
4335301   SONOMA                  CA    95476    SFD       6.375        6.000    $1,852.90     360    1-Dec-31
4335786   HILLSBOROUGH            NJ    08844    SFD       6.750        6.000    $2,172.81     360    1-Feb-32
4336059   LAFAYETTE               CA    94549    SFD       6.625        6.000    $2,753.34     360    1-Feb-32
4336276   CASTLE ROCK             CO    80104    SFD       5.750        5.483    $2,363.48     360    1-Feb-32
4336359   ROCKVILLE               MD    20850    SFD       6.375        6.000    $2,334.68     360    1-Feb-32
4337958   MENLO PARK              CA    94025    SFD       6.500        6.000    $2,465.07     360    1-Jan-32
4339477   ALEXANDRIA              VA    22309    SFD       6.625        6.000    $1,952.63     360    1-Nov-31
4340297   RIDGEFIELD              CT    06877    SFD       6.375        6.000    $2,807.42     360    1-Feb-32
4340658   DANVILLE                CA    94506    SFD       7.125        6.000    $6,737.19     360    1-Jan-32
4341437   MESA                    AZ    85207    SFD       6.750        6.000    $2,135.89     360    1-Mar-32
4341447   AVON                    CT    06001    SFD       6.125        5.858    $2,279.54     240    1-Mar-22
4342534   CANTON                  MI    48187    SFD       6.125        5.858    $2,050.69     360    1-Jan-32
4342816   SINKING SPRING          PA    19608    SFD       6.500        6.000    $2,054.23     360    1-Nov-31
4344299   IRVING                  TX    75038    SFD       6.750        6.000    $6,096.83     360    1-Jan-32
4345676   STAMFORD                CT    06901    SFD       6.750        6.000    $5,863.33     360    1-Feb-32
4346381   POWHATAN                VA    23139    SFD       6.500        6.000    $2,315.28     360    1-Mar-32
4346543   SOUTHLAKE               TX    76092    SFD       6.500        6.000    $4,429.54     360    1-Dec-31
4348048   BRIDGEWATER             NJ    08807    SFD       6.125        5.858    $2,017.27     360    1-Jan-32
4349743   DALLAS                  TX    75225    SFD       6.000        5.733    $2,308.27     360    1-Mar-32
4350133   HOUSTON                 TX    77059    SFD       6.375        6.000    $1,996.39     360    1-Jan-32
4351666   ELLICOTT CITY           MD    21043    SFD       6.625        6.000    $2,049.00     360    1-Mar-32
4351728   RANCHO SANTA FE         CA    92067    SFD       6.375        6.000    $6,238.70     360    1-Nov-31
4352586   NEWTON                  MA    02465    SFD       6.375        6.000    $3,443.77     360    1-Feb-32
4353007   WOODBRIDGE              CT    06525    SFD       6.250        5.983    $2,019.56     360    1-Mar-32
4353419   BRENTWOOD               CA    94513    SFD       6.375        6.000    $2,146.12     360    1-Feb-32
4354859   GREEN BAY               WI    54313    SFD       7.250        6.000    $2,537.70     360    1-Nov-31
4355309   SCOTTSDALE              AZ    85255    SFD       6.375        6.000    $2,991.46     360    1-Feb-32
4355944   ALEXANDRIA              VA    22304    SFD       6.500        6.000    $2,435.05     360    1-Jan-32
4356773   CARY                    NC    27513    SFD       6.500        6.000    $3,116.10     360    1-Dec-31
4357524   EDGEWATER               MD    21037    SFD       6.375        6.000    $3,219.17     360    1-Jan-32
4358870   NAPERVILLE              IL    60564    SFD       6.375        6.000    $1,978.28     360    1-Feb-32
4361056   MANALAPAN               NJ    07726    SFD       6.625        6.000    $2,990.26     360    1-Dec-31
4361922   DANVILLE                CA    94526    SFD       6.375        6.000    $3,743.22     360    1-Jan-32
4362337   RANDOLPH                NJ    07869    SFD       6.250        5.983    $4,002.17     360    1-Dec-31
4362581   GRAFTON                 MA    01519    LCO       6.875        6.000    $2,090.68     360    1-Jan-32
4363422   JACKSON                 NJ    08527    SFD       6.375        6.000    $1,949.60     360    1-Nov-31
4363507   RAMSEY                  NJ    07446    SFD       5.875        5.608    $2,868.96     360    1-Feb-32
4363559   HOWELL                  MI    48843    SFD       6.125        5.858    $2,454.75     360    1-Dec-31
4363825   SAN RAMON               CA    94583    SFD       6.500        6.000    $2,793.75     360    1-Feb-32
4364847   WAYNE                   PA    19087    SFD       6.125        5.858    $2,005.12     360    1-Mar-32
4365516   MASON                   OH    45040    SFD       6.875        6.000    $2,121.89     360    1-Jan-32
4365608   MUNSTER                 IN    46321    SFD       6.750        6.000    $1,997.69     360    1-Feb-32
4365628   LAGUNA NIGUEL           CA    92677    SFD       6.250        5.983    $2,647.59     360    1-Jan-32
4366272   STILLWATER              MN    55082    SFD       6.375        6.000    $2,183.55     360    1-Jan-32
4366276   FRISCO                  TX    75034    SFD       6.625        6.000    $2,164.26     360    1-Mar-32
4367414   SEATTLE                 WA    98199    SFD       6.750        6.000    $2,205.23     360    1-Nov-31
4367590   MALVERN                 PA    19355    SFD       6.750        6.000    $2,240.90     360    1-Jan-32
4368330   PLEASANTVILLE           NY    10570    SFD       6.000        5.733    $1,978.52     360    1-Jan-32
4369322   PARAMUS                 NJ    07652    LCO       6.750        6.000    $2,568.45     360    1-Jan-32
4370624   WALNUT CREEK            CA    94598    SFD       6.250        5.983    $2,856.93     360    1-Mar-32
4371052   DANVILLE                CA    94506    SFD       6.500        6.000    $3,964.34     360    1-Feb-32
4371249   EDISON                  NJ    08820    SFD       6.500        6.000    $2,003.66     360    1-Feb-32
4371446   LAKE ELMO               MN    55042    SFD       6.250        5.983    $3,324.88     360    1-Dec-31
4371981   WAYNE                   PA    19087    SFD       6.500        6.000    $4,740.52     360    1-Jan-32
4372430   ASHBURN                 VA    20148    SFD       6.750        6.000    $2,412.79     360    1-Jan-32
4372464   MARIETTA                GA    30062    SFD       6.875        6.000    $2,446.41     360    1-Jan-32
4373611   SAN RAMON               CA    94583    SFD       6.625        6.000    $2,996.66     360    1-Feb-32
4377375   CAVE CREEK              AZ    85331    SFD       6.375        6.000    $1,890.33     360    1-Jan-32
4378534   OAK PARK                IL    60302    SFD       6.125        5.858    $1,944.36     360    1-Jan-32
4379366   LA VERNE                CA    91750    SFD       7.000        6.000    $3,090.87     360    1-Feb-32
4380343   LIBERTYVILLE            IL    60048    SFD       6.750        6.000    $3,227.43     360    1-Jan-32
4380987   SUWANEE                 GA    30024    SFD       6.750        6.000    $2,072.27     360    1-Nov-31
4381577   CENTREVILLE             MD    21617    SFD       6.500        6.000    $3,387.89     360    1-Feb-32
4382010   EDISON                  NJ    08820    SFD       6.750        6.000    $2,030.12     360    1-Feb-32
4383311   MADISON                 CT    06443    SFD       6.750        6.000    $2,155.98     360    1-Jan-32
4383597   NATICK                  MA    01760    SFD       6.125        5.858    $2,454.14     360    1-Mar-32
4383884   MCKINNEY                TX    75070    SFD       6.375        6.000    $2,183.55     360    1-Jan-32
4384152   RALEIGH                 NC    27614    SFD       7.000        6.000    $2,243.74     360    1-Feb-32
4384238   FRANKLIN                TN    37067    SFD       6.750        6.000    $2,302.53     360    1-Feb-32
4387377   GREENWICH               CT    06830    LCO       6.500        6.000    $2,433.47     360    1-Feb-32
4388206   RANCHO PALOS VERDES     CA    90275    SFD       6.250        5.983    $3,263.31     360    1-Feb-32
4389864   DALLAS                  TX    75219    SFD       6.750        6.000    $3,405.15     360    1-Jan-32
4390223   ARVADA                  CO    80004    SFD       6.625        6.000    $2,674.59     360    1-Mar-32
4391110   SOUTHBURY               CT    06488    SFD       6.250        5.983    $3,158.63     360    1-Feb-32
4391809   SAN RAMON               CA    94583    SFD       6.625        6.000    $3,124.72     360    1-Feb-32
4393739   DULUTH                  GA    30097    SFD       6.500        6.000    $2,844.31     360    1-Jan-32
4394188   HOPEWELL JUNCTION       NY    12533    SFD       6.250        5.983    $2,216.59     360    1-Feb-32
4394459   CHADDS FORD             PA    19317    SFD       6.625        6.000    $3,521.72     360    1-Mar-32
4395449   CHARLOTTESVILLE         VA    22911    SFD       6.250        5.983    $2,579.72     360    1-Feb-32
4395541   COPLEY                  OH    44321    SFD       6.000        5.733    $2,038.48     360    1-Feb-32
4395614   CHATTANOOGA             TN    37421    SFD       6.750        6.000    $3,039.67     360    1-Mar-32
4396162   LIVINGSTON              NJ    07039    SFD       6.750        6.000    $4,462.36     360    1-Feb-32
4397018   DANVILLE                CA    94506    SFD       6.500        6.000    $3,413.17     360    1-Dec-31
4397869   CAMARILLO               CA    93012    SFD       6.250        5.983    $2,746.10     360    1-Jan-32
4398887   SAN DIEGO               CA    92123    SFD       6.625        6.000    $2,053.00     360    1-Feb-32
4399932   JACKSONVILLE            FL    32259    SFD       6.500        6.000    $1,925.53     360    1-Jan-32
4400136   LIVERMORE               CA    94550    SFD       6.375        6.000    $2,046.30     360    1-Feb-32
4400418   HOPEWELL                NJ    08525    SFD       6.625        6.000    $2,881.40     360    1-Feb-32
4400480   SAN RAMON               CA    94583    SFD       6.375        6.000    $3,118.73     360    1-Jan-32
4402386   YARROW POINT            WA    98004    SFD       6.875        6.000    $4,824.49     360    1-Jan-32
4402556   SANTA ANA               CA    92705    SFD       6.125        5.858    $4,008.72     360    1-Jan-32
4403533   PALO ALTO               CA    94301    SFD       6.500        6.000    $4,108.45     360    1-Mar-32
4404105   RICHMOND                VA    23226    SFD       6.625        6.000    $2,081.02     360    1-Mar-32
4404140   KILDEER                 IL    60047    SFD       6.250        5.983    $2,462.87     360    1-Feb-32
4405236   WEST HARTFORD           CT    06117    SFD       6.750        6.000    $2,353.12     360    1-Feb-32
4406663   ATLANTA                 GA    30345    SFD       6.875        6.000    $2,128.45     360    1-Jan-32
4406749   WOODBURY                MN    55125    SFD       6.750        6.000    $3,420.77     360    1-Feb-32
4406989   SHELBY TOWNSHIP         MI    48316    SFD       6.625        6.000    $2,971.05     360    1-Feb-32
4408322   WARREN                  NJ    07059    SFD       6.250        5.983    $2,832.30     360    1-Jan-32
4408862   DANVILLE                CA    94526    SFD       6.125        5.858    $2,187.40     360    1-Jan-32
4410000   NORWALK                 CT    06851    SFD       6.375        6.000    $2,470.53     360    1-Jan-32
4410168   FAYETTEVILLE            NY    13066    SFD       6.125        5.858    $2,007.63     360    1-Jan-32
4410908   MOORPARK                CA    93021    SFD       6.250        5.983    $2,308.94     360    1-Jan-32
4411660   SAN JOSE                CA    95120    SFD       6.500        6.000    $2,844.31     360    1-Feb-32
4412433   CANTON                  MI    48188    SFD       6.625        6.000    $2,307.37     360    1-Jan-32
4413957   MCKINNEY                TX    75070    SFD       6.625        6.000    $2,682.23     360    1-Mar-32
4414424   NEW CANAAN              CT    06840    SFD       5.750        5.483    $3,625.45     360    1-Jan-32
4414776   TRABUCO CANYON          CA    92679    SFD       6.625        6.000    $2,971.05     360    1-Jan-32
4415752   VALLEY CENTER           CA    92082    SFD       6.625        6.000    $3,042.68     240    1-Feb-22
4416026   BERNARDS                NJ    07920    SFD       6.500        6.000    $2,433.47     360    1-Feb-32
4416141   PLEASANTON              CA    94566    SFD       6.500        6.000    $2,844.31     360    1-Feb-32
4417826   DOWNINGTOWN             PA    19335    SFD       6.375        6.000    $2,520.44     360    1-Feb-32
4418478   RENTON                  WA    98056    SFD       6.250        5.983    $2,019.56     360    1-Feb-32
4418665   SAINT LOUIS             MO    63141    SFD       6.125        5.858    $2,430.45     360    1-Jan-32
4419935   GLEN MILLS              PA    19342    SFD       6.375        6.000    $1,934.00     360    1-Mar-32
4420335   SOUTHINGTON             CT    06489    SFD       6.625        6.000    $1,970.88     360    1-Jan-32
4420475   LITTLETON               CO    80127    SFD       6.250        5.983    $3,374.14     360    1-Feb-32
4420827   ENGLEWOOD               CO    80111    SFD       6.750        6.000    $2,283.07     360    1-Feb-32
4421718   HUNTINGTON BEACH        CA    92648    SFD       6.125        5.858    $3,068.44     360    1-Jan-32
4421754   STERLING                VA    20165    SFD       6.375        6.000    $1,902.18     360    1-Feb-32
4422502   KNOXVILLE               TN    37922    SFD       6.625        6.000    $2,305.44     360    1-Jan-32
4423482   PALATINE                IL    60067    SFD       6.625        6.000    $3,356.84     360    1-Mar-32
4423745   LONG VALLEY             NJ    07853    SFD       6.625        6.000    $2,658.58     360    1-Feb-32
4423960   WINDERMERE              FL    34786    SFD       6.500        6.000    $2,346.93     360    1-Jan-32
4424049   NEW YORK                NY    10024    COP       6.500        6.000    $2,123.75     360    1-Mar-32
4424295   MARLBORO                MA    01752    SFD       6.625        6.000    $2,752.54     360    1-Feb-32
4425596   STAMFORD                CT    06905    SFD       7.000        6.000    $4,209.37     360    1-Feb-32
4426271   DANVILLE                CA    94506    SFD       6.375        6.000    $2,105.57     360    1-Feb-32
4427057   MOUNTAIN VIEW           CA    94043    SFD       6.250        5.983    $2,512.13     360    1-Jan-32
4428115   FARMINGTON              CT    06032    SFD       6.625        6.000    $4,072.38     360    1-Mar-32
4428945   WESTLAKE VILLAGE        CA    91361    SFD       6.375        6.000    $2,495.48     360    1-Feb-32
4430076   SPARTA                  NJ    07871    SFD       6.750        6.000    $2,334.95     360    1-Jan-32
4430099   MOORPARK                CA    93020    SFD       6.250        5.983    $1,911.19     360    1-Mar-32
4430380   MIAMI                   FL    33133    SFD       6.375        6.000    $2,110.88     360    1-Jan-32
4432200   FLEMINGTON              NJ    08822    SFD       6.250        5.983    $3,019.54     360    1-Jan-32
4432466   CHESTERFIELD            MO    63017    SFD       6.625        6.000    $2,542.68     360    1-Feb-32
4433126   RIDGEFIELD              CT    06877    SFD       6.125        5.858    $3,227.63     360    1-Feb-32
4433145   NORFOLK                 MA    02056    SFD       6.125        5.858    $1,974.74     360    1-Feb-32
4433221   REDONDO BEACH           CA    90278    LCO       6.375        6.000    $2,670.17     360    1-Jan-32
4433298   SPARTA                  NJ    07871    SFD       6.250        5.983    $2,659.35     360    1-Dec-31
4434092   OVILLA                  TX    75154    SFD       6.375        6.000    $2,121.16     360    1-Mar-32
4434181   YORBA LINDA             CA    92886    SFD       6.625        6.000    $4,162.03     360    1-Feb-32
4436228   THE WOODLANDS           TX    77382    SFD       6.125        5.858    $3,358.26     360    1-Dec-31
4437715   CARLSBAD                CA    92009    SFD       6.250        5.983    $4,002.17     360    1-Feb-32
4438287   LEESBURG                VA    20176    SFD       6.375        6.000    $2,885.18     360    1-Feb-32
4439026   NAPERVILLE              IL    60564    SFD       6.625        6.000    $2,343.29     360    1-Feb-32
4439274   FAIRFIELD               CA    94533    SFD       6.625        6.000    $2,113.03     360    1-Jan-32
4439371   LIVERMORE               CA    94550    SFD       6.750        6.000    $3,433.20     360    1-Feb-32
4439414   CHAPEL HILL             NC    27516    SFD       6.250        5.983    $2,684.53     360    1-Jan-32
4439697   ARROYO GRANDE           CA    93420    SFD       6.500        6.000    $2,705.26     360    1-Jan-32
4439860   MELVILLE                NY    11747    SFD       6.000        5.733    $2,638.02     360    1-Feb-32
4440746   HOUSTON                 TX    77024    SFD       6.125        5.858    $2,551.97     360    1-Jan-32
4440900   MORGAN HILL             CA    95037    SFD       6.500        6.000    $2,932.80     360    1-Feb-32
4443412   SUAMICO                 WI    54173    SFD       5.875        5.608    $1,922.50     360    1-Jan-32
4444917   FREMONT                 CA    94539    SFD       6.875        6.000    $3,613.11     360    1-Feb-32
4445153   SUWANEE                 GA    30024    SFD       6.500        6.000    $2,844.31     360    1-Dec-31
4445301   PRINCETON               NJ    08540    SFD       6.500        6.000    $2,389.22     360    1-Feb-32
4446200   REDDING                 CT    06896    SFD       6.500        6.000    $3,792.41     360    1-Feb-32
4446247   PLEASANTON              CA    94566    SFD       6.625        6.000    $2,209.08     360    1-Jan-32
4446598   DULUTH                  GA    30097    SFD       6.125        5.858    $3,426.93     360    1-Feb-32
4446667   BRIDGEWATER             NJ    08807    SFD       6.625        6.000    $2,093.82     360    1-Feb-32
4446669   WASHINGTON              DC    20007    SFD       6.500        6.000    $3,100.30     360    1-Mar-32
4446725   DANVILLE                CA    94506    SFD       6.125        5.858    $3,057.50     360    1-Feb-32
5120928   PITTSTOWN               NJ    08867    SFD       7.125        6.000    $1,886.94     360    1-Sep-30
5711245   ALPHARETTA              GA    30004    SFD       7.125        6.000    $1,988.82     360    1-Jun-30
5717248   ALPHARETTA              GA    30022    SFD       7.125        6.000    $2,002.14     360    1-Oct-30
5731176   NAPERVILLE              IL    60564    SFD       7.125        6.000    $1,939.77     360    1-Jun-30
5738519   AVONDALE                PA    19311    SFD       7.125        6.000    $2,267.77     360    1-Aug-30
5750987   RALEIGH                 NC    27613    SFD       7.125        6.000    $1,915.75     360    1-Aug-30
5751774   BROOKFIELD              WI    53005    SFD       7.125        6.000    $1,917.84     360    1-Jul-30
5765749   CHICAGO                 IL    60613    SFD       7.125        6.000    $2,021.76     360    1-Aug-30
5806604   OSHKOSH                 WI    54901    SFD       7.125        6.000    $4,179.21     360    1-Oct-30
5825066   AUSTIN                  TX    78733    SFD       6.500        6.000    $3,160.35     360    1-Jan-32
5845552   NEWARK                  DE    19711    SFD       6.875        6.000    $2,030.17     360    1-Jan-32
5854822   OAKLAND                 CA    94611    SFD       6.250        5.983    $3,879.02     360    1-Jan-32
5866229   TUCSON                  AZ    85718    SFD       6.875        6.000    $2,631.04     360    1-Mar-32
5890946   APEX                    NC    27502    SFD       6.250        5.983    $2,396.38     360    1-Dec-31
5897246   MONROE                  NJ    08831    SFD       6.750        6.000    $2,750.06     360    1-Sep-31
5898355   NORTH ANDOVER           MA    01845    SFD       6.750        6.000    $3,638.64     360    1-Oct-31
5903925   MARLBORO                NJ    07746    SFD       6.500        6.000    $4,108.45     360    1-Mar-32
5911352   AMBLER                  PA    19002    SFD       7.125        6.000    $2,846.86     360    1-Sep-31
5916463   BRENTWOOD               TN    37027    SFD       6.500        6.000    $2,022.62     360    1-Feb-32
5929534   COLLEYVILLE             TX    76034    SFD       6.375        6.000    $2,345.76     360    1-Jan-32
5930304   LOS ALTOS               CA    94024    SFD       6.250        5.983    $6,157.18     360    1-Jan-32
5931811   MAMARONECK              NY    10543    SFD       6.000        5.733    $5,995.51     360    1-Feb-32
5931878   MILFORD                 MI    48380    SFD       6.875        6.000    $1,977.36     360    1-Feb-32
5936023   INDIANAPOLIS            IN    46256    SFD       7.000        6.000    $2,371.82     360    1-Dec-31
5938215   CAMERON PARK            CA    95682    SFD       6.125        5.858    $2,153.50     360    1-Feb-32
5939448   PALOS HEIGHTS           IL    60463    SFD       6.750        6.000    $3,668.96     360    1-Feb-32
5942410   OLD LYME                CT    06371    SFD       6.375        6.000    $3,556.06     360    1-Jan-32
5949900   PORTLAND                OR    97205    SFD       6.750        6.000    $2,480.89     360    1-Feb-32
5955314   RUMSON                  NJ    07760    SFD       6.375        6.000    $3,673.97     360    1-Feb-32
5966376   HAVERFORD               PA    19041    SFD       6.000        5.733    $3,717.22     360    1-Feb-32
5967709   EL DORADO HILLS         CA    95762    SFD       6.375        6.000    $2,557.87     360    1-Feb-32
5968694   PARKER                  CO    80138    SFD       6.500        6.000    $1,992.18     360    1-Feb-32
5972505   NEWTOWN SQUARE          PA    19073    SFD       6.875        6.000    $3,678.81     360    1-Feb-32
5979840   CASTLE ROCK             CO    80104    SFD       6.625        6.000    $2,864.76     360    1-Jan-32
5981211   CHATHAM                 MA    02633    SFD       6.250        5.983    $2,893.88     360    1-Feb-32
6012304   DELMAR                  NY    12054    SFD       6.750        6.000    $2,480.74     360    1-Jan-32
6012927   PARKLAND                FL    33076    SFD       6.250        5.983    $2,518.29     360    1-Feb-32
6019850   GREENVILLE              DE    19807    SFD       6.750        6.000    $4,994.21     360    1-Jul-31
6021609   ANTHEM                  AZ    85086    SFD       7.125        6.000    $2,273.12     360    1-Feb-32
6023421   NEW PROVIDENCE          NJ    07974    SFD       6.500        6.000    $2,307.05     360    1-Feb-32
6024381   SETAUKET                NY    11733    SFD       6.625        6.000    $2,586.86     360    1-Oct-31
6026926   HILTON HEAD ISLAND      SC    29928    SFD       6.875        6.000    $2,759.11     360    1-Dec-31
6029605   WESTON                  FL    33327    SFD       6.750        6.000    $3,680.15     360    1-Mar-32
6031067   EXTON                   PA    19341    SFD       6.250        5.983    $1,984.76     360    1-Feb-32
6036007   LANDENBERG              PA    19350    SFD       6.875        6.000    $2,683.56     360    1-Feb-32
9866933   SAVAGE                  MN    55378    SFD       6.000        5.733    $2,338.25     360    1-Feb-32
9867124   CHARLOTTE               NC    28277    SFD       6.375        6.000    $2,670.17     360    1-Jan-32
9869179   MORAGA                  CA    94556    SFD       6.250        5.983    $3,507.13     360    1-Jan-32
9869424   RIDGEWOOD               NJ    07450    SFD       6.500        6.000    $2,885.08     360    1-Mar-32
9869668   SOUTHLAKE               TX    76092    SFD       6.375        6.000    $2,495.48     360    1-Jan-32
9870858   PARK RIDGE              NJ    07656    SFD       6.500        6.000    $2,502.99     360    1-Feb-32
9870865   SCOTTS VALLEY           CA    95066    SFD       6.625        6.000    $2,241.09     360    1-Feb-32
9871014   ALPHARETTA              GA    30005    SFD       6.375        6.000    $2,869.81     360    1-Feb-32
9871098   CUMBERLAND              RI    02864    SFD       6.375        6.000    $2,220.98     360    1-Mar-32
9871184   PLYMOUTH                MN    55442    SFD       6.875        6.000    $2,254.58     360    1-Feb-32
9871761   DOYLESTOWN              PA    18901    SFD       6.875        6.000    $2,259.84     360    1-Mar-32
9871841   CHICAGO                 IL    60622    LCO       6.375        6.000    $2,014.51     360    1-Feb-32
9871898   SOLANA BEACH            CA    92075    SFD       6.125        5.858    $3,211.23     360    1-Jan-32
9872084   ALPHARETTA              GA    30004    SFD       6.375        6.000    $1,876.29     360    1-Jan-32
9872126   STEVENSON RANCH         CA    91381    SFD       6.250        5.983    $1,914.88     360    1-Jan-32
9873010   WALNUT CREEK            CA    94595    SFD       6.125        5.858    $2,606.65     360    1-Feb-32
9873100   SAN RAMON               CA    94583    SFD       6.125        5.858    $2,897.09     360    1-Jan-32
9873279   DALTON                  MA    01226    SFD       6.375        6.000    $2,189.23     360    1-Feb-32
9873755   NEW YORK                NY    10011    HCO       6.625        6.000    $3,355.23     360    1-Feb-32
9873760   CARMEL                  IN    46032    SFD       6.000        5.733    $2,518.12     360    1-Feb-32
9873792   OSSINING                NY    10562    LCO       6.375        6.000    $2,429.98     360    1-Jan-32
9873860   ANNANDALE               NJ    08801    SFD       6.875        6.000    $2,465.13     360    1-Jan-32
9873869   AUSTIN                  TX    78730    SFD       6.375        6.000    $3,119.35     360    1-Jan-32
9874203   FREDERICK               MD    21704    SFD       6.750        6.000    $2,082.43     360    1-Mar-32
9875113   MARTINEZ                CA    94553    SFD       6.375        6.000    $1,906.55     360    1-Feb-32
9875396   WILLIAMSBURG            VA    23185    SFD       6.000        5.733    $3,177.62     360    1-Jan-32
9875431   CARMEL                  IN    46033    SFD       6.250        5.983    $2,111.61     360    1-Feb-32
9876561   NORTHBROOK              IL    60062    SFD       6.500        6.000    $2,490.35     360    1-Feb-32
9876568   HENDERSONVILLE          TN    37075    SFD       6.375        6.000    $1,891.33     360    1-Jan-32
9876814   MAPLEWOOD               NJ    07040    SFD       6.250        5.983    $2,098.37     360    1-Mar-32
9877393   COTO DE CAZA            CA    92679    SFD       6.375        6.000    $2,710.41     360    1-Dec-31
9877567   MONROVIA                CA    91016    SFD       6.125        5.858    $2,420.73     360    1-Jan-32
9877767   CONCORD                 CA    94521    SFD       6.500        6.000    $2,932.29     360    1-Feb-32
9878663   PARKER                  CO    80134    SFD       6.250        5.983    $2,600.79     360    1-Jan-32
9879815   SAN RAMON               CA    94583    SFD       6.750        6.000    $3,035.44     360    1-Feb-32
9881005   INGLESIDE               IL    60041    SFD       6.750        6.000    $2,127.41     360    1-Feb-32
9881036   GRANBY                  CT    06090    SFD       6.750        6.000    $2,860.32     360    1-Feb-32
9881094   DANVILLE                CA    94506    SFD       6.375        6.000    $2,807.42     360    1-Jan-32
9881169   WALNUT CREEK            CA    94595    SFD       6.250        5.983    $2,770.73     360    1-Jan-32
9881235   LOS GATOS               CA    95030    SFD       6.250        5.983    $5,018.22     360    1-Jan-32
9881322   NORTH WALES             PA    19454    SFD       6.875        6.000    $2,522.61     360    1-Dec-31
9881330   VOORHEES                NJ    08043    SFD       7.750        6.000    $2,901.47     360    1-Jan-32
9881760   DUBUQUE                 IA    52004    SFD       6.375        6.000    $2,270.39     360    1-Mar-32
9881848   CHULA VISTA             CA    91910    SFD       6.750        6.000    $2,741.95     360    1-Jan-32
9882478   RAMSEY                  NJ    07446    SFD       6.500        6.000    $2,149.04     360    1-Mar-32
9882518   YARDLEY                 PA    19067    SFD       6.750        6.000    $2,033.36     360    1-Feb-32
9882527   WILTON                  CT    06897    SFD       6.500        6.000    $2,417.03     360    1-Feb-32
9882732   CHESTER                 NJ    07930    SFD       6.500        6.000    $3,349.97     360    1-Feb-32
9882758   ELLICOTT CITY           MD    21042    SFD       6.875        6.000    $3,754.35     360    1-Feb-32
9882841   WASHINGTON              NJ    07675    SFD       6.375        6.000    $2,797.44     360    1-Feb-32
9882968   SCARSDALE               NY    10583    SFD       7.375        6.000    $2,590.04     360    1-Feb-32
9883138   NORWALK                 CT    06851    SFD       6.750        6.000    $4,215.89     360    1-Mar-32
9883241   REDONDO BEACH           CA    90277    LCO       6.500        6.000    $2,483.08     360    1-Feb-32
9883851   HOLMDEL                 NJ    07733    SFD       6.875        6.000    $3,087.57     360    1-Jan-32
9883852   HOUSTON                 TX    77077    SFD       6.250        5.983    $2,370.52     360    1-Jan-32
9883891   MOORPARK                CA    93021    SFD       6.375        6.000    $2,230.96     360    1-Jan-32
9883948   SAN DIEGO               CA    92130    SFD       6.125        5.858    $1,984.68     360    1-Mar-32
9884679   FRONTENAC               MO    63131    SFD       6.125        5.858    $4,860.89     360    1-Mar-32
9884889   MADISON                 CT    06443    SFD       6.875        6.000    $2,069.33     360    1-Feb-32
9884966   POWDER SPRINGS          GA    30127    SFD       6.375        6.000    $2,619.76     360    1-Jan-32
9884969   RALEIGH                 NC    27614    SFD       6.375        6.000    $2,027.58     360    1-Jan-32
9885044   WILTON                  CT    06897    SFD       6.250        5.983    $3,078.59     360    1-Feb-32
9885156   LA CENTER               WA    98629    SFD       6.500        6.000    $2,219.83     360    1-Jan-32
9885279   CARLSBAD                CA    92009    SFD       6.625        6.000    $2,202.67     360    1-Mar-32
9885621   WILMINGTON              DE    19807    SFD       6.250        5.983    $2,709.16     360    1-Feb-32
9886220   DOVE CANYON             CA    92679    SFD       6.875        6.000    $2,575.17     360    1-Feb-32
9886416   CHERRY HILLS VILLAGE    CO    80110    SFD       6.500        6.000    $6,320.69     360    1-Jan-32
9886445   NEWBURYPORT             MA    01950    SFD       6.875        6.000    $2,311.74     360    1-Jan-32
9886545   WEST ORANGE             NJ    07052    SFD       6.250        5.983    $2,844.62     360    1-Mar-32
9886556   MONUMENT                CO    80132    SFD       6.750        6.000    $2,270.10     360    1-Jan-32
9886643   HOPKINTON               MA    01748    SFD       6.500        6.000    $3,328.90     360    1-Feb-32
9887605   GLEN MILLS              PA    19342    SFD       6.750        6.000    $2,083.95     360    1-Feb-32
9888025   SAN FRANCISCO           CA    94110    LCO       6.875        6.000    $2,205.64     360    1-Feb-32
9888582   NAPERVILLE              IL    60540    SFD       6.625        6.000    $3,425.67     360    1-Feb-32
9889830   NAPERVILLE              IL    60564    SFD       6.375        6.000    $2,183.55     360    1-Feb-32
9889955   BRENTWOOD               TN    37027    SFD       6.250        5.983    $2,684.29     360    1-Jan-32
9890350   HOUSTON                 TX    77019    HCO       6.625        6.000    $2,391.57     360    1-Feb-32
9890732   EAGAN                   MN    55122    SFD       6.250        5.983    $2,456.72     360    1-Mar-32
9890879   DANVILLE                CA    94506    SFD       6.375        6.000    $3,418.81     360    1-Feb-32
9891024   PARKER                  CO    80134    SFD       6.500        6.000    $2,559.88     360    1-Jan-32
9891196   SAN RAMON               CA    94583    SFD       6.500        6.000    $3,160.35     360    1-Mar-32
9891400   VILLA PARK              CA    92861    SFD       6.375        6.000    $2,988.34     360    1-Feb-32
9891413   SANTA ROSA              CA    95409    SFD       6.750        6.000    $2,594.40     360    1-Feb-32
9891420   SAN JOSE                CA    95136    SFD       6.375        6.000    $3,194.28     360    1-Feb-32
9891577   HUNTINGTON BEACH        CA    92649    SFD       6.875        6.000    $2,393.85     360    1-Feb-32
9891728   ZIONSVILLE              IN    46077    SFD       6.375        6.000    $2,163.59     360    1-Mar-32
9891971   NORTHBROOK              IL    60062    SFD       6.750        6.000    $3,534.86     360    1-Jan-32
9892172   CASTRO VALLEY           CA    94546    PUD       6.625        6.000    $2,849.39     360    1-Feb-32
9892987   WEDDINGTON              NC    28104    SFD       7.000        6.000    $2,032.01     360    1-Feb-32
9893000   EAGLE                   CO    81631    SFD       6.500        6.000    $1,902.53     360    1-Mar-32
9893015   MESA                    AZ    85203    SFD       6.375        6.000    $2,155.48     360    1-Mar-32
9893265   TUCSON                  AZ    85750    SFD       6.750        6.000    $2,490.62     360    1-Feb-32
9893443   YARDLEY                 PA    19067    SFD       6.750        6.000    $1,997.69     360    1-Feb-32
9893799   MCLEAN                  VA    22102    SFD       6.750        6.000    $3,567.29     360    1-Feb-32
9893983   SAMMAMISH               WA    98075    SFD       6.750        6.000    $2,983.56     360    1-Mar-32
9894274   WICHITA                 KS    67206    SFD       6.250        5.983    $2,678.37     360    1-Feb-32
9894334   SAN DIEGO               CA    92130    SFD       6.000        5.733    $2,671.60     360    1-Feb-32
9894456   LAKE FOREST             IL    60045    SFD       6.375        6.000    $3,500.23     360    1-Feb-32
9894552   LAKE FOREST             IL    60045    SFD       6.375        6.000    $2,495.48     360    1-Mar-32
9894611   POTOMAC                 MD    20854    SFD       6.000        5.733    $2,308.27     360    1-Feb-32
9894689   HINSDALE                IL    60521    SFD       6.000        5.733    $2,847.87     360    1-Feb-32
9895414   HEATHROW                FL    32746    SFD       6.500        6.000    $2,281.90     360    1-Jan-32
9895616   ELLICOTT CITY           MD    21042    SFD       6.875        6.000    $2,334.80     360    1-Jan-32
9895788   COLUMBIA                SC    29201    SFD       6.625        6.000    $1,946.55     360    1-Feb-32
9895820   BOSTON                  MA    02118    LCO       6.500        6.000    $4,829.00     360    1-Feb-32
9896359   RALEIGH                 NC    27601    SFD       6.750        6.000    $2,510.08     360    1-Mar-32
9896439   FUQUAY VARINA           NC    27526    SFD       6.000        5.733    $2,458.16     360    1-Mar-32
9896463   CLOVIS                  CA    93611    SFD       6.625        6.000    $2,670.42     360    1-Feb-32
9896517   DOYLESTOWN              PA    18901    SFD       6.875        6.000    $2,364.94     360    1-Feb-32
9896587   AUSTIN                  TX    78730    SFD       6.500        6.000    $2,844.31     360    1-Feb-32
9896693   SOUTH HAMPTON           NY    11968    SFD       6.125        5.858    $3,458.52     360    1-Jan-32
9896870   RALEIGH                 NC    27614    SFD       5.875        5.608    $2,780.23     360    1-Jan-32
9897118   BARRINGTON              IL    60010    SFD       6.250        5.983    $1,884.10     360    1-Feb-32
9897228   SAN RAMON               CA    94583    SFD       6.750        6.000    $2,639.80     360    1-Feb-32
9897352   WILDWOOD                MO    63005    SFD       6.375        6.000    $2,738.79     360    1-Feb-32
9897399   RANCHO SANTA MARGARI    CA    92688    SFD       7.000        6.000    $2,117.33     360    1-Feb-32
9897452   SALEM                   NH    03079    SFD       6.625        6.000    $2,204.28     360    1-Feb-32
9897576   WALNUT CREEK            CA    94596    SFD       6.875        6.000    $5,124.05     360    1-Feb-32
9897995   SKILLMAN                NJ    08558    SFD       6.375        6.000    $3,169.26     360    1-Feb-32
9898086   SOUTHLAKE               TX    76092    SFD       8.250        6.000    $2,359.73     360    1-Feb-32
9898109   GLEN ELLYN              IL    60137    SFD       6.750        6.000    $2,359.28     360    1-Feb-32
9898266   MANASSAS                VA    20112    SFD       6.500        6.000    $2,376.58     360    1-Mar-32
9898280   FORT WAYNE              IN    46804    SFD       6.375        6.000    $2,944.67     360    1-Jan-32
9898484   BRANCHBURG              NJ    08876    SFD       6.625        6.000    $2,494.02     360    1-Mar-32
9898544   WOODINVILLE             WA    98072    SFD       6.625        6.000    $3,521.72     360    1-Feb-32
9898629   ARLINGTON               VA    22204    SFD       6.625        6.000    $1,972.16     360    1-Feb-32
9898719   SPRINGFIELD             VA    22150    SFD       6.000        5.733    $2,847.87     360    1-Feb-32
9898730   NORTH PALM BEACH        FL    33410    SFD       6.125        5.858    $3,026.82     360    1-Jan-32
9899304   HOUSTON                 TX    77002    HCO       6.875        6.000    $2,527.54     360    1-Feb-32
9899536   BRENTWOOD               TN    37027    SFD       6.875        6.000    $2,154.73     360    1-Mar-32
9899667   FAYETTEVILLE            AR    72701    SFD       6.375        6.000    $1,958.96     360    1-Feb-32
9899802   SAN RAMON               CA    94583    SFD       6.500        6.000    $2,305.79     360    1-Feb-32
9899901   DUNN LORING             VA    22027    SFD       6.375        6.000    $3,513.64     360    1-Feb-32
9900013   CHESTERFIELD            MO    63005    SFD       6.375        6.000    $2,220.98     360    1-Feb-32
9900207   SCOTTSDALE              AZ    85260    SFD       6.625        6.000    $2,010.58     360    1-Feb-32
9900210   STAMFORD                CT    06903    SFD       6.375        6.000    $3,563.55     360    1-Mar-32
9900268   SKILLMAN                NJ    08558    SFD       6.375        6.000    $4,429.40     240    1-Feb-22
9900657   BOYDS                   MD    20841    SFD       6.875        6.000    $2,217.14     360    1-Feb-32
9901091   LAGUNA NIGUEL           CA    92677    SFD       6.375        6.000    $4,287.24     360    1-Feb-32
9902204   REDDING                 CT    06896    SFD       6.250        5.983    $2,930.82     360    1-Feb-32
9902327   LAKE OSWEGO             OR    97034    SFD       6.000        5.733    $4,298.59     240    1-Feb-22
9902426   IRVINE                  CA    92602    SFD       6.375        6.000    $2,493.60     360    1-Mar-32
9902736   SPARTA                  NJ    07871    SFD       6.625        6.000    $2,548.44     360    1-Feb-32
9902738   DUBLIN                  CA    94568    SFD       6.250        5.983    $2,758.42     360    1-Jan-32
9902893   WILDWOOD                MO    63005    SFD       6.625        6.000    $4,492.43     360    1-Mar-32
9902984   DUNLAP                  IL    61525    SFD       6.125        5.858    $2,157.02     360    1-Jan-32
9902998   SAN RAMON               CA    94583    SFD       6.250        5.983    $3,078.59     360    1-Mar-32
9903336   SCOTTSDALE              AZ    85250    SFD       6.625        6.000    $2,881.40     360    1-Mar-32
9903407   CASTLE ROCK             CO    80104    SFD       6.375        6.000    $2,433.10     360    1-Feb-32
9903791   WESTERVILLE             OH    43082    SFD       7.000        6.000    $2,262.03     360    1-Jan-32
9904429   CORAL GABLES            FL    33156    SFD       6.750        6.000    $4,280.75     360    1-Feb-32
9904470   WEST BLOOMFIELD         MI    48322    SFD       6.500        6.000    $2,212.24     360    1-Mar-32
9904604   THE WOODLANDS           TX    77382    SFD       6.625        6.000    $2,113.03     360    1-Jan-32
9904925   LEXINGTON               KY    40515    SFD       6.625        6.000    $1,927.34     360    1-Feb-32
9905031   UNIONVILLE              CT    06085    SFD       6.250        5.983    $1,874.86     360    1-Feb-32
9905209   MOUNTAIN VIEW           CA    94043    SFD       6.375        6.000    $2,345.76     360    1-Feb-32
9905817   ACWORTH                 GA    30101    SFD       6.375        6.000    $2,433.10     360    1-Jan-32
9906354   HIGHLANDS RANCH         CO    80129    SFD       6.375        6.000    $2,495.48     360    1-Feb-32
9906447   ROSEVILLE               CA    95747    SFD       6.875        6.000    $2,233.77     360    1-Mar-32
9906627   MINNEAPOLIS             MN    55419    SFD       6.875        6.000    $2,144.22     360    1-Feb-32
9906726   HINGHAM                 MA    02043    SFD       6.625        6.000    $2,173.22     360    1-Feb-32
9906945   SANTA MONICA            CA    90402    SFD       6.500        6.000    $5,562.20     360    1-Feb-32
9907130   SAN JOSE                CA    95125    SFD       6.625        6.000    $2,465.20     360    1-Feb-32
9907563   ALPHARETTA              GA    30022    SFD       6.750        6.000    $2,895.63     360    1-Feb-32
9907591   FLOWER MOUND            TX    75028    SFD       6.750        6.000    $2,205.24     360    1-Feb-32
9907646   REDMOND                 WA    98052    SFD       6.875        6.000    $2,874.73     360    1-Mar-32
9907660   GLEN ELLYN              IL    60137    SFD       6.500        6.000    $2,133.23     360    1-Mar-32
9907695   HERSHEY                 PA    17033    SFD       6.375        6.000    $2,183.55     360    1-Mar-32
9907725   FLOWER MOUND            TX    75028    PUD       6.875        6.000    $2,738.39     360    1-Feb-32
9907811   WHITTIER                CA    90601    SFD       6.875        6.000    $2,286.12     360    1-Feb-32
9907976   RICHMOND                VA    23233    SFD       6.625        6.000    $2,241.09     360    1-Feb-32
9908162   LAGUNA NIGUEL           CA    92677    SFD       6.750        6.000    $3,113.28     360    1-Feb-32
9908609   STONINGTON              CT    06378    SFD       6.375        6.000    $2,330.16     360    1-Feb-32
9908626   IRVINE                  CA    92602    SFD       6.500        6.000    $3,677.51     360    1-Feb-32
9909216   CHATHAM                 NJ    07928    SFD       6.750        6.000    $2,542.51     360    1-Mar-32
9909218   LAGRANGEVILLE           NY    12540    SFD       6.250        5.983    $1,920.55     360    1-Mar-32
9909286   RALEIGH                 NC    27613    SFD       6.625        6.000    $1,976.97     360    1-Mar-32
9909290   TULSA                   OK    74137    SFD       6.625        6.000    $2,177.06     360    1-Feb-32
9909340   WESTPORT                CT    06880    SFD       6.500        6.000    $2,528.28     360    1-Mar-32
9909573   HOUSTON                 TX    77081    SFD       6.625        6.000    $2,971.05     360    1-Feb-32
9909795   RIDGEFIELD              CT    06877    SFD       6.625        6.000    $3,169.54     360    1-Feb-32
9910130   CINCINNATI              OH    45244    SFD       6.875        6.000    $3,783.91     360    1-Feb-32
9910134   MORRIS PLAINS           NJ    07950    SFD       7.000        6.000    $3,353.13     360    1-Feb-32
9910214   DUXBURY                 MA    02332    SFD       6.500        6.000    $4,108.45     360    1-Mar-32
9910886   BAY VILLAGE             OH    44140    SFD       6.375        6.000    $2,245.94     360    1-Jan-32
9911125   BERNARDS TWSHP          NJ    07920    SFD       6.750        6.000    $2,620.34     360    1-Jan-32
9911127   WYNDMOOR                PA    19038    SFD       6.375        6.000    $2,682.65     360    1-Feb-32
9911260   STEVENSVILLE            MI    49127    SFD       6.625        6.000    $2,300.00     360    1-Mar-32
9911488   OVERLAND PARK           KS    66210    SFD       6.375        6.000    $2,131.14     360    1-Feb-32
9911956   LAKEVILLE               MN    55044    SFD       6.750        6.000    $2,140.37     360    1-Feb-32
9911980   SAINT CHARLES           IL    60174    SFD       6.375        6.000    $2,289.61     360    1-Feb-32
9913527   CHANHASSEN              MN    55317    SFD       6.750        6.000    $2,853.83     360    1-Feb-32
9913554   SIMI VALLEY             CA    93063    SFD       6.750        6.000    $2,786.05     360    1-Jan-32
9914355   WINDERMERE              FL    34786    SFD       6.250        5.983    $3,447.41     360    1-Mar-32
9914759   JACKSONVILLE            FL    32210    SFD       7.125        6.000    $4,268.01     360    1-Mar-32
9915089   DELAFIELD               WI    53072    SFD       6.875        6.000    $2,450.35     360    1-Mar-32
9915148   UNIVERSITY PARK         TX    75205    SFD       6.750        6.000    $5,594.16     360    1-Feb-32
9915194   BELLEVUE                WA    98006    SFD       6.250        5.983    $2,376.67     360    1-Mar-32
9915416   SIMSBURY                CT    06070    SFD       6.625        6.000    $2,689.31     360    1-Feb-32
9915743   SILVER SPRING           MD    20906    SFD       6.750        6.000    $2,334.70     360    1-Feb-32
9915767   HOUSTON                 TX    77082    SFD       6.750        6.000    $2,399.82     360    1-Feb-32
9915814   LONG GROVE              IL    60047    SFD       6.375        6.000    $2,420.62     360    1-Feb-32
9916304   STAMFORD                CT    06903    SFD       6.500        6.000    $3,476.38     360    1-Mar-32
9917001   WARRENTON               VA    20187    SFD       6.625        6.000    $2,381.96     360    1-Mar-32
9917351   CINCINNATI              OH    45249    SFD       6.500        6.000    $3,975.35     360    1-Mar-32
9917384   BETTENDORF              IA    52722    SFD       6.750        6.000    $3,331.20     360    1-Feb-32
9917727   NEW YORK                NY    10021    HCO       6.625        6.000    $2,337.14     360    1-Mar-32
9917945   LITTLETON               CO    80126    SFD       7.125        6.000    $2,425.39     360    1-Feb-32
9919339   SCOTTSDALE              AZ    85259    SFD       6.875        6.000    $2,272.98     360    1-Feb-32
9920273   HONOLULU                HI    96821    SFD       6.500        6.000    $4,146.37     360    1-Feb-32
9920732   SAN RAMON               CA    94583    SFD       7.125        6.000    $4,066.01     360    1-Feb-32
9921069   GENEVA                  IL    60134    SFD       6.625        6.000    $2,004.18     360    1-Feb-32
9921189   DALLAS                  TX    75248    SFD       6.375        6.000    $2,146.12     360    1-Mar-32
9921327   SUDBURY                 MA    01776    SFD       6.750        6.000    $4,784.06     360    1-Mar-32
9921358   CARMEL                  IN    46032    SFD       6.875        6.000    $3,268.88     360    1-Feb-32
9921612   REDDING                 CT    06430    SFD       6.750        6.000    $4,572.62     360    1-Feb-32
9921678   CHAPEL HILL             NC    27516    SFD       6.375        6.000    $3,591.79     360    1-Mar-32
9921833   VERNON HILLS            IL    60061    SFD       7.125        6.000    $2,182.85     360    1-Feb-32
9922772   MARIETTA                GA    30064    SFD       6.250        5.983    $2,339.73     360    1-Feb-32
9923061   BETHESDA                MD    20817    SFD       6.250        5.983    $2,093.44     360    1-Feb-32
9923491   DACULA                  GA    30019    SFD       6.625        6.000    $2,241.09     360    1-Mar-32
9923531   CORONA                  CA    92882    SFD       6.375        6.000    $2,723.20     360    1-Mar-32
9923569   HOUSTON                 TX    77024    SFD       6.750        6.000    $3,243.00     360    1-Feb-32
9923648   LAKE FOREST             CA    92630    SFD       6.875        6.000    $2,207.29     360    1-Feb-32
9923649   LOUISVILLE              KY    40245    SFD       6.375        6.000    $2,245.94     360    1-Feb-32
9923758   BIRMINGHAM              AL    35242    SFD       6.875        6.000    $2,344.26     360    1-Mar-32
9924890   HOUSTON                 TX    77005    SFD       7.000        6.000    $4,324.47     360    1-Feb-32
9925524   WESTLAKE VILLAGE        CA    91361    SFD       6.875        6.000    $3,836.14     360    1-Feb-32
9925917   MIDLOTHIAN              VA    23113    SFD       6.500        6.000    $2,371.02     360    1-Mar-32
9926002   ESCONDIDO               CA    92029    SFD       6.250        5.983    $3,072.43     360    1-Mar-32
9927479   ATLANTA                 GA    30327    SFD       6.625        6.000    $2,881.40     360    1-Feb-32
9927985   PORTLAND                OR    97229    SFD       7.125        6.000    $2,910.47     360    1-Mar-32
9929015   ROSWELL                 GA    30075    SFD       6.750        6.000    $2,257.13     360    1-Feb-32
9929860   SALINE                  MI    48176    SFD       6.625        6.000    $2,727.79     360    1-Feb-32
9930042   CAMBRIDGE               MA    02139    LCO       6.625        6.000    $3,201.56     360    1-Mar-32
9931177   LEESBURG                VA    20176    SFD       6.625        6.000    $2,234.69     360    1-Mar-32
9931274   FAYETTEVILLE            GA    30215    SFD       6.500        6.000    $2,627.76     360    1-Feb-32
9931452   DES MOINES              IA    50266    SFD       6.750        6.000    $2,433.87     360    1-Feb-32
9931512   BREWSTER                NY    10509    SFD       6.500        6.000    $2,212.24     360    1-Mar-32
9931870   SOUTHBURY               CT    06488    SFD       6.625        6.000    $1,946.55     360    1-Mar-32
9931903   SAN MATEO               CA    94401    SFD       6.500        6.000    $2,485.93     360    1-Mar-32
9932298   WHEATON                 IL    60187    SFD       6.250        5.983    $2,339.73     360    1-Mar-32
9932473   DELRAY BEACH            FL    33446    SFD       6.875        6.000    $4,992.66     360    1-Feb-32
9932942   STERLING                VA    20165    SFD       6.875        6.000    $2,028.27     360    1-Mar-32
9933380   LAKEVILLE               MN    55044    SFD       6.625        6.000    $2,049.00     360    1-Mar-32
9933471   AUSTIN                  TX    78746    SFD       6.625        6.000    $2,305.12     360    1-Feb-32
9934351   ALDIE                   VA    20105    PUD       6.500        6.000    $3,065.54     360    1-Dec-31
9934703   WILMINGTON              DE    19806    SFD       6.625        6.000    $3,840.79     360    1-Mar-32
9936822   SCOTTSDALE              AZ    85255    SFD       6.250        5.983    $4,617.88     360    1-Feb-32
9941839   AVON                    CT    06001    SFD       6.125        5.858    $4,226.19     240    1-Mar-22
9942164   EL GRANADA              CA    94018    SFD       6.375        6.000    $4,217.37     360    1-Mar-32
9942217   DULUTH                  MN    55804    SFD       6.375        6.000    $2,445.58     360    1-Mar-32
9945606   HOPKINTON               MA    01748    SFD       6.250        5.983    $2,726.74     360    1-Feb-32
9948540   MILAN                   MI    48160    SFD       6.250        5.983    $2,088.52     360    1-Mar-32
9950079   MASON                   OH    45040    SFD       6.500        6.000    $1,915.93     360    1-Mar-32
9950597   BRYN MAWR               PA    19010    SFD       6.250        5.983    $6,157.18     360    1-Mar-32
9953040   NORTH BARRINGTON        IL    60010    SFD       6.625        6.000    $4,162.03     360    1-Mar-32
9953245   FORT MILL               SC    29715    SFD       6.625        6.000    $2,503.94     360    1-Mar-32
9955265   GLEN ALLEN              VA    23059    SFD       6.500        6.000    $2,447.37     360    1-Mar-32
9956757   ALPHARETTA              GA    30005    SFD       6.500        6.000    $2,958.08     360    1-Mar-32
9956778   AUSTIN                  TX    78734    SFD       6.625        6.000    $3,739.42     360    1-Mar-32
9957030   BOLTON                  MA    01740    SFD       6.000        5.733    $2,709.97     360    1-Mar-32
9958697   ALTA LOMA               CA    91701    SFD       6.250        5.983    $2,339.73     360    1-Mar-32
9958982   BLACKHAWK               CA    94506    SFD       6.125        5.858    $3,645.67     360    1-Mar-32
9959179   NEW YORK                NY    10011    HCO       6.125        5.858    $4,253.28     360    1-Mar-32
9959985   VENTURA                 CA    93003    SFD       6.625        6.000    $2,561.25     360    1-Mar-32
9960151   FRESNO                  CA    93720    SFD       6.875        6.000    $2,178.05     360    1-Mar-32
9960566   BLAINE                  MN    55449    SFD       6.625        6.000    $3,368.04     360    1-Feb-32
9961907   MEMPHIS                 TN    38104    SFD       6.500        6.000    $2,326.02     360    1-Mar-32
9963253   BARTONVILLE             TX    76226    SFD       6.500        6.000    $3,741.85     360    1-Mar-32
9964443   THE WOODLANDS           TX    77382    SFD       7.000        6.000    $2,190.10     360    1-Mar-32
9972169   SOUTHAMPTON             NY    11968    SFD       6.250        5.983    $6,034.03     360    1-Mar-32



WFMBS
WFMBS   2002-07 GROUP II LOANS EXHIBIT F-1B
30 YEAR RELOCATION LOANS


(continued)

(i)              (ix)         (x)     (xi)      (xii)      (xiii)      (xv)        (xvi)
--------    --------------  ------  --------  ---------   --------  ----------- --------
                CUT-OFF
MORTGAGE         DATE                         MORTGAGE                MASTER       FIXED
LOAN           PRINCIPAL                      INSURANCE   SERVICE     SERVICE    RETAINE
NUMBER          BALANCE       LTV   SUBSIDY     CODE        FEE         FEE        YIELD
--------    --------------  ------  --------  ---------   --------  ----------- --------
4246154      $323,254.37     94.99   GD 3YR                0.250       0.017       0.608
4247884      $399,611.22     61.54                         0.250       0.017       0.000
4248069      $474,591.03     95.00   GD 3YR                0.250       0.017       0.483
4248580      $491,426.53     90.00                         0.250       0.017       0.483
4255323      $519,494.59     80.00                         0.250       0.017       0.000
4256303      $349,380.70     77.78                         0.250       0.017       0.358
4260586      $307,721.56     80.00                         0.250       0.017       0.233
4261270      $677,771.66     80.00                         0.250       0.017       0.108
4268226      $362,180.17     59.18                         0.250       0.017       0.358
4269037      $309,410.17     79.60                         0.250       0.017       0.000
4270976      $349,317.90     67.06                         0.250       0.017       0.000
4274322      $699,367.19     73.68                         0.250       0.017       0.233
4275315      $384,000.00     80.00                         0.250       0.017       0.358
4276502      $301,000.00     31.19                         0.250       0.017       0.108
4278553      $510,000.00     76.93                         0.250       0.017       0.108
4278564      $399,257.07     72.73                         0.250       0.017       0.108
4278607      $875,000.00     71.79                         0.250       0.017       0.108
4279317      $410,000.00     88.86                         0.250       0.017       0.358
4283318      $467,171.90     90.00                         0.250       0.017       0.358
4284644      $399,647.08     80.00   GD 3YR                0.250       0.017       0.358
4287513      $573,468.36     69.97                         0.250       0.017       0.108
4291354      $367,865.91     68.52                         0.250       0.017       0.000
4295809      $734,800.00     80.00                         0.250       0.017       0.000
4296902      $496,766.70     85.00   GD 6YR                0.250       0.017       0.000
4296994      $465,469.06     80.00                         0.250       0.017       0.000
4297496      $399,820.37     80.00   GD 5YR                0.250       0.017       0.000
4299174      $471,184.93     80.00                         0.250       0.017       0.483
4300922      $451,692.99     72.69                         0.250       0.017       0.000
4301261      $447,536.00     80.00                         0.250       0.017       0.000
4302762      $326,606.31     80.00                         0.250       0.017       0.608
4304068      $473,268.34     78.51                         0.250       0.017       0.233
4304505      $415,733.00     80.00                         0.250       0.017       0.000
4304678      $337,142.44     90.00   GD 4YR                0.250       0.017       0.108
4307137      $580,000.00     80.00                         0.250       0.017       0.000
4307177      $413,643.55     90.00           12            0.250       0.017       0.483
4307905      $308,552.51     74.25                         0.250       0.017       0.000
4309137      $537,200.39     90.00   GD 5YR                0.250       0.017       0.108
4311162      $326,876.88     65.83   GD 4YR                0.250       0.017       0.000
4312028      $319,579.57     80.00                         0.250       0.017       0.233
4313470      $477,369.98     90.00                         0.250       0.017       0.233
4313665      $346,201.66     90.00                         0.250       0.017       0.483
4313747      $342,674.55     69.62                         0.250       0.017       0.000
4314666      $397,440.38     88.60   GD 7YR                0.250       0.017       0.233
4315315      $349,060.26     39.50                         0.250       0.017       0.483
4315513      $349,628.46     66.04                         0.250       0.017       0.000
4319404      $504,000.00     80.00                         0.250       0.017       0.483
4321354      $849,193.48     61.71                         0.250       0.017       0.000
4325323      $335,000.00     87.01   GD 3YR                0.250       0.017       0.608
4327041      $332,069.79     90.00           06            0.250       0.017       0.108
4334495      $337,815.64     80.00                         0.250       0.017       0.483
4334559      $359,870.41     90.00           06            0.250       0.017       0.983
4335301      $296,170.34     79.62   GD 1YR                0.250       0.017       0.108
4335786      $334,711.57     94.37                         0.250       0.017       0.483
4336059      $429,620.62     76.79                         0.250       0.017       0.358
4336276      $404,577.15     89.01   GD 4YR                0.250       0.017       0.000
4336359      $373,877.39     70.00                         0.250       0.017       0.108
4337958      $389,292.95     56.52                         0.250       0.017       0.233
4339477      $303,864.85     95.00   GD 3YR  24            0.250       0.017       0.358
4340297      $449,583.21     74.38   GD 2YR                0.250       0.017       0.108
4340658      $998,395.87     78.43                         0.250       0.017       0.858
4341437      $329,308.00     95.00                         0.250       0.017       0.483
4341447      $315,000.00     44.37                         0.250       0.017       0.000
4342534      $336,842.26     90.00                         0.250       0.017       0.000
4342816      $323,815.18     76.47                         0.250       0.017       0.233
4344299      $938,376.79     80.00                         0.250       0.017       0.483
4345676      $903,221.67     80.00   GD 5YR                0.250       0.017       0.483
4346381      $366,302.00     80.00                         0.250       0.017       0.233
4346543      $698,889.07     80.00                         0.250       0.017       0.233
4348048      $331,352.98     80.00   GD 3YR                0.250       0.017       0.000
4349743      $385,000.00     68.75                         0.250       0.017       0.000
4350133      $319,405.65     67.37                         0.250       0.017       0.108
4351666      $320,000.00     80.00                         0.250       0.017       0.358
4351728      $994,691.70     68.03                         0.250       0.017       0.108
4352586      $551,488.73     80.00                         0.250       0.017       0.108
4353007      $328,000.00     80.00   GD 3YR                0.250       0.017       0.000
4353419      $343,681.38     80.00   GD 5YR                0.250       0.017       0.108
4354859      $370,828.64     94.90           12            0.250       0.017       0.983
4355309      $479,055.88     70.00                         0.250       0.017       0.108
4355944      $384,351.49     88.51   GD 3YR                0.250       0.017       0.233
4356773      $491,655.70     55.16                         0.250       0.017       0.233
4357524      $515,041.62     80.00                         0.250       0.017       0.108
4358870      $316,804.30     75.86                         0.250       0.017       0.108
4361056      $465,757.07     73.31   GD 1YR                0.250       0.017       0.358
4361922      $598,885.61     79.47   GD 4YR                0.250       0.017       0.108
4362337      $648,140.09     78.79                         0.250       0.017       0.000
4362581      $317,713.73     95.00   GD 3YR                0.250       0.017       0.608
4363422      $311,332.97     88.65                         0.250       0.017       0.108
4363507      $484,481.98     65.99                         0.250       0.017       0.000
4363559      $402,815.97     80.00                         0.250       0.017       0.000
4363825      $441,600.42     80.00   GD 6YR                0.250       0.017       0.233
4364847      $330,000.00     67.36                         0.250       0.017       0.000
4365516      $322,455.71     88.99                         0.250       0.017       0.608
4365608      $307,734.81     80.00                         0.250       0.017       0.483
4365628      $429,181.86     68.25   GD 3YR                0.250       0.017       0.000
4366272      $349,349.93     59.32                         0.250       0.017       0.108
4366276      $338,000.00     80.00                         0.250       0.017       0.358
4367414      $338,819.16     80.00                         0.250       0.017       0.483
4367590      $344,902.39     80.00                         0.250       0.017       0.483
4368330      $329,341.32     86.84   FX 3YR  24            0.250       0.017       0.000
4369322      $395,316.18     80.00                         0.250       0.017       0.483
4370624      $464,000.00     80.00   GD 6YR                0.250       0.017       0.000
4371052      $626,632.99     80.00   GD 4YR                0.250       0.017       0.233
4371249      $316,663.42     89.80                         0.250       0.017       0.233
4371446      $537,135.12     78.26                         0.250       0.017       0.000
4371981      $748,640.29     53.57                         0.250       0.017       0.233
4372430      $371,355.86     80.00                         0.250       0.017       0.483
4372464      $371,772.47     95.00                         0.250       0.017       0.608
4373611      $467,587.09     80.00   GD 6YR                0.250       0.017       0.358
4377375      $302,354.92     89.64   GD 2YR  24            0.250       0.017       0.108
4378534      $319,376.36     74.42                         0.250       0.017       0.000
4379366      $464,199.18     90.00                         0.250       0.017       0.733
4380343      $496,740.73     80.00                         0.250       0.017       0.483
4380987      $318,390.35     90.00                         0.250       0.017       0.483
4381577      $535,515.44     80.00                         0.250       0.017       0.233
4382010      $312,730.51     89.94                         0.250       0.017       0.483
4383311      $331,830.99     95.00                         0.250       0.017       0.483
4383597      $403,900.00     53.57                         0.250       0.017       0.000
4383884      $349,349.93     66.65                         0.250       0.017       0.108
4384152      $336,973.55     95.00                         0.250       0.017       0.733
4384238      $354,694.35     82.56           12            0.250       0.017       0.483
4387377      $384,651.95     79.38   GD 3YR                0.250       0.017       0.233
4388206      $529,497.11     72.50   GD 3YR                0.250       0.017       0.000
4389864      $524,093.41     61.76                         0.250       0.017       0.483
4390223      $417,701.00     89.31                         0.250       0.017       0.358
4391110      $512,513.24     90.00                         0.250       0.017       0.000
4391809      $487,569.45     83.42   GD 6YR                0.250       0.017       0.358
4393739      $449,184.18     52.21                         0.250       0.017       0.233
4394188      $359,658.41     78.85                         0.250       0.017       0.000
4394459      $550,000.00     59.26                         0.250       0.017       0.358
4395449      $418,579.45     80.00                         0.250       0.017       0.000
4395541      $339,661.52     79.74                         0.250       0.017       0.000
4395614      $468,652.00     81.58                         0.250       0.017       0.483
4396162      $687,407.64     80.00                         0.250       0.017       0.483
4397018      $538,497.44     80.00   GD 5YR                0.250       0.017       0.233
4397869      $445,151.43     69.04                         0.250       0.017       0.000
4398887      $320,342.12     95.00                         0.250       0.017       0.358
4399932      $304,084.90     90.00           24            0.250       0.017       0.233
4400136      $327,696.20     80.00   GD 8YR                0.250       0.017       0.108
4400418      $449,213.68     49.18   GD 3YR                0.250       0.017       0.358
4400480      $498,971.52     92.59   GD 6YR                0.250       0.017       0.108
4402386      $733,162.49     80.00                         0.250       0.017       0.608
4402556      $658,464.23     70.00                         0.250       0.017       0.000
4403533      $650,000.00     88.20   GD 4YR                0.250       0.017       0.233
4404105      $325,000.00     37.79                         0.250       0.017       0.358
4404140      $399,620.46     41.03                         0.250       0.017       0.000
4405236      $362,487.63     80.00                         0.250       0.017       0.483
4406663      $323,454.04     54.09                         0.250       0.017       0.608
4406749      $526,954.91     85.00                         0.250       0.017       0.483
4406989      $463,590.62     80.00                         0.250       0.017       0.358
4408322      $459,124.79     55.42                         0.250       0.017       0.000
4408862      $359,298.41     55.81   GD 8YR                0.250       0.017       0.000
4410000      $395,088.95     80.00                         0.250       0.017       0.108
4410168      $329,769.06     80.00                         0.250       0.017       0.000
4410908      $374,286.51     57.60                         0.250       0.017       0.000
4411660      $449,593.19     76.27                         0.250       0.017       0.233
4412433      $359,713.38     90.00                         0.250       0.017       0.358
4413957      $418,894.00     80.00                         0.250       0.017       0.358
4414424      $619,949.64     70.00                         0.250       0.017       0.000
4414776      $463,178.98     80.00                         0.250       0.017       0.358
4415752      $403,288.29     90.00                         0.250       0.017       0.358
4416026      $384,651.95     92.77                         0.250       0.017       0.233
4416141      $449,593.19     75.00   GD 6YR                0.250       0.017       0.233
4417826      $403,625.81     80.00                         0.250       0.017       0.108
4418478      $327,688.77     80.00                         0.250       0.017       0.000
4418665      $399,220.45     68.38                         0.250       0.017       0.000
4419935      $310,000.00     67.02                         0.250       0.017       0.108
4420335      $307,255.36     90.00                         0.250       0.017       0.358
4420475      $547,480.03     80.00                         0.250       0.017       0.000
4420827      $351,696.93     80.00                         0.250       0.017       0.483
4421718      $504,015.82     84.87   GD 5YR  24            0.250       0.017       0.000
4421754      $304,617.60     79.22   GD 4YR                0.250       0.017       0.108
4422502      $359,412.92     95.00                         0.250       0.017       0.358
4423482      $524,250.00     90.00                         0.250       0.017       0.358
4423745      $414,833.67     80.00                         0.250       0.017       0.358
4423960      $370,517.64     80.00                         0.250       0.017       0.233
4424049      $336,000.00     80.00                         0.250       0.017       0.233
4424295      $429,495.73     95.00   GD 3YR                0.250       0.017       0.358
4425596      $632,181.38     90.00                         0.250       0.017       0.733
4426271      $337,187.40     90.00   GD 8YR                0.250       0.017       0.108
4427057      $407,223.72     80.00                         0.250       0.017       0.000
4428115      $636,000.00     80.00                         0.250       0.017       0.358
4428945      $399,629.52     57.39                         0.250       0.017       0.108
4430076      $359,378.36     69.24                         0.250       0.017       0.483
4430099      $310,400.00     80.00                         0.250       0.017       0.000
4430380      $337,723.57     80.00                         0.250       0.017       0.108
4432200      $489,476.94     90.00   GD 5YR                0.250       0.017       0.000
4432466      $396,749.64     91.35           12            0.250       0.017       0.358
4433126      $530,683.70     80.00   GD 5YR                0.250       0.017       0.000
4433145      $324,561.77     60.75                         0.250       0.017       0.000
4433221      $427,205.05     80.00                         0.250       0.017       0.108
4433298      $430,674.13     90.00                         0.250       0.017       0.000
4434092      $340,000.00     87.18                         0.250       0.017       0.108
4434181      $649,426.51     66.33                         0.250       0.017       0.358
4436228      $551,080.20     70.00                         0.250       0.017       0.000
4437715      $649,383.25     68.78                         0.250       0.017       0.000
4438287      $462,036.67     90.00                         0.250       0.017       0.108
4439026      $365,637.11     80.00                         0.250       0.017       0.358
4439274      $329,416.08     66.67                         0.250       0.017       0.358
4439371      $528,869.25     80.00   GD 5YR                0.250       0.017       0.483
4439414      $435,170.45     80.00                         0.250       0.017       0.000
4439697      $427,224.05     80.00                         0.250       0.017       0.233
4439860      $439,500.00     80.00                         0.250       0.017       0.000
4440746      $419,181.48     78.50                         0.250       0.017       0.000
4440900      $463,580.53     80.00   GD 5YR                0.250       0.017       0.233
4443412      $324,335.67     68.42                         0.250       0.017       0.000
4444917      $549,537.93     76.39   GD 3YR                0.250       0.017       0.608
4445153      $448,772.95     45.43                         0.250       0.017       0.233
4445301      $377,658.28     90.00                         0.250       0.017       0.233
4446200      $599,457.59     71.51                         0.250       0.017       0.233
4446247      $344,389.54     63.89   GD 5YR                0.250       0.017       0.358
4446598      $563,451.82     74.50                         0.250       0.017       0.000
4446667      $326,711.49     68.55   GD 3YR                0.250       0.017       0.358
4446669      $490,500.00     90.00                         0.250       0.017       0.233
4446725      $502,710.92     80.00   GD 5YR                0.250       0.017       0.000
5120928      $275,836.87     64.52                         0.250       0.017       0.858
5711245      $289,936.82     80.00                         0.250       0.017       0.858
5717248      $292,939.20     61.00   GD 5YR                0.250       0.017       0.858
5731176      $282,786.48     80.00                         0.250       0.017       0.858
5738519      $329,936.25     77.44                         0.250       0.017       0.858
5750987      $279,287.44     74.03                         0.250       0.017       0.858
5751774      $279,845.83     85.00           01            0.250       0.017       0.858
5765749      $295,278.71     78.95                         0.250       0.017       0.858
5806604      $611,120.39     80.00                         0.250       0.017       0.858
5825066      $499,093.52     80.00                         0.250       0.017       0.233
5845552      $308,474.75     95.00                         0.250       0.017       0.608
5854822      $628,801.35     90.00   GD 3YR                0.250       0.017       0.000
5866229      $400,506.00     48.56   GD 2YR                0.250       0.017       0.608
5890946      $388,086.33     77.61                         0.250       0.017       0.000
5897246      $421,778.61     80.00                         0.250       0.017       0.483
5898355      $558,557.62     79.99                         0.250       0.017       0.483
5903925      $650,000.00     60.98                         0.250       0.017       0.233
5911352      $420,500.13     95.00   GD 4YR                0.250       0.017       0.858
5916463      $319,710.71     61.49                         0.250       0.017       0.233
5929534      $375,301.63     80.00                         0.250       0.017       0.108
5930304      $998,097.36     66.67                         0.250       0.017       0.000
5931811      $999,004.49     73.15                         0.250       0.017       0.000
5931878      $300,747.12     61.67                         0.250       0.017       0.608
5936023      $355,619.18     95.00                         0.250       0.017       0.733
5938215      $354,075.52     73.93                         0.250       0.017       0.000
5939448      $565,186.96     80.00                         0.250       0.017       0.483
5942410      $568,941.33     89.76                         0.250       0.017       0.108
5949900      $382,170.67     85.00                         0.250       0.017       0.483
5955314      $588,354.56     71.21                         0.250       0.017       0.108
5966376      $619,382.78     56.26                         0.250       0.017       0.000
5967709      $409,620.26     72.32                         0.250       0.017       0.108
5968694      $314,858.80     80.00                         0.250       0.017       0.233
5972505      $559,529.52     70.55   GD 3YR                0.250       0.017       0.608
5979840      $446,608.34     89.93                         0.250       0.017       0.358
5981211      $469,554.04     52.51                         0.250       0.017       0.000
6012304      $381,815.53     90.00                         0.250       0.017       0.483
6012927      $408,461.92     71.65                         0.250       0.017       0.000
6019850      $764,590.72     70.00                         0.250       0.017       0.483
6021609      $337,128.18     95.00                         0.250       0.017       0.858
6023421      $364,670.03     85.80           12            0.250       0.017       0.233
6024381      $402,096.18     80.00                         0.250       0.017       0.358
6026926      $418,935.35     64.12   FX 4YR                0.250       0.017       0.608
6029605      $567,400.00     85.00                         0.250       0.017       0.483
6031067      $322,043.14     52.40                         0.250       0.017       0.000
6036007      $408,156.80     95.00                         0.250       0.017       0.608
9866933      $389,611.75     79.45                         0.250       0.017       0.000
9867124      $427,205.05     80.00                         0.250       0.017       0.108
9869179      $568,516.26     80.00   GD 5YR                0.250       0.017       0.000
9869424      $456,450.00     85.00                         0.250       0.017       0.233
9869668      $399,257.07     93.02                         0.250       0.017       0.108
9870858      $395,642.01     90.00                         0.250       0.017       0.233
9870865      $349,585.18     62.78                         0.250       0.017       0.358
9871014      $459,573.94     70.77                         0.250       0.017       0.108
9871098      $356,000.00     80.00                         0.250       0.017       0.108
9871184      $342,911.67     80.00                         0.250       0.017       0.608
9871761      $344,000.00     80.00   GD 3YR                0.250       0.017       0.608
9871841      $322,605.92     95.00                         0.250       0.017       0.108
9871898      $527,470.02     70.00                         0.250       0.017       0.000
9872084      $300,191.40     78.12                         0.250       0.017       0.108
9872126      $310,207.76     79.95                         0.250       0.017       0.000
9873010      $428,583.04     67.14                         0.250       0.017       0.000
9873100      $475,870.79     80.00   GD 6YR                0.250       0.017       0.000
9873279      $350,584.98     90.00                         0.250       0.017       0.108
9873755      $523,537.69     80.00                         0.250       0.017       0.358
9873760      $419,581.88     67.74   GD 3YR                0.250       0.017       0.000
9873792      $388,776.56     95.00                         0.250       0.017       0.108
9873860      $374,617.67     95.00                         0.250       0.017       0.608
9873869      $499,071.34     48.54                         0.250       0.017       0.108
9874203      $321,066.00     90.00                         0.250       0.017       0.483
9875113      $305,316.95     80.00   GD 8YR                0.250       0.017       0.108
9875396      $528,680.82     75.71                         0.250       0.017       0.000
9875431      $342,624.59     95.00   GD 3YR                0.250       0.017       0.000
9876561      $393,643.82     80.00                         0.250       0.017       0.233
9876568      $302,596.93     80.00                         0.250       0.017       0.108
9876814      $340,800.00     80.00                         0.250       0.017       0.000
9877393      $433,236.40     68.48                         0.250       0.017       0.108
9877567      $397,623.56     80.00   GD 3YR                0.250       0.017       0.000
9877767      $463,500.61     80.00   GD 4YR                0.250       0.017       0.233
9878663      $421,596.33     80.00                         0.250       0.017       0.000
9879815      $467,531.37     90.00   GD 6YR                0.250       0.017       0.483
9881005      $327,717.59     80.00                         0.250       0.017       0.483
9881036      $440,620.31     90.00                         0.250       0.017       0.483
9881094      $449,164.20     55.21   GD 6YR                0.250       0.017       0.108
9881169      $449,143.82     69.23   GD 5YR                0.250       0.017       0.000
9881235      $813,469.33     80.00                         0.250       0.017       0.000
9881322      $383,026.61     80.00                         0.250       0.017       0.608
9881330      $404,426.46     90.00           06            0.250       0.017       1.483
9881760      $363,920.00     80.00                         0.250       0.017       0.108
9881848      $422,019.99     95.00                         0.250       0.017       0.483
9882478      $340,000.00     80.00                         0.250       0.017       0.233
9882518      $313,230.08     95.00   GD 4YR                0.250       0.017       0.483
9882527      $382,054.30     80.00                         0.250       0.017       0.233
9882732      $529,520.86     80.00                         0.250       0.017       0.233
9882758      $571,019.87     90.00                         0.250       0.017       0.608
9882841      $447,984.69     80.00                         0.250       0.017       0.108
9882968      $374,714.65     55.56                         0.250       0.017       1.108
9883138      $650,000.00     76.92                         0.250       0.017       0.483
9883241      $392,494.86     90.00                         0.250       0.017       0.233
9883851      $469,192.02     75.81   GD 5YR                0.250       0.017       0.608
9883852      $384,267.48     61.60                         0.250       0.017       0.000
9883891      $356,935.82     80.00                         0.250       0.017       0.108
9883948      $326,636.00     62.02                         0.250       0.017       0.000
9884679      $800,000.00     50.49                         0.250       0.017       0.000
9884889      $314,535.36     75.90                         0.250       0.017       0.608
9884966      $419,140.07     80.00                         0.250       0.017       0.108
9884969      $324,396.36     63.11   GD 3YR                0.250       0.017       0.108
9885044      $499,525.58     74.96                         0.250       0.017       0.000
9885156      $350,563.28     80.00                         0.250       0.017       0.233
9885279      $344,000.00     80.00                         0.250       0.017       0.358
9885621      $439,582.51     80.00                         0.250       0.017       0.000
9886220      $391,669.83     80.00                         0.250       0.017       0.608
9886416      $998,187.06     62.50                         0.250       0.017       0.233
9886445      $351,307.01     90.00                         0.250       0.017       0.608
9886545      $462,000.00     80.00   GD 7YR                0.250       0.017       0.000
9886556      $349,394.79     76.10                         0.250       0.017       0.483
9886643      $526,190.88     79.99                         0.250       0.017       0.233
9887605      $321,023.36     90.00   GD 6YR  24            0.250       0.017       0.483
9888025      $335,467.93     85.00           11            0.250       0.017       0.608
9888582      $534,527.98     57.99                         0.250       0.017       0.358
9889830      $349,675.83     56.45                         0.250       0.017       0.108
9889955      $435,130.51     80.00                         0.250       0.017       0.000
9890350      $373,170.46     90.00                         0.250       0.017       0.358
9890732      $399,000.00     95.00                         0.250       0.017       0.000
9890879      $547,492.44     80.00   GD 6YR                0.250       0.017       0.108
9891024      $404,265.76     57.86                         0.250       0.017       0.233
9891196      $500,000.00     80.00   GD 6YR                0.250       0.017       0.233
9891400      $478,556.35     78.91   GD 5YR                0.250       0.017       0.108
9891413      $399,655.60     80.00   GD 3YR                0.250       0.017       0.483
9891420      $511,535.77     90.00                         0.250       0.017       0.108
9891577      $364,093.86     80.00   GD 5YR                0.250       0.017       0.608
9891728      $346,800.00     80.00                         0.250       0.017       0.108
9891971      $543,591.14     69.87                         0.250       0.017       0.483
9892172      $444,607.38     83.18   GD 6YR                0.250       0.017       0.358
9892987      $305,174.64     95.00           24            0.250       0.017       0.733
9893000      $301,000.00     72.50                         0.250       0.017       0.233
9893015      $345,500.00     79.33                         0.250       0.017       0.108
9893265      $383,669.38     80.00                         0.250       0.017       0.483
9893443      $307,734.81     80.00                         0.250       0.017       0.483
9893799      $549,526.46     57.89                         0.250       0.017       0.483
9893983      $460,000.00     94.85                         0.250       0.017       0.483
9894274      $434,587.25     66.79                         0.250       0.017       0.000
9894334      $445,156.40     80.00                         0.250       0.017       0.000
9894456      $560,530.35     70.00                         0.250       0.017       0.108
9894552      $400,000.00     47.06                         0.250       0.017       0.108
9894611      $384,616.73     67.54                         0.250       0.017       0.000
9894689      $474,527.13     30.80                         0.250       0.017       0.000
9895414      $360,366.49     90.00                         0.250       0.017       0.233
9895616      $354,811.09     90.00                         0.250       0.017       0.608
9895788      $303,731.78     80.00                         0.250       0.017       0.358
9895820      $763,309.33     80.00                         0.250       0.017       0.233
9896359      $387,000.00     89.90   GD 1YR                0.250       0.017       0.483
9896439      $410,000.00     67.21                         0.250       0.017       0.000
9896463      $416,682.04     94.89                         0.250       0.017       0.358
9896517      $359,697.56     64.63                         0.250       0.017       0.608
9896587      $449,593.19     51.66                         0.250       0.017       0.233
9896693      $568,090.72     80.00                         0.250       0.017       0.000
9896870      $469,039.28     54.02                         0.250       0.017       0.000
9897118      $305,709.65     55.14                         0.250       0.017       0.000
9897228      $406,649.58     93.14   GD 6YR                0.250       0.017       0.483
9897352      $438,593.40     65.62                         0.250       0.017       0.108
9897399      $317,989.13     95.00                         0.250       0.017       0.733
9897452      $343,946.27     90.00                         0.250       0.017       0.358
9897576      $779,344.70     80.00                         0.250       0.017       0.608
9897995      $507,529.49     78.76                         0.250       0.017       0.108
9898086      $313,899.71     90.00           12            0.250       0.017       1.983
9898109      $363,436.81     75.00   GD 3YR                0.250       0.017       0.483
9898266      $376,000.00     80.00                         0.250       0.017       0.233
9898280      $471,123.34     80.00                         0.250       0.017       0.108
9898484      $389,500.00     95.00                         0.250       0.017       0.358
9898544      $549,514.74     87.30                         0.250       0.017       0.358
9898629      $307,703.26     80.00                         0.250       0.017       0.358
9898719      $474,527.13     66.94                         0.250       0.017       0.000
9898730      $497,179.17     90.00           12            0.250       0.017       0.000
9899304      $384,426.76     90.00           12            0.250       0.017       0.608
9899536      $328,000.00     80.00                         0.250       0.017       0.608
9899667      $313,709.17     88.83                         0.250       0.017       0.108
9899802      $364,270.21     80.00                         0.250       0.017       0.233
9899901      $562,678.36     80.00                         0.250       0.017       0.108
9900013      $355,670.27     79.11                         0.250       0.017       0.108
9900207      $313,722.96     80.00                         0.250       0.017       0.358
9900210      $571,200.00     80.00                         0.250       0.017       0.108
9900268      $598,758.10     75.09                         0.250       0.017       0.108
9900657      $337,216.45     90.00                         0.250       0.017       0.608
9901091      $686,563.51     80.00                         0.250       0.017       0.108
9902204      $475,548.35     80.00                         0.250       0.017       0.000
9902327      $598,701.41     55.85                         0.250       0.017       0.000
9902426      $399,698.00     79.99                         0.250       0.017       0.108
9902736      $397,648.85     80.00                         0.250       0.017       0.358
9902738      $447,147.61     80.00                         0.250       0.017       0.000
9902893      $701,600.00     80.00                         0.250       0.017       0.358
9902984      $354,308.16     72.45                         0.250       0.017       0.000
9902998      $500,000.00     78.74   GD 6YR                0.250       0.017       0.000
9903336      $450,000.00     61.22                         0.250       0.017       0.358
9903407      $389,638.78     50.01                         0.250       0.017       0.108
9903791      $339,440.98     87.18                         0.250       0.017       0.733
9904429      $659,431.75     80.00                         0.250       0.017       0.483
9904470      $350,000.00     59.32                         0.250       0.017       0.233
9904604      $329,416.08     68.75                         0.250       0.017       0.358
9904925      $300,734.43     72.36                         0.250       0.017       0.358
9905031      $304,211.08     70.00                         0.250       0.017       0.000
9905209      $375,651.74     80.00   GD 4YR                0.250       0.017       0.108
9905817      $389,275.64     73.58                         0.250       0.017       0.108
9906354      $399,629.52     73.39                         0.250       0.017       0.108
9906447      $340,032.00     90.00                         0.250       0.017       0.608
9906627      $326,125.78     80.00                         0.250       0.017       0.608
9906726      $339,100.55     80.00                         0.250       0.017       0.358
9906945      $879,204.47     80.00                         0.250       0.017       0.233
9907130      $384,660.32     79.38   GD 5YR                0.250       0.017       0.358
9907563      $446,059.62     90.00                         0.250       0.017       0.483
9907591      $339,707.26     62.73                         0.250       0.017       0.483
9907646      $437,600.00     80.00                         0.250       0.017       0.608
9907660      $337,500.00     63.98                         0.250       0.017       0.233
9907695      $350,000.00     70.00                         0.250       0.017       0.108
9907725      $416,495.79     80.00                         0.250       0.017       0.608
9907811      $347,707.63     80.00                         0.250       0.017       0.608
9907976      $349,691.20     40.09                         0.250       0.017       0.358
9908162      $479,586.72     80.00                         0.250       0.017       0.483
9908609      $373,154.06     90.00                         0.250       0.017       0.108
9908626      $581,295.02     90.00                         0.250       0.017       0.233
9909216      $392,000.00     80.00   GD 3YR                0.250       0.017       0.483
9909218      $311,920.00     80.00                         0.250       0.017       0.000
9909286      $308,750.00     95.00                         0.250       0.017       0.358
9909290      $338,936.58     44.53                         0.250       0.017       0.358
9909340      $400,000.00     61.54                         0.250       0.017       0.233
9909573      $463,590.62     80.00                         0.250       0.017       0.358
9909795      $494,563.27     70.41                         0.250       0.017       0.358
9910130      $575,516.09     80.00                         0.250       0.017       0.608
9910134      $503,586.87     80.00                         0.250       0.017       0.733
9910214      $650,000.00     88.74                         0.250       0.017       0.233
9910886      $359,331.35     80.00                         0.250       0.017       0.108
9911125      $403,302.36     80.00                         0.250       0.017       0.483
9911127      $429,601.73     58.11                         0.250       0.017       0.108
9911260      $359,200.00     80.00                         0.250       0.017       0.358
9911488      $341,283.61     80.00                         0.250       0.017       0.108
9911956      $329,715.88     49.63                         0.250       0.017       0.483
9911980      $366,660.08     65.89   GD 2YR                0.250       0.017       0.108
9913527      $439,621.17     80.00                         0.250       0.017       0.483
9913554      $428,808.26     79.99                         0.250       0.017       0.483
9914355      $559,900.00     73.68                         0.250       0.017       0.000
9914759      $633,500.00     70.00                         0.250       0.017       0.858
9915089      $373,000.00     78.86                         0.250       0.017       0.608
9915148      $861,757.40     75.00                         0.250       0.017       0.483
9915194      $386,000.00     80.00                         0.250       0.017       0.000
9915416      $419,629.44     70.00                         0.250       0.017       0.358
9915743      $359,650.08     80.00                         0.250       0.017       0.483
9915767      $369,681.43     76.94                         0.250       0.017       0.483
9915814      $387,640.63     80.00                         0.250       0.017       0.108
9916304      $550,000.00     62.50   GD 2YR                0.250       0.017       0.233
9917001      $372,000.00     80.00                         0.250       0.017       0.358
9917351      $628,942.00     80.00                         0.250       0.017       0.233
9917384      $513,157.80     80.00                         0.250       0.017       0.483
9917727      $365,000.00     85.88                         0.250       0.017       0.358
9917945      $359,687.50     91.14                         0.250       0.017       0.858
9919339      $345,709.31     88.72                         0.250       0.017       0.608
9920273      $655,406.96     80.00                         0.250       0.017       0.233
9920732      $603,034.37     80.00                         0.250       0.017       0.858
9921069      $312,723.84     86.23                         0.250       0.017       0.358
9921189      $344,000.00     80.00                         0.250       0.017       0.108
9921327      $737,600.00     80.00                         0.250       0.017       0.483
9921358      $497,181.95     80.00                         0.250       0.017       0.608
9921612      $704,393.01     79.66                         0.250       0.017       0.483
9921678      $575,727.00     74.22                         0.250       0.017       0.108
9921833      $323,740.90     80.00                         0.250       0.017       0.858
9922772      $379,639.44     80.00                         0.250       0.017       0.000
9923061      $339,677.39     49.28                         0.250       0.017       0.000
9923491      $350,000.00     92.13                         0.250       0.017       0.358
9923531      $436,500.00     90.00   GD 3YR                0.250       0.017       0.108
9923569      $499,569.50     68.03                         0.250       0.017       0.483
9923648      $335,717.71     80.00                         0.250       0.017       0.608
9923649      $359,666.56     78.26                         0.250       0.017       0.108
9923758      $356,850.00     90.00           11            0.250       0.017       0.608
9924890      $649,467.20     76.47                         0.250       0.017       0.733
9925524      $583,459.41     85.00           11            0.250       0.017       0.608
9925917      $375,120.00     80.00                         0.250       0.017       0.233
9926002      $499,000.00     66.09                         0.250       0.017       0.000
9927479      $449,602.97     62.07                         0.250       0.017       0.358
9927985      $432,000.00     80.00                         0.250       0.017       0.858
9929015      $347,700.37     80.00                         0.250       0.017       0.483
9929860      $425,634.14     60.00                         0.250       0.017       0.358
9930042      $500,000.00     76.92                         0.250       0.017       0.358
9931177      $349,000.00     93.73   GD 3YR                0.250       0.017       0.358
9931274      $415,363.16     95.00                         0.250       0.017       0.233
9931452      $374,926.91     95.00                         0.250       0.017       0.483
9931512      $350,000.00     52.32                         0.250       0.017       0.233
9931870      $304,000.00     80.00                         0.250       0.017       0.358
9931903      $393,300.00     95.00                         0.250       0.017       0.233
9932298      $380,000.00     60.33                         0.250       0.017       0.000
9932473      $759,361.51     80.00                         0.250       0.017       0.608
9932942      $308,750.00     95.00                         0.250       0.017       0.608
9933380      $320,000.00     80.00                         0.250       0.017       0.358
9933471      $359,682.38     80.00                         0.250       0.017       0.358
9934351      $483,677.49     66.92                         0.250       0.017       0.233
9934703      $599,831.00     80.00                         0.250       0.017       0.358
9936822      $749,288.37     58.37   GD 2YR                0.250       0.017       0.000
9941839      $584,000.00     80.00                         0.250       0.017       0.000
9942164      $676,000.00     80.00   GD 2YR                0.250       0.017       0.108
9942217      $392,000.00     80.00                         0.250       0.017       0.108
9945606      $442,434.80     89.86           12            0.250       0.017       0.000
9948540      $339,200.00     80.00                         0.250       0.017       0.000
9950079      $303,120.00     80.00                         0.250       0.017       0.233
9950597    $1,000,000.00     59.49   GD 3YR                0.250       0.017       0.000
9953040      $650,000.00     66.33                         0.250       0.017       0.358
9953245      $391,050.00     90.00           12            0.250       0.017       0.358
9955265      $387,200.00     80.00                         0.250       0.017       0.233
9956757      $468,000.00     80.00                         0.250       0.017       0.233
9956778      $584,000.00     80.00                         0.250       0.017       0.358
9957030      $452,000.00     80.00                         0.250       0.017       0.000
9958697      $380,000.00     75.10                         0.250       0.017       0.000
9958982      $600,000.00     63.69                         0.250       0.017       0.000
9959179      $700,000.00     46.67                         0.250       0.017       0.000
9959985      $400,000.00     76.19                         0.250       0.017       0.358
9960151      $331,550.00     95.00                         0.250       0.017       0.608
9960566      $525,535.92     80.00                         0.250       0.017       0.358
9961907      $368,000.00     80.00                         0.250       0.017       0.233
9963253      $592,000.00     80.00                         0.250       0.017       0.233
9964443      $329,188.00     90.00                         0.250       0.017       0.733
9972169      $980,000.00     70.00                         0.250       0.017       0.000

           $233,779,791.99


COUNT:                     531
WAC:               6.510547148
WAM:               357.3051442
WALTV:             77.06786675


                                  EXHIBIT F-2A

             [Schedule of Other Servicer Mortgage Loans in Group I]


WFMBS
WFMBS   2002-07 GROUP I LOANS EXHIBIT F-2A
30 YEAR NON RELOCATION LOANS


(i)          (ii)                                    (iii)     (iv)       (v)        (vi)       (vii)    (viii)
-----        -----------------------------------   --------  --------  --------   ----------  --------  ----------
                                                                          NET
MORTGAGE                                                     MORTGAGE  MORTGAGE     CURRENT   ORIGINAL  SCHEDULED
LOAN                                        ZIP    PROPERTY  INTEREST  INTEREST     MONTHLY    TERM TO  MATURITY
NUMBER       CITY                  STATE   CODE      TYPE      RATE      RATE       PAYMENT   MATURITY    DATE
--------     ------------------------------------------------------------------   ----------  --------  -----------
4287539      NIWOT                  CO     80501      PUD      7.375     6.500    $3,065.91      360    1-Jul-31
4291707      MCLEAN                 VA     22101      SFD      7.625     6.500    $3,284.17      360    1-Jul-31
4293598      ORLANDO                FL     32832      SFD      7.500     6.500    $2,888.11      360    1-Jul-31
4297483      SILVER SPRING          MD     20910      SFD      7.250     6.500    $3,001.58      360    1-Sep-31
4299284      RIVERSIDE              CA     92503      SFD      7.500     6.500    $2,816.09      360    1-Jul-31
4300515      SAN DIEGO              CA     92127      SFD      7.500     6.500    $2,578.71      360    1-Jul-31
4301097      GLENDALE               AZ     85308      PUD      7.500     6.500    $2,595.83      360    1-Jul-31
4308577      WESTON                 FL     33327      SFD      7.500     6.500    $2,363.35      360    1-Jul-31
4311381      SIERRA MADRE           CA     91024      SFD      7.625     6.500    $2,542.40      360    1-Jul-31
4312779      ATLANTA                GA     30327      SFD      7.500     6.500    $3,076.55      360    1-Jul-31
4313382      SUNNYVALE              TX     75182      SFD      7.125     6.500    $3,603.05      360    1-Sep-31
4316140      MERCER ISLAND          WA     98040      SFD      7.125     6.500    $2,694.87      360    1-Oct-31
4316462      SANDSTONE              MN     55072      SFD      7.750     6.500     $838.20       360    1-Sep-31
4331653      BROOKLYN               NY     11223      SFD      7.125     6.500    $4,379.17      360    1-Jan-32
4347794      STEVENSVILLE           MD     21666      SFD      7.500     6.500    $6,817.35      360    1-Sep-31
4347848      LAGUNA BEACH           CA     92651      SFD      7.750     6.500    $5,611.30      360    1-Aug-31
4348807      AUSTIN                 TX     78734      SFD      7.625     6.500    $2,760.40      360    1-Aug-31
4353317      GRAND BLANC            MI     48439      SFD      7.875     6.500    $4,350.42      360    1-Aug-31
4369489      BETHESDA               MD     20816      SFD      7.000     6.500    $3,512.80      360    1-Oct-31
4369538      COROLLA                NC     27927      SFD      7.000     6.500    $4,697.04      360    1-Nov-31
4380215      TULSA                  OK     74132      SFD      6.750     6.483    $3,485.49      360    1-Dec-31
4380332      BENTON                 LA     71006      SFD      7.000     6.500    $2,448.31      360    1-Jan-32
4394020      METAIRIE               LA     70003      SFD      7.125     6.500    $1,926.20      341    1-Apr-30
4426114      AGOURA HILLS           CA     91301      SFD      7.000     6.483    $3,293.25      360    1-Oct-31
4426403      VACAVILLE              CA     95688      SFD      7.250     6.500    $2,786.01      360    1-Oct-31
4426483      SAN JOSE               CA     95117      SFD      7.000     6.483    $3,033.78      360    1-Oct-31
4426558      SIMI VALLEY            CA     93065      SFD      7.375     6.500    $2,755.80      360    1-Oct-31
4426591      MALIBU                 CA     90265      SFD      7.250     6.500    $2,728.71      360    1-Oct-31
4426608      SHERMAN OAKS           CA     91423      SFD      7.000     6.483    $2,894.07      360    1-Oct-31
4426636      HERMOSA BEACH          CA     90254      LCO      7.000     6.483    $3,150.88      360    1-Oct-31
4426660      THOUSAND OAKS          CA     91320      SFD      7.375     6.500    $2,209.47      360    1-Oct-31
4426915      DANVILLE               CA     94526      SFD      7.375     6.500    $2,486.43      360    1-Oct-31
4427557      JUSTIN                 TX     76247      SFD      6.625     6.358    $2,550.27      360    1-Feb-32
4438936      THORTON                CO     80241      SFD      7.000     6.500    $2,280.90      342    1-Jun-30
4439101      NEW ORLEANS            LA     70122      SFD      6.875     6.500    $1,924.49      347    1-Nov-30
4440022      SAN CARLOS             CA     94070      SFD      6.625     6.358    $3,868.76      360    1-Dec-31
5982322      CROMWELL               MN     55726      SFD      7.000     6.500    $1,064.48      360    1-Dec-31
9868984      GREELEY                CO     80634      SFD      6.500     6.233    $3,318.36      360    1-Jan-32
9868998      BARTLESVILLE           OK     74006      SFD      6.875     6.500    $2,207.28      360    1-Dec-31
9873878      SANTA FE               NM     87501      SFD      7.125     6.500    $2,088.53      360    1-Jan-32
9885700      BETHESDA               MD     20817      SFD      7.125     6.500    $2,358.01      360    1-Jan-32
9889143      CINCINNATI             OH     45247      SFD      6.875     6.500    $1,964.22      360    1-Nov-31
9889951      STRATFORD              CT     06614      SFD      6.625     6.358    $2,561.25      360    1-Nov-31
9890028      INDIANAPOLIS           IN     46256      SFD      7.000     6.500    $2,516.13      300    1-Oct-26
9890061      LAKE ARROWHEAD         CA     92352      SFD      7.750     6.500    $3,123.56      360    1-Sep-31
9890094      CHICAGO                IL     60613      PUD      8.125     6.500    $3,148.19      360    1-Jul-31
9890119      MANHATTAN BEACH        CA     90266      SFD      7.625     6.500    $5,166.90      360    1-Sep-31
9891173      FAIRFAX                CA     94930      SFD      6.875     6.358    $2,463.49      360    1-Nov-31
9891194      LOS ANGELES            CA     91436      SFD      6.875     6.358    $2,068.34      360    1-Nov-31
9891269      LOS ANGELES            CA     91316      SFD      6.625     6.233    $2,612.47      360    1-Nov-31
9891300      GAITHERSBURG           MD     20882      SFD      6.875     6.358    $2,824.80      360    1-Nov-31
9891317      SIMI VALLEY            CA     93065      SFD      6.625     6.233    $2,305.12      360    1-Nov-31
9891414      LOS GATOS              CA     95032      SFD      6.750     6.233    $2,594.40      360    1-Nov-31
9891424      LOS ANGELES            CA     90025      SFD      6.750     6.233    $2,594.40      360    1-Nov-31
9891954      PLANO                  TX     75093      SFD      6.875     6.358    $3,232.10      360    1-Nov-31
9892140      DALLAS                 TX     75225      SFD      6.625     6.233    $2,510.02      360    1-Oct-31
9897473      ENGLEWOOD              CO     80111      SFD      7.875     6.500    $2,555.88      360    1-Aug-31
9897493      VIENNA                 VA     22180      SFD      7.375     6.500    $2,244.70      360    1-Sep-31
9897513      BARRINGTON             IL     60010      SFD      7.625     6.500    $2,654.23      360    1-Sep-31
9897539      ISSAQUAH               WA     98027      SFD      7.000     6.500    $2,528.15      360    1-Nov-31
9897564      GILROY                 CA     95020      SFD      7.375     6.500    $2,375.58      360    1-Jun-31
9897650      SUNNYVALE              CA     94087      SFD      7.250     6.500    $2,660.49      360    1-Nov-31
9897660      DUNWOODY               GA     30338      SFD      7.750     6.500    $2,278.19      360    1-Jul-31
9897792      BETHESDA               MD     20814      SFD      7.375     6.500    $2,429.45      360    1-Aug-31
9897812      FAIRFAX                VA     22031      SFD      7.625     6.500    $3,393.88      360    1-Jul-31
9897843      SALINAS                CA     93908      SFD      7.125     6.500    $2,930.68      360    1-Jun-31
9897854      JEFFERSON              GA     30549      SFD      7.875     6.500    $2,316.60      360    1-Oct-31
9897879      SAN JOSE               CA     95117      SFD      7.375     6.500    $2,624.57      360    1-Jul-31
9897900      GREAT FALLS            VA     22066      SFD      7.375     6.500    $2,849.04      360    1-Jun-31
9897917      NEWARK                 CA     94560      SFD      7.250     6.500    $2,046.53      360    1-Jul-31
9897935      SAN JOSE               CA     95119      SFD      7.500     6.500    $2,622.05      360    1-Aug-31
9897949      SAN RAMON              CA     94583      SFD      7.125     6.500    $3,274.27      360    1-Jun-31
9897963      SAN JOSE               CA     95128      SFD      6.875     6.500    $4,007.27      360    1-Jun-31
9898005      SAN DIEGO              CA     92130      SFD      7.500     6.500    $4,195.29      360    1-Aug-31
9898026      BALTIMORE              MD     21230      PUD      7.500     6.500    $2,239.59      360    1-Jul-31
9898043      BOZEMAN                MT     59715      SFD      7.500     6.500    $3,538.03      360    1-Jul-31
9898096      CASTRO VALLEY          CA     94546      SFD      6.875     6.358    $2,069.33      360    1-Nov-31
9898112      DUNN LORING            VA     22027      SFD      7.125     6.500    $3,449.44      360    1-Nov-31
9899509      LEBANON                TN     37090      SFD      7.250     6.500    $3,820.19      360    1-Oct-31
9899736      WASHINGTON             DC     20024      PUD      7.375     6.500    $2,401.48      360    1-Aug-31
9899831      ROCKVILLE              MD     20854      SFD      7.000     6.500    $2,095.70      360    1-Nov-31
9900650      BROOMFIELD             CO     80020      SFD      7.250     6.500     $952.32       360    1-Jan-32
9900956      BEAUMONT               TX     77706      SFD      6.750     6.483    $2,316.01      360    1-Dec-31
9905297      SAN FRANCISCO          CA     94122      MF2      6.625     6.233    $3,361.64      360    1-Dec-31
9905320      SAN JOSE               CA     95124      SFD      6.500     6.233    $2,149.03      360    1-Dec-31
9905389      THOUSAND OAKS          CA     91320      SFD      6.625     6.233    $2,154.01      360    1-Dec-31
9905407      BURBANK                CA     91504      SFD      7.125     6.500    $2,795.94      360    1-Dec-31
9905424      RANCHO PALOS VERDAS    CA     90275      SFD      6.625     6.233    $2,170.66      360    1-Dec-31
9905456      VILLA PARK             CA     92861      SFD      6.625     6.233    $2,945.43      360    1-Dec-31
9905475      AUSTIN                 TX     78738      SFD      7.250     6.500    $3,290.48      360    1-Oct-31
9905488      REDONDO BEACH          CA     90278      SFD      6.625     6.233    $2,522.83      360    1-Dec-31
9905530      SAINT MICHAELS         MD     21663      SFD      7.250     6.500    $3,069.80      360    1-Dec-31
9905579      LOS ANGELES            CA     91326      SFD      6.875     6.358    $2,502.90      360    1-Dec-31
9905700      DANVILLE               CA     94526      SFD      6.750     6.233    $2,594.40      360    1-Dec-31
9905755      SAN CLEMENTE           CA     92673      SFD      6.625     6.233    $2,673.89      360    1-Dec-31
9905776      SOUTH PASADENA         CA     91030      SFD      6.875     6.358    $3,889.02      360    1-Dec-31
9905791      SAN JOSE               CA     95136      SFD      6.875     6.358    $2,447.72      360    1-Dec-31
9905818      SAN FRANCISCO          CA     94127      SFD      6.625     6.233    $2,561.25      360    1-Dec-31
9905827      ARCADIA                CA     91006      SFD      6.625     6.233    $2,586.86      360    1-Dec-31
9905834      BERKELEY               CA     94707      SFD      6.875     6.358    $4,105.81      360    1-Dec-31
9905842      LOS ANGELES            CA     90019      SFD      6.625     6.233    $3,425.67      360    1-Dec-31
9905871      CLAYTON                CA     94517      SFD      6.500     6.233    $2,275.45      360    1-Dec-31
9905892      NEWHALL                CA     91321      SFD      6.125     5.858    $2,673.49      360    1-Dec-31
9905913      MANHATTAN BEACH        CA     90266      LCO      6.625     6.233    $2,689.31      360    1-Dec-31
9905924      THOUSAND OAKS          CA     91362      SFD      6.625     6.233    $2,612.47      360    1-Dec-31
9906290      NEW ORLEANS            LA     70116      SFD      7.000     6.500    $4,324.47      360    1-Feb-32
9906954      O FALLON               MO     63366      SFD      6.875     6.358    $2,167.87      360    1-Dec-31
9906968      SAN ANTONIO            TX     78259      SFD      6.500     6.233    $1,921.49      360    1-Dec-31
9915766      BAY ST. LOUIS          MS     39520      SFD      7.500     6.500    $2,753.23      356    1-Sep-31
9920966      NORWALK                CT     06850      SFD      6.750     6.483    $2,072.74      300    1-Nov-26
9921018      WEST OLIVE             MI     49460      SFD      7.000     6.500    $2,443.99      360    1-Nov-31
9921708      MUSTANG                OK     73064      SFD      7.000     6.500    $2,095.71      360    1-Nov-31
9921724      OMAHA                  NE     68136      SFD      7.000     6.500    $2,226.10      360    1-Dec-31
9921744      LAKE FOREST            IL     60045      SFD      8.000     6.500    $3,522.07      360    1-Dec-31
9921767      COLUMBIA               MO     65201      SFD      6.875     6.500    $2,213.85      360    1-Dec-31
9921786      FLOWER MOUND           TX     75028      SFD      6.750     6.483    $3,009.50      360    1-Nov-31
9921806      SPRING LAKE            MI     49456      SFD      6.750     6.483    $3,320.83      360    1-Dec-31
9921823      ALBUQUERQUE            NM     87114      SFD      6.875     6.500    $2,516.04      360    1-Dec-31
9921854      TEMECULA               CA     92592      SFD      7.625     6.500    $2,335.72      360    1-Dec-31
9921920      SUNRISE BEACH          MO     65079      SFD      6.750     6.483    $2,464.67      360    1-Nov-31
9921945      ROGERS                 AR     72756      SFD      7.000     6.500    $3,262.65      360    1-Nov-31
9921966      MONROE                 CT     06468      SFD      6.875     6.500    $2,575.17      360    1-Dec-31
9921986      PALISADES PARK         NJ     07650      MF2      7.750     6.500    $3,324.15      360    1-Dec-31
9921992      INDIANAPOLIS           IN     46256      SFD      7.250     6.500    $4,406.86      360    1-Oct-31
9922006      CLINTON TOWNSHIP       NJ     08809      SFD      6.750     6.483    $1,945.80      360    1-Dec-31
9922028      ROCKFORD               IL     61114      SFD      6.875     6.500    $2,606.69      360    1-Nov-31
9922063      NOBLESVILLE            IN     46060      SFD      6.875     6.500    $2,956.18      360    1-Dec-31
9922212      DENVER                 CO     80209      SFD      6.750     6.483    $1,961.36      360    1-Nov-31
9922225      SCARBOROUGH            ME     04074      SFD      6.875     6.500    $1,912.98      360    1-Nov-31
9922236      HOOVER                 AL     35226      SFD      6.875     6.500    $2,207.28      360    1-Dec-31
9922311      HARRISON               NY     10528      SFD      7.250     6.500    $3,151.66      360    1-Dec-31
9922316      MILLBRAE               CA     94030      LCO      7.000     6.500    $1,995.91      360    1-Nov-31
9922323      BUFFALO GROVE          IL     60089      SFD      7.250     6.500    $2,061.88      360    1-Dec-31
9922333      NEWTOWN                PA     18940      SFD      6.750     6.483    $4,099.14      360    1-Dec-31
9922340      JOPLIN                 MO     64804      SFD      6.750     6.483    $2,350.52      360    1-Dec-31
9922347      PITTSBURG              PA     15238      SFD      7.000     6.500    $1,995.91      360    1-Nov-31
9922882      LEESBURG               VA     20175      SFD      7.800     6.500    $2,771.50      360    1-Nov-31
9922896      ALEXANDRIA             VA     22314      SFD      7.450     6.500    $2,532.69      360    1-Nov-31
9924179      FAIRFAX STATION        VA     22039      SFD      6.750     6.483    $2,895.34      360    1-Dec-31
9924225      RICHMOND               VA     23220      SFD      6.750     6.483    $2,399.81      360    1-Dec-31
9935852      NEW ORLEANS            LA     70128      PUD      7.000     6.500    $2,030.32      333    1-Nov-29
9936855      SAN FRANCISCO          CA     94134      SFD      6.875     6.500    $2,253.27      360    1-Dec-31
9936864      SAN DIEGO              CA     92128      SFD      6.875     6.500    $2,317.64      360    1-Dec-31
9936865      SAN FRANCISCO          CA     94121      SFD      6.625     6.358    $2,119.43      360    1-Dec-31
9936874      SAN JOSE               CA     95124      SFD      6.875     6.500    $2,781.44      360    1-Dec-31
9936882      SAN DIEGO              CA     92107      SFD      6.750     6.483    $3,003.01      360    1-Dec-31
9936885      LA HONDA               CA     94020      SFD      6.875     6.500    $2,533.12      360    1-Dec-31
9936886      IRVINE                 CA     92620      SFD      6.875     6.500    $2,653.99      360    1-Dec-31
9936887      PALO ALTO              CA     94303      SFD      7.000     6.500    $3,812.18      360    1-Dec-31
9936894      FALLBROOK              CA     92028      SFD      6.875     6.500    $3,458.73      360    1-Dec-31
9936895      PLACENTIA              CA     92870      SFD      6.875     6.500    $2,259.84      360    1-Dec-31
9936958      SUNNYVALE              CA     94087      SFD      7.125     6.500    $3,705.45      360    1-Dec-31
9936969      RANCHO PALOS VERDAS    CA     90275      SFD      6.750     6.483    $2,185.78      360    1-Dec-31
9936971      MENIFEE                CA     92584      PUD      6.875     6.500    $2,680.27      360    1-Dec-31
9936973      CAMARILLO              CA     93010      SFD      6.875     6.500    $2,181.00      360    1-Dec-31
9936980      LAKE OSWEGO            OR     97034      SFD      6.750     6.483    $3,735.93      360    1-Dec-31
9936983      TRACY                  CA     95376      SFD      6.750     6.483    $2,231.18      360    1-Dec-31
9936989      NEWPORT BEACH          CA     92660      SFD      6.750     6.483    $6,485.98      360    1-Dec-31
9936990      GLENDALE               CA     91206      SFD      6.500     6.233    $2,907.51      360    1-Dec-31
9936994      LIVERMORE              CA     94550      SFD      7.375     6.500    $3,059.00      360    1-Dec-31
9936999      NOVATO                 CA     94949      SFD      6.750     6.483    $3,859.16      360    1-Dec-31
9937005      OCEANSIDE              CA     92056      SFD      6.750     6.483    $2,075.51      360    1-Dec-31
9937006      SAN FRANCISCO          CA     94121      SFD      6.875     6.500    $2,315.67      360    1-Dec-31
9937008      SAN MATEO              CA     94404      SFD      6.750     6.483    $2,315.50      360    1-Dec-31
9937015      LA MESA                CA     91941      SFD      6.750     6.483    $2,594.39      360    1-Dec-31
9937016      REDWOOD CITY           CA     94063      SFD      7.375     6.500    $2,517.51      360    1-Dec-31
9937021      DANA POINT             CA     92629      SFD      6.875     6.500    $2,713.12      360    1-Dec-31
9937026      CHULA VISTA            CA     91913      PUD      6.750     6.483    $2,200.04      360    1-Dec-31
9937027      BILLERICA              MA     01821      SFD      6.625     6.358    $2,202.67      360    1-Dec-31
9937030      SCOTTS VALLEY          CA     95066      SFD      6.625     6.358    $3,169.54      360    1-Dec-31
9937038      HERCULES               CA     94547      PUD      6.875     6.500    $2,068.67      360    1-Dec-31
9937039      MILLERSVILLE           MD     21108      PUD      6.750     6.483    $2,487.91      240    1-Dec-21
9937047      WALNUT CREEK           CA     94598      SFD      7.000     6.500    $2,927.33      360    1-Dec-31
9937053      ARNOLD                 MD     21012      PUD      6.750     6.483    $2,954.36      360    1-Dec-31
9937060      GILROY                 CA     95020      SFD      6.500     6.233    $3,792.41      360    1-Dec-31
9937065      SAN MARCOS             CA     92069      SFD      7.000     6.500     $997.95       360    1-Dec-31
9937066      RIVERSIDE              CA     92501      SFD      7.250     6.500    $1,019.17      360    1-Dec-31
9937074      PLEASANTON             CA     94588      SFD      7.125     6.500    $2,471.87      360    1-Dec-31
9937079      SANTA ANA              CA     92705      SFD      6.625     6.358    $2,305.12      360    1-Dec-31
9937081      DAVIS                  CA     95616      SFD      6.750     6.483    $2,114.43      360    1-Dec-31
9937093      SAN CARLOS             CA     94070      SFD      7.125     6.500    $3,368.59      360    1-Dec-31
9937096      COTO DE CAZA           CA     93679      SFD      7.125     6.500    $2,324.33      360    1-Dec-31
9937103      CARLSBAD               CA     92009      SFD      6.875     6.500    $2,627.72      360    1-Dec-31
9937117      DOVE CANYON            CA     92679      SFD      6.750     6.483    $2,561.96      360    1-Dec-31
9937118      LOS ALAMITOS           CA     90720      SFD      6.500     6.233    $3,160.34      360    1-Dec-31
9937122      CARLSBAD               CA     92009      SFD      6.875     6.500    $2,943.04      360    1-Dec-31
9937133      CHULA VISTA            CA     91910      SFD      6.625     6.358    $2,561.24      360    1-Dec-31
9937136      RIVERSIDE              CA     92506      SFD      6.500     6.233    $2,174.31      360    1-Dec-31
9937138      ELK GROVE              CA     95758      SFD      6.750     6.483    $1,070.19      360    1-Dec-31
9937149      OCCIDENTAL             CA     95465      SFD      6.500     6.233    $3,141.38      360    1-Dec-31
9937151      CARLSBAD               CA     92009      SFD      6.500     6.233    $2,822.18      360    1-Dec-31
9937153      LIVERMORE              CA     94550      SFD      6.875     6.500    $3,601.61      360    1-Dec-31
9937160      PALO ALTO              CA     94301      SFD      6.625     6.358    $2,727.72      360    1-Dec-31
9937162      LAFAYETTE              CA     94549      SFD      6.250     5.983    $2,216.27      360    1-Dec-31
9937173      LEESBURG               VA     20176      SFD      6.750     6.483    $2,993.28      360    1-Dec-31
9937189      SAN JOSE               CA     95121      SFD      6.875     6.500    $2,023.34      360    1-Dec-31
9937205      SAN DIEGO              CA     92130      SFD      6.750     6.483    $2,626.82      360    1-Dec-31
9937214      SAN DIEGO              CA     92131      SFD      6.875     6.500    $2,364.94      360    1-Dec-31
9937228      SANTA CLARA            CA     95051      SFD      6.875     6.500    $2,831.36      360    1-Dec-31
9937236      SAN JOSE               CA     95116      SFD      6.750     6.483    $2,075.51      360    1-Dec-31
9937292      LORTON                 VA     22079      SFD      6.750     6.483    $2,620.34      360    1-Dec-31
9937304      SOUTH SAN FRANCISO     CA     94080      SFD      6.875     6.500    $2,535.75      360    1-Dec-31
9937321      TRABUCO CANYON         CA     92679      SFD      6.875     6.500    $2,364.94      360    1-Dec-31
9937347      CEDAR HILLS            UT     84062      SFD      7.000     6.500    $2,607.99      360    1-Dec-31
9937374      CARLSBAD               CA     92009      SFD      6.750     6.483    $2,179.29      360    1-Dec-31
9937397      BOXFORD                MA     01921      SFD      6.875     6.500    $2,627.72      360    1-Dec-31
9937421      LADERA RANCH           CA     92694      PUD      6.750     6.483    $2,227.93      360    1-Dec-31
9937432      BLOWING ROCK           NC     28605      SFD      7.125     6.500    $6,063.47      360    1-Dec-31
9937479      WALNUT CREEK           CA     94596      SFD      6.750     6.483    $2,587.91      360    1-Dec-31
9937489      LUTHERVILLE            MD     21093      SFD      6.750     6.483    $5,269.86      360    1-Nov-31
9937505      SAN FRANCISCO          CA     94134      SFD      7.250     6.500    $2,145.45      360    1-Oct-31
9937506      FREMONT                CA     94555      SFD      6.875     6.500    $2,299.25      360    1-Dec-31
9937513      LONDONBERRY            NH     03053      SFD      7.125     6.500    $2,209.80      360    1-Oct-31
9937525      SANTA ROSA             CA     95405      SFD      6.750     6.483    $3,242.99      360    1-Dec-31
9937527      REEDVILLE              VA     22539      SFD      6.875     6.500    $2,950.60      360    1-Nov-31
9937529      MAHWAH                 NJ     07430      LCO      7.250     6.500    $2,471.19      360    1-Nov-31
9937548      HUNTINGTON BEACH       CA     92647      SFD      6.500     6.233    $2,161.67      360    1-Dec-31
9937550      COEUR D'ALENE          ID     83814      SFD      6.750     6.483    $2,594.39      360    1-Nov-31
9937588      BIRMINGHAN             AL     35223      SFD      6.750     6.483    $6,485.98      360    1-Oct-31
9937589      PERRIS                 CA     92570      SFD      6.875     6.500    $1,551.99      360    1-Dec-31
9937610      BLUE BELL              PA     19422      SFD      6.375     6.108    $2,589.06      360    1-Oct-31
9937612      GAITHERSBURG           MD     20882      SFD      6.750     6.483    $2,453.63      360    1-Nov-31
9937620      LOS ANGELES            CA     90004      SFD      6.875     6.500    $2,462.83      360    1-Dec-31
9937637      VIRGINIA BEACH         VA     23451      HCO      6.875     6.500    $2,906.92      360    1-Nov-31
9937638      VALLEY CENTER          CA     92082      SFD      6.625     6.358    $2,049.00      360    1-Nov-31
9937639      LA JOLLA               CA     92037      SFD      6.500     6.233    $2,585.16      360    1-Dec-31
9937663      MILPITAS               CA     95035      SFD      6.500     6.233    $1,959.41      360    1-Dec-31
9937684      SAN DIEGO              CA     92122      SFD      6.875     6.500    $2,312.39      360    1-Dec-31
9937721      SAN FRANCISCO          CA     94132      SFD      7.500     6.500    $1,989.27      360    1-Dec-31
9937755      OAKLAND                CA     94605      SFD      7.000     6.500     $914.79       360    1-Dec-31
9937788      REDLANDS               CA     92373      SFD      7.250     6.500    $4,024.84      360    1-Dec-31
9937799      FREMONT                CA     94536      SFD      6.875     6.500    $3,153.26      360    1-Dec-31
9937830      PASO ROBLES            CA     93446      SFD      6.625     6.358    $2,484.41      360    1-Dec-31
9938642      BOZEMAN                MT     59715      SFD      6.875     6.500     $945.98       360    1-Dec-31
9938671      KANSAS CITY            MO     64151      PUD      6.875     6.500    $2,364.94      360    1-Dec-31
9938697      PAYSON                 AZ     85541      PUD      6.625     6.358    $2,689.31      360    1-Dec-31
9938743      GREAT FALLS            VA     22066      SFD      6.625     6.358    $4,149.22      360    1-Dec-31
9938762      FAIRFAX                VA     22033      PUD      7.250     6.500    $3,658.17      360    1-Nov-31
9938787      CANYON COUNTRY         CA     91351      SFD      7.250     6.500    $2,459.18      348    1-Dec-30
9938805      SAN CLEMENTE           CA     92673      SFD      6.875     6.500    $2,460.20      360    1-Dec-31
9938818      HENDERSON              NV     89052      PUD      6.750     6.483    $4,086.17      360    1-Dec-31
9938840      EAGAN                  MN     55123      SFD      6.750     6.483    $2,075.51      360    1-Dec-31
9938842      LAYTONSVILLE           MD     20882      SFD      6.875     6.500    $2,489.76      360    1-Dec-31
9938846      WALDORF                MD     20603      PUD      6.750     6.483    $1,971.74      360    1-Dec-31
9938852      NEWTON HIGHLANDS       MA     02461      SFD      6.875     6.500    $2,975.89      360    1-Dec-31
9938856      WOODBRIDGE             NJ     07067      SFD      7.500     6.500    $2,296.92      360    1-Dec-31
9938865      HAYMARKET              VA     20169      PUD      6.625     6.358    $2,241.09      360    1-Nov-31
9938869      MESA                   AZ     85213      PUD      6.875     6.500    $2,108.75      360    1-Dec-31
9938877      WESTERVILLE            OH     43082      SFD      6.750     6.483    $2,334.96      360    1-Dec-31
9938884      LEESBURG               VA     20175      PUD      6.750     6.483    $2,659.26      360    1-Dec-31
9938888      MCLEAN                 VA     22101      SFD      6.625     6.358    $2,100.23      360    1-Dec-31
9938937      FREMONT                CA     94536      SFD      7.000     6.500    $2,062.44      360    1-Dec-31
9938948      CHERRY VALLEY          CA     92223      SFD      7.250     6.500    $2,182.96      360    1-Dec-31
9938959      CORONA                 CA     92882      SFD      6.875     6.500    $3,613.11      360    1-Dec-31
9938965      LA JOLLA               CA     92037      SFD      6.875     6.500    $3,810.19      360    1-Dec-31
9938970      PLEASANTON             CA     94566      PUD      7.125     6.500    $2,551.71      360    1-Dec-31
9938980      SALINAS                CA     93908      SFD      6.750     6.483    $2,305.77      360    1-Dec-31
9938981      OAK PARK               IL     60302      SFD      6.875     6.500    $2,443.78      360    1-Dec-31
9938990      SAN BRUNO              CA     94066      SFD      6.375     6.108    $2,401.90      360    1-Dec-31
9938997      ORCHARD LAKE           MI     48324      SFD      6.875     6.500    $2,678.30      360    1-Dec-31
9939003      EL SOBRANTE            CA     94803      SFD      6.875     6.500    $1,445.24      360    1-Dec-31
9939013      SOUTHLAKE              TX     76092      PUD      6.750     6.483    $2,283.07      360    1-Dec-31
9939020      MONKTON                MD     21111      SFD      6.625     6.358    $1,997.77      360    1-Dec-31
9939030      PALATINE               IL     60067      SFD      6.750     6.483    $2,091.73      360    1-Dec-31
9939038      LODI                   CA     95242      SFD      6.625     6.358    $4,033.96      360    1-Dec-31
9939048      MEQUON                 WI     53092      SFD      6.750     6.483    $2,918.70      360    1-Dec-31
9939053      ANTIOCH                CA     94509      SFD      6.875     6.500    $2,013.49      360    1-Dec-31
9939057      ROCKVILLE              MD     20853      SFD      6.750     6.483    $2,594.40      360    1-Dec-31
9939068      RANCHO SANTA FE        CA     92067      PUD      6.625     6.358    $3,271.35      360    1-Dec-31
9939076      COLUMBUS               OH     43221      SFD      6.875     6.500    $2,943.04      360    1-Dec-31
9939085      SEATTLE                WA     98144      SFD      6.750     6.483    $3,242.99      360    1-Dec-31
9939092      THORTON                CO     80241      PUD      6.750     6.483    $2,429.00      360    1-Dec-31
9939112      IRVINE                 CA     92620      LCO      6.625     6.358    $2,333.94      360    1-Dec-31
9939114      SAN DIEGO              CA     92130      SFD      6.750     6.483    $3,800.78      360    1-Jan-32
9939135      BEN LEMOND             CA     95005      SFD      6.625     6.358    $2,145.04      360    1-Dec-31
9939152      RIPON                  CA     95366      SFD      7.250     6.500    $2,319.40      360    1-Dec-31
9939164      PLEASANT HILL          CA     94523      SFD      7.000     6.500    $2,120.32      360    1-Dec-31
9939185      WATERTOWN              CT     06795      SFD      7.375     6.500     $690.68       360    1-Dec-31
9939192      ANNAPOLIS              MD     21401      SFD      6.750     6.483    $2,360.90      360    1-Dec-31
9939261      SAN DIEGO              CA     92130      PUD      6.875     6.500    $2,857.64      360    1-Dec-31
9939288      CHEVY CHASE            MD     20815      SFD      6.625     6.358    $2,267.82      360    1-Dec-31
9939313      SANTA CRUZ             CA     95062      SFD      6.625     6.358    $2,977.45      360    1-Dec-31
9939337      CHEVY CHASE            MD     20815      SFD      7.500     6.500    $4,544.89      360    1-Dec-31
9939351      VIENNA                 VA     22182      SFD      6.625     6.358    $2,081.01      360    1-Dec-31
9939366      VIRGINIA BEACH         VA     23454      SFD      6.625     6.358    $2,817.37      360    1-Dec-31
9939388      BERKELEY               CA     94706      SFD      7.125     6.500    $2,180.15      360    1-Dec-31
9942586      BERMUDA RUN            NC     27006      SFD      7.125     6.500    $2,440.55      360    1-Nov-31
9942610      VERO BEACH             FL     32967      SFD      7.500     6.500    $5,418.91      360    1-Oct-31
9942678      COLORADO SPRINGS       CO     80919      SFD      7.125     6.500    $2,479.29      360    1-Oct-31
9942707      WEEMS                  VA     22576      SFD      6.750     6.483    $2,315.50      360    1-Nov-31
9942776      CANTON                 OH     44718      SFD      7.125     6.500    $5,052.89      360    1-Nov-31
9942818      NEWTON                 MA     02459      SFD      7.250     6.500    $2,285.29      360    1-Nov-31
9942855      COLUMBIA               SC     29205      SFD      6.875     6.500    $2,299.25      360    1-Nov-31
9942888      SUWANEE                GA     30024      SFD      7.000     6.500    $2,544.79      360    1-Nov-31
9942947      AMISSVILLE             VA     20108      SFD      7.250     6.500    $2,326.23      360    1-Oct-31
9942985      GLENVIEW               IL     60025      SFD      7.375     6.500    $2,631.48      360    1-Oct-31
9943024      MARTINEZ               CA     94553      SFD      6.750     6.483    $2,553.86      360    1-Nov-31
9943034      BETHANY BEACH          DE     19930      SFD      6.875     6.500    $2,890.49      360    1-Nov-31
9943063      ATLANTA                GA     30342      SFD      7.500     6.500    $6,025.83      360    1-May-31
9943076      LEXINGTON              SC     29072      PUD      6.625     6.358    $2,241.09      360    1-Dec-31
9943090      CARLSBAD               CA     92009      SFD      6.625     6.358    $2,689.31      360    1-Nov-31
9943118      BAINBRIDGE ISLAND      WA     98110      SFD      7.000     6.500    $3,424.98      360    1-Oct-31
9943158      SAN DIEGO              CA     92129      SFD      7.375     6.500    $2,210.17      360    1-Nov-31
9943191      SHELTON                CT     06484      SFD      6.750     6.483    $2,172.81      360    1-Nov-31
9943240      SILVER SPRING          MD     20904      SFD      6.875     6.500    $2,627.72      360    1-Nov-31
9946770      KENNER                 LA     70065      SFD      7.125     6.500    $2,214.33      314    1-Apr-28
9948772      VIRGINIA BEACH         VA     23451      SFD      6.750     6.483    $2,174.10      360    1-Dec-31
9948804      MESA                   AZ     85205      SFD      6.750     6.483    $2,918.69      360    1-Dec-31
9948850      TRACY                  CA     95377      SFD      6.750     6.483    $2,191.61      360    1-Dec-31
9948894      SHOW LOW               AZ     85901      SFD      6.750     6.483    $2,860.32      360    1-Dec-31
9953131      HUNTINGTON BEACH       CA     92649      SFD      6.625     6.358    $2,593.26      360    1-Dec-31
9953199      WHEATON                IL     60187      SFD      6.875     6.500    $3,119.76      360    1-Dec-31
9953211      HERNDON                VA     20171      PUD      6.875     6.500    $1,970.79      360    1-Dec-31
9953217      CLOVERDALE             CA     95425      SFD      6.875     6.500    $2,135.02      360    1-Dec-31
9953226      SANTA CLARITA          CA     91355      SFD      6.375     6.108    $3,412.57      360    1-Dec-31
9953249      MEDWAY                 MA     02053      SFD      7.000     6.500    $2,162.24      360    1-Dec-31
9953250      MILTON                 MA     02186      SFD      6.750     6.483    $3,632.15      360    1-Nov-31
9953268      GLENWOOD               IA     51534      SFD      7.625     6.500    $1,041.88      360    1-Dec-31
9953278      LAKE FOREST            IL     60045      SFD      6.875     6.500    $3,448.88      360    1-Dec-31
9953289      SOUTH DAYTONA          FL     32119      SFD      7.125     6.500    $2,465.82      360    1-Dec-31
9953290      EDGEWATER              MD     21037      SFD      7.125     6.500    $2,108.74      360    1-Dec-31
9953295      HAYMARKET              VA     20169      PUD      6.750     6.483    $2,286.31      360    1-Nov-31
9953329      HIGLEY                 AZ     85236      SFD      6.875     6.500    $2,098.73      360    1-Dec-31
9953339      SANTA ANA              CA     92705      SFD      6.500     6.233    $2,212.24      360    1-Dec-31
9953340      PIKESVILLE             MD     21208      PUD      6.750     6.483    $2,532.78      360    1-Dec-31
9953348      DOWNEY                 CA     90240      SFD      6.750     6.483    $2,558.72      360    1-Dec-31
9953359      PICKERINGTON           OH     43147      SFD      6.750     6.483    $2,263.61      360    1-Dec-31
9953360      SPRINGFIELD            VA     22153      PUD      6.875     6.500    $2,217.79      360    1-Nov-31
9953372      ELLICOTT CITY          MD     21043      SFD      7.000     6.500    $2,048.80      360    1-Dec-31
9953386      SOUTHLAKE              TX     76092      PUD      6.875     6.500    $2,588.30      360    1-Dec-31
9953392      ARNOLD                 MD     21012      SFD      6.625     6.358    $2,445.99      360    1-Dec-31
9953413      ROCKVILLE              MD     20850      PUD      6.750     6.483    $2,448.46      360    1-Nov-31
9953415      OCONOMOWOC             WI     53066      SFD      6.875     6.500    $2,026.63      360    1-Dec-31
9953436      RICHBORO               PA     18954      SFD      6.875     6.500    $2,102.18      360    1-Dec-31
9953448      SCOTTSDALE             AZ     85259      SFD      6.875     6.500    $2,502.90      360    1-Dec-31
9953471      LADERA RANCH           CA     92694      SFD      6.625     6.358    $2,935.19      360    1-Dec-31
9953487      LAKEWOOD               CO     80215      SFD      7.125     6.500    $2,539.92      360    1-Dec-31
9953503      DEEPHAVEN              MN     55331      SFD      6.875     6.500    $3,366.44      360    1-Dec-31
9953517      DENVER                 CO     80206      SFD      6.750     6.483    $2,166.32      360    1-Dec-31
9953534      CRAWFORD               TX     76638      SFD      6.875     6.500    $2,351.81      360    1-Dec-31
9953553      TRUCKEE                CA     96161      SFD      6.875     6.500    $2,148.16      360    1-Dec-31
9953561      FLOWER MOUND           TX     75028      SFD      7.000     6.500    $4,005.12      360    1-Dec-31
9953588      INDIANAPOLIS           IN     46208      SFD      6.750     6.483    $2,471.19      240    1-Dec-21
9953594      LEXINGTON              MA     02420      MF2      7.000     6.500    $2,411.72      360    1-Dec-31
9953609      FORT WASHINGTON        MD     20744      SFD      6.875     6.500    $2,246.70      360    1-Dec-31
9953617      CROFTON                MD     21114      PUD      6.875     6.500    $2,043.05      360    1-Dec-31
9953620      WINONA LAKE            IN     46590      SFD      6.750     6.483    $2,017.15      360    1-Dec-31
9953632      SOUTH RIDING           VA     20152      SFD      7.000     6.500    $2,528.15      360    1-Dec-31
9953642      SIMI VALLEY            CA     93065      PUD      6.500     6.233    $2,300.73      360    1-Dec-31
9953644      IRVINE                 CA     92620      LCO      6.625     6.358    $2,294.24      360    1-Dec-31
9953680      CENTREVILLE            VA     20120      SFD      6.875     6.500    $2,286.11      360    1-Dec-31
9953683      SHAKER HTS             OH     44122      SFD      6.625     6.358    $2,810.97      360    1-Dec-31
9953698      WATERFORD              MI     48328      SFD      6.750     6.483    $3,054.90      360    1-Dec-31
9953714      ANTIOCH                CA     94509      SFD      6.750     6.483    $2,610.61      360    1-Dec-31
9953730      LANCASTER              OH     43130      SFD      6.750     6.483    $2,594.40      360    1-Dec-31
9953740      PARADISE VALLEY        AZ     85253      SFD      6.875     6.500    $3,100.71      360    1-Dec-31
9953747      LORTON                 VA     22079      SFD      6.875     6.500    $2,488.78      360    1-Dec-31
9953777      DAYTON                 MN     55327      SFD      7.000     6.500    $2,244.07      360    1-Nov-31
9953788      LOOMIS                 CA     95650      PUD      7.125     6.500    $3,174.90      360    1-Dec-31
9953796      CHANTILLY              VA     20152      SFD      6.750     6.483    $2,205.23      360    1-Dec-31
9953808      DENVER                 CO     80218      SFD      6.750     6.483    $2,659.26      360    1-Dec-31
9953817      NEWBURYPORT            MA     01950      SFD      7.250     6.500    $2,646.85      360    1-Nov-31
9953834      ANTIOCH                CA     94509      SFD      6.875     6.500    $2,411.07      360    1-Dec-31
9953853      EDISON                 NJ     08820      SFD      6.750     6.483    $3,424.60      360    1-Dec-31
9953859      REDMOND                WA     98052      SFD      6.750     6.483    $2,120.92      360    1-Dec-31
9953881      UNIVERSITY PARK        TX     75205      SFD      6.750     6.483    $3,052.96      360    1-Dec-31
9953906      FALLS CHURCH           VA     22046      SFD      6.750     6.483    $2,909.62      360    1-Dec-31
9953951      OAKTON                 VA     22094      SFD      6.625     6.358    $3,201.55      360    1-Dec-31
9953993      MISSION VIEJO          CA     92692      SFD      6.625     6.358    $2,945.44      360    1-Dec-31
9954007      BETHESDA               MD     20816      SFD      6.750     6.483    $3,233.27      360    1-Dec-31
9954112      TULSA                  OK     74136      SFD      7.125     6.500    $3,126.05      360    1-Oct-31
9954127      SAN MARTIN             CA     95046      SFD      6.625     6.358    $2,983.85      360    1-Oct-31
9954134      SEATTLE                WA     98118      SFD      7.000     6.500    $2,519.51      360    1-Nov-31
9954139      PINECREST              FL     33156      SFD      6.875     6.500    $3,202.53      360    1-Nov-31
9954176      SAN DIEGO              CA     92124      SFD      7.000     6.500    $2,162.24      360    1-Oct-31
9954181      LA JOLLA               CA     92037      SFD      6.750     6.483    $3,781.33      360    1-Nov-31
9954192      WILMETTE               IL     60091      SFD      6.875     6.500    $3,245.23      360    1-Dec-31
9954199      BIRMINGHAM             AL     35243      SFD      7.000     6.500    $2,980.56      360    1-Oct-31
9954204      ST LOUIS               MO     63131      SFD      6.875     6.500    $3,238.66      360    1-Nov-31
9954216      FALLS CHURCH           VA     22046      PUD      7.125     6.500    $2,658.50      360    1-Oct-31
9954223      HOCKESSIN              DE     19707      SFD      6.125     5.858    $2,579.31      360    1-Nov-31
9954227      ROCKVILLE              MD     20850      SFD      7.250     6.500    $4,283.39      360    1-Oct-31
9954237      CROWNSVILLE            MD     21032      PUD      7.000     6.500    $3,126.93      360    1-Oct-31
9954256      SAN JOSE               CA     95121      SFD      7.000     6.500    $2,262.03      360    1-Oct-31
9954272      STREAMWOOD             IL     60107      SFD      7.250     6.500    $2,353.68      360    1-Oct-31
9954273      EDGEWATER              MD     21037      SFD      6.875     6.500    $2,726.26      360    1-Nov-31
9954283      NASHVILLE              TN     37215      SFD      6.875     6.500    $3,839.75      360    1-Nov-31
9954287      MERCER ISLAND          WA     98040      SFD      6.750     6.483    $2,581.43      360    1-Nov-31
9954291      GREAT FALLS            VA     22066      SFD      7.000     6.500    $3,326.52      360    1-Oct-31
9954298      PRESCOTT               AZ     86303      SFD      7.250     6.500    $2,107.92      360    1-Nov-31
9954303      COLORADO SPRINGS       CO     80908      SFD      7.375     6.500    $2,512.34      360    1-Jun-31
9954304      SAINT LOUIS            MO     63127      SFD      7.000     6.500    $2,262.03      360    1-Nov-31
9954309      DEXTER                 MI     48130      LCO      6.500     6.233    $3,176.15      360    1-Nov-31
9954316      NATICK                 MA     01760      SFD      7.000     6.500    $3,659.17      360    1-Dec-31
9954320      BRENTWOOD              TN     37027      SFD      6.500     6.233    $2,209.08      360    1-Nov-31
9954325      SPRINGFIELD            OR     97477      SFD      6.750     6.483    $2,672.22      360    1-Nov-31
9954327      TOWSON                 MD     21204      SFD      6.625     6.358    $2,202.68      360    1-Nov-31
9954332      PLYMOUTH               MI     48170      SFD      7.125     6.500    $2,128.95      360    1-Dec-31
9954336      WASHINGTON             MI     48094      SFD      7.750     6.500    $2,546.85      360    1-Nov-31
9954341      ROCKVILLE              MD     20852      SFD      7.125     6.500    $3,417.10      360    1-Oct-31
9954355      LYNNFIELD              MA     01940      SFD      7.000     6.500    $2,341.86      360    1-Nov-31
9954362      CRYSTAL LAKE           IL     60014      SFD      7.250     6.500    $2,346.69      360    1-Oct-31
9954368      IRVINE                 CA     92620      SFD      7.125     6.500    $3,112.58      360    1-Nov-31
9954373      KENNESAW               GA     30152      SFD      6.875     6.500    $2,125.96      360    1-Nov-31
9954382      CHEVY CHASE            MD     20815      SFD      6.750     6.483    $2,886.27      360    1-Nov-31
9954383      BROAD RUN              VA     20137      SFD      7.000     6.500    $2,993.87      360    1-Sep-31
9954400      LAFAYETTE HILL         PA     19444      SFD      6.875     6.500    $2,043.05      360    1-Nov-31
9954411      CRYSTAL LAKE           IL     60014      SFD      7.000     6.500    $2,062.44      360    1-Dec-31
9954416      SAN JOSE               CA     95118      SFD      6.875     6.500    $2,023.35      360    1-Dec-31
9954422      GOLDEN                 CO     80401      SFD      7.125     6.500    $2,418.65      360    1-Nov-31
9954432      LONG BEACH             CA     90807      SFD      7.125     6.500    $2,492.76      360    1-Nov-31
9954440      PHOENIX                AZ     85048      SFD      7.000     6.500    $2,162.23      360    1-Nov-31
9954470      KEY BISCAYNE           FL     33149      SFD      7.125     6.500    $4,379.17      360    1-Jun-31
9954477      SEMINOLE               FL     33772      SFD      6.875     6.500    $2,962.75      360    1-Nov-31
9954490      DANVILLE               CA     94526      SFD      6.750     6.483    $2,983.56      360    1-Nov-31
9954496      SOUTH ELGIN            IL     60177      SFD      6.875     6.500    $2,190.86      360    1-Nov-31
9954500      HOLLISTER              CA     95023      SFD      7.250     6.500    $2,926.54      360    1-Oct-31
9954511      MIAMI                  FL     33133      SFD      7.125     6.500    $4,379.17      360    1-Nov-31
9954588      LEXINGTON              MA     02421      SFD      6.500     6.233    $2,463.33      360    1-Nov-31
9954589      ARNOLD                 MD     21012      SFD      7.125     6.500    $3,368.60      360    1-Nov-31
9954590      EDGEWATER              MD     21037      SFD      6.750     6.483    $3,060.09      360    1-Nov-31
9954592      FALLS CHURCH           VA     22046      SFD      7.250     6.500    $2,353.51      360    1-Sep-31
9954593      GRASONVILLE            MD     21638      SFD      7.000     6.500    $3,528.77      360    1-Nov-31
9954596      DOYLESTOWN             PA     18901      SFD      6.875     6.500    $2,167.87      360    1-Nov-31
9954597      NEWTOWN                MA     02458      SFD      7.000     6.500    $2,814.23      360    1-Dec-31
9954598      N. MYRTLE BEACH        SC     29582      SFD      7.125     6.500    $2,378.23      360    1-Oct-31
9954599      ARLINGTON              VA     22203      SFD      7.125     6.500    $2,998.05      360    1-Dec-31
9954603      ALPHARETTA             GA     31022      SFD      6.750     6.483    $2,484.14      360    1-Nov-31
9954604      HOUSTON                TX     77030      SFD      6.750     6.483    $2,023.63      360    1-Nov-31
9954605      STERLING               VA     20165      SFD      6.750     6.483    $2,172.81      360    1-Nov-31
9954608      WASHINGTON             DC     20007      SFD      6.250     5.983    $2,216.59      360    1-Dec-31
9954609      WINDHAM                NH     03087      SFD      7.000     6.500    $2,019.20      360    1-Oct-31
9954611      LINCOLN                NE     68516      SFD      6.875     6.500    $2,627.72      360    1-Nov-31
9954614      OAKLAND                CA     94618      SFD      6.875     6.500    $2,351.81      360    1-Nov-31
9954615      BELHAVEN               NC     27810      SFD      6.875     6.500    $2,181.00      360    1-Nov-31
9954616      ISSAQUAH               WA     98027      SFD      6.750     6.483    $2,594.40      360    1-Dec-31
9954618      GLENVIEW               IL     60025      SFD      7.125     6.500    $4,379.18      360    1-Nov-31
9954620      DANVILLE               CA     94526      SFD      7.250     6.500    $2,660.49      360    1-Oct-31
9954622      FAIRFAX STATION        VA     22039      SFD      6.750     6.483    $2,880.43      360    1-Nov-31
9954623      CHEVY CHASE            MD     20815      SFD      7.375     6.500    $3,156.39      360    1-May-31
9954625      WESTON                 MA     02493      SFD      6.750     6.483    $3,839.71      360    1-Dec-31
9954627      REDONDO BEACH          CA     90278      LCO      7.000     6.500    $2,714.44      360    1-Oct-31
9954629      CASTLE ROCK            CO     80104      SFD      6.750     6.483    $2,062.55      360    1-Oct-31
9954630      PLEASANT HILL          CA     94523      PUD      6.875     6.500    $2,627.72      360    1-Nov-31
9954631      PASADENA               CA     91107      SFD      7.375     6.500    $2,590.04      360    1-Nov-31
9954632      HERNDON                VA     20171      PUD      7.000     6.500    $2,166.56      360    1-Nov-31
9954634      BIGFORK                MT     59911      SFD      6.750     6.483    $2,756.54      360    1-Dec-31
9954636      GERMANTOWN             MD     20874      PUD      7.000     6.500    $2,980.56      360    1-Oct-31
9954638      SUDBURY                MA     01776      SFD      7.250     6.500    $2,839.90      360    1-Nov-31
9954639      MASSILLON              OH     44646      SFD      7.125     6.500    $2,349.26      360    1-Oct-31
9954640      GASTONIA               NC     28056      SFD      6.875     6.500    $2,198.08      360    1-Nov-31
9954641      EVANSTON               IL     60201      SFD      7.250     6.500    $2,350.10      360    1-Oct-31
9954643      CAMARILLO              CA     93010      SFD      6.750     6.483    $3,988.88      360    1-Oct-31
9954645      FAIRFAX STATION        VA     22039      SFD      7.250     6.500    $3,066.39      360    1-Nov-31
9954647      LA CANADA FLINTRIDGE   CA     91011      SFD      6.625     6.358    $2,817.37      360    1-Dec-31
9954648      CHESTNUT HILL          MA     02467      SFD      7.125     6.500    $2,849.83      360    1-Nov-31
9954650      CHARLOTTE              NC     28226      SFD      6.500     6.233    $2,331.07      360    1-Nov-31
9954714      STERLING               VA     20165      PUD      7.125     6.500    $2,135.69      360    1-Oct-31
9954724      NORTHVILLE             MI     48167      SFD      6.875     6.500    $2,074.26      360    1-Nov-31
9954728      SAVANNAH               GA     31410      SFD      6.750     6.483    $2,594.39      360    1-Nov-31
9954732      RICHMOND               VA     23220      SFD      7.000     6.500    $4,324.47      360    1-Nov-31
9954737      NEWTON SQUARE          PA     19073      PUD      7.000     6.500    $5,748.21      360    1-Nov-31
9954742      WALDORF                MD     20603      PUD      6.875     6.500    $2,324.22      360    1-Nov-31
9954746      CLARKSTON              MI     48348      LCO      6.750     6.483    $2,270.10      360    1-Nov-31
9954752      SAN DIEGO              CA     92131      SFD      6.750     6.483    $2,918.70      360    1-Nov-31
9954760      CHOCOWINITY            NC     27817      PUD      6.750     6.483    $2,201.99      360    1-Nov-31
9954765      EL GRANADA             CA     94018      SFD      6.875     6.500    $3,100.70      360    1-Nov-31
9954769      SALT LAKE CITY         UT     84121      SFD      7.000     6.500    $2,075.74      360    1-Nov-31
9954771      WEXFORD                PA     15090      SFD      7.125     6.500    $2,748.10      360    1-Oct-31
9954776      IOWA CITY              IA     52246      SFD      7.125     6.500    $2,942.80      360    1-Dec-31
9954784      BIRMINGHAM             AL     35242      SFD      6.875     6.500    $2,305.82      360    1-Oct-31
9954789      BETHESDA               MD     20817      SFD      7.000     6.500    $4,324.47      360    1-Nov-31
9954795      LINCOLN                NE     68516      SFD      6.875     6.500    $2,208.27      360    1-Nov-31
9954799      ARLINGTON              VA     22207      SFD      6.750     6.483    $2,334.96      360    1-Nov-31
9954802      TAYLORSVILLE           NC     28681      SFD      7.125     6.500    $2,189.59      360    1-Oct-31
9954805      BROOKLINE              MA     02445      HCO      7.500     6.500    $3,013.61      360    1-Oct-31
9954907      SCITUATE               MA     02066      SFD      6.625     6.358    $2,881.40      360    1-Nov-31
9954908      SANTA CLARA            CA     95051      SFD      6.750     6.483    $2,801.95      360    1-Oct-31
9954916      PONTE VEDRA BEACH      FL     32082      SFD      6.750     6.483    $2,493.86      360    1-Nov-31
9954923      TUSTIN                 CA     92782      PUD      6.875     6.500    $4,270.04      360    1-Dec-31
9954926      WELLESLEY              MA     02482      SFD      7.125     6.500    $3,530.29      360    1-Nov-31
9954929      ALEXANDRIA             VA     22314      SFD      7.000     6.500    $3,117.94      360    1-Nov-31
9954935      HIGHPOINT              NC     27262      SFD      7.125     6.500    $2,034.63      360    1-Nov-31
9954956      SAMMAMISH              WA     98075      SFD      7.125     6.500    $2,944.15      360    1-Oct-31
9954959      POWAY                  CA     92064      SFD      7.125     6.500    $2,516.34      360    1-Oct-31
9954964      SANDPOINT              ID     83864      SFD      7.250     6.500    $2,592.27      360    1-Nov-31
9954966      OVERLAND PARK          KS     66213      SFD      7.000     6.500    $2,262.03      360    1-Nov-31
9954967      FORT WORTH             TX     76132      PUD      6.875     6.500    $2,910.19      360    1-Oct-31
9954973      WICHITA                KS     67206      SFD      7.000     6.500    $3,007.17      360    1-Nov-31
9954975      LAKE FOREST            CA     92630      PUD      7.000     6.500    $2,461.62      360    1-Oct-31
9954981      ARLINGTON              VA     22201      SFD      6.500     6.233    $2,119.01      360    1-Dec-31
9954990      W BLOOMFIELD           MI     48323      SFD      7.250     6.500    $2,407.75      360    1-Nov-31
9954993      QUEENSTOWN             MD     21658      PUD      6.500     6.233    $3,223.55      360    1-May-31
9955000      KNOXVILLE              TN     37919      SFD      6.625     6.358    $1,984.96      360    1-Nov-31
9955001      ALEXANDRIA             VA     22308      SFD      6.875     6.500    $2,058.82      360    1-Oct-31
9955010      ASHBURN                VA     20148      PUD      6.750     6.483    $2,464.68      360    1-Dec-31
9955013      NORTH ANDOVER          MA     01845      SFD      7.000     6.500    $2,363.16      360    1-Nov-31
9955014      ALLEN                  TX     75013      SFD      7.000     6.500    $2,693.81      360    1-Oct-31
9955021      BETHESDA               MD     20814      SFD      6.375     6.108    $2,696.37      360    1-Dec-31
9955022      SUWANEE                GA     30024      SFD      7.125     6.500    $2,358.02      360    1-Oct-31
9955024      LANCASTER              VA     22503      SFD      7.125     6.500    $2,964.37      360    1-Nov-31
9955032      CHICO                  CA     95973      SFD      6.625     6.358    $2,401.17      360    1-Nov-31
9955033      LONGWOOD               FL     32779      SFD      7.125     6.500    $2,615.38      360    1-Jun-31
9955043      GALENA                 MD     21635      SFD      6.875     6.500    $3,368.74      360    1-Nov-31
9955053      BEND                   OR     97702      SFD      7.000     6.500    $2,122.32      360    1-Nov-31
9955057      MARBLEHEAD             MA     01945      SFD      7.000     6.500    $2,727.74      360    1-Dec-31
9955062      BELLEVUE               WA     98006      SFD      6.750     6.483    $3,210.57      360    1-Nov-31
9955064      SUDBURY                MA     01776      SFD      7.000     6.500    $3,925.29      360    1-Nov-31
9955065      LEXINGTON              SC     29072      SFD      7.125     6.500    $2,779.09      360    1-Nov-31
9955067      DOWNERS GROVE          IL     60515      SFD      7.000     6.500    $2,970.58      360    1-Dec-31
9955073      CHESTERFIELD           MO     63017      SFD      7.000     6.500    $2,993.86      360    1-Dec-31
9955074      RICHMOND               VA     23233      SFD      6.875     6.500    $2,200.71      360    1-Nov-31
9955075      BETHLEHEM              PA     18015      SFD      6.875     6.500    $2,404.36      360    1-Nov-31
9955079      LONG BEACH             CA     90815      SFD      6.875     6.500    $3,731.36      360    1-Nov-31
9955085      SAN JOSE               CA     95117      SFD      6.750     6.483    $2,788.98      360    1-Nov-31
9955090      CHESTER SPRINGS        PA     19425      PUD      6.250     5.983    $2,191.95      360    1-Nov-31
9955093      CHICAGO                IL     60613      SFD      6.875     6.500    $2,693.41      360    1-Nov-31
9955097      SAN DIEGO              CA     92131      SFD      6.750     6.483    $2,594.40      360    1-Nov-31
9955109      PLEASANT HILL          CA     94523      SFD      6.875     6.500    $2,194.15      360    1-Oct-31
9955110      LAKE WORTH             FL     33460      SFD      7.000     6.500    $3,394.37      360    1-Oct-31
9955115      HOUSTON                TX     77030      SFD      6.500     6.233    $2,275.45      360    1-Nov-31
9955116      FT LAUDERDALE          FL     33308      SFD      7.000     6.500    $3,126.93      360    1-Oct-31
9955118      BLYTHEWOOD             SC     29016      SFD      6.875     6.500    $2,036.48      360    1-Dec-31
9955122      MORRISVILLE            NC     27560      SFD      7.000     6.500    $4,131.53      360    1-Oct-31
9955124      PIEDMONT               CA     94611      SFD      6.500     6.233    $2,528.28      360    1-Oct-31
9955127      RICHMOND               VA     23233      PUD      7.000     6.500    $2,288.65      360    1-Jul-31
9955131      DEEPHAVEN              MN     55331      SFD      6.875     6.500    $2,093.97      360    1-Oct-31
9955133      LIBERTY LAKE           WA     99019      SFD      7.125     6.500    $3,772.82      360    1-Nov-31
9955134      RICHMOND               VA     23226      SFD      6.625     6.358    $2,371.40      360    1-Oct-31
9955138      CHESTERFIELD           MO     63017      SFD      7.250     6.500    $2,537.70      360    1-Nov-31
9955141      POOLESVILLE            MD     20837      SFD      6.875     6.500    $2,345.24      360    1-Dec-31
9955144      NEWBURYPORT            MA     01950      SFD      7.000     6.500    $2,256.71      360    1-Nov-31
9955152      NEWTON                 MA     02465      SFD      7.250     6.500    $2,530.87      360    1-Oct-31
9955158      SUWANEE                GA     30024      SFD      6.750     6.483    $2,464.68      360    1-Nov-31
9955159      PALOS VERDES ESTATES   CA     90274      SFD      7.125     6.500    $3,974.94      360    1-Oct-31
9955169      TRABUCO CANYON         CA     92679      SFD      7.250     6.500    $2,155.68      360    1-Nov-31
9955170      ST LOUIS               MO     63119      SFD      6.875     6.500    $2,397.79      360    1-Nov-31
9955174      CLOVERDALE             CA     95425      SFD      7.125     6.500    $2,533.18      360    1-Nov-31
9955178      SPOKANE                WA     99218      SFD      6.875     6.500    $2,194.14      360    1-Nov-31
9955181      WINFIELD               IL     60190      SFD      6.750     6.483    $2,172.81      360    1-Dec-31
9955190      SANTA CLARA            CA     95050      SFD      7.250     6.500    $2,360.34      360    1-Oct-31
9955193      STAMFORD               CT     06902      SFD      6.875     6.500    $2,515.39      360    1-Oct-31
9955201      PALM BEACH             FL     33480      SFD      6.875     6.500    $2,627.72      360    1-Nov-31
9955202      SAN JOSE               CA     95136      SFD      6.750     6.483    $2,626.83      360    1-Dec-31
9955204      MERCER ISLAND          WA     98040      SFD      6.875     6.500    $2,496.33      360    1-Dec-31
9955207      PARKER                 CO     80134      SFD      7.000     6.500    $3,725.70      360    1-May-31
9955215      ARLINGTON              VA     22202      SFD      7.375     6.500    $3,259.99      360    1-Nov-31
9955217      WASHINGTON             DC     20007      SFD      7.000     6.500    $2,494.89      360    1-Oct-31
9955221      ORLANDO                FL     32836      SFD      7.125     6.500    $2,228.32      360    1-Nov-31
9955224      AVON                   OH     44011      SFD      6.500     6.233    $2,518.16      360    1-Dec-31
9955225      BELLEVUE               WA     98006      SFD      6.625     6.358    $3,760.55      360    1-Nov-31
9955226      CHATTANOOGA            TN     37421      SFD      6.875     6.500    $2,196.77      360    1-Nov-31
9955234      WILMINGTON             NC     28409      SFD      6.625     6.358    $2,484.41      360    1-Nov-31
9955241      LONG BEACH             CA     90803      SFD      7.250     6.500    $3,325.61      360    1-Oct-31
9955243      GLENDALE               MO     63122      SFD      7.125     6.500    $2,317.59      360    1-Nov-31
9955245      THOUSAND OAKS          CA     91360      SFD      7.000     6.500    $3,027.13      360    1-Nov-31
9955249      EVANSTON               IL     60201      SFD      6.875     6.500    $2,726.25      360    1-Nov-31
9955252      MORGAN HILL            CA     95037      SFD      6.625     6.358    $3,201.56      360    1-Oct-31
9955256      WESTMONT               IL     60559      SFD      7.250     6.500    $2,646.85      360    1-Oct-31
9955258      THOUSAND OAKS          CA     91360      SFD      7.250     6.500    $2,305.08      360    1-Oct-31
9955263      HUMBLE                 TX     77346      SFD      7.250     6.500    $2,947.01      360    1-Oct-31
9955270      YORKTOWN               VA     23693      SFD      7.000     6.500    $2,494.89      360    1-Nov-31
9955277      TUALATIN               OR     97062      SFD      6.750     6.483    $2,153.35      360    1-Nov-31
9955281      MIAMI                  FL     33129      SFD      7.625     6.500    $2,657.06      360    1-Jul-31
9955282      RIDGEFIELD             WA     98642      SFD      6.875     6.500    $2,350.16      360    1-Nov-31
9955287      WEST CHESTER           PA     19380      SFD      6.875     6.500    $3,081.00      360    1-Dec-31
9955288      HILTON HEAD ISLAND     SC     29926      SFD      6.625     6.358    $3,841.87      360    1-Dec-31
9955291      OAKTON                 VA     22124      SFD      7.375     6.500    $2,538.24      360    1-Oct-31
9955292      SAN DIEGO              CA     92130      LCO      7.250     6.500    $2,292.11      360    1-Nov-31
9955297      GAINESVILLE            GA     30507      SFD      7.125     6.500    $2,428.76      360    1-Nov-31
9955298      CHESAPEAKE             VA     23322      SFD      7.250     6.500    $2,236.86      360    1-Nov-31
9955300      PLEASANTON             CA     94588      SFD      7.250     6.500    $2,489.95      360    1-Oct-31
9955307      HOCKESSIN              DE     19707      SFD      7.000     6.500    $2,926.67      360    1-Nov-31
9955308      STAMFORD               CT     06905      SFD      7.375     6.500    $3,798.72      360    1-Oct-31
9955309      DOVER                  MA     02030      SFD      6.875     6.500    $2,299.26      360    1-Nov-31
9955312      HICKORY                NC     28601      SFD      6.875     6.500    $2,243.42      360    1-Dec-31
9955319      RICHMOND               VA     23235      SFD      7.000     6.500    $2,534.81      360    1-Nov-31
9955323      WAYLAND                MA     01778      SFD      6.500     6.233    $2,149.04      360    1-Nov-31
9955329      SAN RAMON              CA     94583      SFD      7.125     6.500    $2,506.23      360    1-Nov-31
9955337      CASTLE ROCK            CO     80104      SFD      6.875     6.500    $2,889.83      360    1-Dec-31
9955339      SALT LAKE CITY         UT     84108      SFD      7.000     6.500    $2,448.31      360    1-Nov-31
9955350      SHERRILLS FORD         NC     28673      SFD      7.500     6.500    $2,209.52      360    1-Jun-31
9955355      NEWTON                 MA     02459      SFD      7.375     6.500    $2,182.54      360    1-Oct-31
9955358      SALT LAKE CITY         UT     84108      SFD      7.125     6.500    $2,179.48      360    1-Nov-31
9955368      SAN DIEGO              CA     92116      SFD      6.875     6.500    $2,739.39      360    1-Nov-31
9955370      LA MESA                CA     91941      SFD      7.250     6.500    $2,189.79      360    1-Nov-31
9955378      RICHMOND               VA     23226      SFD      6.875     6.500    $2,890.49      360    1-Nov-31
9955382      CARLISLE               MA     01741      SFD      7.250     6.500    $2,428.55      360    1-Oct-31
9955386      SAN DIEGO              CA     92129      SFD      7.250     6.500    $2,444.92      360    1-Oct-31
9955392      CHEVY CHASE            MD     20815      SFD      6.875     6.500    $2,167.87      360    1-Oct-31
9955397      BEN LOMOND             CA     95005      SFD      7.000     6.500    $2,527.48      240    1-Nov-21
9955402      HUNTINGTON             NY     11743      SFD      7.000     6.500    $2,235.42      360    1-Dec-31
9955404      OCEANSIDE              CA     92057      SFD      7.000     6.500    $2,528.15      360    1-Oct-31
9955411      CARLSBAD               CA     92009      SFD      7.375     6.500    $2,244.69      360    1-Nov-31
9955420      SPRINGFIELD            MO     65809      SFD      6.875     6.500    $2,299.25      360    1-Dec-31
9955421      COLUMBIA               SC     29205      SFD      6.750     6.483    $2,043.08      360    1-Nov-31
9955422      CORAL GABLES           FL     33146      SFD      7.250     6.500    $3,475.69      360    1-Oct-31
9955433      DEARBORN               MI     48124      SFD      7.000     6.500    $2,062.44      360    1-Dec-31
9955435      SAN JOSE               CA     95130      SFD      7.500     6.500    $2,468.23      360    1-Aug-31
9955442      TROUTMAN               NC     28166      SFD      7.000     6.500    $2,661.21      360    1-Oct-31
9955448      OMAHA                  NE     68154      SFD      7.000     6.500    $4,124.88      360    1-Nov-31
9955449      SAN FRANCISCO          CA     94103      MF2      6.750     6.483    $3,859.16      360    1-Nov-31
9955459      BAINBRIDGE ISLAND      WA     98110      SFD      6.250     5.983    $2,647.59      360    1-Nov-31
9955461      WOODSIDE               CA     94062      SFD      7.250     6.500    $4,420.51      360    1-Nov-31
9955472      WESTWOOD               MA     02090      SFD      7.250     6.500    $2,851.50      360    1-Nov-31
9955473      BURKE                  VA     22015      SFD      6.500     6.233    $1,906.32      360    1-Nov-31
9955481      LYNN                   MA     01902      SFD      7.250     6.500    $2,079.96      360    1-Dec-31
9955486      GUILFORD               CT     06437      SFD      7.125     6.500    $2,299.07      360    1-Dec-31
9955499      GAINESVILLE            VA     20155      SFD      6.875     6.500    $2,123.20      360    1-Oct-31
9955500      TAMPA                  FL     33611      SFD      6.875     6.500    $2,964.03      348    1-Nov-30
9955501      MIAMI                  FL     33143      SFD      6.875     6.500    $3,481.73      360    1-Oct-31
9955509      RANCHO PALOS VERDES    CA     90275      SFD      7.250     6.500    $3,410.89      360    1-Nov-31
9955510      NORTH ATTLEBORO        MA     02760      SFD      7.000     6.500    $2,528.15      360    1-Oct-31
9955516      MANSFIELD              MA     02048      SFD      7.125     6.500    $2,473.72      240    1-Nov-21
9955520      SUWANEE                GA     30024      PUD      7.250     6.500    $2,363.74      360    1-Feb-31
9955525      FORESTHILL             CA     95631      SFD      7.250     6.500    $2,182.97      360    1-Oct-31
9955530      BELLEVUE               WA     98006      SFD      6.750     6.483    $2,357.66      360    1-Nov-31
9955533      PLEASANTON             CA     94588      SFD      7.375     6.500    $2,375.93      360    1-Dec-31
9955547      CHATTANOOGA            TN     37416      SFD      6.750     6.483    $2,990.04      360    1-Nov-31
9955550      LYME                   CT     06371      SFD      7.125     6.500    $3,954.73      360    1-Nov-31
9955551      JACKSONVILLE           FL     32256      SFD      7.500     6.500    $2,433.27      360    1-Aug-31
9955554      NORTH MIAMI BEACH      FL     33160      SFD      6.875     6.500    $2,890.49      360    1-Nov-31
9955561      WEBSTER GROVES         MO     63119      SFD      7.250     6.500    $3,326.98      360    1-Nov-31
9955568      CANTON                 OH     44708      SFD      7.125     6.500    $3,988.41      360    1-Nov-31
9955575      VONORE                 TN     37885      SFD      7.250     6.500    $2,387.62      360    1-Oct-31
9955576      REDDING                CT     06896      SFD      7.000     6.500    $2,361.83      360    1-Nov-31
9955583      PONTE VEDRA BEACH      FL     32082      SFD      6.750     6.483    $3,668.47      360    1-Nov-31
9955585      GLENVIEW               IL     60025      SFD      7.250     6.500    $2,660.49      360    1-Nov-31
9955586      ENCINITAS              CA     92024      SFD      6.750     6.483    $3,064.63      360    1-Nov-31
9955590      IRVINE                 CA     92604      SFD      7.375     6.500    $2,182.54      360    1-Oct-31
9955599      LA MESA                CA     91941      SFD      6.750     6.483    $2,983.56      360    1-Sep-31
9955604      ALPHARETTA             GA     30004      SFD      7.125     6.500    $4,042.31      360    1-Jun-31
9955605      LEESBURG               VA     20175      SFD      6.875     6.500    $2,344.58      360    1-Oct-31
9955610      FAIRFAX STATION        VA     22039      SFD      6.750     6.483    $2,821.41      360    1-Nov-31
9955612      SAN JOSE               CA     95008      SFD      7.000     6.500    $3,624.57      360    1-Oct-31
9955621      MIAMI                  FL     33133      SFD      6.875     6.500    $4,253.29      360    1-Dec-31
9955622      STONEHAM               MA     02180      SFD      7.125     6.500    $2,398.44      360    1-Dec-31
9955623      SAN DIEGO              CA     92130      SFD      6.750     6.483    $4,215.89      360    1-Nov-31
9955624      CHULA VISTA            CA     91913      SFD      7.125     6.500    $2,411.91      360    1-Jun-31
9955625      EDMOND                 OK     73034      SFD      6.875     6.500    $2,785.38      360    1-Dec-31
9955627      DANBURY                CT     06811      SFD      6.500     6.233    $2,452.43      360    1-Nov-31
9955632      ST LOUIS               MO     63127      SFD      6.875     6.500    $2,364.94      360    1-Dec-31
9955633      MOUNTAIN VIEW          CA     94043      SFD      6.250     5.983    $2,462.87      360    1-Nov-31
9955636      LUTHERVILLE            MD     21093      SFD      6.750     6.483    $4,196.43      360    1-Nov-31
9955638      GLEN ALLEN             VA     23059      SFD      7.000     6.500    $2,408.40      360    1-Oct-31
9955646      JACKSONVILLE           FL     32217      SFD      7.375     6.500    $4,005.92      360    1-May-31
9955647      CHICAGO                IL     60614      SFD      7.000     6.500    $3,326.52      360    1-Nov-31
9955648      BIRMINGHAM             AL     35244      SFD      6.625     6.358    $2,372.03      360    1-Nov-31
9955659      WILMINGTON             DE     19803      SFD      6.250     5.983    $1,921.04      360    1-Nov-31
9955660      TRACY                  CA     95376      SFD      7.000     6.500    $2,042.48      360    1-Oct-31
9955666      LIVERMORE              CA     94550      SFD      6.875     6.500    $2,056.19      360    1-Nov-31
9955677      STRATHAM               NH     03885      SFD      7.250     6.500    $3,294.91      360    1-Dec-31
9955689      GLENVIEW               IL     60025      SFD      7.250     6.500    $4,093.06      360    1-Oct-31
9955694      LOS ANGELES            CA     91307      SFD      7.125     6.500    $2,236.41      360    1-Nov-31
9955695      MISSORRI CITY          TX     77459      SFD      7.000     6.500    $2,148.93      360    1-Oct-31
9955705      MIAMI                  FL     33157      SFD      7.250     6.500    $2,326.22      360    1-Dec-31
9955708      BIRMINGHAM             AL     35226      SFD      7.250     6.500    $2,851.50      360    1-Nov-31
9955713      SIGNAL MOUNTAIN        TN     37377      SFD      6.500     6.233    $2,449.26      360    1-Dec-31
9955720      PHOENIX                MD     21131      SFD      7.000     6.500    $2,528.15      360    1-Nov-31
9955723      WEST NEWBURY           MA     01985      SFD      6.375     6.108    $2,433.10      360    1-Nov-31
9955733      LA MESA                CA     91941      SFD      7.000     6.500    $2,594.68      360    1-Oct-31
9955735      POTOMAC                MD     20854      SFD      6.750     6.483    $2,221.45      360    1-Oct-31
9955741      GOLDEN BEACH           FL     33160      SFD      7.125     6.500    $2,122.21      360    1-Oct-31
9955745      ALTAMONTE SPRINGS      FL     32714      SFD      7.625     6.500    $4,269.41      360    1-Oct-31
9955753      BELMONT                CA     94002      SFD      6.875     6.500    $4,007.27      360    1-Nov-31
9955759      SANTA CLARA            CA     95050      SFD      7.250     6.500    $2,275.06      360    1-Oct-31
9955769      LEESVILLE              SC     29070      SFD      7.250     6.500    $3,247.16      360    1-Oct-31
9955775      CONOVER                NC     28613      SFD      6.875     6.500    $2,627.72      360    1-Nov-31
9955776      ORINDA                 CA     94563      SFD      6.750     6.483    $2,208.48      360    1-Nov-31
9955792      GRAND JUNCTION         CO     81503      SFD      6.625     6.358    $3,217.56      360    1-Dec-31
9955795      MORAGA                 CA     94556      SFD      7.000     6.500    $2,162.23      360    1-Nov-31
9955805      SAN JOSE               CA     95136      SFD      7.125     6.500    $2,420.00      360    1-Nov-31
9955819      BANNER ELK             NC     28604      SFD      6.875     6.500    $3,514.57      360    1-Dec-31
9955823      SAVANNAH               GA     31410      PUD      7.000     6.500    $4,045.04      360    1-Nov-31
9955826      CAVE CREEK             AZ     85331      SFD      7.250     6.500    $4,093.06      360    1-Nov-31
9955839      ROCKVILLE              MD     20850      SFD      6.875     6.500    $2,627.72      360    1-Nov-31
9955845      NEWTON                 MA     02459      SFD      7.000     6.500    $3,153.53      360    1-Dec-31
9955853      MORRISVILLE            NC     27560      SFD      6.500     6.233    $2,040.64      360    1-Nov-31
9955856      FALLBROOK              CA     92028      SFD      7.250     6.500    $2,080.64      360    1-Oct-31
9955863      ANTIOCH                CA     94509      SFD      7.250     6.500    $2,305.76      360    1-Nov-31
9955873      MT PLEASANT            SC     29464      PUD      7.500     6.500    $2,650.02      360    1-Aug-31
9955874      LAKE FOREST            IL     60045      SFD      7.375     6.500    $3,094.23      360    1-Oct-31
9955877      SAN RAMON              CA     94583      SFD      7.250     6.500    $3,465.46      360    1-Oct-31
9955886      ARNOLD                 MD     21012      SFD      6.750     6.483    $2,078.76      360    1-Nov-31
9955890      DURHAM                 NC     27707      SFD      7.000     6.500    $3,013.83      360    1-Oct-31
9955894      TAMPA                  FL     33626      SFD      7.250     6.500    $3,228.43      351    1-Jan-31
9955905      ALEXANDRIA             VA     22315      SFD      6.875     6.500    $1,983.93      360    1-Nov-31
9955908      TULSA                  OK     74137      SFD      7.000     6.500    $2,342.54      360    1-Oct-31
9955909      CHEVY CHASE            MD     20815      SFD      6.875     6.500    $2,332.10      360    1-Oct-31
9955928      SANDY                  UT     84092      SFD      7.000     6.500    $2,405.07      360    1-Oct-31
9955930      GAINESVILLE            VA     20155      SFD      7.250     6.500    $2,728.71      360    1-Nov-31
9955935      GERMANTOWN             MD     20874      SFD      7.250     6.500    $2,732.46      360    1-Oct-31
9955951      BARRINGTON             IL     60010      PUD      7.000     6.500    $1,989.51      348    1-Dec-30
9955957      BETHESDA               MD     20817      SFD      6.875     6.500    $2,617.86      360    1-Nov-31
9955964      SUDBURY                MA     01776      SFD      6.875     6.500    $2,391.23      360    1-Nov-31
9955977      PRESCOTT               AZ     86305      SFD      7.625     6.500    $2,372.52      360    1-Dec-31
9955991      TUCSON                 AZ     85737      SFD      6.750     6.483    $2,832.43      360    1-Dec-31
9955994      SEATTLE                WA     98115      SFD      6.500     6.233    $2,370.26      360    1-Dec-31
9956001      CALLAWASSIE ISLAND     SC     29910      SFD      6.750     6.483    $2,571.05      360    1-Dec-31
9956007      BELLEVUE               WA     98008      SFD      7.500     6.500    $2,740.93      360    1-Dec-31
9956011      ELLICOTT CITY          MD     21043      SFD      6.750     6.483    $2,323.28      360    1-Dec-31
9956012      CENTERVILLE            OH     45459      SFD      6.750     6.483    $2,280.01      300    1-Dec-26
9956024      IRVINE                 CA     92620      SFD      6.500     6.233    $2,295.36      360    1-Dec-31
9956028      HERNDON                VA     20171      PUD      6.500     6.233    $2,389.22      360    1-Dec-31
9956030      FAIRFAX                VA     22030      SFD      7.000     6.500    $2,933.99      360    1-Dec-31
9956035      CHATHAM                NJ     07928      SFD      7.000     6.500    $2,980.56      360    1-Dec-31
9956042      FORTVILLE              IN     46040      PUD      6.625     6.358    $3,636.97      360    1-Dec-31
9956046      SHERBORN               MA     01770      SFD      6.875     6.500    $3,021.88      360    1-Dec-31
9956057      SCOTTSDALE             AZ     85262      SFD      6.875     6.500    $3,021.88      360    1-Dec-31
9956063      TUSTIN RANCH           CA     92782      SFD      6.750     6.483    $2,529.54      360    1-Dec-31
9956066      WASHINGTON             DC     20011      SFD      6.625     6.358    $2,785.35      360    1-Dec-31
9956075      SCOTTSDALE             AZ     85255      PUD      7.000     6.500    $2,868.12      360    1-Dec-31
9956077      CHADDSFORD             PA     19317      SFD      7.625     6.500    $3,029.36      360    1-Dec-31
9956078      FARMINGTON HILLS       MI     48331      SFD      6.750     6.483    $2,163.08      360    1-Dec-31
9956079      OAKTON                 VA     22124      SFD      7.000     6.500    $2,188.18      360    1-Dec-31
9956091      ARLINGTON              VA     22205      SFD      6.875     6.500    $2,062.76      360    1-Dec-31
9956096      WOODBINE               MD     21797      SFD      6.625     6.358    $2,817.37      360    1-Dec-31
9956097      MONTGOMERY             TX     77356      SFD      7.250     6.500    $2,290.07      360    1-Dec-31
9956103      BEVERLY HILLS          CA     90210      SFD      6.625     6.358    $3,430.15      360    1-Dec-31
9956112      HUNTINGTON BEACH       CA     92649      SFD      6.625     6.358    $3,041.48      360    1-Dec-31
9956115      WEST ROXBURY           MA     02132      SFD      7.125     6.500    $2,371.49      360    1-Dec-31
9956116      WASHINGTON             DC     20016      SFD      7.000     6.500    $4,140.26      360    1-Dec-31
9956123      FREEHOLD               NJ     07728      SFD      6.750     6.483    $2,931.67      360    1-Dec-31
9956130      NORCROSS               GA     30071      SFD      6.625     6.358    $2,279.51      360    1-Dec-31
9956132      ARVADA                 CO     80007      PUD      6.750     6.483    $2,174.11      360    1-Dec-31
9956133      MORELAND HILLS         OH     44022      SFD      6.625     6.358    $2,919.82      360    1-Dec-31
9956177      BEVERLY                MA     01915      SFD      6.750     6.483    $3,885.10      360    1-Dec-31
9956182      WASHINGTON             DC     20015      SFD      6.625     6.358    $2,207.16      360    1-Dec-31
9956187      NEEDHAM                MA     02492      SFD      7.000     6.500    $2,694.48      360    1-Dec-31
9956194      POOLESVILLE            MD     20837      SFD      6.625     6.358    $1,987.53      360    1-Nov-31
9956211      LADERA RANCH           CA     92694      SFD      6.500     6.233    $2,212.24      360    1-Dec-31
9956221      CHESTER SPRING         PA     19425      SFD      6.625     6.358    $2,940.31      360    1-Dec-31
9956227      OWING                  MD     21117      SFD      6.625     6.358    $2,081.01      360    1-Dec-31
9956231      GLENVIEW               IL     60025      SFD      6.750     6.483    $2,931.67      360    1-Dec-31
9956233      SAMMAMISH              WA     98074      SFD      6.625     6.358    $3,043.08      360    1-Dec-31
9956238      VIENNA                 VA     22182      SFD      6.875     6.500    $2,933.52      360    1-Dec-31
9956240      WINCHESTER             MA     01890      SFD      7.125     6.500    $1,684.30      360    1-Dec-31
9956242      HAMEL                  MN     55340      SFD      6.875     6.500    $3,783.26      360    1-Dec-31
9956243      ALEXANDRIA             VA     22306      SFD      7.000     6.500    $2,499.88      360    1-Dec-31
9956249      CAVE CREEK             AZ     85331      SFD      7.250     6.500     $528.69       360    1-Dec-31
9956250      GRANT                  MN     55082      SFD      7.000     6.500    $3,559.37      360    1-Dec-31
9956251      STEVENSON RANCH        CA     91381      SFD      6.375     6.108    $2,904.12      360    1-Dec-31
9956253      SAN CLEMENTE           CA     92673      SFD      6.750     6.483    $2,399.82      360    1-Dec-31
9956254      GAINESVILLE            VA     20155      SFD      6.875     6.500    $2,011.52      360    1-Dec-31
9956259      DALLAS                 TX     75219      SFD      6.750     6.483    $2,853.84      360    1-Dec-31
9956265      HIGHLANDS RANCH        CO     80126      SFD      6.625     6.358    $2,170.66      360    1-Dec-31
9956266      LITTLETON              CO     80127      SFD      6.625     6.358    $2,682.91      360    1-Dec-31
9956267      GAITHERSBURG           MD     20879      SFD      6.875     6.500    $2,378.09      360    1-Dec-31
9956275      CARMEL                 IN     46032      SFD      6.750     6.483    $2,117.68      360    1-Dec-31
9956276      TOPANGA                CA     90290      SFD      6.625     6.358    $2,561.25      360    1-Dec-31
9956278      ROCKVILLE              MD     20850      SFD      6.875     6.500    $2,926.62      360    1-Dec-31
9956286      OSWEGO                 IL     60543      SFD      6.875     6.500    $2,627.72      360    1-Dec-31
9956288      SOUTH BARRINGTON       IL     60010      SFD      7.500     6.500    $3,038.79      360    1-Dec-31
9956292      MOUNT AIRY             MD     21771      SFD      7.000     6.500    $2,155.59      360    1-Dec-31
9956300      GAINESVILLE            VA     20155      SFD      7.000     6.500    $1,838.90      360    1-Dec-31
9956303      BOULDER                CO     80301      SFD      6.750     6.483    $3,113.27      360    1-Dec-31
9956332      ASHBURN                VA     20147      PUD      6.625     6.358    $2,657.94      360    1-Dec-31
9956341      FLAGSTAFF              AZ     86001      PUD      6.875     6.500    $3,941.58      360    1-Dec-31
9956350      LEESBURG               VA     20175      SFD      7.000     6.500    $3,677.80      360    1-Dec-31
9956359      INDIANAPOLIS           IN     46250      SFD      6.625     6.358    $3,560.13      360    1-Dec-31
9956618      WASHINGTON             DC     20009      SFD      7.000     6.500    $3,603.34      360    1-Jan-32
9956639      LOWELL                 MI     49331      SFD      6.875     6.500    $2,627.72      360    1-Jan-32
9956654      ATLANTA                GA     30319      SFD      7.125     6.500    $2,391.70      360    1-Jan-32
9956695      DUBLIN                 OH     43017      SFD      6.875     6.500    $3,979.02      360    1-Jan-32
9958839      SILVER SPRING          MD     20910      SFD      7.425     6.500    $2,624.34      360    1-Dec-31
9958857      WASHINGTON             DC     20012      SFD      7.175     6.500    $2,064.47      360    1-Nov-31
9959244      ENCINITAS              CA     92024      LCO      7.250     6.500    $3,144.84      360    1-Oct-31
9960223      EVANSVILLE             IN     47725      SFD      6.875     6.500    $4,516.39      360    1-Dec-31
9960240      RIVERSIDE              CA     92508      SFD      6.375     6.108    $2,813.65      360    1-Dec-31
9960254      MINNETRISTA            MN     55364      SFD      6.875     6.500    $2,364.94      360    1-Dec-31
9960273      SCOTTSDALE             AZ     85255      SFD      7.000     6.500    $4,025.08      360    1-Dec-31
9965215      MILTON                 MA     02186      SFD      7.000     6.500    $2,069.10      360    1-Dec-31
9965665      FAIRFAX                VA     22032      SFD      7.125     6.500    $2,694.87      360    1-Feb-32
9965814      BRENTWOOD              TN     37027      PUD      6.875     6.500    $2,325.53      360    1-Dec-31
9966927      LUTZ                   FL     33558      SFD      7.000     6.500    $5,962.77      360    1-Nov-31
9966954      LONG BEACH             CA     90803      MF2      7.000     6.500    $2,827.54      360    1-Oct-31
9966983      NEW CANAAN             CT     06840      SFD      6.875     6.500    $2,857.65      360    1-Nov-31
9967000      LAGRANGE               GA     30240      SFD      7.125     6.500    $3,274.27      360    1-Nov-31
9967027      MOUNTAIN VIEW          CA     94040      SFD      6.750     6.483    $2,905.72      360    1-Nov-31
9967058      ARLINGTON              VA     22207      SFD      6.750     6.483    $2,594.40      360    1-Nov-31
9967068      BOWIE                  MD     20721      SFD      7.000     6.500    $2,405.74      360    1-Oct-31
9967080      ENCINITAS              CA     92024      SFD      7.625     6.500    $2,794.37      360    1-Oct-31
9967094      MC LEAN                VA     22101      SFD      7.500     6.500    $4,160.33      360    1-Sep-31
9967110      ALISO VIEJO            CA     92656      LCO      7.375     6.500    $2,184.96      360    1-Nov-31
9967124      SAN PEDRO AREA         CA     90732      SFD      7.125     6.500    $2,054.85      360    1-Nov-31
9967138      MARIETTA               GA     30068      SFD      6.875     6.500    $2,043.05      360    1-Nov-31
9967151      EL CAJON               CA     92019      SFD      6.625     6.358    $2,894.21      360    1-Dec-31
9967164      MISSION VIEJO          CA     92692      LCO      7.500     6.500    $2,125.62      360    1-Nov-31
9967200      CLIFTON                VA     20124      SFD      6.750     6.483    $2,750.06      360    1-Dec-31
9967213      SAMMAMISH              WA     98075      SFD      6.750     6.483    $3,502.43      360    1-Dec-31


WFMBS
WFMBS   2002-07 GROUP I LOANS EXHIBIT F-2A
30 YEAR NON RELOCATION LOANS

(continued)

(i)                    (ix)        (x)     (xi)       (xii)        (xiii)     (xv)      (xvi)
-----             --------------  ------ ---------  ----------    --------  -------- --------
                      CUT-OFF
MORTGAGE               DATE                          MORTGAGE                MASTER     FIXED
LOAN                 PRINCIPAL                      INSURANCE     SERVICE    SERVICE  RETAINE
NUMBER                BALANCE      LTV   SUBSIDY       CODE         FEE        FEE      YIELD
--------          --------------  ------ ---------  ----------    --------  -------- --------
4287539            $441,138.96    80.00                            0.250      0.017     0.608
4291707            $461,252.79    80.00                            0.250      0.017     0.858
4293598            $410,543.31    76.49                            0.250      0.017     0.733
4297483            $437,909.15    83.81                            0.250      0.017     0.483
4299284            $400,201.36    90.00                            0.250      0.017     0.733
4300515            $366,538.64    80.00                            0.250      0.017     0.733
4301097            $368,997.03    75.00                            0.250      0.017     0.733
4308577            $335,948.74    89.92                 33         0.250      0.017     0.733
4311381            $357,073.29    80.00                            0.250      0.017     0.858
4312779            $437,329.74    73.33                            0.250      0.017     0.733
4313382            $526,705.56    64.12                            0.250      0.017     0.358
4316140            $398,381.55    66.67                            0.250      0.017     0.358
4316462            $116,496.46    73.13                            0.250      0.017     0.983
4331653            $647,957.33    34.21                            0.250      0.017     0.358
4347794            $970,590.00    65.00                            0.250      0.017     0.733
4347848            $779,304.55    65.00                            0.250      0.017     0.983
4348807            $387,986.01    65.00                            0.250      0.017     0.858
4353317            $597,052.02    70.59                            0.250      0.017     1.108
4369489            $525,452.65    80.00                            0.250      0.017     0.233
4369538            $703,664.84    72.41                            0.250      0.017     0.233
4380215            $535,993.14    58.10                            0.250      0.017     0.000
4380332            $367,394.96    89.62                 01         0.250      0.017     0.233
4394020            $280,288.89    78.80                            0.250      0.017     0.358
4426114            $492,947.42    78.45                            0.500      0.017     0.000
4426403            $406,287.68    66.95                            0.500      0.017     0.233
4426483            $452,895.11    80.00                            0.500      0.017     0.000
4426558            $397,463.16    76.00                            0.500      0.017     0.358
4426591            $398,420.82    30.42                            0.500      0.017     0.233
4426608            $433,196.23    67.97                            0.500      0.017     0.000
4426636            $471,636.15    80.00                            0.500      0.017     0.000
4426660            $318,667.86    79.98                            0.500      0.017     0.358
4426915            $358,613.41    80.00                            0.500      0.017     0.358
4427557            $397,934.60    49.79                            0.250      0.017     0.000
4438936            $335,470.30    64.09                            0.250      0.017     0.233
4439101            $288,840.55    77.24                            0.250      0.017     0.108
4440022            $602,591.94    79.99                            0.250      0.017     0.000
5982322            $159,604.26    83.33                 33         0.250      0.017     0.233
9868984            $521,886.67    67.74                            0.250      0.017     0.000
9868998            $335,148.30    80.00                            0.250      0.017     0.108
9873878            $309,502.72    64.58                            0.250      0.017     0.358
9885700            $349,438.57    79.55                            0.250      0.017     0.358
9889143            $297,986.53    79.73                            0.250      0.017     0.108
9889951            $398,576.60    74.07                            0.250      0.017     0.000
9890028            $353,514.83    70.50                            0.250      0.017     0.233
9890061            $426,495.84    80.00                            0.250      0.017     0.983
9890094            $421,727.84    80.00                            0.250      0.017     1.358
9890119            $726,779.06    32.44                            0.250      0.017     0.858
9891173            $373,728.92    65.33                            0.500      0.017     0.000
9891194            $313,782.83    74.97                            0.500      0.017     0.000
9891269            $406,548.14    57.06                            0.375      0.017     0.000
9891300            $428,542.50    79.63                            0.500      0.017     0.000
9891317            $358,718.96    80.00                            0.375      0.017     0.000
9891414            $398,610.73    36.36                            0.500      0.017     0.000
9891424            $398,610.73    58.22                            0.500      0.017     0.000
9891954            $490,332.33    80.00                            0.500      0.017     0.000
9892140            $390,251.55    80.00                            0.375      0.017     0.000
9897473            $350,736.80    75.00                            0.250      0.017     1.108
9897493            $322,417.33    43.33                            0.250      0.017     0.608
9897513            $373,345.41    74.55                            0.250      0.017     0.858
9897539            $378,743.12    80.00                            0.250      0.017     0.233
9897564            $341,535.77    79.99                            0.250      0.017     0.608
9897650            $388,771.96    66.10                            0.250      0.017     0.483
9897660            $316,163.34    78.52                            0.250      0.017     0.983
9897792            $344,735.39    75.00                            0.250      0.017     0.608
9897812            $475,899.04    79.92                            0.250      0.017     0.858
9897843            $431,793.79    72.50                            0.250      0.017     0.358
9897854            $318,386.07    90.00                            0.250      0.017     1.108
9897879            $377,636.40    80.00                            0.250      0.017     0.608
9897900            $409,604.60    75.00                            0.250      0.017     0.608
9897917            $294,835.75    75.00                            0.250      0.017     0.483
9897935            $373,014.99    74.70                            0.250      0.017     0.733
9897949            $479,833.51    66.12                            0.250      0.017     0.358
9897963            $605,280.57    50.83                            0.250      0.017     0.108
9898005            $596,823.92    57.14                            0.250      0.017     0.733
9898026            $318,356.16    79.99                            0.250      0.017     0.733
9898043            $502,929.21    28.91                            0.250      0.017     0.733
9898096            $313,930.28    75.90                            0.500      0.017     0.000
9898112            $510,347.59    80.00                            0.500      0.017     0.108
9899509            $557,789.16    80.00                            0.250      0.017     0.483
9899736            $345,438.70    79.99                            0.250      0.017     0.608
9899831            $313,958.12    72.41                            0.250      0.017     0.233
9900650            $139,381.54    68.77                            0.250      0.017     0.483
9900956            $356,151.68    83.04                 01         0.250      0.017     0.000
9905297            $523,602.71    70.00                            0.375      0.017     0.000
9905320            $339,072.91    79.07                            0.250      0.017     0.000
9905389            $335,504.67    79.98                            0.375      0.017     0.000
9905407            $413,998.44    75.45                            0.500      0.017     0.108
9905424            $337,694.43    53.05                            0.375      0.017     0.000
9905456            $429,033.61    69.70                            0.375      0.017     0.000
9905475            $480,445.72    78.43                            0.500      0.017     0.233
9905488            $392,718.57    60.62                            0.375      0.017     0.000
9905530            $448,940.48    75.00                            0.500      0.017     0.233
9905579            $380,034.22    77.76                            0.500      0.017     0.000
9905700            $396,331.65    55.56                            0.500      0.017     0.000
9905755            $416,480.59    80.00                            0.375      0.017     0.000
9905776            $590,499.38    80.00                            0.500      0.017     0.000
9905791            $371,655.51    90.00                 01         0.500      0.017     0.000
9905818            $398,935.39    61.07                            0.375      0.017     0.000
9905827            $402,924.76    80.00                            0.375      0.017     0.000
9905834            $623,415.72    56.82                            0.500      0.017     0.000
9905842            $533,576.10    62.94                            0.375      0.017     0.000
9905871            $359,018.35    80.00                            0.250      0.017     0.000
9905892            $437,044.77    80.00                            0.250      0.017     0.000
9905913            $418,882.17    70.59                            0.375      0.017     0.000
9905924            $406,914.11    40.80                            0.375      0.017     0.000
9906290            $624,321.37    75.98                            0.250      0.017     0.233
9906954            $329,163.50    73.33                            0.500      0.017     0.000
9906968            $303,171.06    79.87                            0.250      0.017     0.000
9915766            $391,968.59    79.63                            0.250      0.017     0.733
9920966            $298,445.98    69.44                            0.250      0.017     0.000
9921018            $366,134.95    79.00                            0.250      0.017     0.233
9921708            $313,958.08    90.00                 13         0.250      0.017     0.233
9921724            $333,772.38    79.67                            0.250      0.017     0.233
9921744            $463,860.23    57.83                            0.250      0.017     1.233
9921767            $336,145.77    69.48                            0.250      0.017     0.108
9921786            $462,388.46    80.00                            0.250      0.017     0.000
9921806            $501,385.05    75.85                            0.250      0.017     0.000
9921823            $382,029.15    61.77                            0.250      0.017     0.108
9921854            $329,278.91    62.86                            0.250      0.017     0.858
9921920            $378,680.24    79.83                            0.250      0.017     0.000
9921945            $488,577.36    80.00                            0.250      0.017     0.233
9921966            $390,948.25    74.67                            0.250      0.017     0.108
9921986            $462,001.48    80.00                            0.250      0.017     0.983
9921992            $643,449.66    43.07                            0.250      0.017     0.483
9922006            $299,220.74    80.00                            0.250      0.017     0.000
9922028            $395,455.06    80.00                            0.250      0.017     0.108
9922063            $448,355.03    75.00                            0.250      0.017     0.108
9922212            $301,349.74    79.58                            0.250      0.017     0.000
9922225            $290,212.96    80.00                            0.250      0.017     0.108
9922236            $331,508.95    80.00                            0.250      0.017     0.108
9922311            $460,912.22    57.75                            0.250      0.017     0.483
9922316            $299,007.72    75.00                            0.250      0.017     0.233
9922323            $301,538.36    75.00                            0.250      0.017     0.483
9922333            $630,358.38    80.00                            0.250      0.017     0.000
9922340            $361,458.66    80.00                            0.250      0.017     0.000
9922347            $298,907.34    80.00                            0.250      0.017     0.233
9922882            $383,913.11    82.80                 12         0.550      0.017     0.733
9922896            $362,898.36    82.92                 06         0.450      0.017     0.483
9924179            $445,240.48    80.00                            0.250      0.017     0.000
9924225            $369,038.94    78.72                            0.250      0.017     0.000
9935852            $297,587.56    81.61                 11         0.250      0.017     0.233
9936855            $342,130.53    68.60                            0.250      0.017     0.108
9936864            $351,905.72    79.82                            0.250      0.017     0.108
9936865            $330,119.05    41.90                            0.250      0.017     0.000
9936874            $422,326.74    69.41                            0.250      0.017     0.108
9936882            $455,939.69    50.05                            0.250      0.017     0.000
9936885            $384,622.56    78.69                            0.250      0.017     0.108
9936886            $402,723.34    80.00                            0.250      0.017     0.108
9936887            $571,582.72    57.30                            0.250      0.017     0.233
9936894            $525,165.41    66.65                            0.250      0.017     0.108
9936895            $343,128.00    73.19                            0.250      0.017     0.108
9936958            $548,672.68    57.89                            0.250      0.017     0.358
9936969            $333,914.20    45.60                            0.250      0.017     0.000
9936971            $406,965.79    80.00                            0.250      0.017     0.108
9936973            $331,158.45    80.00                            0.250      0.017     0.108
9936980            $574,503.83    50.09                            0.250      0.017     0.000
9936983            $343,106.45    80.00                            0.250      0.017     0.000
9936989            $997,402.51    58.82                            0.250      0.017     0.000
9936990            $458,745.70    80.00                            0.250      0.017     0.000
9936994            $441,882.74    79.99                            0.250      0.017     0.608
9936999            $593,454.49    78.29                            0.250      0.017     0.000
9937005            $319,168.81    68.09                            0.250      0.017     0.000
9937006            $351,606.48    75.00                            0.250      0.017     0.108
9937008            $356,072.69    54.92                            0.250      0.017     0.000
9937015            $398,961.00    66.67                            0.250      0.017     0.000
9937016            $363,662.82    90.00                 13         0.250      0.017     0.608
9937021            $411,953.11    61.19                            0.250      0.017     0.108
9937026            $338,318.95    79.99                            0.250      0.017     0.000
9937027            $343,084.46    80.00                            0.250      0.017     0.000
9937030            $493,682.57    72.79                            0.250      0.017     0.000
9937038            $314,101.77    70.00                            0.250      0.017     0.108
9937039            $325,246.83    80.00                            0.250      0.017     0.000
9937047            $438,911.69    69.84                            0.250      0.017     0.233
9937053            $454,316.85    78.53                            0.250      0.017     0.000
9937060            $597,981.62    54.55                            0.250      0.017     0.000
9937065            $149,628.99    74.26                            0.250      0.017     0.233
9937066            $149,048.25    90.00                 11         0.250      0.017     0.483
9937074            $366,014.56    69.89                            0.250      0.017     0.358
9937079            $359,041.87    67.92                            0.250      0.017     0.000
9937081            $325,153.21    53.44                            0.250      0.017     0.000
9937093            $498,458.77    62.50                            0.250      0.017     0.358
9937096            $344,167.40    57.02                            0.250      0.017     0.358
9937103            $398,986.06    64.52                            0.250      0.017     0.108
9937117            $393,974.00    64.75                            0.250      0.017     0.000
9937118            $498,636.62    67.57                            0.250      0.017     0.000
9937122            $446,864.40    80.00                            0.250      0.017     0.108
9937133            $398,935.42    61.54                            0.250      0.017     0.000
9937136            $343,062.01    77.83                            0.250      0.017     0.000
9937138            $164,168.02    73.33                            0.250      0.017     0.000
9937149            $495,644.79    54.32                            0.250      0.017     0.000
9937151            $445,282.52    71.44                            0.250      0.017     0.000
9937153            $546,860.29    64.88                            0.250      0.017     0.108
9937160            $424,866.22    15.66                            0.250      0.017     0.000
9937162            $358,920.06    59.99                            0.250      0.017     0.000
9937173            $460,301.25    79.84                            0.250      0.017     0.000
9937189            $307,219.27    70.00                            0.250      0.017     0.108
9937205            $403,948.02    50.63                            0.250      0.017     0.000
9937214            $359,087.47    59.41                            0.250      0.017     0.108
9937228            $429,907.50    78.36                            0.250      0.017     0.108
9937236            $319,168.81    74.42                            0.250      0.017     0.000
9937292            $400,933.69    76.81                            0.250      0.017     0.000
9937304            $385,021.54    46.79                            0.250      0.017     0.108
9937321            $359,087.47    69.23                            0.250      0.017     0.108
9937347            $387,268.26    74.67                            0.250      0.017     0.233
9937374            $335,127.24    80.00                            0.250      0.017     0.000
9937397            $398,986.06    70.18                            0.250      0.017     0.108
9937421            $342,607.77    74.67                            0.250      0.017     0.000
9937432            $897,552.50    64.29                            0.250      0.017     0.358
9937479            $397,963.59    69.39                            0.250      0.017     0.000
9937489            $809,678.11    65.00                            0.250      0.017     0.000
9937505            $313,258.35    69.89                            0.250      0.017     0.483
9937506            $349,112.81    79.91                            0.250      0.017     0.108
9937513            $326,672.83    80.00                            0.250      0.017     0.358
9937525            $498,701.25    80.00                            0.250      0.017     0.000
9937527            $447,627.60    72.44                            0.250      0.017     0.108
9937529            $360,609.33    90.00                 06         0.250      0.017     0.483
9937548            $341,067.46    78.62                            0.250      0.017     0.000
9937550            $398,610.77    70.18                            0.250      0.017     0.000
9937588            $995,646.40    63.49                            0.250      0.017     0.000
9937589            $235,651.17    75.00                            0.250      0.017     0.108
9937610            $413,057.61    79.81                            0.250      0.017     0.000
9937612            $376,983.13    90.00                 06         0.250      0.017     0.000
9937620            $373,949.68    58.58                            0.250      0.017     0.108
9937637            $441,000.12    75.00                            0.250      0.017     0.108
9937638            $318,861.28    68.09                            0.250      0.017     0.000
9937639            $407,884.75    44.95                            0.250      0.017     0.000
9937663            $309,154.71    72.09                            0.250      0.017     0.000
9937684            $351,107.74    80.00                            0.250      0.017     0.108
9937721            $283,862.61    74.87                            0.250      0.017     0.733
9937755            $137,159.90    57.29                            0.250      0.017     0.233
9937788            $587,831.03    67.43                            0.250      0.017     0.483
9937799            $478,783.28    80.00                            0.250      0.017     0.108
9937830            $386,967.33    64.67                            0.250      0.017     0.000
9938642            $143,634.98    78.05                            0.250      0.017     0.108
9938671            $359,087.47    86.75                 11         0.250      0.017     0.108
9938697            $418,882.17    75.00                            0.250      0.017     0.000
9938743            $646,275.35    67.50                            0.250      0.017     0.000
9938762            $534,132.81    80.00                            0.250      0.017     0.483
9938787            $356,087.60    79.33                            0.250      0.017     0.483
9938805            $373,550.70    79.99                            0.250      0.017     0.108
9938818            $627,640.13    76.92                            0.250      0.017     0.000
9938840            $319,168.81    78.05                            0.250      0.017     0.000
9938842            $378,039.30    76.57                            0.250      0.017     0.108
9938846            $303,210.36    80.00                            0.250      0.017     0.000
9938852            $451,851.71    73.66                            0.250      0.017     0.108
9938856            $327,764.04    64.04                            0.250      0.017     0.733
9938865            $348,754.54    67.12                            0.250      0.017     0.000
9938869            $320,186.29    53.95                            0.250      0.017     0.108
9938877            $359,064.88    70.59                            0.250      0.017     0.000
9938884            $408,935.00    79.61                            0.250      0.017     0.000
9938888            $327,127.01    80.00                            0.250      0.017     0.000
9938937            $309,233.22    63.92                            0.250      0.017     0.233
9938948            $319,134.17    80.00                            0.250      0.017     0.483
9938959            $548,605.83    66.67                            0.250      0.017     0.108
9938965            $578,529.80    72.50                            0.250      0.017     0.108
9938970            $377,835.95    72.84                            0.250      0.017     0.358
9938980            $354,576.58    54.69                            0.250      0.017     0.000
9938981            $371,051.47    77.50                            0.250      0.017     0.108
9938990            $383,740.75    79.38                            0.250      0.017     0.000
9938997            $406,666.55    72.80                            0.250      0.017     0.108
9939003            $219,050.18    56.41                            0.250      0.017     0.108
9939013            $351,085.67    80.00                            0.250      0.017     0.000
9939020            $311,169.62    78.79                            0.250      0.017     0.000
9939030            $321,662.30    39.81                            0.250      0.017     0.000
9939038            $628,323.27    70.00                            0.250      0.017     0.000
9939048            $447,860.36    60.00                            0.250      0.017     0.000
9939053            $305,723.06    79.40                            0.250      0.017     0.108
9939057            $398,916.94    80.00                            0.250      0.017     0.000
9939068            $509,490.72    42.58                            0.250      0.017     0.000
9939076            $446,864.40    70.00                            0.250      0.017     0.108
9939085            $498,701.25    75.19                            0.250      0.017     0.000
9939092            $373,527.23    79.51                            0.250      0.017     0.000
9939112            $363,529.87    79.99                            0.250      0.017     0.000
9939114            $584,987.27    77.54                            0.250      0.017     0.000
9939135            $334,108.42    65.05                            0.250      0.017     0.000
9939152            $339,199.48    80.00                            0.250      0.017     0.483
9939164            $317,911.71    54.95                            0.250      0.017     0.233
9939185             $99,770.31    41.32                            0.250      0.017     0.608
9939192            $363,054.50    80.00                            0.250      0.017     0.000
9939261            $433,897.35    65.71                            0.250      0.017     0.108
9939288            $353,232.38    60.03                            0.250      0.017     0.000
9939313            $463,762.40    57.76                            0.250      0.017     0.000
9939337            $648,543.77    68.06                            0.250      0.017     0.733
9939351            $324,135.03    59.63                            0.250      0.017     0.000
9939366            $438,828.95    52.38                            0.250      0.017     0.000
9939388            $322,819.06    69.59                            0.250      0.017     0.358
9942586            $361,080.88    90.00                 13         0.250      0.017     0.358
9942610            $772,088.04    64.58                            0.250      0.017     0.733
9942678            $366,252.02    80.00                            0.250      0.017     0.358
9942707            $355,547.44    70.00                            0.250      0.017     0.000
9942776            $747,579.49    69.77                            0.250      0.017     0.358
9942818            $333,945.16    60.91                            0.250      0.017     0.483
9942855            $348,813.69    58.33                            0.250      0.017     0.108
9942888            $380,730.43    90.00                 13         0.250      0.017     0.233
9942947            $339,653.72    74.95                            0.250      0.017     0.483
9942985            $379,532.48    75.00                            0.250      0.017     0.608
9943024            $392,382.45    75.00                            0.250      0.017     0.000
9943034            $438,508.11    80.00                            0.250      0.017     0.108
9943063            $855,221.28    64.94                            0.250      0.017     0.733
9943076            $348,676.00    52.95                            0.250      0.017     0.000
9943090            $418,357.92    73.04                            0.250      0.017     0.000
9943118            $512,665.34    80.00                            0.250      0.017     0.233
9943158            $319,016.97    70.33                            0.250      0.017     0.608
9943191            $333,745.47    68.23                            0.250      0.017     0.000
9943240            $398,644.20    83.14                 01         0.250      0.017     0.108
9946770            $314,472.76    69.96                            0.250      0.017     0.358
9948772            $334,329.32    79.81                            0.250      0.017     0.000
9948804            $448,831.13    40.91                            0.250      0.017     0.000
9948850            $337,022.32    82.41                 13         0.250      0.017     0.000
9948894            $439,854.50    77.37                            0.250      0.017     0.000
9953131            $402,614.36    61.36                            0.250      0.017     0.000
9953199            $473,696.20    79.15                            0.250      0.017     0.108
9953211            $291,682.16    68.97                            0.250      0.017     0.108
9953217            $324,068.20    77.39                            0.250      0.017     0.108
9953226            $545,472.02    64.73                            0.250      0.017     0.000
9953249            $324,195.56    75.58                            0.250      0.017     0.233
9953250            $558,055.07    53.33                            0.250      0.017     0.000
9953268            $146,772.78    71.80                            0.250      0.017     0.858
9953278            $523,669.20    65.63                            0.250      0.017     0.108
9953289            $365,116.70    69.98                            0.250      0.017     0.358
9953290            $312,244.63    76.34                            0.250      0.017     0.358
9953295            $351,275.73    80.00                            0.250      0.017     0.000
9953329            $318,665.17    67.97                            0.250      0.017     0.108
9953339            $349,045.63    74.47                            0.250      0.017     0.000
9953340            $389,485.66    79.69                            0.250      0.017     0.000
9953348            $393,475.28    63.63                            0.250      0.017     0.000
9953359            $348,093.47    78.43                            0.250      0.017     0.000
9953360            $336,455.72    80.00                            0.250      0.017     0.108
9953372            $307,187.89    80.00                            0.250      0.017     0.233
9953386            $393,001.28    57.52                            0.250      0.017     0.108
9953392            $380,983.32    67.25                            0.250      0.017     0.000
9953413            $376,188.90    56.94                            0.250      0.017     0.000
9953415            $307,717.99    64.27                            0.250      0.017     0.108
9953436            $319,188.82    66.12                            0.250      0.017     0.108
9953448            $380,034.22    71.89                            0.250      0.017     0.108
9953471            $457,179.97    80.00                            0.250      0.017     0.000
9953487            $376,090.18    68.55                            0.250      0.017     0.358
9953503            $511,151.00    53.94                            0.250      0.017     0.108
9953517            $332,729.05    59.45                            0.250      0.017     0.000
9953534            $357,092.52    79.56                            0.250      0.017     0.108
9953553            $325,485.15    76.94                            0.250      0.017     0.108
9953561            $600,510.99    78.18                            0.250      0.017     0.233
9953588            $323,059.94    61.32                            0.250      0.017     0.000
9953594            $361,603.38    71.08                            0.250      0.017     0.233
9953609            $341,133.08    78.26                            0.250      0.017     0.108
9953617            $310,208.94    77.75                            0.250      0.017     0.108
9953620            $306,554.92    79.74                            0.250      0.017     0.000
9953632            $379,026.05    80.00                            0.250      0.017     0.233
9953642            $363,007.45    80.00                            0.250      0.017     0.000
9953644            $357,346.37    79.98                            0.250      0.017     0.000
9953680            $347,117.89    60.52                            0.250      0.017     0.108
9953683            $437,831.61    59.32                            0.250      0.017     0.000
9953698            $469,776.57    75.97                            0.250      0.017     0.000
9953714            $401,454.49    78.46                            0.250      0.017     0.000
9953730            $398,374.52    80.00                            0.250      0.017     0.000
9953740            $470,803.54    47.20                            0.250      0.017     0.108
9953747            $377,889.66    78.76                            0.250      0.017     0.108
9953777            $336,184.33    72.18                            0.250      0.017     0.233
9953788            $470,112.72    77.89                            0.250      0.017     0.358
9953796            $338,956.93    79.07                            0.250      0.017     0.000
9953808            $408,935.00    72.57                            0.250      0.017     0.000
9953817            $386,778.26    80.00                            0.250      0.017     0.483
9953834            $366,090.55    80.00                            0.250      0.017     0.108
9953853            $526,628.51    72.83                            0.250      0.017     0.000
9953859            $326,150.61    44.19                            0.250      0.017     0.000
9953881            $469,430.04    61.93                            0.250      0.017     0.000
9953906            $444,515.79    66.96                            0.250      0.017     0.000
9953951            $498,669.28    30.43                            0.250      0.017     0.000
9953993            $458,775.69    68.35                            0.250      0.017     0.000
9954007            $497,205.12    79.13                            0.250      0.017     0.000
9954112            $462,122.59    80.00                            0.250      0.017     0.358
9954127            $460,887.78    45.69                            0.250      0.017     0.000
9954134            $376,810.00    76.51                            0.250      0.017     0.233
9954139            $485,822.48    75.00                            0.250      0.017     0.108
9954176            $323,652.33    72.22                            0.250      0.017     0.233
9954181            $580,975.18    63.37                            0.250      0.017     0.000
9954192            $492,747.79    51.19                            0.250      0.017     0.108
9954199            $446,142.32    80.00                            0.250      0.017     0.233
9954204            $491,328.99    85.00                 12         0.250      0.017     0.108
9954216            $392,547.98    88.75                            0.250      0.017     0.358
9954223            $422,836.96    79.99                            0.250      0.017     0.000
9954227            $625,421.09    70.00                            0.250      0.017     0.483
9954237            $468,051.09    58.75                            0.250      0.017     0.233
9954256            $338,590.16    80.00                            0.250      0.017     0.233
9954272            $343,661.84    80.00                            0.250      0.017     0.483
9954273            $413,593.35    74.24                            0.250      0.017     0.108
9954283            $582,518.85    68.76                            0.250      0.017     0.108
9954287            $396,617.66    66.89                            0.250      0.017     0.000
9954291            $497,926.69    80.00                            0.250      0.017     0.233
9954298            $308,027.05    75.00                            0.250      0.017     0.483
9954303            $361,196.74    75.00                            0.250      0.017     0.608
9954304            $338,875.42    50.00                            0.250      0.017     0.233
9954309            $500,668.08    75.00                            0.250      0.017     0.000
9954316            $547,736.56    45.83                            0.250      0.017     0.233
9954320            $348,225.87    49.93                            0.250      0.017     0.000
9954325            $410,569.10    80.00                            0.250      0.017     0.000
9954327            $342,775.86    80.00                            0.250      0.017     0.000
9954332            $315,237.39    80.00                            0.250      0.017     0.358
9954336            $354,486.59    79.00                            0.250      0.017     0.983
9954341            $505,147.77    80.00                            0.250      0.017     0.358
9954355            $350,835.75    56.32                            0.250      0.017     0.233
9954362            $342,641.90    76.44                            0.250      0.017     0.483
9954368            $460,507.95    75.74                            0.250      0.017     0.358
9954373            $322,523.07    68.13                            0.250      0.017     0.108
9954382            $443,454.44    60.96                            0.250      0.017     0.000
9954383            $447,754.25    70.87                            0.250      0.017     0.233
9954400            $309,945.86    72.66                            0.250      0.017     0.108
9954411            $309,233.22    68.43                            0.250      0.017     0.233
9954416            $307,215.32    74.76                            0.250      0.017     0.108
9954422            $357,841.38    78.90                            0.250      0.017     0.358
9954432            $368,783.90    74.75                            0.250      0.017     0.358
9954440            $322,407.48    61.67                            0.250      0.017     0.233
9954470            $645,209.19    65.00                            0.250      0.017     0.358
9954477            $449,471.33    72.16                            0.250      0.017     0.108
9954490            $458,402.34    69.70                            0.250      0.017     0.000
9954496            $332,369.60    79.40                            0.250      0.017     0.108
9954500            $427,306.33    71.50                            0.250      0.017     0.483
9954511            $647,902.23    74.29                            0.250      0.017     0.358
9954588            $388,304.22    73.53                            0.250      0.017     0.000
9954589            $498,386.31    70.42                            0.250      0.017     0.358
9954590            $470,161.38    74.30                            0.250      0.017     0.000
9954592            $343,360.61    79.68                            0.250      0.017     0.483
9954593            $528,645.64    72.16                            0.250      0.017     0.233
9954596            $328,881.46    75.00                            0.250      0.017     0.108
9954597            $421,953.73    56.78                            0.250      0.017     0.233
9954598            $351,077.34    64.18                            0.250      0.017     0.358
9954599            $443,825.47    69.53                            0.250      0.017     0.358
9954603            $381,669.77    70.93                            0.250      0.017     0.000
9954604            $310,916.38    80.00                            0.250      0.017     0.000
9954605            $333,229.71    61.47                            0.250      0.017     0.000
9954608            $358,969.88    80.00                            0.250      0.017     0.000
9954609            $301,476.52    76.64                            0.250      0.017     0.233
9954611            $398,644.20    59.22                            0.250      0.017     0.108
9954614            $353,389.49    51.14                            0.250      0.017     0.108
9954615            $330,874.71    69.89                            0.250      0.017     0.108
9954616            $398,716.40    67.80                            0.250      0.017     0.000
9954618            $647,902.19    79.06                            0.250      0.017     0.358
9954620            $388,460.30    78.00                            0.250      0.017     0.483
9954622            $442,557.57    75.91                            0.250      0.017     0.000
9954623            $453,424.80    71.97                            0.250      0.017     0.608
9954625            $590,462.25    80.00                            0.250      0.017     0.000
9954627            $405,496.44    80.00                            0.250      0.017     0.233
9954629            $316,615.51    70.67                            0.250      0.017     0.000
9954630            $398,644.20    74.07                            0.250      0.017     0.108
9954631            $373,848.02    70.75                            0.250      0.017     0.608
9954632            $324,572.88    61.44                            0.250      0.017     0.233
9954634            $423,896.08    47.22                            0.250      0.017     0.000
9954636            $446,142.32    79.29                            0.250      0.017     0.233
9954638            $414,989.16    69.15                            0.250      0.017     0.483
9954639            $346,934.90    61.50                            0.250      0.017     0.358
9954640            $333,465.90    79.67                            0.250      0.017     0.108
9954641            $342,731.90    68.22                            0.250      0.017     0.483
9954643            $612,322.53    49.44                            0.250      0.017     0.000
9954645            $448,084.60    78.17                            0.250      0.017     0.483
9954647            $438,828.95    80.00                            0.250      0.017     0.000
9954648            $421,634.82    63.61                            0.250      0.017     0.358
9954650            $367,002.91    80.00                            0.250      0.017     0.000
9954714            $315,717.35    72.87                            0.250      0.017     0.358
9954724            $314,679.74    63.46                            0.250      0.017     0.108
9954728            $397,427.64    72.73                            0.250      0.017     0.000
9954732            $647,850.07    53.28                            0.250      0.017     0.233
9954737            $861,142.27    57.60                            0.250      0.017     0.233
9954742            $352,600.78    77.76                            0.250      0.017     0.108
9954746            $348,784.39    55.73                            0.250      0.017     0.000
9954752            $447,779.69    74.06                            0.250      0.017     0.000
9954760            $338,320.89    76.12                            0.250      0.017     0.000
9954765            $470,400.19    80.00                            0.250      0.017     0.108
9954769            $310,968.06    80.00                            0.250      0.017     0.233
9954771            $406,249.55    79.98                            0.250      0.017     0.358
9954776            $435,745.87    69.99                            0.250      0.017     0.358
9954784            $349,508.60    79.95                            0.250      0.017     0.108
9954789            $647,850.07    73.45                            0.250      0.017     0.233
9954795            $335,010.61    86.19                 06         0.250      0.017     0.108
9954799            $358,749.66    79.12                            0.250      0.017     0.000
9954802            $323,513.37    59.09                            0.250      0.017     0.358
9954805            $429,380.59    68.96                            0.250      0.017     0.733
9954907            $448,398.69    70.31                            0.250      0.017     0.000
9954908            $430,119.21    75.13                            0.250      0.017     0.000
9954916            $383,164.59    54.93                            0.250      0.017     0.000
9954923            $648,352.35    67.25                            0.250      0.017     0.108
9954926            $522,308.85    80.00                            0.250      0.017     0.358
9954929            $467,099.91    77.46                            0.250      0.017     0.233
9954935            $301,025.35    60.40                            0.250      0.017     0.358
9954956            $435,231.82    79.89                            0.250      0.017     0.358
9954959            $371,988.74    69.17                            0.250      0.017     0.358
9954964            $378,803.46    80.00                            0.250      0.017     0.483
9954966            $338,875.42    73.12                            0.250      0.017     0.233
9954967            $441,117.71    79.68                            0.250      0.017     0.108
9954973            $450,504.97    74.10                            0.250      0.017     0.233
9954975            $368,465.75    71.84                            0.250      0.017     0.233
9954981            $334,335.86    52.38                            0.250      0.017     0.000
9954990            $351,838.61    78.43                            0.250      0.017     0.483
9954993            $504,040.85    61.45                            0.250      0.017     0.000
9955000            $308,846.20    69.66                            0.250      0.017     0.000
9955001            $312,068.33    79.99                            0.250      0.017     0.108
9955010            $379,012.93    76.31                            0.250      0.017     0.000
9955013            $354,025.12    75.57                            0.250      0.017     0.233
9955014            $403,221.05    78.62                            0.250      0.017     0.233
9955021            $430,992.69    53.36                            0.250      0.017     0.000
9955022            $348,583.81    63.64                            0.250      0.017     0.358
9955024            $438,579.94    80.00                            0.250      0.017     0.358
9955032            $372,359.52    72.82                            0.250      0.017     0.000
9955033            $385,338.72    77.18                            0.250      0.017     0.358
9955043            $511,061.85    80.00                            0.250      0.017     0.108
9955053            $317,944.86    76.87                            0.250      0.017     0.233
9955057            $408,985.89    69.49                            0.250      0.017     0.233
9955062            $493,280.79    70.71                            0.250      0.017     0.000
9955064            $588,048.52    62.11                            0.250      0.017     0.233
9955065            $411,168.72    75.00                            0.250      0.017     0.358
9955067            $445,008.26    80.00                            0.250      0.017     0.233
9955073            $448,886.95    72.58                            0.250      0.017     0.233
9955074            $333,864.54    74.44                            0.250      0.017     0.108
9955075            $363,773.24    74.69                            0.250      0.017     0.108
9955079            $566,074.76    80.00                            0.250      0.017     0.108
9955085            $428,506.54    79.63                            0.250      0.017     0.000
9955090            $354,638.28    79.11                            0.250      0.017     0.000
9955093            $408,610.31    65.60                            0.250      0.017     0.108
9955097            $398,610.73    72.73                            0.250      0.017     0.000
9955109            $332,571.54    80.00                            0.250      0.017     0.108
9955110            $508,084.45    43.42                            0.250      0.017     0.233
9955115            $357,214.27    80.00                            0.250      0.017     0.000
9955116            $468,051.09    61.04                            0.250      0.017     0.233
9955118            $309,214.20    67.39                            0.250      0.017     0.108
9955122            $613,215.75    47.77                            0.250      0.017     0.233
9955124            $397,868.98    61.07                            0.250      0.017     0.000
9955127            $341,683.45    80.00                            0.250      0.017     0.233
9955131            $317,395.57    75.00                            0.250      0.017     0.108
9955133            $558,192.71    80.00                            0.250      0.017     0.358
9955134            $368,698.06    74.97                            0.250      0.017     0.000
9955138            $370,828.64    80.00                            0.250      0.017     0.483
9955141            $355,744.85    76.45                            0.250      0.017     0.108
9955144            $338,078.05    70.37                            0.250      0.017     0.233
9955152            $369,200.10    67.45                            0.250      0.017     0.483
9955158            $378,680.20    72.38                            0.250      0.017     0.000
9955159            $587,003.95    45.38                            0.250      0.017     0.358
9955169            $315,004.98    80.00                            0.250      0.017     0.483
9955170            $363,762.85    79.13                            0.250      0.017     0.108
9955174            $374,786.52    80.00                            0.250      0.017     0.358
9955178            $332,867.92    76.78                            0.250      0.017     0.108
9955181            $334,129.82    75.28                            0.250      0.017     0.000
9955190            $344,209.92    47.40                            0.250      0.017     0.483
9955193            $381,071.90    74.35                            0.250      0.017     0.108
9955201            $398,644.20    25.81                            0.250      0.017     0.108
9955202            $403,947.99    72.06                            0.250      0.017     0.000
9955204            $378,904.18    64.41                            0.250      0.017     0.108
9955207            $551,599.19    62.22                            0.250      0.017     0.233
9955215            $470,550.07    80.00                            0.250      0.017     0.608
9955217            $373,445.01    50.00                            0.250      0.017     0.233
9955221            $329,682.58    79.99                            0.250      0.017     0.358
9955224            $397,313.66    80.00                            0.250      0.017     0.000
9955225            $585,210.12    71.19                            0.250      0.017     0.000
9955226            $333,266.56    80.00                            0.250      0.017     0.108
9955234            $386,619.30    80.00                            0.250      0.017     0.000
9955241            $485,575.40    75.00                            0.250      0.017     0.483
9955243            $342,889.80    80.00                            0.250      0.017     0.358
9955245            $453,495.04    56.88                            0.250      0.017     0.233
9955249            $413,593.39    79.96                            0.250      0.017     0.108
9955252            $497,769.79    65.70                            0.250      0.017     0.000
9955256            $386,468.20    73.90                            0.250      0.017     0.483
9955258            $336,364.16    76.80                            0.250      0.017     0.483
9955263            $430,143.52    80.00                            0.250      0.017     0.483
9955270            $373,759.64    69.70                            0.250      0.017     0.233
9955277            $330,738.64    40.24                            0.250      0.017     0.000
9955281            $373,177.39    76.99                            0.250      0.017     0.858
9955282            $356,417.88    75.00                            0.250      0.017     0.108
9955287            $467,811.15    73.86                            0.250      0.017     0.108
9955288            $597,999.79    60.00                            0.250      0.017     0.000
9955291            $366,084.48    79.55                            0.250      0.017     0.608
9955292            $334,942.02    67.88                            0.250      0.017     0.483
9955297            $359,336.53    79.93                            0.250      0.017     0.358
9955298            $326,867.50    80.00                            0.250      0.017     0.483
9955300            $363,558.05    66.36                            0.250      0.017     0.483
9955307            $438,444.98    79.98                            0.250      0.017     0.233
9955308            $543,230.50    73.33                            0.250      0.017     0.608
9955309            $348,813.65    36.46                            0.250      0.017     0.108
9955312            $340,634.33    50.97                            0.250      0.017     0.108
9955319            $379,739.79    73.98                            0.250      0.017     0.233
9955323            $337,555.31    80.00                            0.250      0.017     0.000
9955329            $370,799.44    80.00                            0.250      0.017     0.358
9955337            $438,734.36    80.00                            0.250      0.017     0.108
9955339            $366,782.84    80.00                            0.250      0.017     0.233
9955350            $313,835.78    80.00                            0.250      0.017     0.733
9955355            $313,758.03    80.00                            0.250      0.017     0.608
9955358            $322,455.96    71.89                            0.250      0.017     0.358
9955368            $415,586.61    69.50                            0.250      0.017     0.108
9955370            $319,989.23    71.97                            0.250      0.017     0.483
9955378            $437,598.27    65.19                            0.250      0.017     0.108
9955382            $354,594.54    80.00                            0.250      0.017     0.483
9955386            $356,883.24    79.64                            0.250      0.017     0.483
9955392            $328,597.81    61.11                            0.250      0.017     0.108
9955397            $323,474.76    69.36                            0.250      0.017     0.233
9955402            $335,168.91    80.00                            0.250      0.017     0.233
9955404            $378,418.66    80.00                            0.250      0.017     0.233
9955411            $324,001.68    79.75                            0.250      0.017     0.608
9955420            $349,112.81    70.00                            0.250      0.017     0.108
9955421            $313,358.39    75.90                            0.250      0.017     0.000
9955422            $507,488.54    75.82                            0.250      0.017     0.483
9955433            $309,233.22    51.24                            0.250      0.017     0.233
9955435            $351,131.40    55.59                            0.250      0.017     0.733
9955442            $398,341.38    80.00                            0.250      0.017     0.233
9955448            $617,949.29    64.25                            0.250      0.017     0.233
9955449            $592,933.51    65.17                            0.250      0.017     0.000
9955459            $428,355.17    78.32                            0.250      0.017     0.000
9955461            $645,959.56    47.65                            0.250      0.017     0.483
9955472            $416,683.80    66.88                            0.250      0.017     0.483
9955473            $300,500.50    80.00                            0.250      0.017     0.000
9955481            $303,371.41    71.41                            0.250      0.017     0.483
9955486            $340,426.43    75.00                            0.250      0.017     0.358
9955499            $321,826.69    76.05                            0.250      0.017     0.108
9955500            $444,862.17    76.32                            0.250      0.017     0.108
9955501            $527,747.99    62.21                            0.250      0.017     0.108
9955509            $498,273.75    64.94                            0.250      0.017     0.483
9955510            $378,424.30    78.77                            0.250      0.017     0.233
9955516            $313,588.74    58.52                            0.250      0.017     0.358
9955520            $342,731.05    73.72                            0.250      0.017     0.483
9955525            $318,736.65    80.00                            0.250      0.017     0.483
9955530            $362,237.52    43.80                            0.250      0.017     0.000
9955533            $343,161.59    80.00                            0.250      0.017     0.608
9955547            $459,398.90    76.20                            0.250      0.017     0.000
9955550            $584,405.16    58.99                            0.250      0.017     0.358
9955551            $346,157.86    80.00                            0.250      0.017     0.733
9955554            $438,508.62    65.19                            0.250      0.017     0.108
9955561            $486,164.31    69.72                            0.250      0.017     0.483
9955568            $590,089.43    80.00                            0.250      0.017     0.358
9955575            $348,618.20    79.55                            0.250      0.017     0.483
9955576            $353,422.28    71.29                            0.250      0.017     0.233
9955583            $563,635.63    80.00                            0.250      0.017     0.000
9955585            $388,771.96    74.14                            0.250      0.017     0.483
9955586            $468,949.90    70.00                            0.250      0.017     0.000
9955590            $314,782.85    80.00                            0.250      0.017     0.608
9955599            $457,203.00    70.77                            0.250      0.017     0.000
9955604            $595,577.72    58.25                            0.250      0.017     0.358
9955605            $355,383.52    76.75                            0.250      0.017     0.108
9955610            $433,489.18    73.73                            0.250      0.017     0.000
9955612            $541,990.89    80.00                            0.250      0.017     0.233
9955621            $645,808.81    69.99                            0.250      0.017     0.108
9955622            $355,140.85    76.56                            0.250      0.017     0.358
9955623            $647,742.48    74.97                            0.250      0.017     0.000
9955624            $355,361.35    73.81                            0.250      0.017     0.358
9955625            $422,925.23    80.00                            0.250      0.017     0.108
9955627            $386,585.52    80.00                            0.250      0.017     0.000
9955632            $359,087.47    80.00                            0.250      0.017     0.108
9955633            $397,734.74    69.57                            0.250      0.017     0.000
9955636            $644,049.51    73.52                            0.250      0.017     0.000
9955638            $360,089.51    78.70                            0.250      0.017     0.233
9955646            $575,462.54    80.00                            0.250      0.017     0.608
9955647            $497,920.82    67.11                            0.250      0.017     0.233
9955648            $369,131.78    70.56                            0.250      0.017     0.000
9955659            $310,806.56    72.06                            0.250      0.017     0.000
9955660            $305,493.54    76.75                            0.250      0.017     0.233
9955666            $311,939.08    68.04                            0.250      0.017     0.108
9955677            $481,862.81    60.38                            0.250      0.017     0.483
9955689            $597,631.26    72.46                            0.250      0.017     0.483
9955694            $330,878.68    79.99                            0.250      0.017     0.358
9955695            $321,660.65    79.92                            0.250      0.017     0.233
9955705            $340,197.13    87.52                 33         0.250      0.017     0.483
9955708            $416,683.80    78.87                            0.250      0.017     0.483
9955713            $386,443.39    73.11                            0.250      0.017     0.000
9955720            $378,006.97    80.00                            0.250      0.017     0.233
9955723            $387,785.55    60.00                            0.250      0.017     0.000
9955733            $388,382.85    70.91                            0.250      0.017     0.233
9955735            $339,386.25    75.27                            0.250      0.017     0.000
9955741            $313,725.47    49.61                            0.250      0.017     0.358
9955745            $600,989.20    80.00                            0.250      0.017     0.858
9955753            $607,807.78    80.00                            0.250      0.017     0.108
9955759            $327,297.54    73.30                            0.250      0.017     0.483
9955769            $474,120.79    80.00                            0.250      0.017     0.483
9955775            $397,668.17    85.84                 01         0.250      0.017     0.108
9955776            $339,317.40    49.35                            0.250      0.017     0.000
9955792            $501,162.62    75.00                            0.250      0.017     0.000
9955795            $323,925.05    43.92                            0.250      0.017     0.233
9955805            $358,040.72    80.00                            0.250      0.017     0.358
9955819            $533,643.86    62.94                            0.250      0.017     0.108
9955823            $605,989.00    77.45                            0.250      0.017     0.233
9955826            $598,110.73    80.00                            0.250      0.017     0.483
9955839            $398,644.20    54.42                            0.250      0.017     0.108
9955845            $472,827.59    73.49                            0.250      0.017     0.233
9955853            $321,673.00    57.65                            0.250      0.017     0.000
9955856            $301,873.31    75.50                            0.250      0.017     0.483
9955863            $336,935.70    80.00                            0.250      0.017     0.483
9955873            $376,857.96    56.99                            0.250      0.017     0.733
9955874            $446,274.44    80.00                            0.250      0.017     0.608
9955877            $505,989.82    80.00                            0.250      0.017     0.483
9955886            $314,617.31    66.08                            0.250      0.017     0.000
9955890            $451,121.56    69.16                            0.250      0.017     0.233
9955894            $467,877.54    80.04                            0.250      0.017     0.483
9955905            $299,610.83    62.92                            0.250      0.017     0.108
9955908            $350,639.95    74.99                            0.250      0.017     0.233
9955909            $353,491.59    79.95                            0.250      0.017     0.108
9955928            $360,001.00    66.33                            0.250      0.017     0.233
9955930            $398,740.47    77.01                            0.250      0.017     0.483
9955935            $395,445.76    66.76                            0.250      0.017     0.483
9955951            $294,843.83    68.36                            0.250      0.017     0.233
9955957            $397,149.30    60.93                            0.250      0.017     0.108
9955964            $362,741.12    69.20                            0.250      0.017     0.108
9955977            $334,161.89    80.00                            0.250      0.017     0.858
9955991            $435,565.67    58.23                            0.250      0.017     0.000
9955994            $373,977.45    48.39                            0.250      0.017     0.000
9956001            $395,370.33    72.07                            0.250      0.017     0.000
9956007            $391,121.74    80.00                            0.250      0.017     0.733
9956011            $357,269.58    79.60                            0.250      0.017     0.000
9956012            $328,721.56    63.95                            0.250      0.017     0.000
9956024            $362,159.76    79.99                            0.250      0.017     0.000
9956028            $376,969.28    67.50                            0.250      0.017     0.000
9956030            $439,909.19    75.00                            0.250      0.017     0.233
9956035            $446,891.88    80.00                            0.250      0.017     0.233
9956042            $565,477.13    58.86                            0.250      0.017     0.000
9956046            $458,833.96    69.70                            0.250      0.017     0.108
9956057            $458,833.96    61.33                            0.250      0.017     0.108
9956063            $388,986.95    49.74                            0.250      0.017     0.000
9956066            $433,842.26    73.11                            0.250      0.017     0.000
9956075            $430,033.70    63.87                            0.250      0.017     0.233
9956077            $427,064.75    80.00                            0.250      0.017     0.858
9956078            $332,633.72    77.56                            0.250      0.017     0.000
9956079            $327,448.58    59.80                            0.250      0.017     0.233
9956091            $313,204.06    67.82                            0.250      0.017     0.108
9956096            $438,828.95    74.20                            0.250      0.017     0.000
9956097            $334,909.60    80.00                            0.250      0.017     0.483
9956103            $534,274.24    52.01                            0.250      0.017     0.000
9956112            $473,735.80    76.92                            0.250      0.017     0.000
9956115            $351,150.51    60.17                            0.250      0.017     0.358
9956116            $620,772.73    56.57                            0.250      0.017     0.233
9956123            $450,825.91    80.00                            0.250      0.017     0.000
9956130            $355,052.51    80.00                            0.250      0.017     0.000
9956132            $334,329.29    80.00                            0.250      0.017     0.000
9956133            $454,786.37    60.80                            0.250      0.017     0.000
9956177            $597,444.10    57.05                            0.250      0.017     0.000
9956182            $343,782.56    77.11                            0.250      0.017     0.000
9956187            $403,998.24    55.86                            0.250      0.017     0.233
9956194            $309,295.44    80.00                            0.250      0.017     0.000
9956211            $349,045.63    58.14                            0.250      0.017     0.000
9956221            $457,977.85    78.23                            0.250      0.017     0.000
9956227            $324,135.03    76.52                            0.250      0.017     0.000
9956231            $450,597.98    73.50                            0.250      0.017     0.000
9956233            $473,985.13    80.00                            0.250      0.017     0.000
9956238            $445,418.06    79.46                            0.250      0.017     0.108
9956240            $249,396.66    40.78                            0.250      0.017     0.358
9956242            $574,440.18    76.68                            0.250      0.017     0.108
9956243            $374,694.13    79.78                            0.250      0.017     0.233
9956249             $77,317.52    52.54                            0.250      0.017     0.483
9956250            $533,676.70    79.26                            0.250      0.017     0.233
9956251            $464,199.67    79.99                            0.250      0.017     0.000
9956253            $369,038.91    64.69                            0.250      0.017     0.000
9956254            $305,423.82    78.92                            0.250      0.017     0.108
9956259            $438,857.08    84.62                 33         0.250      0.017     0.000
9956265            $338,097.74    79.95                            0.250      0.017     0.000
9956266            $417,884.83    51.10                            0.250      0.017     0.000
9956267            $361,082.37    74.64                            0.250      0.017     0.108
9956275            $325,651.89    68.02                            0.250      0.017     0.000
9956276            $398,935.39    72.73                            0.250      0.017     0.000
9956278            $444,370.72    80.00                            0.250      0.017     0.108
9956286            $398,661.85    72.73                            0.250      0.017     0.108
9956288            $433,387.26    78.90                            0.250      0.017     0.733
9956292            $323,198.57    88.04                 06         0.250      0.017     0.233
9956300            $275,623.31    79.20                            0.250      0.017     0.233
9956303            $478,544.32    80.00                            0.250      0.017     0.000
9956332            $413,995.20    80.00                            0.250      0.017     0.000
9956341            $598,479.08    42.86                            0.250      0.017     0.108
9956350            $551,432.65    78.97                            0.250      0.017     0.233
9956359            $554,520.21    80.00                            0.250      0.017     0.000
9956618            $540,719.51    69.08                            0.250      0.017     0.233
9956639            $399,325.97    80.00                            0.250      0.017     0.108
9956654            $354,430.54    77.17                            0.250      0.017     0.358
9956695            $604,679.36    63.76                            0.250      0.017     0.108
9958839            $377,240.16    95.00                 06         0.800      0.017     0.108
9958857            $303,924.90    87.14                 06         0.550      0.017     0.108
9959244            $458,860.79    57.63                            0.250      0.017     0.483
9960223            $685,757.29    63.95                            0.250      0.017     0.108
9960240            $449,740.20    72.16                            0.250      0.017     0.000
9960254            $359,087.47    80.00                            0.250      0.017     0.108
9960273            $603,503.56    67.22                            0.250      0.017     0.233
9965215            $310,230.73    60.98                            0.250      0.017     0.233
9965665            $399,680.13    80.00                            0.250      0.017     0.358
9965814            $352,412.15    70.80                            0.250      0.017     0.108
9966927            $893,285.60    75.00                            0.250      0.017     0.233
9966954            $423,237.69    62.50                            0.250      0.017     0.233
9966983            $432,511.15    75.00                            0.250      0.017     0.108
9967000            $483,633.25    90.00                 33         0.250      0.017     0.358
9967027            $446,444.05    54.63                            0.250      0.017     0.000
9967058            $398,610.73    80.00                            0.250      0.017     0.000
9967068            $360,100.58    80.00                            0.250      0.017     0.233
9967080            $393,353.00    69.26                            0.250      0.017     0.858
9967094            $592,308.78    62.63                            0.250      0.017     0.733
9967110            $315,378.18    95.00                 01         0.250      0.017     0.608
9967124            $304,015.63    83.56                 01         0.250      0.017     0.358
9967138            $309,945.86    79.95                            0.250      0.017     0.108
9967151            $450,797.00    80.00                            0.250      0.017     0.000
9967164            $303,089.61    95.00                 11         0.250      0.017     0.733
9967200            $422,898.65    80.00                            0.250      0.017     0.000
9967213            $538,597.34    80.00                            0.250      0.017     0.000

                 $324,022,994.77


COUNT:                       790
WAC:                 6.946871808
WAM:                 355.2048532
WALTV:               70.81732054





WFMBS
WFMBS   2002-07 GROUP I LOANS EXHIBIT F-2A
30 YEAR NON RELOCATION LOANS

(continued)

(i)          (xvii)                            (xviii)
--------     ------------------------          -------------------------

MORTGAGE                                       NMI
LOAN                                           LOAN
NUMBER       SERVICER                          SELLER
--------     ------------------------          -------------------------
4287539      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
4291707      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
4293598      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4297483      HSBC MORTGAGE CORP (USA)          HSBC MORTGAGE CORP (USA)
4299284      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
4300515      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
4301097      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
4308577      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
4311381      COUNTRYWIDE FUNDING CORP.         COUNTRYWIDE FUNDING CORP.
4312779      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
4313382      HSBC MORTGAGE CORP (USA)          HSBC MORTGAGE CORP (USA)
4316140      HSBC MORTGAGE CORP (USA)          HSBC MORTGAGE CORP (USA)
4316462      CUNA MUTUAL MORTGAGE CORP         CUNA MUTUAL MORTGAGE CORP
4331653      HSBC MORTGAGE CORP (USA)          HSBC MORTGAGE CORP (USA)
4347794      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
4347848      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
4348807      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
4353317      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
4369489      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
4369538      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
4380215      BANK OF OKLAHOMA, N.A.            BANK OF OKLAHOMA, N.A.
4380332      HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
4394020      HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
4426114      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
4426403      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
4426483      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
4426558      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
4426591      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
4426608      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
4426636      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
4426660      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
4426915      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
4427557      HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
4438936      HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
4439101      HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
4440022      FIRSTAR                           FIRSTAR
5982322      CUNA MUTUAL MORTGAGE CORP         CUNA MUTUAL MORTGAGE CORP
9868984      HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
9868998      HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
9873878      COLONIAL SAVINGS & LOAN           COLONIAL SAVINGS & LOAN
9885700      HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
9889143      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9889951      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9890028      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9890061      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9890094      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9890119      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9891173      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9891194      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9891269      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9891300      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9891317      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9891414      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9891424      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9891954      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9892140      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9897473      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9897493      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9897513      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9897539      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9897564      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9897650      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9897660      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9897792      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9897812      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9897843      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9897854      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9897879      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9897900      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9897917      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9897935      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9897949      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9897963      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9898005      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9898026      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9898043      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9898096      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9898112      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9899509      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9899736      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9899831      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9900650      COLONIAL SAVINGS & LOAN           COLONIAL SAVINGS & LOAN
9900956      HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
9905297      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9905320      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9905389      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9905407      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9905424      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9905456      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9905475      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9905488      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9905530      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9905579      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9905700      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9905755      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9905776      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9905791      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9905818      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9905827      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9905834      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9905842      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9905871      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9905892      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9905913      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9905924      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9906290      HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
9906954      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9906968      FIRST NATIONWIDE MORTGAG          FIRST NATIONWIDE MORTGAG
9915766      HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
9920966      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9921018      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9921708      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9921724      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9921744      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9921767      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9921786      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9921806      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9921823      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9921854      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9921920      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9921945      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9921966      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9921986      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9921992      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9922006      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9922028      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9922063      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9922212      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9922225      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9922236      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9922311      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9922316      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9922323      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9922333      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9922340      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9922347      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
9922882      CHEVY CHASE SAVINGS BANK          CHEVY CHASE SAVINGS BANK
9922896      CHEVY CHASE SAVINGS BANK          CHEVY CHASE SAVINGS BANK
9924179      NAVY FEDERAL CREDIT UNION         NAVY FEDERAL CREDIT UNION
9924225      NAVY FEDERAL CREDIT UNION         NAVY FEDERAL CREDIT UNION
9935852      HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
9936855      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9936864      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9936865      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9936874      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9936882      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9936885      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9936886      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9936887      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9936894      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9936895      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9936958      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9936969      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9936971      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9936973      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9936980      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9936983      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9936989      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9936990      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9936994      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9936999      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937005      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937006      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937008      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937015      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937016      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937021      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937026      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937027      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937030      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937038      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937039      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937047      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937053      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937060      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937065      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937066      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937074      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937079      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937081      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937093      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937096      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937103      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937117      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937118      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937122      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937133      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937136      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937138      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937149      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937151      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937153      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937160      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937162      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937173      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937189      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937205      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937214      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937228      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937236      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937292      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937304      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937321      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937347      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937374      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937397      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937421      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937432      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9937479      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937489      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9937505      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9937506      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937513      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9937525      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937527      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9937529      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9937548      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937550      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9937588      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9937589      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937610      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9937612      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9937620      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937637      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9937638      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9937639      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937663      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937684      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937721      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937755      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937788      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937799      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9937830      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938642      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938671      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938697      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938743      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938762      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938787      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938805      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938818      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938840      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938842      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938846      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938852      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938856      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938865      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938869      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938877      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938884      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938888      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938937      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938948      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938959      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938965      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938970      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938980      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938981      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938990      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9938997      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939003      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939013      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939020      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939030      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939038      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939048      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939053      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939057      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939068      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939076      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939085      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939092      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939112      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939114      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939135      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939152      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939164      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939185      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939192      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939261      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939288      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939313      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939337      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939351      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939366      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9939388      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9942586      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9942610      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9942678      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9942707      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9942776      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9942818      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9942855      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9942888      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9942947      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9942985      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9943024      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9943034      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9943063      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9943076      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9943090      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9943118      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9943158      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9943191      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9943240      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9946770      HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
9948772      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9948804      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9948850      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9948894      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953131      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953199      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953211      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953217      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953226      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953249      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953250      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953268      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953278      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953289      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953290      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953295      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953329      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953339      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953340      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953348      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953359      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953360      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953372      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953386      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953392      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953413      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953415      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953436      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953448      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953471      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953487      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953503      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953517      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953534      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953553      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953561      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953588      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953594      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953609      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953617      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953620      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953632      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953642      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953644      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953680      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953683      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953698      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953714      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953730      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953740      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953747      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953777      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953788      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953796      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953808      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953817      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953834      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953853      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953859      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953881      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953906      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953951      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9953993      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9954007      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9954112      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954127      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954134      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954139      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954176      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954181      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954192      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954199      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954204      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954216      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954223      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954227      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954237      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954256      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954272      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954273      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954283      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954287      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954291      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954298      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954303      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954304      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954309      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954316      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954320      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954325      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954327      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954332      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954336      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954341      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954355      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954362      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954368      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954373      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954382      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954383      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954400      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954411      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954416      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954422      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954432      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954440      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954470      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954477      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954490      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954496      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954500      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954511      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954588      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954589      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954590      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954592      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954593      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954596      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954597      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954598      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954599      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954603      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954604      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954605      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954608      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954609      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954611      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954614      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954615      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954616      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954618      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954620      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954622      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954623      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954625      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954627      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954629      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954630      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954631      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954632      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954634      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954636      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954638      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954639      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954640      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954641      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954643      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954645      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954647      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954648      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954650      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954714      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954724      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954728      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954732      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954737      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954742      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954746      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954752      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954760      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954765      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954769      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954771      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954776      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954784      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954789      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954795      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954799      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954802      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954805      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954907      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954908      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954916      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954923      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954926      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954929      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954935      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954956      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954959      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954964      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954966      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954967      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954973      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954975      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954981      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954990      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9954993      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955000      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955001      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955010      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955013      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955014      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955021      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955022      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955024      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955032      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955033      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955043      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955053      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955057      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955062      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955064      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955065      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955067      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955073      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955074      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955075      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955079      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955085      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955090      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955093      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955097      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955109      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955110      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955115      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955116      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955118      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955122      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955124      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955127      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955131      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955133      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955134      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955138      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955141      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955144      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955152      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955158      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955159      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955169      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955170      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955174      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955178      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955181      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955190      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955193      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955201      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955202      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955204      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955207      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955215      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955217      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955221      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955224      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955225      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955226      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955234      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955241      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955243      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955245      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955249      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955252      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955256      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955258      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955263      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955270      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955277      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955281      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955282      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955287      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955288      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955291      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955292      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955297      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955298      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955300      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955307      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955308      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955309      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955312      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955319      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955323      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955329      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955337      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955339      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955350      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955355      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955358      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955368      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955370      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955378      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955382      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955386      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955392      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955397      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955402      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955404      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955411      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955420      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955421      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955422      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955433      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955435      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955442      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955448      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955449      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955459      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955461      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955472      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955473      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955481      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955486      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955499      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955500      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955501      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955509      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955510      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955516      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955520      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955525      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955530      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955533      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955547      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955550      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955551      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955554      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955561      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955568      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955575      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955576      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955583      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955585      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955586      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955590      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955599      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955604      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955605      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955610      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955612      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955621      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955622      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955623      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955624      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955625      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955627      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955632      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955633      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955636      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955638      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955646      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955647      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955648      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955659      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955660      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955666      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955677      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955689      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955694      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955695      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955705      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955708      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955713      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955720      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955723      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955733      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955735      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955741      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955745      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955753      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955759      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955769      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955775      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955776      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955792      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955795      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955805      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955819      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955823      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955826      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955839      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955845      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955853      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955856      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955863      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955873      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955874      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955877      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955886      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955890      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955894      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955905      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955908      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955909      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955928      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955930      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955935      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955951      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9955957      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9955964      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9955977      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9955991      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9955994      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956001      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956007      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956011      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956012      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956024      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956028      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956030      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956035      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956042      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956046      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956057      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956063      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956066      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956075      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956077      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956078      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956079      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956091      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956096      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956097      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956103      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956112      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956115      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956116      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956123      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956130      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956132      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956133      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956177      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956182      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956187      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956194      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956211      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956221      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956227      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956231      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956233      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956238      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956240      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956242      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956243      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956249      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956250      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956251      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956253      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956254      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956259      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956265      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956266      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956267      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956275      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956276      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956278      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956286      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956288      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956292      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956300      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956303      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956332      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956341      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956350      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956359      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956618      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956639      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956654      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9956695      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9958839      CHEVY CHASE SAVINGS BANK          CHEVY CHASE SAVINGS BANK
9958857      CHEVY CHASE SAVINGS BANK          CHEVY CHASE SAVINGS BANK
9959244      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9960223      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9960240      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9960254      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9960273      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9965215      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
9965665      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9965814      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9966927      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9966954      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9966983      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9967000      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9967027      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9967058      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9967068      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9967080      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9967094      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9967110      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9967124      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9967138      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9967151      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9967164      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9967200      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.
9967213      SUNTRUST MORTGAGE, INC.           SUNTRUST MORTGAGE, INC.

COUNT:                                     790
WAC:                               6.946871808
WAM:                               355.2048532
WALTV:                             70.81732054

                                  EXHIBIT F-2B

             [Schedule of Other Servicer Mortgage Loans in Group II]

WFMBS
WFMBS   2002-07 GROUP II LOANS EXHIBIT F-2B
30 YEAR RELOCATION LOANS


(i)           (ii)                              (iii)      (iv)           (v)          (vi)        (vii)       (viii)
--------      -----------   --------  -------  --------  ----------    --------     ----------    --------   ----------
                                                                          NET
MORTGAGE                                                 MORTGAGE      MORTGAGE       CURRENT     ORIGINAL    SCHEDULED
LOAN                                    ZIP    PROPERTY  INTEREST      INTEREST       MONTHLY     TERM TO     MATURITY
NUMBER        CITY            STATE     CODE    TYPE       RATE          RATE         PAYMENT     MATURITY      DATE
--------      -----------   --------  -------  --------  ----------    --------     ----------    --------   ----------
4380196       AMBLER            PA     19002     SFD       6.625         6.000      $2,401.17       360       1-Dec-31
9913493       WHEATON           IL     60188     SFD       6.250         5.983      $2,204.27       360       1-Jan-32




WFMBS
WFMBS   2002-07 GROUP II LOANS EXHIBIT F-2B
30 YEAR RELOCATION LOANS


(continued)

(i)           (ix)       (x)       (xi)        (xii)        (xiii)       (xv)       (xvi)
--------  ------------  ------  ---------    ----------    --------   ----------- -----------
            CUT-OFF
MORTGAGE      DATE                            MORTGAGE                  MASTER      FIXED
LOAN       PRINCIPAL                         INSURANCE      SERVICE     SERVICE    RETAINED
NUMBER      BALANCE      LTV     SUBSIDY        CODE          FEE         FEE       YIELD
--------  ------------  ------  ---------    ----------    --------   ----------- -----------
4380196   $373,398.62   72.69                                0.250       0.017      0.358
9913493   $357,229.94   87.75                    06          0.250       0.017      0.000

          $730,628.56



COUNT:                     2
WAC:             6.441649342
WAM:             357.4889351
WALTV:           80.05336244



WFMBS
WFMBS   2002-07 GROUP II LOANS EXHIBIT F-2B
30 YEAR RELOCATION LOANS

(continued)

(i)            (xvii)                   (xviii)
-------        -----------              -----------

MORTGAGE                                NMI
LOAN                                    LOAN
NUMBER         SERVICER                 SELLER
-------        -----------              -----------
4380196        FIRSTAR                  FIRSTAR
9913493        FIRSTAR                  FIRSTAR



COUNT:                         2
WAC:                 6.441649342
WAM:                 357.4889351
WALTV:               80.05336244

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)


Loan Information
----------------

      Name of Mortgagor:                  ____________________________________

      Servicer

      Loan No.:                           ____________________________________


Custodian/Trustee
-----------------

      Name:                               ____________________________________

      Address:                            ____________________________________

                                          ____________________________________

      Custodian/Trustee
      Mortgage File No.:                  ____________________________________


Seller
------

      Name:                               ____________________________________

      Address:                            ____________________________________

                                          ____________________________________

      Certificates:                        Mortgage Pass-Through Certificates,
                                           Series 2002-7

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 2002-7, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of March 28, 2002 (the "Pooling and Servicing Agreement") among the Trustee, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

( ) Promissory Note dated ______________, 20__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )   Mortgage recorded on _____________________ as instrument no. _____________
      in the County Recorder's Office of the County of _______________________, State of _______________________ in book/reel/docket _____________________
      of official records at page/image ____________.

( )   Deed of Trust recorded on ____________________ as instrument no. _________
      _______ in the County Recorder's Office of the County of ________________, State of _________________ in book/reel/docket ______________________ of official records at page/image ____________.

( )   Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
      ______________________________ as instrument no. ______________ in the
      County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

      ( )   _____________________________________________

      ( )   _____________________________________________

      ( )   _____________________________________________

      ( )   _____________________________________________

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

      (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

      (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

      (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

      (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                       WELLS FARGO BANK MINNESOTA,
                                         NATIONAL ASSOCIATION



                                       By:____________________________________
                                          Name:
                                          Title:

Date: ________________, 20__

                                    EXHIBIT H

                                                   AFFIDAVIT PURSUANT TO SECTION
                                                   860E(e)(4) OF THE INTERNAL
                                                   REVENUE CODE OF 1986, AS
                                                   AMENDED, AND FOR NON-ERISA
                                                   INVESTORS



STATE OF                )
                        )  ss.:
COUNTY OF               )


             [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2.  That the Purchaser's Taxpayer Identification Number is [      ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-7, Class [I-A-R][I-A-LR] Certificate (the "Class [I-A-R][I-A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [I-A-R][I-A-LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [I-A-R][I-A-LR] Certificate in excess of cash flows generated by the Class [I-A-R][I-A-LR] Certificate.

            6. That the Purchaser will not transfer the Class [I-A-R][I-A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [I-A-R][I-A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [I-A-R][I-A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [I-A-R][I-A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class I-A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 8.14 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 20__.

                                        [NAME OF PURCHASER]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of __________, 20__.




Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 20__.

                                    EXHIBIT I

          [Letter from Transferor of Class [I-A-R][I-A-LR] Certificate]




                                     [Date]




First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

       Re:   Wells Fargo Asset Securities Corporation,
             Series 2002-7, Class [I-A-R][I-A-LR]
             -----------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                Very truly yours,
                                                [Transferor]



                                                ----------------------

                                    EXHIBIT J

                    WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-7
      CLASS [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] CERTIFICATES

                               TRANSFEREE'S LETTER


                                                      _________________ __, ____


First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-7, Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates (the "Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of March 28, 2002 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-7.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            (c) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates and can afford a complete loss of such investment.]

            [(d) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (e) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated _______________, relating to the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class[I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates other than in connection with a subsequent sale of Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates.

            (f) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided
(a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            (g) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates.

            (a) The Purchaser understands that the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]

                                       By:____________________________________



                                       Its:___________________________________

                                    EXHIBIT K

                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                            WFHM Servicing Agreement

                   SunTrust Mortgage, Inc. Servicing Agreement

                 National City Mortgage Co. Servicing Agreement

            First Nationwide Mortgage Corporation Servicing Agreement

                    HomeSide Lending Inc. Servicing Agreement

                   Hibernia National Bank Servicing Agreement

               HSBC Mortgage Corporation (USA) Servicing Agreement

                  Chevy Chase Bank, F.S.B. Servicing Agreement

                  Navy Federal Credit Union Servicing Agreement

                     Firstar Bank, N.A. Servicing Agreement

                   Bank of Oklahoma, N.A. Servicing Agreement

                   Colonial Savings, F.A. Servicing Agreement

                Countrywide Home Loans, Inc. Servicing Agreement

              CUNA Mutual Mortgage Corporation Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT
                 -----------------------------------------------

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Wells Fargo Bank Minnesota, National Association (the "Company" and "Wells Fargo Bank") and (the "Purchaser").


                              PRELIMINARY STATEMENT

            ________________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-7, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of March 28, 2002 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

            ________________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01      Defined Terms

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund established and maintained pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") or at least F-1 by Fitch, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or Moody's, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by Moody's or F-1 by Fitch or (z) the depository institution or trust company is one that is acceptable to either Moody's or Fitch and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.02   Definitions Incorporated by Reference

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01      Reports and Notices

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

            (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

            (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02      Purchaser's Election to Delay Foreclosure
                              Proceedings

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.03      Purchaser's Election to Commence Foreclosure
                              Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 2.04      Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.


                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01      Collateral Fund

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-7." Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02      Collateral Fund Permitted Investments

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03      Grant of Security Interest

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04      Collateral Shortfalls

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01      Amendment

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02      Counterparts

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03      Governing Law

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04      Notices

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

                  Wells Fargo Bank Minnesota, National Association 7485 New Horizon Way
                  Frederick, MD 21703
                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:        301-815-6365

            (b)   in the case of the Purchaser,

                  _________________________________________________
                  _________________________________________________
                  _________________________________________________
                  Attention: ______________________________________

            Section 4.05      Severability of Provisions

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06      Successors and Assigns

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07      Article and Section Headings

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08      Confidentiality

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09      Indemnification

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       Wells Fargo Bank Minnesota, National
                                         Association

                                       By:____________________________________
                                          Name:
                                          Title:



                                          ____________________________________



                                       By:____________________________________
                                          Name:
                                          Title:

                                   SCHEDULE I

                    Wells Fargo Asset Securities Corporation,
                Mortgage Pass-Through Certificates, Series 2002-7
                 Applicable Unscheduled Principal Receipt Period

                                        Full Unscheduled     Partial Unscheduled
Servicer                               Principal Receipts     Principal Receipts
--------                               ------------------     ------------------

WFHM (Exhibits F-1A and F-1B)              Prior Month           Prior Month
SunTrust Mortgage, Inc.                     Mid-Month            Prior Month
National City Mortgage Co.                  Mid-Month            Prior Month
First Nationwide Mortgage Corporation       Mid-Month            Prior Month
HomeSide Lending, Inc.                      Mid-Month            Prior Month
Hibernia National Bank                      Mid-Month            Prior Month
HSBC Mortgage Corporation (USA)             Mid-Month            Prior Month
Chevy Chase Bank, F.S.B.                    Mid-Month            Prior Month
Navy Federal Credit Union                   Mid-Month            Prior Month
Firstar Bank, NA                            Mid-Month            Prior Month
Bank of Oklahoma, N.A.                      Mid-Month            Prior Month
Colonial Savings, F.A.                      Mid-Month            Prior Month
Countrywide Home Loans, Inc.               Prior Month           Prior Month
CUNA Mutual Mortgage Corporation            Mid-Month            Prior Month